Exhibit 4.17

SEVENTH AMENDED AND RESTATED
REVOLVING TERM CREDIT AGREEMENT

CELESTICA INC. AND THE SUBSIDIARIES SPECIFIED AS
DESIGNATED SUBSIDIARIES HEREIN,
as Borrowers

- and -

CANADIAN IMPERIAL BANK OF COMMERCE,
as Co-Lead Arranger, Sole Bookrunner and Administrative Agent

- and -

RBC CAPITAL MARKETS,
as Co-Lead Arranger and Co-Syndication Agent

- and -

MERRILL LYNCH PIERCE FENNER & SMITH INCORPORATED,
as Co-Syndication Agent

- and -

THE FINANCIAL INSTITUTIONS NAMED IN SCHEDULE A,
as Lenders

U.S.$300,000,000
REVOLVING TERM CREDIT FACILITY

Made as of October 28, 2014

i

(continued)

(continued)

(continued)

SEVENTH AMENDED AND RESTATED
REVOLVING TERM CREDIT AGREEMENT

MADE as of October 28, 2014.

B E T W E E N:

CELESTICA INC.,
a corporation incorporated under the laws of the Province of Ontario,

- and -

THE SUBSIDIARIES OF CELESTICA INC. SPECIFIED HEREIN AS DESIGNATED SUBSIDIARIES,

- and -

CANADIAN IMPERIAL BANK OF COMMERCE,
as Co-Lead Arranger, Sole Bookrunner and Administrative Agent,

- and -

RBC CAPITAL MARKETS,
as Co-Lead Arranger and Co-Syndication Agent,

- and -

MERRILL LYNCH PIERCE FENNER & SMITH INCORPORATED,
as Co-Syndication Agent,

- and -

THE FINANCIAL INSTITUTIONS NAMED IN SCHEDULE A,
as Lenders.

WHEREAS Celestica Inc., the Subsidiaries of Celestica Inc. designated therein as Designated Subsidiaries, Canadian Imperial Bank of Commerce, as Co-Lead Arranger, Sole Bookrunner and Administrative Agent, RBC Capital Markets, as Co-Lead Arranger and Co-Syndication Agent, Merrill Lynch Pierce Fenner & Smith Incorporated, as Co-Syndication Agent and the financial institutions named therein as the Lenders are parties to a Sixth Amended and Restated Revolving Term Credit Agreement dated as of January 14, 2011 (as amended by an Amendment to the Sixth Amended and Restated Revolving Term Credit Agreement dated as of February 28, 2011) (the “Existing Credit Agreement”) which amended and restated a Fifth Amended and Restated Revolving Term Credit Agreement dated as of April 7, 2009 between Celestica, Inc., the Subsidiaries of Celestica Inc. designated therein as Designated Subsidiaries, CIBC World Markets, as Co-Lead Arranger and Bookrunner, RBC Capital Markets, as Co-Lead Arranger and Co-Syndication Agent, and Canadian Imperial Bank of Commerce, as Administrative Agent,

Banc of America Securities LLC, as Co-Syndication Agent and the financial institutions named therein as the Lenders, which amended and restated a Fourth Amended and Restated Revolving Term Credit Agreement dated as of April 12, 2007 between Celestica Inc., the Subsidiaries of Celestica Inc. designated therein as Designated Subsidiaries, CIBC World Markets, as Joint-Lead Arranger, RBC Capital Markets, as Joint-Lead Arranger and Co-Syndication Agent, Canadian, Imperial Bank of Commerce, as Administrative Agent, Bank of America Securities LLC, as Co-Syndication Agent and the financial institutions named therein as Lenders, which amended and restated a Third Amended and Restated Revolving Term Credit Agreement dated as of June 4, 2004 between Celestica Inc., the Subsidiaries of Celestica Inc. designated therein as Designated Subsidiaries, Canadian Imperial Bank of Commerce, as the Administrative Agent, CIBC World Markets, as Joint-Lead Arranger, RBC Capital Markets, as Joint-Lead Arranger and Co-Syndication Agent, Banc of America Securities LLC, as Co-Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, and the financial institutions named therein as Lenders, which amended and restated a Second Amended and Restated Revolving Term Credit Agreement dated as of December 17, 2002 (as amended by the First Amendment to Second Amended and Restated Revolving Term Credit Agreement dated as of October 31, 2003 and by the Second Amendment to Second Amended and Restated Revolving Term Credit Agreement dated as of March 30, 2004) between Celestica Inc., the Subsidiaries of Celestica Inc. designated therein as Designated Subsidiaries, The Bank of Nova Scotia, as the Administrative Agent, CIBC World Markets, as Joint-Lead Arranger and Syndication Agent, RBC Capital Markets and Banc of America Securities LLC, as Joint-Lead Arrangers and Co-Documentation Agents, and the financial institutions named therein as Lenders, which amended and restated an Amended and Restated Revolving Term Credit Agreement dated as of June 8, 2001 among Celestica Inc., the Subsidiaries of Celestica Inc. designated therein as Designated Subsidiaries, The Bank of Nova Scotia, as the Administrative Agent, the Canadian Facility Agent, the U.S. Facility Agent and the U.K. Facility Agent and the financial institutions named therein as Lenders, which amended and restated a Credit Agreement dated as of April 22, 1999 among Celestica Inc., the Subsidiaries of Celestica Inc. designated therein as Designated Subsidiaries, The Bank of Nova Scotia as the Administrative Agent, the Canadian Facility Agent, the U.S. Facility Agent and the U.K. Facility Agent and the financial institutions named therein as Lenders;

AND WHEREAS the parties hereto wish to amend and restate the Existing Credit Agreement on the terms set forth herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises, the covenants herein contained and other valuable consideration, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1                               Definitions

In this Agreement:

“Acceptance Note” means a non-interest bearing promissory note of a Borrower substantially in the form of Schedule L delivered to a Lender in the circumstances set out in Section 4.7(a);

“Acquired Indebtedness” means Indebtedness of any Person (i) which is outstanding at the time that such Person becomes a Restricted Subsidiary or is amalgamated with, or merged with or into, a Borrower or a Restricted Subsidiary, or (ii) which is outstanding at the time that assets of a Person are acquired by a Borrower or a Restricted Subsidiary and the obligation for repayment of which is assumed by such Borrower or Restricted Subsidiary in connection with the acquisition of such assets;

“Additional Commitment” has the meaning specified in Section 2.25(a);

“Additional Compensation” has the meaning specified in Section 5.2;

“Additional Jurisdictions” means each jurisdiction other than Canada and the United States of America identified on Schedule A in which the Other Jurisdiction Lenders listed as Lenders in such jurisdiction may make Advances;

“Additional Lender” has the meaning specified in Section 2.25(a);

“Administrative Agent” means CIBC, when acting in its capacity as administrative agent hereunder, and any Successor Agent appointed pursuant to Section 11.10;

“Advance” means a Prime Rate Advance, a Bankers’ Acceptance Advance, a LIBOR Advance, a Base Rate Advance or a Base Rate Canada Advance made by the Lenders or a Lender, as applicable, or the issuance of a Letter of Credit and “Advances” means all of them;

“Affected Lender” has the meaning specified in Section 5.4(b);

“Affiliate” means an affiliated body corporate and, for the purposes of this Agreement, (i) one body corporate is affiliated with another body corporate if one such body corporate is the Subsidiary of the other or both are Subsidiaries of the same body corporate or each of them is controlled by the same Person and (ii) if two bodies corporate are affiliated with the same body corporate at the same time, they are deemed to be affiliated with each other; for greater certainty for the purposes of this definition, “body corporate” shall include a Canadian chartered bank;

“Agents” means the Administrative Agent and the Co-Syndication Agents and “Agent” shall mean any one of them;

“Agreement” means this agreement and all Schedules attached hereto as the same may be amended, restated, replaced or superseded from time to time;

“Applicable Law” means, with respect to any Person, property, transaction or event, all applicable laws, statutes, rules, regulations, codes, treaties, conventions, judgments, orders, awards or determinations of courts, arbitrators or mediators, and decrees in any applicable jurisdiction which are binding on such Person, property, transaction or event;

“Applicable Margin” has the meaning specified in Schedule C;

“Approved Credit Rating Agency” means any one of Standard & Poor’s, Moody’s and any other similar agency agreed to by Celestica and the Administrative Agent;

“Arm’s Length” has the meaning ascribed thereto under the Income Tax Act (Canada) in effect as of the date hereof;

“Assenting Lender” has the meaning specified in Section 5.4(b);

“Available Swing Line Commitment” means the monetary amount which is the commitment of the Swing Line Lender as may be increased or decreased from time to time pursuant to Section 2.22(j);

“Bankers’ Acceptance” means a draft or other bill of exchange in Canadian Dollars including, without limitation, a depository bill subject to the Depository Bills and Notes Act (Canada), drawn by Celestica or a Canadian Designated Subsidiary and accepted by a Canadian Lender in accordance with Article 4;

“Bankers’ Acceptance Advance” means the advance of funds to Celestica or a Canadian Designated Subsidiary by way of creation and issuance of Bankers’ Acceptances or by way of the issuance of an Acceptance Note, in each case in accordance with the provisions of Article 4;

“Banking Day” means a day, other than a Saturday or a Sunday, which is also a day on which banks are not required or authorized to close in Toronto, Canada and:

(i)                                     in the case of Base Rate Advances or Base Rate Canada Advances in United States Dollars, which is also a day on which banks are not required or authorized to close in New York, New York; or

(ii)                                  in the case of LIBOR Advances in United States Dollars, which is also a day on which banks are not required or authorized to close in New York, New York or London, England, or which is a day on which dealings are carried on in the London interbank market;

“Base Rate” means, on any day on which such rate is determined, the greater of: (i) the variable rate of interest per annum, expressed on the basis of a year of 360 days established or quoted from time to time by the Administrative Agent as the reference rate of interest then in effect for determining interest rates on United States Dollar denominated commercial loans made by it in the United States; and (ii) the Federal Funds Effective Rate plus ½ of 1% per annum;

“Base Rate Advance” means a loan made by the U.S. Lenders to a U.S. Designated Subsidiary on which interest is payable based on the Base Rate plus the Applicable Margin;

“Base Rate Canada”  means, on any day on which such rate is determined, the greater of (i) the variable rate of interest per annum, expressed on the basis of a year of 365 or 366 days, as the case may be, established or quoted from time to time by the Administrative Agent as the reference rate of interest then in effect for determining interest rates on United States Dollar denominated commercial loans made by it in Canada; and (ii) the Federal Funds Effective Rate plus ½ of 1% per annum;

“Base Rate Canada Advance” means a loan made by the Canadian Lenders to Celestica or to a Canadian Designated Subsidiary on which interest is payable based on the Base Rate Canada plus the Applicable Margin;

“Borrowers’ Counsel” means Davies Ward Philips & Vineberg LLP, Toronto, Ontario or such other firm of legal counsel as the Borrowers may from time to time designate;

“Borrowers” means Celestica and each Designated Subsidiary from time to time and their respective permitted successors and assigns and “Borrower” means any of them;

“Business” means the business of:

(a)                                 conducting a broad range of electronics manufacturing services, including front end design and product development, manufacturing, assembly and testing of printed circuit boards, printed circuit board assembly, backplanes, electro-mechanical sub-assembly, memory modules, photonics, opto-electronic assembly, full system assembly, product testing, quality assurance, failure analysis, packaging and direct order fulfilment, after market service and support, and other related manufacturing services;

(b)                                 a full range of supply chain management services such as materials procurement, inventory management, logistics, packaging, distribution, after-market support and refurbishment;

(c)                                  design services including concept and product design, product documentation and data management, prototype services, product qualification, design for manufacturability and new product introduction;

(d)                                 the design, production, distribution and sale of reference designs and power products; and

(e)                                  any incidental businesses conducted by businesses acquired by a Borrower or a Restricted Subsidiary whose principal business involves one or more of the businesses described in paragraphs (a) through (d) of this definition;

“Canadian BA Rate” means, for a particular term, the discount rate per annum, calculated on the basis of a year of 365 days, for Canadian Dollar Bankers’ Acceptances having such term:

(a)                                 in respect of the Bankers’ Acceptances to be accepted by a Schedule I Lender, that appears as the CDOR average rate on the display page designated as the CDOR page (or any replacement page) by Reuters Money Market Service (or its successor) as of 10:00 a.m. (Toronto, Canada time) on the first day of such term; and

(b)                                 in respect of the Bankers’ Acceptances or Acceptance Notes to be accepted by a Non-Schedule I Lender, as are quoted by such Non-Schedule I Lender as of 10:00 a.m. (Toronto, Canada time) on the first day of such term, provided that such quoted rate shall in no event exceed the rate determined for Bankers’ Acceptances accepted by a Schedule I Lender pursuant to paragraph (a) of this definition plus ten basis points, each as determined by the Administrative Agent;

“Canadian Dollars” and “Cdn.$” mean the lawful currency of Canada in immediately available funds;

“Canadian Designated Subsidiary” means a Designated Subsidiary (a) which was incorporated, continued, amalgamated or otherwise created in accordance with and continues to be governed by the laws of a Province of Canada or the federal laws of Canada and which is domiciled in Canada; and (b) which has satisfied and complied with the terms of Section 7.1(b);

“Canadian Lenders” means (i) the financial institutions set out in Schedule A.1 to this Agreement as such Schedule A.1 may be amended pursuant to Section 2.25(a), and (ii) all assignees under Transfer Notices sent pursuant to Section 13.11, in each case, in respect of its Commitment as a Canadian Lender set out in Schedule B;

“Canadian Outstanding Amount” has the meaning specified in Section 2.3(c);

“Capital Lease” means any leasing or similar arrangement which, in accordance with GAAP, would be classified a capital lease;

“Capital Lease Obligations” means all monetary obligations of Celestica or a Subsidiary under a Capital Lease and for the purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP;

“Celestica” means Celestica Inc., a corporation duly incorporated, organized and subsisting under the laws of the Province of Ontario, and any successor or continuing corporation;

“Celestica International” means Celestica International Inc., a corporation duly incorporated, organized and subsisting under the laws of the Province of Ontario, and any successor or continuing corporation;

“Celestica LLC” means Celestica LLC, a limited liability company duly incorporated, organized and subsisting under the laws of the State of Delaware, and any successor or continuing corporation;

“CERCLA” means the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980;

“CERCLIS” means the United States Comprehensive Environmental Response Compensation Liability Information System List;

“Chinese Material Restricted Subsidiary” has the meaning specified in Section 9.1(m)(iv);

“CIBC” means Canadian Imperial Bank of Commerce, a Canadian chartered bank;

“Claims” has the meaning specified in Section 12.4(a);

“Closing” means the satisfaction of the conditions precedent set out in Section 6.1;

“Closing Date” means the date of Closing;

“Co-Lead Arrangers” means CIBC and RBC Capital Markets;

“Code” means the United States Internal Revenue Code of 1986;

“Commitment” means the commitment of each Lender to loan a portion of the aggregate amount of the Facility, in the amount set out opposite its name in Schedule B, as such Schedule B may be amended: (a) pursuant to Section 2.3(g); (b) pursuant to Section 2.25(a); (c) pursuant to Section 7.1(d); (d) pursuant to Section 7.1(f); or (e) by a Transfer Notice sent pursuant to Section 13.11;

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute;

“Consent Designated Subsidiaries” means a Designated Subsidiary: (a) which was not incorporated, continued, amalgamated or otherwise created in accordance with (i) the laws of a Province of Canada or the federal laws of Canada, or (ii) the laws of a state of the United States of America; and (b) which has satisfied and complied with the terms of Section 7.1(c);

“Consent Lender” has the meaning specified in Section 7.1(c)(ii);

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable for the Indebtedness of any other Person, such Indebtedness being any of the types referred to in paragraphs (a), (b), (c), (e), (f) and (g) of the definition of Indebtedness (in the case of paragraphs (f) and (g), only to the extent that the Indebtedness described in such paragraphs comprises or relates to Indebtedness of the types referred to in paragraphs (a), (b), (c) and (e) of the definition of Indebtedness);

“control” means, with respect to control of a body corporate by a Person, the holding (other than by way of security only) by or for the benefit of that Person, or Affiliates of that Person, of securities of such body corporate or the right to vote or direct the voting of securities of such body corporate to which, in the aggregate, are attached more than 50% of the votes that may be cast to elect directors of the body corporate, provided that the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the body corporate;

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or business (whether or not incorporated) under common control which, together with the Borrowers, are treated as a single employer under Section 414(b) or Section 414(c) of the Code;

“Conversion” means the conversion of one type of Advance into another type of Advance pursuant to Section 2.15;

“Conversion Notice” means a notice substantially in the form set out in Schedule E;

“Corporate Reorganization” has the meaning specified in Section 13.12;

“DB Receivables Purchase Agreement” means the amended and restated revolving trade receivables purchase agreement dated as of November 4, 2011 among Celestica, Celestica LLC, Celestica Czech Republic s.r.o., Celestica Holdings Pte Ltd., Celestica Valencia S.A., Celestica Hong Kong Ltd., Celestica (Romania) S.R.L., Celestica Japan KK, Celestica Oregon LLC, Celestica Electronics (M.) SDN. BHD., each of the purchasers listed therein and Deutsche Bank AG New York Branch, as amended by a first amendment dated as of November 9, 2012, a second amendment dated as of January 2, 2013 and a third amendment dated as of November 21, 2013 as the same may be amended, restated, supplemented or modified from time to time;

“Debt Rating” means, at any time, Celestica’s issuer credit rating provided by Standard & Poor’s, or Celestica’s senior implied rating provided by Moody’s, or the equivalent rating provided by any other Approved Credit Rating Agency;

“Debt Rating Downgrade” means the Debt Rating of Celestica being downgraded to below BB+ by Standard & Poor’s or Ba1 by Moody’s;

“Debt Rating Upgrade” means the Debt Rating of Celestica being upgraded (a) to BBB- or better by Standard & Poor’s and (b) if Moody’s provides a Debt Rating to Celestica, to Baa3 or better by Moody’s;

“Default” means an event which, with the giving of notice or the passage of time or the making of any determination or any combination thereof as provided for herein, would constitute an Event of Default;

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of any Advance, participations in Letters of Credit or participations in Swing Line Advances required to be funded by it hereunder within two (2) Banking Days of the date required to be funded by it hereunder, unless the subject of a good faith dispute (or a good faith dispute that is subsequently cured), (ii) has notified a Borrower, the Administrative Agent, the Issuing Bank or the Swing Line Lender in writing that it does not intend to comply with its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (iii) has failed, within two (2) Banking Days after written request by the Administrative Agent, to provide written confirmation that it will comply with the terms of this Agreement relating to its obligations to fund participations in then outstanding Letters of Credit or Swing Line Advances, (iv) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Banking Days of the date when due, unless the subject of a good faith dispute (or a good faith dispute that is subsequently cured) or (v) is unable to meet its obligations as they generally become due, becomes insolvent or generally fails to pay its debts as they generally become due, or that has applied for, assigned itself into, permitted, consented to or suffered to exist, any bankruptcy, insolvency, liquidation or winding up process in respect of itself;

“Designated Account” means an account of a Borrower of which the Administrative Agent is notified by such Borrower from time to time for the purposes of transactions under this Agreement;

“Designated Subsidiary” means a directly or indirectly wholly-owned Restricted Subsidiary of Celestica designated by Celestica as a Canadian Designated Subsidiary, a U.S. Designated Subsidiary or a Consent Designated Subsidiary in accordance with and which complies with the applicable terms of Section 7.1 of this Agreement;

“Designated Subsidiary Agreement” means an agreement substantially in the form set out in Schedule F;

“Disbursement” has the meaning specified in Section 3.4;

“Disbursement Date” has the meaning specified in Section 3.4;

“Domestic Material Restricted Subsidiary” means a Material Restricted Subsidiary that was incorporated, continued, amalgamated, merged or otherwise created in accordance with and continues to be governed by the laws of a Province of Canada or the federal laws of Canada or the laws of any state of the United States of America;

“Domestic Restricted Subsidiary” means a Restricted Subsidiary that was incorporated, continued, amalgamated, merged or otherwise created in accordance with and continues to be governed by the laws of a Province of Canada or the federal laws of Canada or the laws of any state of the United States of America;

“Drawdown” means a drawdown of an Advance;

“Drawdown Date” means, in relation to any Advance, the date, which shall be a Banking Day, on which the Drawdown of such Advance is made by a Borrower pursuant to a Drawdown Notice;

“Drawdown Notice” means a notice substantially in the form set out in Exhibit 1 to Schedule G;

“EBITDA” means, for any particular period, the aggregate of:

(a)                                 Net Income for such period;

(b)                                 all amounts deducted in the calculation of Net Income in respect of Taxes, whether paid or deferred (in accordance with GAAP);

(c)                                  all amounts deducted in the calculation of Net Income in respect of depreciation;

(d)                                 all amounts deducted in the calculation of Net Income in respect of amortization;

(e)                                  all amounts deducted in the calculation of Net Income in respect of Interest Expense, other than the implicit financing costs of synthetic leases;

(f)                                   all amounts deducted in the calculation of Net Income in determining all non-recurring charges; and

(g)                                  non-cash charges and purchase accounting deductions,

provided that, in the event of the acquisition by Celestica or a Restricted Subsidiary of (i) a corporation which becomes a new Restricted Subsidiary or (ii) any other entity or a group of assets or an operation, provided that such operation comprises a going concern which becomes a division or part of the business of Celestica or a Restricted Subsidiary (an “operation”), EBITDA will, subject to (x) and (y), include the EBITDA for the newly acquired Restricted Subsidiary or operation for its immediately preceding four fiscal quarters completed prior to such acquisition.

(x)           If such newly acquired Restricted Subsidiary or operation was, immediately prior to such acquisition, accounted for on a stand-alone basis, EBITDA for such newly acquired Restricted Subsidiary or operation shall only be included in the above calculation if EBITDA for such newly acquired Restricted Subsidiary or operation, as the case may be, can be determined by reference to historical financial statements satisfactory to the Administrative Agent; and

(y)           If such newly acquired Restricted Subsidiary or operation:

(A)                               was not, immediately prior to such acquisition, accounted for on a stand-alone basis; or

(B)                               was immediately prior to such acquisition, accounted for on a stand-alone basis but, in the determination of the Administrative Agent acting reasonably, the business of such newly acquired Restricted Subsidiary or operation will not be conducted by Celestica or its Restricted Subsidiary, as the case may be, in substantially the same form or the same manner as conducted by the vendor immediately prior to such acquisition, then subject to the satisfaction of the Administrative Agent and the Majority Lenders with the method of determination thereof acting reasonably, EBITDA for such newly acquired Restricted Subsidiary or operation will be determined having regard to historical financial results together with, and having regard to, contractual arrangements and any other changes made or proposed to be made by Celestica or its Restricted Subsidiary, as the case may be, to the business of such newly acquired Restricted Subsidiary or operation;

“EDC” has the meaning specified in Section 2.22(i);

“Eligible Contract Participant” means a person that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder;

“Eligible Hedging Agreement” means any Hedging Agreement entered into between Celestica or any of its Subsidiaries and any Lender or any Affiliate of any Lender (collectively, the “Hedge Lenders”), but shall not include, with respect to any Obligor, any Hedging Agreement if the obligations of Celestica or any of its Subsidiaries thereunder would constitute Excluded Swap Obligations in respect of such Obligor, and provided that any Hedging Agreement entered into by Celestica or any of its Subsidiaries and any Person at the time that such Person was a “Lender” hereunder shall continue to be an Eligible Hedging Agreement (and such Person shall continue to be a Hedge Lender) notwithstanding that such Person ceases, at any time, to be a “Lender” hereunder;

“Eligible Hedging Obligations” means the obligations of Celestica or any of its Subsidiaries in respect of any Eligible Hedging Agreement (but shall not include, with respect to any Obligor, any Excluded Swap Obligations);

“Environmental Laws” means applicable federal, provincial, state, municipal or other local law, statute, regulation or by-law, code, ordinance, decree, directive, standard, policy, guideline, rule, order, treaty, convention, judgment, award or determination (each having the force of law) for the protection of the environment or human health or relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials;

“Equivalent Amount” on any given date in one currency (the “first currency”) of any amount denominated in another currency (the “second currency”) means the amount of the first currency which could be purchased with such amount of the second currency at the rate of exchange quoted by the Administrative Agent at 10:00 a.m. (Toronto, Canada time) or, in the case of an Equivalent Amount to be determined in accordance with Article 3 hereof, by the Issuing Bank at 10:00 a.m. (local time in the jurisdiction where the applicable Letter of Credit is issued) on such date for the purchase of the first currency with the second currency;

“ERISA” means the United States Employee Retirement Income Security Act of 1974;

“Euro” means the single currency of the Participating Member States introduced on January 1, 1999;

“Event of Default” means any of the events described in Section 10.1;

“Excluded Swap Obligation” means, with respect to any Obligor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Obligor of, or the grant by such Obligor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligor’s failure for any reason to constitute an Eligible Contract Participant at the time the Guarantee of such Obligor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal;

“Excluded Taxes” means, in relation to the Administrative Agent or any Lender, (a) any Taxes of any Lender imposed on the net capital or income of such Lender, and franchise taxes imposed on it (in lieu of net capital or income taxes), by a governmental authority as a result of such Lender (i) carrying on a trade or business or having a permanent establishment in any jurisdiction or political subdivision thereof, (ii) being organized under the laws of such jurisdiction or political subdivision thereof, or (iii) being or being deemed to be resident in such jurisdiction or political subdivision thereof (in each case, other than as a result of such Lender or Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under or enforced any Loan Document); (b) any United States Federal withholding Taxes imposed under FATCA; and (c) any Taxes arising as a result of a failure of a Lender to provide any applicable documentation or information described in Section 5.5(f);

“Exempted Jurisdiction” has the meaning specified in Section 13.12;

“Existing Credit Agreement” has the meaning specified in the first recital hereto;

“Face Amount” means, in respect of a Bankers’ Acceptance, the amount payable to the holder thereof on the maturity thereof and means, in respect of a Letter of Credit, the maximum amount payable to a beneficiary thereunder;

“Facility” means the revolving term credit facility in an aggregate principal amount of U.S.$300,000,000 to be made available to the Borrowers as set forth in Article 2, as same may be increased from time to time in accordance with Section 2.25;

“Facility Fee” has the meaning specified in Section 2.14(a) and calculated in accordance with Schedule C;

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any particular day, the variable rate of interest per annum, calculated on the basis of a 360-day year as determined by the Administrative Agent for the actual number of days elapsed, equal to:

(a)                                 the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or

(b)                                 for any Banking Day on which such rate is not so published by the Federal Reserve Bank of New York, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent in consultation with Celestica;

“Fee Letter” means the letter dated September 29, 2014 delivered by CIBC to Celestica;

“GAAP” means those Canadian generally accepted accounting principles as now or hereafter established or adopted by the Canadian Institute of Chartered Accountants or any successor thereto, including the International Financial Reporting Standards;

“Global Rateable Portion” means, with respect to any Lender, at any time, the ratio, expressed as a decimal fraction, of:

(a)                                 such Lender’s Commitment at such time to;

(b)                                 the aggregate of the Commitments of all of the Lenders at such time;

“Grantors” means (i) each Borrower, and (ii) each Restricted Subsidiary with Material Assets located in Canada and/or the United States of America, and “Grantor” means any of them;

“Gross Funded Debt” of Celestica, on a consolidated basis, means at any particular time and without duplication, the aggregate of:

(a)                                 the following amounts determined in accordance with GAAP:

(i)                                     the outstanding monetary Obligations at such time;

(ii)                                  the Capital Lease Obligations outstanding at such time;

(iii)                               any other obligations for borrowed money (including, without limitation and without duplication, all obligations (contingent or otherwise) in respect of bankers’ acceptances and letters of credit) outstanding at such time but excluding Permitted Subordinated Indebtedness which, in accordance with GAAP as at the date of each determination, qualifies as equity; and

(iv)                              any Acquired Indebtedness outstanding at such time;

plus

(b)                                 Contingent Liabilities of Celestica or any Restricted Subsidiary of the type referred to in paragraphs (i) to (iii) above, in existence at such time,

but excluding the outstanding amounts under any Permitted Securitization Transaction;

“Guarantees” means the guarantees of each of the Guarantors and the Grantors substantially in the form set forth in Schedule H;

“Guarantor” means each Person (other than a Chinese Material Restricted Subsidiary, a Thai Material Restricted Subsidiary or a Romanian Material Restricted Subsidiary) which, on the date of this Agreement, is or, after the date of this Agreement, becomes a Material Restricted Subsidiary and “Guarantors” means two or more of them;

“Hazardous Material” means any contaminant, pollutant, waste of any nature, hazardous or toxic substance or material or dangerous good as defined, judicially interpreted or identified in any Environmental Law or any substance that causes harm or degradation to the surrounding environment or injury to human health and, without restricting the generality of the foregoing, includes any pollutant, contaminant, waste, hazardous waste, deleterious substance or dangerous good present in such quantity or state that it contravenes any Environmental Laws or gives rise to any liability or obligation under any Environmental Law;

“Hedge Lenders” has the meaning specified in the definition of Eligible Hedging Agreements;

“Hedging Agreements” means, with respect to any Person, currency swap agreements, foreign exchange forward agreements, interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and all such other agreements or arrangements entered into by such Person, designed to protect such Person against fluctuations in interest rates or currency exchange rates;

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under any Hedging Agreement;

“Indebtedness” of any Person means, without duplication:

(a)                                 all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(b)                                 all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether drawn or undrawn, and bankers’ acceptances issued for the account of such Person;

(c)                                  all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capital Leases, including liabilities in respect of Capital Leases incurred by such Person in connection with sale/leaseback transactions;

(d)                                 net liabilities of such Person under all Hedging Obligations or net liabilities of such Person under currency, swap, forward or other foreign exchange hedging agreements;

(e)                                  whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon), secured by a lien on the property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                                   all Contingent Liabilities of such Person; and

(g)                                  any Acquired Indebtedness.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer;

“Indemnified Person” has the meaning specified in Section 5.5(b);

“Indemnified Taxes” means all Taxes other than Excluded Taxes;

“Indemnifying Party” has the meaning specified in Section 12.4(c);

“Indemnitee” has the meaning specified in Section 12.4(a);

“Interest Expense” means, for any period, the aggregate consolidated interest expense of Celestica on a consolidated basis as determined in accordance with GAAP including the portions of any payment made in respect of Capital Leases allocable to interest expenses but excluding (i) interest expense incurred under any Permitted Securitization Transaction; and (ii) deferred financing costs and other non-cash interest expense;

“Interest Payment Date” shall have the meaning set out in Section 2.9;

“Interest Period” means relative to any LIBOR Advance, Bankers’ Acceptance or Advance by way of an Acceptance Note, the period commencing on (and including) the date on which such

LIBOR Advance is made or continued as, or converted into, a LIBOR Advance or such Bankers’ Acceptance or Acceptance Note is issued, and ending on (but excluding) the day which is, in the case of a Bankers’ Acceptance or Acceptance Note, approximately 30, 60, 90 or 180 days thereafter, or which in the case of any LIBOR Advance, numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding date, on the last Banking Day of such month), in each case as the Borrower may select; provided, however, that:

(a)                                 if such Interest Period would otherwise end on a day which is not a Banking Day, such Interest Period shall end on the next following Banking Day (unless, if such Interest Period applies to LIBOR Advances, and such next following Banking Day is the first Banking Day of a calendar month, in which case such Interest Period shall end on the Banking Day next preceding such numerically corresponding day);

(b)                                 the Borrowers shall not be permitted to select, collectively or in the aggregate, Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates, unless otherwise previously consented to in writing by the Administrative Agent; and

(c)                                  no Interest Period may end later than the Maturity Date;

“Issuance Request” means a request and certificate duly executed by an authorized officer of Celestica in substantially the form of Schedule K attached hereto;

“Issuing Bank” means CIBC or such other Canadian Lender as Celestica may designate with such Canadian Lender’s agreement from time to time;

“LC Fee” has the meaning specified in Schedule C;

“Lenders” means, collectively, the Canadian Lenders, the U.S. Lenders and the Other Jurisdiction Lenders and “Lender” shall mean any such financial institution;

“Lenders’ Counsel” means the firm of Osler, Hoskin & Harcourt LLP, Toronto, Ontario, or such other firm of legal counsel as the Administrative Agent may from time to time designate;

“Letter of Credit” means a standby letter of credit or a letter of guarantee issued by the Issuing Bank at the request of Celestica pursuant to Section 3.1;

“Letter of Credit Availability” means U.S.$125,000,000;

“Letter of Credit Shortfall” has the meaning specified in Section 2.23(b);

“LIBO Rate” means, for each Interest Period applicable to a LIBOR Advance, the greater of: (i) 0%; and (ii) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London, England time) on the date that is two (2) Banking Days prior to the commencement of such Interest Period by reference to the rate set by ICE Benchmark Administration (or any successor thereto) for deposits in United States Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by ICE Benchmark Administration (or any successor thereto) as an authorized third party market distributor for the purpose of displaying such rates) for a period equal to such Interest Period and for an amount similar to such LIBOR Advance; provided, however, that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Libo Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in United States Dollars are offered for such relevant Interest Period and for an amount similar to such LIBOR Advance to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London, England time) on the date that is two (2) Banking Days prior to the commencement of such Interest Period.

“LIBOR Advance” means a loan made by the Lenders to a Borrower on which interest is payable at the LIBO Rate plus the Applicable Margin;

“LIBOR Office” means, relative to any Lender, the office of such Lender designated as such in Schedule A, if applicable, or designated in the Transfer Notice by which a financial institution becomes a Lender pursuant to Section 13.11, or such other office of a Lender (or any successor, assign or Affiliate of such Lender) as designated from time to time by notice from such Lender to Celestica and the Administrative Agent, whether or not outside Canada, which may be making or maintaining the LIBOR Advances of such Lender;

“Liens” means any security interest, mortgage, pledge, hypothec, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise) or charge against or interest in property to secure payment of a debt or performance of an obligation (including the interest of a vendor or lessor under any conditional sale agreement, or of a lessor under any lease including a Capital Lease or other title retention agreement);

“Loan Documents” means (i) this Agreement, (ii) the Guarantees, (iii) the other Security Documents, (iv) the Designated Subsidiary Agreements provided for herein, and (v) all other agreements, documents or instruments to be executed and delivered to the Administrative Agent, the Lenders or any of them by the Borrowers, the Grantors, the Guarantors or any of them hereunder or thereunder or pursuant hereto or thereto;

“Losses” has the meaning specified in Section 12.4(a);

“Main Facility Commitment” means, at any time, the amount, if any, by which the Commitment of the Swing Line Lender exceeds the Available Swing Line Commitment at that time;

“Main Facility Rateable Portion” means,

(a)                                 with respect to any Canadian Lender, at any time, subject to adjustment by the Administrative Agent in accordance with Section 11.16 of this Agreement and also subject to Sections 2.3 and 4.1 of this Agreement, the ratio, expressed as a decimal fraction, of:

(i)                                     such Canadian Lender’s Commitment at such time (or, if such Canadian Lender is the Swing Line Lender, the Main Facility Commitment) to

(ii)                                  the aggregate of the Commitments of all of the Canadian Lenders (other than the Swing Line Lender) at such time and the Main Facility Commitment at such time;

(b)                                 with respect to any U.S. Lender, at any time, subject to adjustment by the Administrative Agent in accordance with Section 11.16 of this Agreement and also subject to Section 2.3 of this Agreement, the ratio, expressed as a decimal fraction, of:

(i)                                     such U.S. Lender’s Commitment at such time to

(ii)                                  the aggregate of the Commitments of all of the U.S. Lenders at such time; and

(c)                                  with respect to any Other Jurisdiction Lender, at any time, subject to adjustment by the Administrative Agent in accordance with Section 11.16 of this Agreement and also subject to Section 2.3 of this Agreement, the ratio, expressed as a decimal fraction, of:

(i)                                     such Other Jurisdiction Lender’s Commitment at such time to

(ii)                                  the aggregate of the Commitments of all Other Jurisdiction Lenders that have committed to make Advances in the Relevant Additional Jurisdiction;

“Majority Lenders” means at any time, the Lenders (other than any Defaulting Lenders), the Commitments of which account in the aggregate for more than 51% of the aggregate amount of Commitments without regard to the Commitments of a Defaulting Lender at such time;

“Mandatory Cost” means, in relation to a LIBOR Advance, an amount determined in accordance with Schedule N;

“Material Adverse Change” means any change of circumstances or any event which would reasonably be likely to have a Material Adverse Effect;

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of Celestica and of the Restricted Subsidiaries taken as a whole, or (b) the ability of any Borrower to perform any of its Obligations, or (c) the rights of the Administrative Agent and the Lenders against the Obligors on a consolidated basis pursuant to the Loan Documents;

“Material Assets” means, in respect of a Borrower or a Restricted Subsidiary, assets owned by such Borrower or Restricted Subsidiary having an aggregate book value of more than U.S. $50,000,000, on the date referenced in the most recent set of financial statements delivered pursuant to Section 9.1(a)(i), and in the event that a Restricted Subsidiary has Material Assets located in Canada and/or the United States of America on the date referenced in such financial statements, Celestica shall set out the name of such Restricted Subsidiary in a Schedule to the Officer’s Certificate to be delivered with such financial statements in accordance with Section 9.1(a)(iii);

“Material Restricted Subsidiary” means (i) each Designated Subsidiary and (ii) any other Restricted Subsidiary of Celestica whose assets total greater than U.S.$150,000,000 on an unconsolidated basis on the date referenced in the most recently delivered set of financial statements delivered pursuant to Section 9.1(a)(i); provided, however, that, subject to Sections 9.1(m)(iv) and 9.1(m)(v), the unconsolidated assets of all Restricted Subsidiaries which are not Material Restricted Subsidiaries shall not exceed on the date referenced in such financial statements, in the aggregate, twenty per cent (20%) of the unconsolidated assets of the Borrowers and the Restricted Subsidiaries on such date, and in the event that (a) a Restricted Subsidiary has assets greater than U.S.$150,000,000 on the date referenced in such financial statements, or (b) the unconsolidated assets of all Restricted Subsidiaries which are not Material Restricted Subsidiaries exceed, on the date referenced in such financial statements, in the aggregate, twenty percent (20%) of the unconsolidated assets of the Borrowers and Restricted Subsidiaries, Celestica shall set out in a Schedule to the Officer’s Certificate to be delivered with such financial statements in accordance with Section 9.1(a)(iii): (x) the name of each Restricted Subsidiary whose assets total greater than U.S.$150,000,000 on such date; and (y) the Restricted Subsidiaries which it wishes to designate as Material Restricted Subsidiaries such that unconsolidated assets of all of the Restricted Subsidiaries which are not Material Restricted Subsidiaries shall not exceed twenty percent (20%) of the unconsolidated assets of the Borrowers and Restricted Subsidiaries on such date;

“Maturity Date” means October 28, 2018;

“Moody’s” means Moody’s Investors Service, Inc.;

“Net Income” means, for any particular period, net income of Celestica for such period determined on a consolidated basis in accordance with GAAP;

“Non-Defaulting Lender” means a Lender that is not a Defaulting Lender;

“Non-Domestic Material Restricted Subsidiary” means a Material Restricted Subsidiary that is not a Domestic Material Restricted Subsidiary;

“Non-Schedule I Lenders” means Lenders which are not Canadian chartered banks that are listed on Schedule I to the Bank Act (Canada);

“Notice of Amount” has the meaning specified in Section 5.2;

“Notice of Swing Line Borrowing” means a notice substantially in the form set out in Exhibit 2 to Schedule G;

“Notification Date” has the meaning specified in Section 12.5(c);

“Notional BA Proceeds” means, with respect to a Bankers’ Acceptance Advance, the aggregate Face Amount of the Bankers’ Acceptances or principal amount of the Acceptance Notes comprising such Bankers’ Acceptance Advance, if applicable, less the aggregate of:

(a)                                 a discount from the aggregate face amount of such Bankers’ Acceptances or principal amount of such Acceptance Notes, if applicable, calculated in accordance with normal market practices based on the Canadian BA Rate for the term of such Bankers’ Acceptances or Acceptance Notes, if applicable; and

(b)                                 the amount of the acceptance fees determined in accordance with Section 4.2 in respect of such Bankers’ Acceptance Advance;

“Obligations” means all obligations (monetary and otherwise) arising under or in connection with this Agreement and each other Loan Document;

“Obligors” means, collectively, the Borrowers, the Grantors and the Guarantors and “Obligor” means any one of them;

“Officer’s Certificate” means a certificate signed by any one of the Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice-President, any Senior Vice-President, any Vice-President, the Treasurer, the Controller, the Assistant Treasurer, the Secretary or the Assistant Secretary of Celestica;

“Official Body” means any national, federal or provincial government or any government of any political subdivision thereof, or any agency, authority, board, central bank, monetary authority, commission, department or instrumentality thereof, or any court, tribunal, grand jury, mediator or arbitrator, whether foreign or domestic, or any non-governmental regulatory authority to the extent that the rules, regulations and orders of such body have the force of law;

“Organic Document” means, relative to any body corporate, its articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Shares;

“Original Currency” has the meaning specified in Section 13.17;

“Other Jurisdiction Lenders” means the financial institutions set out in Schedule A to this Agreement, other than the Canadian Lenders and the U.S. Lenders, as such financial institutions may be added to Schedule A in accordance with Section 7.1(d) or Section 7.1(f) and all assignees of such financial institutions under Transfer Notices sent pursuant to Section 13.11;

“Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, any of the Loan Documents, or any other document in connection herewith;

“Participating Member State” means a member state of the European Communities that adopts or has adopted the Euro as its lawful currency under the legislation of the European Union for European Monetary Union;

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA;

“Pension Plan” means:

(a)                                 any plan, program, agreement or arrangement that is a pension plan for the purposes of any federal or provincial pension benefit law or under the Income Tax

Act (Canada) (whether or not registered under such law) which is maintained or contributed to, or to which there is or may be an obligation to contribute by any of the Borrowers in respect of its employees in Canada (other than the Canada Pension Plan and the Quebec Pension Plan); and

(b)                                 a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrowers may have liability, including liability of the Borrowers based on Subsidiaries of the Borrowers or any corporation, trade or business being in a Controlled Group with the Borrowers;

“Permitted Encumbrances” means any one or more of the following with respect to the assets of Celestica or any Restricted Subsidiary:

(a)                                 inchoate or statutory Liens for Taxes, assessments and other governmental charges or levies which are not delinquent (taking into account any relevant grace periods) or the validity of which are currently being contested in good faith by appropriate proceedings and in respect of which there shall have been set aside a provision or reserve (to the extent required by GAAP) in an amount which is adequate therefor;

(b)                                 inchoate or statutory Liens of contractors, sub-contractors, mechanics, workers, suppliers, materialmen, carriers and others in respect of construction, maintenance, repair or operation of assets of Celestica or the relevant Restricted Subsidiary, or otherwise arising in the ordinary course provided that such Liens are related to obligations not due or delinquent (taking into account any applicable grace or cure periods), are not registered as encumbrances against title to any of the assets of Celestica or the relevant Restricted Subsidiary and adequate holdbacks are being maintained as required by applicable legislation or such Liens are being contested in good faith by appropriate proceedings and in respect of which there shall have been set aside a provision or reserve (to the extent required by GAAP) in an amount which is adequate with respect thereto and provided further that such Liens do not, in the aggregate, materially detract from the value of the assets of Celestica or any Material Restricted Subsidiary or any Grantor encumbered thereby or materially interfere with the use thereof in the operation of the business of Celestica or any Material Restricted Subsidiary or any Grantor;

(c)                                  easements, rights-of-way, servitudes, restrictions and similar rights in real property comprised in the assets of Celestica or the relevant Restricted Subsidiary or interests therein granted or reserved to other persons, provided that such rights do not, in the aggregate, materially detract from the value of the assets of Celestica or any Material Restricted Subsidiary or any Grantor or materially interfere with the use thereof in the operation of the business of Celestica or any Material Restricted Subsidiary or any Grantor;

(d)                                 title defects or irregularities which are of a minor nature and which do not, in the aggregate, materially detract from the value of the assets of Celestica or any Material Restricted Subsidiary or any Grantor or materially interfere with the use thereof in the operation of the business of Celestica or any Material Restricted Subsidiary or any Grantor;

(e)                                  Liens incidental to the conduct of the business or the ownership of the assets of Celestica or the relevant Restricted Subsidiary (other than those described in Clauses (f) and (g) of this definition) which were not incurred in connection with the borrowing of money or the obtaining of advances of credit (including, without limitation, unpaid purchase price), and which do not, in the aggregate, materially detract from the value of the assets of Celestica or any Material Restricted Subsidiary or any Grantor or materially interfere with the use thereof in the operation of the business of Celestica or any Material Restricted Subsidiary or any Grantor;

(f)                                   Liens securing appeal bonds or other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds, security for costs of litigation where required by law and letters of credit) or any other instrument serving a similar purpose;

(g)                                  attachments, judgments and other similar Liens arising in connection with court proceedings; provided, however, that such Liens are in existence for less than 30 days after the entry thereof or the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(h)                                 Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of Celestica or the relevant Restricted Subsidiary, provided that such Liens do not have a Material Adverse Effect;

(i)                                     Purchase Money Obligations arising in the ordinary course of business, provided that such Lien is limited to the property so acquired and is created, issued or assumed substantially concurrently with the acquisition of such property;

(j)                                    the right reserved to or vested in any Official Body by any statutory provision or by the terms of any lease, licence, franchise, grant or permit of any of Celestica or the relevant Restricted Subsidiary, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(k)                                 the interests of lessors (including without limitation, security interests granted in favour of lessors) pursuant to all leases, including Capital Leases and synthetic leases, under which Celestica or the relevant Restricted Subsidiary is the lessee;

(l)                                     the extension, renewal or refinancing of any Permitted Encumbrance, provided that the amount so secured does not exceed the original amount secured immediately prior to such extension, renewal or refinancing;

(m)                             Liens granted in connection with any Permitted Securitization Transaction to the extent required to permit the operation of such Permitted Securitization Transaction facility which, for greater certainty, includes the Liens granted in connection with the DB Receivables Purchase Agreement;

(n)                                 Liens granted by Celestica and/or any Restricted Subsidiary pursuant to future subsidized financing by development entities on terms and conditions satisfactory to the Administrative Agent and the Majority Lenders;

(o)                                 Liens granted to secure Acquired Indebtedness, to the extent that (i) such Liens exist at the time such person or the assets subject to such Lien are acquired by Celestica or a Restricted Subsidiary; (ii) such Liens were not created in contemplation of the transaction by which the subject Indebtedness became Acquired Indebtedness; and (iii) such Liens either (A) only extend to the assets acquired or the assets of the Person acquired, as applicable, in the transaction pursuant to which the Acquired Indebtedness became an obligation of a Borrower or a Restricted Subsidiary or (B) are discharged within 60 days of such acquisition;

(p)                                 Liens granted in respect of Shares of Unrestricted Subsidiaries;

(q)                                 Liens of the nature contemplated in (b), (c), (d), or (e) above, but exceeding the materiality thresholds specified therein, securing indebtedness in the aggregate not greater than U.S.$25,000,000;

(r)                                    Liens in favour of the Administrative Agent, on behalf of the Issuing Bank, arising in connection with any collateral security provided in connection with the cash collateralization of Letters of Credit pursuant to the terms of this Agreement;

(s)                                   Liens in favour of the Administrative Agent, on behalf of itself, the Lenders and the Hedge Lenders, granted pursuant to this Agreement or any other Loan Document; and

(t)                                    Liens not of the nature contemplated in (a) to (p) above, securing indebtedness in the aggregate not greater than U.S.$75,000,000;

“Permitted Encumbrance Certificate” means a certificate in the form of Schedule P;

“Permitted Securitization Transaction” means the transactions contemplated under the DB Receivables Purchase Agreement and any transaction providing for the sale, securitization or other asset-backed financing (collectively, “Securitization Transactions”) of trade accounts receivable of or owing to Celestica or any Restricted Subsidiary (and/or contractual rights relating thereto).  The terms and conditions of all Permitted Securitization Transactions shall be on an Arm’s Length basis and on commercially reasonable and usual terms (except any interim transfer or sale to an Unrestricted Subsidiary made in the course of a Permitted Securitization Transaction which results in a sale, securitization or other asset-backed financing by such Unrestricted Subsidiary on an Arm’s Length basis and on commercially reasonable terms). Except to the extent mandated under any Permitted Securitization Transaction, no new assets may become Securitized Assets during the occurrence and continuance of a Default unless (a)

there are no monetary Obligations outstanding under this Agreement or (b) the only monetary Obligations outstanding under this Agreement are one or more Letters of Credit and such Letters of Credit are cash collateralized by a Borrower;

“Permitted Subordinated Indebtedness” means all unsecured Indebtedness of Celestica, which, in respect of principal, is subordinated in right of payment to the payment in full in cash of all monetary Obligations and, in respect of interest, is only so subordinated upon the occurrence and during the continuance of a Default, in each case, on terms satisfactory to the Administrative Agent and the Majority Lenders, and the terms of which permit Celestica at Celestica’s sole option in all circumstances to satisfy such indebtedness by the issue of Shares or other securities convertible in all circumstances at the sole option of Celestica into Shares of Celestica;

“Person” means an individual, company, partnership (whether or not having separate legal personality), corporation (including a business trust and a Canadian chartered bank), joint stock company, trust, unincorporated association, joint venture or other entity, or a government, state or political subdivision thereof or any agency of such government, state or political subdivision;

“Pledge Agreement” means (i) pledge agreements pledging all of the Pledged Shares of each Domestic Material Restricted Subsidiary directly held by the applicable Grantor, substantially in the form set forth in Schedule U, and (ii) subject to consultation with local legal counsel to the Administrative Agent and Lenders with respect to the pledge of any Pledged Shares of a Non- Domestic Material Restricted Subsidiary or by a Grantor that is not a Domestic Restricted Subsidiary, a pledge agreement governed by the laws of the jurisdiction of formation of such Non-Domestic Material Restricted Subsidiary and/or such Grantor (or, if such jurisdiction of formation is a state of the United States, such pledge agreement shall be governed by the laws of the State of New York), as the case may be, such pledge agreements to be in form and substance satisfactory to the Lenders’ Counsel and such local legal counsel, each acting reasonably;

“Pledged Shares” means the Shares in the capital of a Material Restricted Subsidiary held by a Grantor;

“Pounds Sterling” and “£” means the lawful currency of the United Kingdom;

“PRC” means the People’s Republic of China;

“Predecessor Corporation” has the meaning described thereto in Section 13.12;

“Predecessor Guarantee” has the meaning described thereto in Section 13.12;

“Prime Rate” means the greater of (i) the variable rate of interest per annum, expressed on the basis of a year of 365 or 366 days, as the case may be, established or quoted from time to time by the Administrative Agent as the reference rate of interest then in effect for determining interest rates on Canadian Dollar denominated commercial loans made by it in Canada and (ii) the sum of (x) the rate per annum for Canadian Dollar bankers’ acceptances having a term of 30 days that appears on the display page designated as the CDOR Page (or any replacement page) by Reuters Money Market Service (or its successor) as of 10:00 a.m. on the date of determination as reported by the Administrative Agent, and (y) ½ of 1% per annum;

“Prime Rate Advance” means a loan made by the Canadian Lenders to Celestica or a Canadian Designated Subsidiary in Canadian Dollars on which interest is payable based on the Prime Rate plus the Applicable Margin;

“Property” has the meaning ascribed thereto in Section 12.5;

“Public Debt” means any bonds, debentures, notes or similar debt instruments distributed to the public by Celestica with respect to which Celestica has obtained a Debt Rating;

“Purchase Money Obligations” means any Lien created, issued or assumed by Celestica or any Subsidiary to secure indebtedness assumed as part of, or issued or incurred to pay or provide funds to pay, all or a part of the purchase price of any property (other than the shares, stock or other securities of any Subsidiary or of any corporation which becomes a Subsidiary upon such purchase, except for an Unrestricted Subsidiary);

“Recovering Lender” has the meaning specified in Section 11.4(b);

“Reimbursement Obligation” has the meaning specified in Section 3.4;

“Related Lender” means, in respect of a Lender, each Affiliate or branch of such Lender that is also a Lender;

“Release” has the meaning specified in Section 8.1(h)(i);

“Relevant Additional Jurisdiction” means, in respect of an Other Jurisdiction Lender, the Additional Jurisdiction in which such Other Jurisdiction Lender has committed to make Advances hereunder, as identified on Schedule A;

“Relevant Lenders” means, (i) for Celestica or a Canadian Designated Subsidiary, the Canadian Lenders, (ii) for a U.S. Designated Subsidiary, the U.S. Lenders and (iii) for a Consent Designated Subsidiary, the Other Jurisdiction Lenders that have agreed to make Advances in the Additional Jurisdiction in which such Consent Designated Subsidiary is domiciled;

“Relevant Period” has the meaning specified in Section 2.14(a);

“Representative” has the meaning specified in Section 11.15(f);

“Restricted Subsidiary” means each and every Subsidiary of Celestica which is not at the time an Unrestricted Subsidiary.  For greater certainty, a Subsidiary of an Unrestricted Subsidiary shall not be a Restricted Subsidiary;

“Rollover” means a rollover of a LIBOR Advance or a Bankers’ Acceptance pursuant to and in accordance with Sections 2.12, 4.4 and 4.5;

“Rollover Notice” means a notice substantially in the form of Schedule I;

“Romanian Material Restricted Subsidiary” has the meaning specified in Section 9.1(m)(iv);

“Sanctions” means (i) economic sanctions pursuant to all applicable Canadian and United States laws, statutes and regulations regarding economic sanctions and export controls, including without limitation pursuant to the United Nations Act (Canada), the Special Economic Measures Act (Canada), the Export and Import Permits Act (Canada) and the Freezing Assets of Foreign Corrupt Officials Act (Canada) and (ii) any economic sanctions program administered by the U.S. government, including without limitation the U.S. Department of the Treasury Office of Foreign Assets Control;

“Sanctions Authority” means Canada, the United States of America or any of their governmental institutions, agencies and subdivisions;

“Schedule I Lenders” means Lenders which are Canadian chartered banks that are listed on Schedule I to the Bank Act (Canada);

“Schedule A” means, collectively, Schedule A.1 and Schedule A.2 and any other sub-schedules added to Schedule A hereto;

“Securitized Assets” means assets securitized under Permitted Securitization Transactions and includes:

(a)                                 an account receivable arising from a sale of goods by Celestica or a Subsidiary of Celestica which is the subject of a Permitted Securitization Transaction (a “Securitized Receivable”);

(b)                                 the interest of Celestica or any Subsidiary of Celestica in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale by Celestica or any Subsidiary of Celestica giving rise to such Securitized Receivable;

(c)                                  all guarantees, indemnities, letters of credit, insurance and other agreements (including any and all contracts, understandings, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Securitized Receivable arises or which evidences such Securitized Receivable or under which the applicable customer becomes or is obligated to make payment to Celestica or a Subsidiary of Celestica in respect of such Securitized Receivable) or arrangements of whatever character from time to time supporting or securing payment of such Securitized Receivable;

(d)                                 all collections and other proceeds received and payment or application by Celestica or a Subsidiary of Celestica of any amounts owed in respect of Securitized Receivables, including, without limitation, purchase price, finance charges, interests, and all other similar charges which are net proceeds of the sale or other disposition of repossessed goods or other collateral or property available to be applied thereon; and

(e)                                  all proceeds of, and all amounts received or receivable under, any or all of the foregoing;

“Security” means the security interests granted by a Grantor in the assets and property of such Grantor in favour of the Administrative Agent on behalf of itself, the Lenders and the Hedge Lenders to secure the payment and performance of its Obligations and its Eligible Hedging

Obligations, for so long as such security interests have not been released pursuant to Section 7.3, 9.1(p) or 13.12;

“Security Agreement” means the general security agreement substantially in the form set forth in Schedule T;

“Security Documents” means the guarantee and security documentation provided from time to time by each Grantor to the Administrative Agent on behalf of itself, the Lenders and the Hedge Lenders, pursuant to this Agreement to secure the payment and performance by such Grantor of its Obligations and its Eligible Hedging Obligations, including, without limitation, (i) the Guarantee; (ii) the Security Agreement; (iii) the Pledge Agreement; and (iv) any hypothecs and other documentation necessary or desirable under the laws of Quebec;

“Shares”, as applied to the shares of any corporation or other entity, means the shares or other ownership interests of every class whether now or hereafter authorized, regardless of whether such shares or other ownership interests shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of such corporation or other entity;

“Standard & Poor’s” means Standard & Poor’s Ratings Services (a division of The McGraw-Hill Companies, Inc.);

“Stated Expiry Date” has the meaning specified in Section 3.1;

“Subsidiary” means, with respect to any Person, any corporation, company or other similar business entity (including, for greater certainty, a Canadian chartered bank) of which more than fifty per cent (50%) of the outstanding Shares or other equity interests (in the case of Persons other than corporations) having ordinary voting power to elect a majority of the board of directors or the equivalent thereof of such corporation, company or similar business entity (irrespective of whether at the time Shares of any other class or classes of the Shares of such corporation, company or similar business entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person;

“Substitute Lenders” has the meaning specified in Section 11.14;

“Successor Agent” has the meaning specified in Section 11.10;

“Successor Corporation” has the meaning specified in Section 13.12;

“Super Majority Lenders” means at any time, the Lenders (other than any Defaulting Lenders), the Commitments of which account in the aggregate for more than 66 2/3% of the aggregate amount of the Commitments without regard to the Commitments of a Defaulting Lender at such time;

“Swap Obligation” means, with respect to Celestica or any of its Subsidiaries, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swing Line Advance” means an Advance made pursuant to the provisions of Section 2.22(a);

“Swing Line Lender” means CIBC or such other Canadian Lender as may have agreed to act as a Swing Line Lender and to which CIBC and Celestica may have agreed to acting as a Swing Line Lender from time to time;

“Swing Line Shortfall” has the meaning specified in Section 2.23(a)(i);

“Take-over Bid” means an offer to acquire made by Celestica or any Restricted Subsidiary, alone or acting jointly or in concert (within the meaning of Part XX of the Securities Act (Ontario, as the same shall be amended from time to time)) with any other Person or Persons (collectively, the “offeror”) to any holder of Shares or securities convertible, exchangeable or exercisable into Shares (the “target shares”) of any corporation or other entity (the “target”), which has not been solicited by or made at the request of the board of directors of the target or with respect to which the board of directors of the target has not recommended acceptance, where the target shares subject to the offer, together with the target shares already held by or on behalf of the offeror on the date of the offer, constitute, in aggregate, 20% (or such lesser percentage as would require compliance with the formal requirements governing take-over bids under Applicable Law (such as the delivery of a take-over bid circular or equivalent disclosure documents to shareholders of the target)) or more of the outstanding target shares at the date of the offer to acquire, but excluding any such offer which, under the Applicable Law of the jurisdiction in which such offer is made, would be exempt from such formal requirements;

“Take-over Bid Notice” has the meaning specified in Section 2.3(d);

“Taxes” includes all present and future income, corporation, capital gains, capital and value-added and goods and services taxes and all stamp, franchise and other taxes and levies, imposts, deductions, duties, charges and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and charges, fees and other amounts made on or in respect thereof;

“Thai Material Restricted Subsidiary” has the meaning specified in Section 9.1(m)(iv);

“Toronto Office” means the office of the Administrative Agent located at 40 Dundas Street West, 5th Floor, Toronto, Ontario, Canada M5G 2C2 (facsimile: 416-956-3830) or such other address as either of the Administrative Agent may designate by notice to Celestica;

“Transfer Notice” means a notice substantially in the form of Schedule J;

“Trigger Event” means the occurrence of a Debt Rating Downgrade after the Security has been released in accordance with Section 9.1(p)(v);

“United States Dollars” and “U.S.$” means the lawful currency of the United States of America in immediately available funds;

“Unrestricted Subsidiary” means a Subsidiary of Celestica designated by Celestica as such in accordance with Section 7.4 of this Agreement and any Subsidiary of an Unrestricted Subsidiary;

“Upfront Fee” has the meaning specified in Section 2.14(c);

“U.S. Designated Subsidiary” means a Designated Subsidiary (a) which was incorporated, continued, amalgamated or otherwise created in accordance with and continues to be governed by the laws of a state of the United States of America and which is domiciled in the United States of America and (b) which has satisfied and complied with the terms of Section 7.1(b);

“US Grantor” means a Grantor that was incorporated, continued, amalgamated, merged or otherwise created in accordance with and continues to be governed by the laws of any state of the United States of America;

“U.S. Lenders” means (i) the financial institutions set out in Schedule A.2 to this Agreement as such Schedule A.2 may be amended pursuant to Section 2.25(a) and (ii) all assignees under Transfer Notices sent pursuant to Section 13.11, in each case, in respect of its Commitment as a U.S. Lender set out in Schedule B; and

“Widely Held” means, in respect of the Shares of Celestica, that no one Person or group of Persons acting jointly or in concert (within the meaning of Part XX of the Securities Act (Ontario), as the same shall be amended from time to time), other than Onex Corporation, controls securities of Celestica to which are attached more than 33% of the votes that may be cast to elect the directors of Celestica.

1.2                               Headings

The division of this Agreement into Articles and Sections and the insertion of an index and headings are for convenience of reference only and shall not affect the construction or interpretation hereof.  The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, paragraph or other portion hereof and include any agreement supplemental hereto.

1.3                               Use of Defined Terms

Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Drawdown Notice, Conversion Notice, Rollover Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

1.4                               Extended Meanings

Words importing the singular number only shall include the plural and vice versa, and words importing any gender shall include all genders.

1.5                               Cross References

Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and unless otherwise specified references in the Article,

Section or definition to any Clause are references to such Clause of such Article, Section or definition.

1.6                               Reference to Agents or Lenders

Any reference in this Agreement to an Agent or a Lender shall be construed so as to include its permitted successors, transferees or assigns hereunder in accordance with their respective interests.

1.7                               Accounting Terms

Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles, consistently applied; provided that, if Celestica notifies the Administrative Agent that it wishes to amend any covenant in Section 9.3 to eliminate the effect of any change in GAAP or any change in the application of accounting policies on the operation of such covenant (or the Administrative Agent notifies Celestica that the Majority Lenders wish to amend Section 9.3 for such purpose), Celestica’s compliance with such covenant shall be determined on the basis of GAAP or accounting policies in effect immediately before the relevant change in GAAP or change in accounting policies became effective, until either such notices are withdrawn or such covenant is amended in a manner satisfactory to Celestica, the Administrative Agent and the Majority Lenders.

1.8                               Consolidated Financial Statements and Consolidated Accounts

Notwithstanding Section 1.7, wherever in this Agreement reference is made to a consolidated financial statement of Celestica or to a determination to be made on a consolidated basis, such reference shall be deemed to be to a consolidated financial statement or consolidated basis, determined in accordance with GAAP, which consolidates only the financial statements or accounts of Celestica and its Subsidiaries, excluding all Unrestricted Subsidiaries, with investments by Celestica or any Restricted Subsidiary in Unrestricted Subsidiaries accounted for using equity accounting. At any time that Celestica and all Restricted Subsidiaries have no Unrestricted Subsidiaries, all references to consolidated financial statements herein shall be deemed to be references to the fully consolidated financial statements of Celestica.

1.9                               Non-Banking Days

Except as otherwise specified herein, whenever any payment to be made hereunder shall be stated to be due or any action to be taken hereunder shall be stated to be required to be taken on a day other than a Banking Day, such payment shall be made or such action shall be taken on the next succeeding Banking Day and, in the case of the payment of any monetary amount, the extension of time shall be included for the purposes of computation of interest or fees thereon.

1.10                        References to Time of Day

Except as otherwise specified herein, a time of day shall be construed as a reference to Toronto, Canada time.

1.11                        Severability

In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any Applicable Law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

1.12                        Currency

All monetary amounts in this Agreement refer to United States Dollars unless otherwise specified.

1.13                        References to Statutes

Except as otherwise provided herein, any reference in this Agreement to a statute shall be construed to be a reference to such statute as the same may have been, or may from time to time be, amended, reformed or otherwise modified or re-enacted from time to time.

1.14                        References to Agreements

Except as otherwise provided herein, any reference herein to this Agreement, any other Loan Document or any other agreement or document shall be construed to be a reference to this Agreement, such Loan Document or such other agreement or document, as the case may be, as the same may have been, or may from time to time be, amended, restated, extended, supplemented or replaced.

1.15                        Consents and Approvals

Whenever the consent in writing or approval in writing of a party hereto is required in a particular circumstance, unless otherwise expressly provided for therein, such consent or approval shall not be unreasonably withheld or delayed by such party.

1.16                        Schedules

The following are the Schedules attached hereto and incorporated by reference and deemed to be part hereof:

Schedule A.1	-	Canadian Lenders

Schedule A.2	-	U.S. Lenders

Schedule B	-	Lenders’ Commitments

Schedule C	-	Applicable Margin, Facility Fee and LC Fee

Schedule D	-	Quarterly Certificate on Covenants

Schedule E	-	Conversion Notice

Schedule F	-	Designated Subsidiary Agreement

Schedule G	-	Drawdown Notice and Notice of Swing Line Borrowing

Schedule H	-	Guarantees

Schedule I	-	Rollover Notice

Schedule J	-	Transfer Notice

Schedule K	-	Issuance Request

Schedule L	-	Acceptance Note

Schedule M	-	Consent Lender Notice

Schedule N	-	Mandatory Cost Calculation

Schedule O	-	[Intentionally deleted]

Schedule P	-	Permitted Encumbrance Certificate

Schedule Q	-	[Intentionally deleted]

Schedule R	-	Permitted Dissolutions

Schedule S	-	Permitted Mergers

Schedule T	-	Security Agreement

Schedule U	-	Pledge Agreement

Schedule V	-	Commitment Notice

Schedule W	-	Consent Lender Notice

Schedule X	-	Other Jurisdiction Lender Commitment Notice

Schedule Y	-	Affiliate Lender Notice

Schedule Z	-	Affiliate Lender Commitment Notice

ARTICLE 2
THE FACILITY

2.1                               Establishment of the Facility

Upon the terms and subject to the conditions hereof, each of the Lenders hereby severally agrees to make its Global Rateable Portion or its Main Facility Rateable Portion, as applicable, of the Facility available to the Borrowers as specified in Sections 2.2, 2.3 and 2.22.

2.2                              Purpose, Nature and Term of the Facility

(a)                                 The Facility is being made available to the Borrowers by the Lenders for the business and operations of the Borrowers and their respective Restricted

Subsidiaries, including, without limitation and for greater certainty, to finance acquisitions of companies which, after the acquisition thereof, will become Restricted Subsidiaries or assets which, after the acquisition thereof, will be owned by Celestica or a Restricted Subsidiary.

(b)                                 Advances under the Facility shall not be used by any Borrower to finance the acquisition of, investment in, loan to or to provide working capital to an Unrestricted Subsidiary. Letters of Credit shall not be available to support or secure any Indebtedness of an Unrestricted Subsidiary, including, without limitation, a loan or other advance to an Unrestricted Subsidiary.

(c)                                  Subject to the terms and conditions of this Agreement (including, without limitation, Section 2.8) the Facility shall be a revolving credit facility and the Borrowers may borrow, repay and reborrow under the Facility as they see fit at any time prior to the Maturity Date. The Facility shall terminate on the Maturity Date.

2.3                               Availability of Advances

(a)                                 The Facility shall be available for Drawdowns by the Borrowers, at the option of the Borrowers, as follows:

(i)                                     to Celestica or any Canadian Designated Subsidiary, Drawdowns from Canadian Lenders, each in a minimum amount of Cdn.$5,000,000 and integral multiples of Cdn.$100,000 in excess thereof, in Canadian Dollars by way of Prime Rate Advances;

(ii)                                  to Celestica or any Canadian Designated Subsidiary, Drawdowns from Canadian Lenders, each in a minimum amount of Cdn.$5,000,000 and integral multiples of Cdn.$100,000 in excess thereof, in Canadian Dollars by way of Bankers’ Acceptance Advances;

(iii)                               to Celestica or any Canadian Designated Subsidiary, Drawdowns from Canadian Lenders, each in a minimum amount of U.S.$5,000,000 and integral multiples of U.S.$100,000 in excess thereof, in United States Dollars by way of Base Rate Canada Advances;

(iv)                              to Celestica or any Canadian Designated Subsidiary, Drawdowns from Canadian Lenders, each in a minimum amount of U.S.$5,000,000 and integral multiples of U.S.$100,000 in excess thereof, in United States Dollars by way of LIBOR Advances;

(v)                                 to any U.S. Designated Subsidiary, Drawdowns from U.S. Lenders each in a minimum amount of U.S.$5,000,000 and integral multiples of U.S.$100,000 in excess thereof, in United States Dollars by way of Base Rate Advances;

(vi)                              to any U.S. Designated Subsidiary, Drawdowns from U.S. Lenders, each in a minimum amount of U.S.$5,000,000 and integral multiples of

U.S.$100,000 in excess thereof, in United States Dollars by way of LIBOR Advances;

(vii)                           to any Consent Designated Subsidiary, Drawdowns from the Relevant Lenders, each in a minimum amount of U.S.$5,000,000 and integral multiples of U.S. $100,000 in excess thereof, in United Stated Dollars by way of LIBOR Advances; and

(viii)                        to Celestica, Letters of Credit from the Issuing Bank on behalf of the Canadian Lenders in, at the option of Celestica, Canadian Dollars, United States Dollars, Euros or Pounds Sterling or such other currency as Celestica may request, in accordance with Article 3.

(b)                                 Each Drawdown of an Advance pursuant to Section 2.3(a)(i) to (vii) shall be made by irrevocable Drawdown Notice, which Drawdown Notice shall be given by the applicable Borrower to the Administrative Agent, not later than (x) 10:00 a.m. Toronto, Canada time on the Banking Day prior to the relevant Drawdown Date in the case of Prime Rate Advances, Bankers’ Acceptance Advances, Base Rate Canada Advances and Base Rate Advances, (y) 10:00 a.m. New York, New York time on the third Banking Day prior to the relevant Drawdown Date in the case of a LIBOR Advance in United States Dollars requested by Celestica, a Canadian Designated Subsidiary or a U.S. Designated Subsidiary, and (z) 10:00 a.m. London, England time on the third Banking Day prior to the relevant Drawdown Date in the case of a LIBOR Advance in United States Dollars requested by a Consent Designated Subsidiary.

(c)                                  The Borrowers shall have the right to convert one currency into another as they see fit, but subject to the terms of this Agreement, including, without limitation, those provisions set out in Sections 2.3(a)(i) to (vii) if the Conversion relates to an Advance other than a Swing Line Advance, providing for the manner in which the Facility is available to each Borrower.  Celestica or a Canadian Designated Subsidiary may not make a Drawdown under the Facility if, as a result of such Drawdown, the sum of (i) the Equivalent Amount, expressed in United States Dollars, of the aggregate principal amount of all Prime Rate Advances and Acceptance Notes outstanding under the Facility, plus (ii) the Equivalent Amount, expressed in United States Dollars, of the aggregate Face Amount of all Bankers’ Acceptances outstanding under the Facility, plus (iii) the Equivalent Amount, expressed in United States Dollars, of the maximum amount which may be drawn under all Letters of Credit outstanding under the Facility, plus (iv) the aggregate principal amount of all Base Rate Canada Advances outstanding under the Facility, plus (v) the aggregate principal amount of all LIBOR Advances outstanding under the Facility to Celestica or a Canadian Designated Subsidiary (collectively, the “Canadian Outstanding Amount”) would exceed the aggregate of all Commitments of the Canadian Lenders at such time (or such lesser amount as may be available following a cancellation in part of the Facility pursuant to Section 2.7).  A U.S. Designated Subsidiary may not make a Drawdown under the Facility if, as a result of such Drawdown, the sum of (i) the aggregate principal amount of all Base Rate Advances outstanding under the Facility to a U.S. Designated Subsidiary, plus (ii) the aggregate principal amount of all LIBOR Advances outstanding under the Facility to a U.S. Designated Subsidiary would exceed the aggregate of all Commitments of the U.S. Lenders at such time (or such lesser amount as may be available following a cancellation in part of the Facility pursuant to Section 2.7).  A Consent Designated Subsidiary may not make a Drawdown under the Facility if, as a result of such Drawdown, the sum of the aggregate principal amount of all LIBOR Advances outstanding under the Facility to a Consent Designated Subsidiary by the Relevant Lenders would exceed the aggregate of all Commitments of such Relevant Lenders at such time (or such lesser amount as may be available following a cancellation in part of the Facility pursuant to Section 2.7).

(d)                                 If a Borrower wishes to make a Drawdown under the Facility for the purpose of financing a Take-over Bid, such Borrower shall deliver to the Administrative Agent a written notice (a “Take-over Bid Notice”) thereof at least ten (10) Banking Days prior to the day on which it gives to the Administrative Agent a Drawdown Notice requesting such Drawdown.  Such Take-over Bid Notice shall include the details of such Take-over Bid.  As soon as possible, but in any event within five (5) Banking Days of the giving of the Take-over Bid Notice, each Relevant Lender shall, acting reasonably and in good faith, determine whether or not it wishes to fund its Main Facility Rateable Portion of such Drawdown.  Notwithstanding any other provisions hereof, if any Relevant Lender determines that it does not wish to fund its Main Facility Rateable Portion of such Drawdown, such Relevant Lender shall not be required to fund its Main Facility Rateable Portion of such Drawdown and the Drawdown shall be reduced accordingly, and such Relevant Lender shall be considered to be acting reasonably and in good faith if it determines that it does not wish to fund such Drawdown based on any of its internal regulatory, take-over bid and credit policies and procedures.

(e)                                  This Section 2.3 shall not apply to Swing Line Advances.

(f)                                   An Other Jurisdiction Lender may only make Advances to Consent Designated Subsidiaries domiciled in one Additional Jurisdiction.

(g)                                  Celestica may increase or decrease:

(i)                                     the Commitments of the U.S. Lenders, in the aggregate, the Canadian Lenders, in the aggregate, and/or the Other Jurisdiction Lenders in respect of an Additional Jurisdiction, in the aggregate, by written notice set out in the Officer’s Certificate of Celestica to be delivered by it quarterly pursuant to Section 9.1(a)(iii);

(ii)                                  the Commitments of the U.S. Lenders, in the aggregate, and the Canadian Lenders, in the aggregate, upon three (3) Banking Days’ prior written notice, not more than two times per year, by delivery to the Administrative Agent of a notice in the form of Schedule V; and

(iii)                               the Commitments of the Other Jurisdiction Lenders in respect of an Additional Jurisdiction and their Related Lenders, in the aggregate, upon five (5) Banking Days’ prior written notice, not more than two times per year, by delivery to the Administrative Agent of a notice in the form of Schedule V;

provided that following any such increases or decreases: (A) there shall be no change in the aggregate Commitments of all Lenders; (B) the aggregate Commitments of the Lenders in respect of Canada, the U.S. and each Additional Jurisdiction shall not be less than the aggregate Advances of the Lenders that are outstanding to Borrowers in such jurisdictions immediately prior to such changes being made; and (C) the aggregate Other Jurisdiction Lenders’ Commitments in respect of an Additional Jurisdiction shall not be greater than the aggregate maximum Commitments of such Other Jurisdiction Lenders set out in Schedule B.  Following receipt of such written notice, the Administrative Agent shall determine the revised Commitment of each Lender based on the revised aggregate Commitments of the U.S. Lenders, the Canadian Lenders and the Other Jurisdiction Lenders in respect of each Additional Jurisdiction, as applicable, and shall amend Schedule B to reflect such revised Commitments.   For greater certainty, in any year, Celestica shall be entitled to effect increases or decreases in Commitments pursuant to all of Section 2.3(g)(i), (ii) and (iii) cumulatively.

(h)                                 In determining the revised Commitment of each Lender as a result of an increase or decrease in Commitments under Section 2.3(g), the Administrative Agent shall ensure that following the changes to the Commitments of each Lender: (A) the aggregate Commitments of a Lender and all of its Related Lenders shall be the same after giving effect to such changes in the Commitments; (B) a Lender’s Commitment shall not be less than the aggregate Advances of such Lender that are outstanding immediately prior to such changes being made; and (C) an Other Jurisdiction Lender’s Commitment shall not be greater than the maximum Commitment of such Other Jurisdiction Lender set out in Schedule B.

2.4                               Lenders’ Obligations

(a)                                 The obligations of the Lenders hereunder are several and not joint.

(b)                                 Save as otherwise specifically provided herein, each Lender shall participate in each applicable Advance (other than, for certainty, any Swing Line Advance) referred to in the applicable provisions of Section 2.3 in accordance with its Main Facility Rateable Portion.

(c)                                  The failure of any Lender to make available its share of any Advance required to be made by it under this Agreement shall not relieve any other Lender of its obligation to make available its share of any Advance required to be made under this Agreement.

2.5                               Repayment of Advances by Former Designated Subsidiaries

Provided that the Facility is not earlier accelerated in accordance with Article 10, a Subsidiary which is no longer a Designated Subsidiary by virtue of the delivery of a notice in writing to the Administrative Agent to that effect by Celestica in accordance with Section 7.1(g) of this

Agreement shall repay to the Administrative Agent the principal amount of Advances made by the Lenders to such Subsidiary, together with all accrued and unpaid interest thereon, on the day which is five (5) Banking Days after the date of delivery of such notice by Celestica to the Administrative Agent in accordance with Section 7.1(g) of this Agreement.

2.6                               Repayment of Facility

(a)                                 In the event that, at any time, the Canadian Outstanding Amount exceeds the maximum amount allowed pursuant to Section 2.3 due to changes in exchange rates, then Celestica shall forthwith repay to the Administrative Agent or cause another Borrower to forthwith repay to the Administrative Agent that portion of the Canadian Outstanding Amount which is in excess of the maximum amount allowed pursuant to Section 2.3; provided, however, that unless the Canadian Outstanding Amount exceeds One Hundred and Five Per Cent (105%) of the aggregate Commitments of the Canadian Lenders under the Facility, there shall be no such obligation to make a repayment hereunder until the earlier of (i) 15 days and (ii) the next following Interest Payment Date, Drawdown Date, date of Rollover or date of Conversion, in each case, following receipt of written notice of determination of such Canadian Outstanding Amount by the Administrative Agent to Celestica, and provided further that if such repayment would result in the repayment of a Bankers’ Acceptance Advance prior to its maturity date or the repayment of an Acceptance Note or a LIBOR Advance prior to the last day of its Interest Period, Celestica may, or may cause another Borrower to, at its option and in lieu of repayment of such Advances, deposit with the Administrative Agent cash collateral in an amount equal to the required repayment amount to be held by the Administrative Agent for distribution to the Canadian Lenders as repayment of a Bankers’ Acceptance Advance on its maturity date (or the last day of its then current Interest Period in the case of an Acceptance Note) or repayment of an Acceptance Note or a LIBOR Advance on the last day of its then current Interest Period, as the case may be.

(b)                                 Provided that the Facility is not prepaid or accelerated in accordance with Article 10, each Borrower shall repay the principal amount of all Advances made to it outstanding under the Facility, together with accrued and unpaid interest thereon, on the Maturity Date to the Administrative Agent and, in the event that the expiry date of any Letter of Credit is after the Maturity Date, Celestica shall on or before the Maturity Date, deposit with the Administrative Agent, on behalf of the Issuing Bank, an amount equal to the undrawn Face Amount of any such issued and outstanding Letter of Credit. Such amount shall be held by the Administrative Agent in an interest-bearing account and shall be applied to satisfy Celestica’s obligations pursuant to Section 3.4 in the event that the Issuing Bank is called upon by a beneficiary to honour a Letter of Credit.  Following the expiry of all such Letters of Credit, the Administrative Agent shall pay to Celestica the amounts so deposited, together with any interest accrued thereon less any amount paid by the Administrative Agent to the Issuing Bank.  At any time that any Letter of Credit shall be reduced in accordance with Section 3.1(c)(ii), Celestica’s obligations under this Section 2.6(b) shall be reduced accordingly, subject to reinstatement in the event any payment in respect of such Letter of Credit is recovered by any beneficiary in any manner from the Issuing Bank.

(c)                                  All repayments of the Facility by the Borrowers shall be in a minimum amount equal to the minimum amount of a Drawdown of each type of Advance set out in Section 2.3 and amounts in excess thereof in integral multiples of U.S.$100,000, or the Equivalent Amounts thereof in the currency in which each Advance is denominated except in the event of a Rollover of an Advance into a lesser amount than the Advance then outstanding or a repayment pursuant to Section 2.6(a) and (b) which may be in any amount. Repayments of any Advance outstanding under the Facility shall be made in the currency in which such Advance is denominated.

2.7                               Payments/Cancellation or Reduction

Celestica may at any time, upon giving at least three (3) Banking Days’ prior notice to the Administrative Agent, repay, or cause another Borrower to repay and, in each case, cancel, any drawn portion of the Facility or cancel in full or, from time to time, in part, any undrawn portion of the Facility; provided, however, that:

(a)                                 if any such repayment relates to Bankers’ Acceptances, Acceptance Notes or Letters of Credit, which have not matured, the Borrower to which such Advance was made shall, at such time, deposit in a cash collateral account opened and maintained by the Administrative Agent such amount as may be required to yield an amount equal to the aggregate undiscounted Face Amount of such instruments on the maturity dates thereof;

(b)                                 in the event that any such repayment relates to a LIBOR Advance other than on the scheduled last day of the applicable Interest Period, the Borrower to which such Advance was made shall contemporaneously pay to the Administrative Agent all applicable breakage costs, being any loss or expense incurred by the Relevant Lenders by reason of the resulting liquidation or re-employment of deposits of funds;

(c)                                  any such reduction shall be in a minimum amount of U.S.$5,000,000 and cancellations in excess thereof shall be in increments of U.S.$100,000;

(d)                                 in the case of a cancellation or reduction of the Facility, Celestica shall specify whether it wishes to reduce the aggregate Commitments of (i) the Canadian Lenders, (ii) the U.S. Lenders or (iii) the Other Jurisdiction Lenders in respect of an Additional Jurisdiction and the amount by which it wishes to reduce the aggregate Commitments of each such group of Lenders;

(e)                                  any cancellation of the aggregate Commitments of the Canadian Lenders shall reduce the Commitment of each Canadian Lender on a pro rata basis having regard to the Commitment of each Canadian Lender;

(f)                                   any cancellation of the aggregate Commitments of the U.S. Lenders shall reduce the Commitment of each U.S. Lender on a pro rata basis having regard to the Commitment of each U.S. Lender;

(g)                                  any cancellation of the aggregate Commitments of the Other Jurisdiction Lenders in respect of an Additional Jurisdiction shall reduce the Commitment of such Other Jurisdiction Lenders on a pro rata basis having regard to the Commitment of each such Other Jurisdiction Lender;

(h)                                 consent of all Lenders shall be required in the event that a cancellation or reduction of the Commitments of the Canadian Lenders, the U.S. Lenders or the Other Jurisdiction Lenders pursuant to Section 2.7(d) results in a non pro rata cancellation or reduction of the Commitments of the Lenders, considered as a whole; and

(i)                                     any such cancellation shall permanently reduce the Facility and may not be reinstated.

Any amount deposited in a cash collateral account pursuant to Section 2.7(a) in respect of a Letter of Credit which has not matured shall be held in an interest bearing account and shall be applied to satisfy Celestica’s obligation in the event that the Issuing Bank is called upon by a beneficiary to honour such Letter of Credit.  Following the expiry of such Letter of Credit, the Administrative Agent shall pay to Celestica the amount so deposited, together with any interest accrued thereon less any amount paid by the Administrative Agent to the Issuing Bank.  At any time that such Letter of Credit shall be reduced in accordance with Section 3.1(c)(ii), Celestica’s obligations to deposit an amount with the Administrative Agent in respect of such Letter of Credit shall be reduced accordingly, subject to reinstatement in the event any payment in respect of such Letter of Credit is recovered by any beneficiary in any manner from the Issuing Bank.

2.8                               Maturity Date

Subject to Section 2.7, Section 10.2 and Section 10.5, the Facility shall be available until the Maturity Date. Notwithstanding the termination of the availability of the Facility, until all of the Obligations (other than contingent indemnity obligations) of the Borrowers shall have been fully and indefeasibly paid and satisfied and all financing arrangements among the Borrowers and the Lenders with respect to the Obligations shall have been cancelled or terminated, all of the rights and remedies of the Lenders and the Agents under this Agreement and the other Loan Documents shall survive.

2.9                               Interest on Prime Rate Advances

Interest on each Prime Rate Advance shall accrue at a rate per annum equal to the Prime Rate in effect from time to time during the period of time that the Prime Rate Advance is outstanding plus the Applicable Margin. Such interest shall be payable to the Administrative Agent at its Toronto Office in Canadian Dollars monthly in arrears on the first Banking Day of the following month (each herein referred to as an “Interest Payment Date”) in each year for the period from and including the Drawdown Date for such Advance (or, if applicable, the date on which such Advance was converted into a Prime Rate Advance) or the preceding Interest Payment Date for such Prime Rate Advance, as the case may be, to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Prime Rate Advance from time to time outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 or 366 days (in the case of an Interest Payment Date occurring in a leap year). Changes in the Prime Rate shall cause an automatic and immediate adjustment of the interest rate payable on Prime Rate Advances without the necessity of any notice to the Borrowers.

2.10                        Interest on Base Rate Canada Advances

Interest on each Base Rate Canada Advance shall accrue at a rate per annum equal to the Base Rate Canada in effect from time to time during the period of time that the Base Rate Canada Advance is outstanding plus the Applicable Margin. Such interest shall be payable to the Administrative Agent at its Toronto Office in United States Dollars monthly in arrears on each Interest Payment Date in each year for the period from and including the Drawdown Date for such Advance (or, if applicable, the date on which such Advance was converted into a Base Rate Canada Advance) or the preceding Interest Payment Date for such Base Rate Canada Advance, as the case may be, to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Base Rate Canada Advance from time to time outstanding during such period and on the basis of the actual number of days elapsed and the number of days deemed to be included in a year by the definition of the rate used to set Base Rate Canada.  Changes in the Base Rate Canada shall cause an automatic and immediate adjustment of the interest rate payable on Base Rate Canada Advances without the necessity of any notice to the Borrowers.

2.11                        Interest on Base Rate Advances

Interest on each Base Rate Advance shall accrue at a rate per annum equal to the Base Rate in effect from time to time during the period of time that the Base Rate Advance is outstanding plus the Applicable Margin.  Such interest shall be payable to the Administrative Agent at its Toronto Office in United States Dollars monthly in arrears on each Interest Payment Date in each year for the period from and including the Drawdown Date for such Advance (or, if applicable, the date on which such Advance was converted into a Base Rate Advance) or the preceding Interest Payment Date for such Base Rate Advance, as the case may be, to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Base Rate Advance from time to time outstanding during such period and on the basis of the actual number of days elapsed in a year of 360 days.  Changes in the Base Rate shall cause an automatic and immediate adjustment of the interest rate payable on Base Rate Advances without the necessity of any notice to the Borrowers.

2.12                        LIBOR Advances

(a)                                 LIBOR Advances shall be available for Drawdown, Conversion or Rollover in United States Dollars in minimum principal amounts of U.S.$5,000,000 and integral multiples of U.S.$100,000 in excess thereof. Each Drawdown Notice shall specify the applicable Interest Period for the LIBOR Advance. The duration of each such Interest Period shall be for a period of approximately one, two, three or six months, or any other period, if available and agreed to by the Administrative Agent on behalf of the Lenders, as the Borrower requesting such Drawdown, Conversion or Rollover may select in the applicable Drawdown Notice, Conversion Notice or Rollover Notice. No LIBOR Advance may have an Interest Period ending after the Maturity Date. If any Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless such next succeeding Banking Day falls in the next calendar month, in which case such Interest Period shall be shortened to end on the immediately preceding Banking Day.

(b)                                 If a Lender determines that deposits of the necessary amount in the requested currency for the applicable Interest Period are not available in the London interbank market or if for any other reason the Administrative Agent, acting reasonably, is unable to determine the applicable LIBO Rate, then the relevant LIBOR Advance will not be made, and the Administrative Agent will discuss with such Borrower the particular circumstances and implications of such event. In the event that such determination is made by the Administrative Agent in the case of a proposed Rollover of an existing LIBOR Advance or a proposed Conversion of another type of Advance into a LIBOR Advance, the proposed LIBOR Advance will automatically be deemed to be a Base Rate Canada Advance if the Borrower delivering such Rollover Notice or Conversion Notice is Celestica or a Canadian Designated Subsidiary or a Base Rate Advance, if the Borrower delivering such Rollover Notice or Conversion Notice is a U.S. Designated Subsidiary or a Consent Designated Subsidiary.

(c)                                  Interest on any LIBOR Advance shall be calculated at a rate per annum equal to (without duplication) the LIBO Rate plus the Applicable Margin, plus any applicable Mandatory Cost then in effect, shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed (including the first day of each Interest Period but excluding the last day thereof) and divided by 360. Interest on any LIBOR Advance shall be payable to the Administrative Agent in United States Dollars in arrears on the last day of the Interest Period relating thereto; provided, however, that if the Interest Period is for a term of more than three months, interest shall be payable on the last Banking Day of the first three-month period and on the last Banking Day of each three-month period thereafter, as well as on the last day of the Interest Period.

(d)                                 If a LIBOR Advance to a U.S. Designated Subsidiary is neither repaid on the last day of an Interest Period nor converted into another type of Advance on such date pursuant to Section 2.15, and if the Administrative Agent has not received a Rollover Notice or a Conversion Notice specifying the term of the next Interest Period for such LIBOR Advance at or before 10:00 a.m. (local time in New York, New York) on the third Banking Day prior to the last day of the then current Interest Period, then the outstanding LIBOR Advance shall be deemed to be converted, by way of Conversion on the last day of the then current Interest Period, into a Base Rate Advance.

(e)                                  If a LIBOR Advance to Celestica or a Canadian Designated Subsidiary is neither repaid on the last day of an Interest Period nor converted into another type of Advance on such date pursuant to Section 2.15, and if the Administrative Agent has not received a Rollover Notice or a Conversion Notice specifying the term of the next Interest Period for such LIBOR Advance at or before 10:00 a.m. (Toronto, Canada) on the third Banking Day prior to the last day of the then current Interest Period, then the outstanding LIBOR Advance shall be deemed to be converted, by way of Conversion on the last day of the then current Interest Period, into a Base Rate Canada Advance.

(f)                                   If a LIBOR Advance to a Consent Designated Subsidiary is not repaid on the last day of an Interest Period, and if the Administrative Agent has not received a Rollover Notice specifying the term of the next Interest Period for such LIBOR Advance at or before 10:00 a.m. (Toronto, Canada) on the third Banking Day prior to the last day of the then current Interest Period, then on the last day of the then current Interest Period there shall be a deemed Rollover of the outstanding LIBOR Advance into a LIBOR Advance with an Interest Period of one month.

(g)                                  Except as otherwise provided herein, LIBOR Advances shall not be repaid, prepaid or converted into another type of Advance except on the last day of any Interest Period relating thereto.

(h)                                 If the Majority Lenders determine in good faith that the LIBO Rate for any requested Interest Period with respect to a proposed LIBOR Advance does not adequately and fairly reflect the cost to such Lenders of funding such Advance, the Administrative Agent will promptly so notify the Borrower and each Lender in writing. Thereafter, the obligation of the Lenders to make or maintain LIBOR Advances shall be suspended until the Administrative Agent (upon the instruction of the Majority Lenders) revokes such notice; provided that, at any time and from time to time, the Borrower shall have the right to request the Administrative Agent to request that the Lenders determine whether at such time the circumstances causing the suspension continue to exist and if the Majority Lenders determine, in good faith, that such circumstances no longer continue to exist then the Administrative Agent shall notify the Borrower in writing of such determination and immediately revoke such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing, conversion or continuation of LIBOR Advance or, failing that, in the case of Celestica or a Canadian Designated Subsidiary will be deemed to have converted such request into a request for a Base Rate Canada Advance and in the case of a U.S. Designated Subsidiary or a Consent Designated Subsidiary will be deemed to have converted such request into a request for a Base Rate Advance.

2.13                        Method and Place of Payment

(a)                                 Each payment to be made by a Borrower under this Agreement shall be made without deduction, set-off or counterclaim.

(b)                                 Except as provided in Section 4.2 with respect to Acceptance Fees and Section 3.8 with respect to fees for Letters of Credit, all payments of principal, interest and fees hereunder shall be made for value at or before 12:00 noon (local time in Toronto, Canada) on the day such amount is due by deposit or transfer thereof to the account of the Administrative Agent maintained at its Toronto Office. Payments received after such time shall be deemed to have been made on the next following Banking Day.

(c)                                  Subject to Section 11.16, each: (i) Canadian Lender shall be entitled to its Main Facility Rateable Portion of each repayment or prepayment of principal of a Prime Rate Advance (other than a Swing Line Advance), a LIBOR Advance, Acceptance Note, Base Rate Canada Advance (other than a Swing Line Advance)

or payment of the Face Amount of Bankers’ Acceptances made to Celestica or a Canadian Designated Subsidiary; (ii) U.S. Lender shall be entitled to its Main Facility Rateable Portion of each repayment or prepayment of principal of a LIBOR Advance or a Base Rate Advance made to a U.S. Designated Subsidiary; and (iii) Other Jurisdiction Lender shall be entitled to its Main Facility Rateable Portion of each repayment or prepayment of principal of a LIBOR Advance made to each Consent Designated Subsidiary that is its Borrower.

(d)                                 Notwithstanding Section 2.13(c), in the event that a Borrower is required to pay Additional Compensation to a Lender, such Borrower may prepay all or any portion of the Advances made by such Lender to such Borrower, without any obligation to prepay any portion of the Advances made by other Lenders to whom the Borrower is not required to pay Additional Compensation; provided, however, that any prepayment of a Bankers’ Acceptance Advance or LIBOR Advance shall be subject to the provisions of Section 12.2.

2.14                        Fees

(a)                                 During the period commencing on the date hereof and ending on the Maturity Date (in this Section 2.14, the “Relevant Period”), Celestica on behalf of itself and the other Borrowers shall pay to the Administrative Agent for the account of the Lenders a fee (the “Facility Fee”) calculated at the rate per annum set forth in Schedule C on the sum of (i) the aggregate Commitments of the Non-Defaulting Lenders (after giving effect to any cancellation and reduction pursuant to Section 2.7) hereunder and (ii) the aggregate outstanding Advances of the Defaulting Lenders hereunder during the Relevant Period from day to day which fee shall be payable quarterly in arrears. Each Lender shall be entitled to its Global Rateable Portion of the Facility Fee provided that in circumstances where a Defaulting Lender has outstanding Advances, such Defaulting Lender shall, until such time as it again becomes a Non-Defaulting Lender, only be entitled to a portion of the Facility Fee calculated on the basis of such Advances only and not its Commitment.

(b)                                 [Intentionally Deleted]

(c)                                  On or prior to the Closing Date, Celestica on behalf of itself and the other Borrowers shall pay to the Administrative Agent for the account of the Lenders in accordance with each Lender’s Global Rateable Portion a fee (the “Upfront Fee”) in accordance with the Fee Letter.

2.15                        Conversion Options

Subject to the provisions of this Agreement (including, without limitation, Section 4.5), provided that no Event of Default has occurred and is continuing, a Borrower may convert any type of Advance outstanding under the Facility as follows:

(a)                                 provided that the relevant Borrower thereunder is Celestica or a Canadian Designated Subsidiary, a Prime Rate Advance or a portion thereof into a Bankers’ Acceptance Advance by giving the Administrative Agent a Conversion Notice no later than 10:00 a.m. one (1) Banking Day prior to the date of the proposed Conversion;

(b)                                 provided that the relevant Borrower thereunder is Celestica or a Canadian Designated Subsidiary, the Face Amount of a Bankers’ Acceptance or the principal amount of any Acceptance Notes, as applicable, or a portion thereof into a Prime Rate Advance on the maturity date of the Bankers’ Acceptance or the last day of the then current Interest Period of such Acceptance Note by giving the Administrative Agent a Conversion Notice no later than 10:00 a.m. one (1) Banking Day prior to the date of the proposed Conversion;

(c)                                  provided that the relevant Borrower thereunder is Celestica or a Canadian Designated Subsidiary, a Base Rate Canada Advance or a portion thereof into a LIBOR Advance by giving the Administrative Agent a Conversion Notice no later than 10:00 a.m. three (3) Banking Days prior to the date of the proposed Conversion;

(d)                                 provided that the relevant Borrower thereunder is Celestica or a Canadian Designated Subsidiary, a LIBOR Advance or a portion thereof into a Base Rate Canada Advance on the last day of the Interest Period of the relevant LIBOR Advance by giving the Administrative Agent a Conversion Notice no later than 10:00 a.m. one (1) Banking Day prior to the date of the proposed Conversion;

(e)                                  provided that the relevant Borrower thereunder is a U.S. Designated Subsidiary, a Base Rate Advance or a portion thereof into a LIBOR Advance by giving the Administrative Agent a Conversion Notice no later than 10:00 a.m. three (3) Banking Days prior to the date of the proposed Conversion; and

(f)                                   provided that the relevant Borrower thereunder is a U.S. Designated Subsidiary, a LIBOR Advance, or a portion thereof, into a Base Rate Advance on the last day of the Interest Period of the relevant LIBOR Advance by giving the Administrative Agent a Conversion Notice no later than 10:00 a.m. one (1) Banking Day prior to the date of the proposed Conversion.

An Advance may not be converted into an Advance denominated in a currency other than the currency in which the original Advance was made; however, an Advance denominated in one currency may be repaid concurrently with the Drawdown of an Advance denominated in another currency.

2.16                        Execution of Notices

All Drawdown Notices, Conversion Notices, Rollover Notices and notices of repayment or cancellation and, unless otherwise provided herein, all other notices, requests, demands or other communications to be given to the Administrative Agent by a Borrower hereunder shall be executed by any one officer or director of the Borrower making each such Drawdown Notice, Conversion Notice, Rollover Notice or notice of repayment or cancellation.

2.17                        Evidence of Indebtedness

The Administrative Agent shall open and maintain in accordance with its usual practice books of account evidencing all Advances and all other amounts owing by the Borrowers to the Administrative Agent and the Lenders hereunder. The Administrative Agent shall also enter in the foregoing accounts details of every Letter of Credit issued on behalf of Celestica, details of every Drawdown Date in respect of each Advance and all amounts from time to time owing or paid by a Borrower to the Administrative Agent for its own account or for the account of the Relevant Lenders hereunder, the amounts of principal, interest and fees payable from time to time hereunder and the unused portion of each Lender’s Commitment available to be drawn down by the Borrowers or in respect of which Advances may be made in connection with reimbursement of the Issuing Bank pursuant to calls on a Letter of Credit. The information entered in the foregoing accounts shall constitute, in the absence of manifest error, prima facie evidence of the obligations of the Borrowers to the Administrative Agent and the Relevant Lenders hereunder, the date the Relevant Lenders made each Advance available to the Borrowers, the date the Issuing Bank issued or was called to honour a Letter of Credit and the amounts the Borrowers have paid from time to time on account of the principal of and interest on the Advances.

2.18                        Interest on Unpaid Costs and Expenses

Unless the payment of interest is otherwise specifically provided for herein, where a Borrower fails to pay any amount required to be paid by such Borrower hereunder when due, having received notice that such amount is due, such Borrower shall pay interest to the Administrative Agent on such unpaid amount, including overdue interest from the time such amount is due until paid at an annual rate equal to the sum of (i) 2%, plus (ii) the Prime Rate, in the case of overdue amounts payable in Canadian Dollars, or the Base Rate Canada, in the case of overdue amounts payable in United States Dollars. Such interest shall be determined daily, compounded quarterly in arrears on each Interest Payment Date in each year and payable on demand.

2.19                        Criminal Rate of Interest

Notwithstanding the foregoing provisions of this Article 2, the Borrowers shall in no event be obliged to make any payments of interest or other amounts payable to the Lenders hereunder in excess of an amount or rate which would be prohibited by law or would result in the receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)).

2.20                        Compliance with the Interest Act (Canada)

For the purposes of this Agreement, whenever any interest is calculated on the basis of a period of time other than a calendar year, the annual rate of interest to which each rate of interest determined pursuant to such calculation is equivalent for the purposes of the Interest Act (Canada) is such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days used in the basis of such determination.

2.21                        Nominal Rate of Interest

The parties acknowledge and agree that all calculations of interest under the Loan Documents are to be made on the basis of the nominal interest rate described herein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

2.22                        Swing Line Facility

(a)                                 Swing Line Advances.  Subject to Sections 2.22(b) and (k), the Swing Line Lender hereby agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Advances in Canadian Dollars or United States Dollars to Celestica or any Canadian Designated Subsidiary from time to time from the date hereof to the Maturity Date but in any event not later than the Maturity Date.

(b)                                 Limitation on Swing Line Advances.  No Swing Line Advance shall be made by the Swing Line Lender if:

(i)                                     the sum of (A) the Equivalent Amount in United States Dollars of such Swing Line Advance and (B) the Equivalent Amount in United States Dollars of the aggregate principal amount of all Swing Line Advances outstanding on such day exceeds the Available Swing Line Commitment;

(ii)                                  immediately after such Swing Line Advance is made, the Equivalent Amount in United States Dollars of the aggregate outstanding principal amount of all Advances to Celestica and each Canadian Designated Subsidiary exceeds the aggregate Commitments of the Canadian Lenders; or

(iii)                               a Trigger Event has occurred, no Debt Rating Upgrade has ensued and is continuing following the Trigger Event, and the obligations set out in Sections 9.1(p)(i) and 9.1(p)(ii) have not been satisfied.

(c)                                  Amount of Each Swing Line Advance.  Each Swing Line Advance in Canadian Dollars and each Swing Line Advance in United States Dollars shall be in an aggregate principal amount of Cdn.$ 1,000,000 or U.S.$ 1,000,000, as the case may be, or any integral multiple thereof.

(d)                                 Interest Rates.  Each Swing Line Advance shall bear interest on the outstanding principal amount thereof, for each day from the date such Swing Line Advance is made until it becomes due, at a rate per annum equal to, in the case of Swing Line Advances in Canadian Dollars, the Prime Rate plus the Applicable Margin, and, in the case of Swing Line Advances in United States Dollars, the Base Rate Canada plus the Applicable Margin.

(e)                                  Procedure for Requesting Swing Line Advances.  The relevant Borrower shall give to the Administrative Agent telephonic notice no later than 10:00 a.m. (local time) on the date of each Swing Line Advance specifying (i) the date of such Swing Line Advance, which shall be a Banking Day in Toronto, Canada; and (ii) the currency and amount of such Swing Line Advance. Such telephonic notice shall be followed by delivery by the relevant Borrower by no later than 3:00 p.m. local time on the same day of a Notice of Swing Line Borrowing. Promptly after receiving such Notice of Swing Line Borrowing, the Administrative Agent shall notify the relevant Swing Line Lender of the contents thereof and such Notice of Swing Line Borrowing shall not thereafter be revocable by such Borrower.

(f)                                   Funding of Swing Line Advances.  On the date of each Swing Line Advance, the Swing Line Lender shall make available such Swing Line Advance no later than 12:00 noon, Toronto, Canada time.

(g)                                  Optional Prepayment of Swing Line Advances.  Any Borrower may prepay its Swing Line Advance in whole at any time or from time to time in part in a minimum principal amount of Cdn.$1,000,000 or U.S.$1,000,000, as the case may be, or any integral multiple thereof, by giving notice of such prepayment to the Administrative Agent not later than 10:00 a.m. Toronto, Canada time on the date of prepayment and paying the principal amount to be prepaid (together with interest accrued thereon to the date of prepayment) to the Administrative Agent for the account of the Swing Line Lender.

(h)                                 Maturity of Swing Line Advances.  Any Swing Line Advance outstanding on the seventh day after such Swing Line Advance, if not repaid by such Borrower on such seventh day, shall convert to, in the case of a Swing Line Advance in Canadian Dollars, a Prime Rate Advance or, in a case of a Swing Line Advance in United States Dollars, a Base Rate Canada Advance, as the case may be. If, prior to the seventh day after such Swing Line Advance was made, the Administrative Agent declares the Advances to be immediately due and payable or the Commitments automatically terminate, each as set out in Section 10.2, such Swing Line Advance shall be due and payable on the date of such declaration by the Administrative Agent or automatic termination.

(i)                                     Refunding Unpaid Swing Line Advances.  If any Swing Line Advance is converted, pursuant to Section 2.22(h), to another form of Advance, the Swing Line Lender shall forthwith notify the Administrative Agent and the Administrative Agent shall, by notice to the Canadian Lenders (including the Swing Line Lender in its capacity as a Canadian Lender), require the Canadian Lenders to pay to the Administrative Agent, for the account of the Swing Line Lender, their Main Facility Rateable Portion of the aggregate amount of such other form of Advance. Such other form of Advance shall constitute, in the case of a Swing Line Advance in Canadian Dollars, a Prime Rate Advance and, in the case of a Swing Line Advance in United States Dollars, a Base Rate Canada Advance, provided that if the Canadian Lenders are prevented from making such Advances by provisions of applicable bankruptcy laws or otherwise, the amount so paid by each Canadian Lender shall constitute a purchase by it of a participation in the unpaid principal amount of such converted Swing Line Advances. Any such notice to the Canadian Lenders shall specify the date on which such payments are to be made by them. No later than 12:00 noon Toronto,

Canada time on the date so specified each Canadian Lender shall pay the amount so notified to it in immediately available funds to the Administrative Agent for the account of the Swing Line Lender. Each Canadian Lender’s obligations to make payments for the account of the Swing Line Lender under this subsection shall be absolute and unconditional and shall not be affected by any circumstance provided that no Canadian Lender shall be obligated to make any payment to the Administrative Agent under this Section with respect to a Swing Line Advance made by the Swing Line Lender at a time when such Swing Line Lender had received written notice from Celestica or the Administrative Agent that a Default had occurred and was continuing. Notwithstanding the provisions of this Section 2.22(i), if Export Development Canada (“EDC”) is prevented from making such Advances or from purchasing such participation by any Applicable Law, EDC’s Main Facility Rateable Portion of such Swing Line Advance to be so converted shall not be converted and shall remain outstanding as a Swing Line Advance, and EDC shall provide to the Swing Line Lender a guarantee of payment of such amount, which guarantee shall be in form and substance satisfactory to the Swing Line Lender.

(j)                                    Increasing or Decreasing Available Swing Line Commitment.  At any time and from time to time, Celestica may, by written notice to the Administrative Agent, increase or decrease the Available Swing Line Commitment, provided that the Available Swing Line Commitment shall at no time exceed U.S.$ 25,000,000 less the amount, if any, that the Commitment of the Swing Line Lender has been reduced pursuant to Section 2.7 or be less than zero.

(k)                                 Take-over Bids.  If a Borrower wishes to make a Drawdown of a Swing Line Advance for the purpose of financing a Take-over Bid, such Borrower shall deliver to the Swing Line Lender a Take-over Bid Notice at least ten (10) Banking Days prior to the day on which it gives to the Swing Line Lender a telephonic notice or Notice of Swing Line Borrowing requesting such Drawdown. Such Take-over Bid Notice shall include the details of such Take-over Bid. As soon as possible, but in any event within five (5) Banking Days of the giving of the Take-over Bid Notice, the Swing Line Lender shall, acting reasonably and in good faith, determine whether or not it wishes to fund such Swing Line Advance.  Notwithstanding any other provisions hereof, if the Swing Line Lender determines that it does not wish to fund such Swing Line Advance, the Swing Line Lender shall not be required to fund such Swing Line Advance, and the Swing Line Lender shall be considered to be acting reasonably and in good faith if it determines that it does not wish to fund such Swing Line Advance based on any of its internal regulatory, take-over bid and credit policies and procedures.

2.23                        Defaulting Lender

Notwithstanding any other provision in this Agreement to the contrary, if at any time a Lender becomes a Defaulting Lender, then the following provisions shall apply so long as any Lender is a Defaulting Lender:

(a)                                 If any Swing Line Advances are outstanding hereunder at any time that one or more Canadian Lenders is a Defaulting Lender:

(i)                                     the participation of the Defaulting Lenders in the Swing Line Advances (the “Swing Line Shortfall”) shall be allocated to the Canadian Lenders who are not Defaulting Lenders in accordance with each such Canadian Lender’s Main Facility Rateable Portion, calculated without regard to the Commitments of any Canadian Lender who is a Defaulting Lender; provided that such allocation may be effected if and only to the extent that such allocation would not cause the Equivalent Amount in United States Dollars of the aggregate Advances of a Canadian Lender and the Equivalent Amount in United States Dollars of such Lender’s Main Facility Rateable Portion of all outstanding Swing Line Loans to exceed its Commitment; and

(ii)                                  upon two (2) Banking Days written notice by the Administrative agent, Celestica shall immediately prepay the portion of the Swing Line Shortfall which cannot be allocated to a Canadian Lender in accordance with Section 2.23(a)(i).

(b)                                 If any Letters of Credit are outstanding at any time that one or more Canadian Lenders is a Defaulting Lender (the Defaulting Lenders’ participation in such Letters of Credit hereinafter referred to as the “Letter of Credit Shortfall”):

(i)                                     the Letter of Credit Shortfall shall be allocated to the Canadian Lenders who are not Defaulting Lenders in accordance with each such Canadian Lenders’ Main Facility Rateable Portion, calculated without regard to the Commitments of any Canadian Lender who is a Defaulting Lender; provided that such allocation may be effected if and only to the extent that such allocation would not cause the Equivalent Amount in United States Dollars of the aggregate Advances of a Canadian Lender and the Equivalent Amount in United States Dollars of its Main Facility Rateable Portion of all outstanding Swing Line Loans to exceed its Commitment;

(ii)                                  upon written notice by the Administrative Agent, Celestica shall immediately cash collateralize the portion any Letter of Credit which cannot be allocated to a Canadian Lender in accordance with Section 2.23(b)(i) by depositing such amount with the Administrative Agent, on behalf of the Issuing Bank, at or before 1:00 p.m. Toronto, Canada time, on the date that is two (2) Banking Days following notice by the Administrative Agent.

Any such amount received by the Administrative Agent, on behalf of the Issuing Bank, pursuant to Section 2.23(b)(ii) shall be held as collateral security for the repayment of all Obligations in connection with the applicable Letter of Credit and upon the drawing of such Letter of Credit, such amount shall be applied to reimburse the Issuing Bank. The Administrative Agent, on behalf of the Issuing Bank, shall return to Celestica the amount by which the aggregate cash collateral then on deposit with the Administrative Agent pursuant to Section 2.23(b)(ii) together with any interest thereon, exceeds the amount required to be cash collateralized in accordance with Section 2.23(b)(ii), if, at any time (i) such amount decreases as a result of the termination, reduction or cancellation of a

Letter of Credit; (ii) the Defaulting Lender ceases to be a Defaulting Lender; or (iii) the Defaulting Lender is removed or replaced in accordance with the provisions of Section 2.24.

(c)                                  At any time any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Advance, and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that any payment required to be made in accordance with Section 2.23(a) or any cash collateral required to be deposited in accordance with Section 2.23(b) has been and/or will be provided by the Borrower or Celestica, as applicable, in accordance with this Section 2.23 and any such Swing Line Advance or Letter of Credit shall be allocated among the Canadian Lenders who are not Defaulting Lenders in accordance with Section 2.23(a) or (b), as applicable.

(d)                                 No allocation under this Section 2.23 shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender.

2.24                        Replacement and Removal of Defaulting Lender

(a)                                 Celestica shall be permitted to replace any Lender that becomes a Defaulting Lender with a replacement lender; provided that (i) such replacement does not constitute a breach of Applicable Law, (ii) no Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement lender shall purchase, at par (unless the replacement lender and the replaced Lender otherwise agree), all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender if any LIBOR Advance owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement lender shall be reasonably satisfactory to the Administrative Agent, the Swing Line Lender and the Issuing Bank, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.11 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to in Section 13.11(c)(iii)), and (vii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender or that the replaced Lender shall have against any other Person.

(b)                                 Celestica may upon at least three (3) Banking Days’ prior written notice to the Administrative Agent, repay, or cause another Borrower to repay, all amounts outstanding to a Defaulting Lender and thereupon the Commitment of such Defaulting Lender shall be permanently cancelled, the Commitment of each of the other Lenders shall remain the same and the Facility shall be permanently reduced by the amount of the Commitment of the Defaulting Lender; provided, however, that:

(i)                                     If any such repayment relates to the Bankers’ Acceptances or Acceptance Notes, which have not matured, the Borrower to which such Advance was made shall, at such time, deposit in a cash collateral account opened and maintained by the Administrative Agent such amount as may be required to yield an amount equal to the aggregate undiscounted Face Amount of such instruments on the maturity dates thereof; and

(ii)                                  In the event that any such repayment relates to a LIBOR Advance other than on the scheduled last day of the applicable Interest Period, the Borrower to which such Advance was made shall contemporaneously pay to the Administrative Agent all applicable breakage costs, being any loss or expense incurred by the Lenders by reason of the resulting liquidation or re-employment of deposits of funds.

Upon the repayment of all amounts owing to any Defaulting Lender and the termination of such Defaulting Lender’s Commitment, such Defaulting Lender shall no longer constitute a Lender for purposes of this Agreement; provided, that the removal of the Defaulting Lender shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against or in respect of the Defaulting Lender or that the Defaulting Lender shall have against or in respect of any other Person.

2.25                        Increase in Aggregate Commitment Amount

(a)                                 Notwithstanding any other provision of this Agreement, Celestica may, at any time and from time to time (provided that no Default or Event of Default has occurred and is continuing or would result therefrom), give notice in writing to the Administrative Agent that one or more Lenders or other financial institutions which are acceptable to each of the Administrative Agent and Celestica (such approval not to be unreasonably withheld or unduly delayed) (each an “Additional Lender”) have agreed to make additional or new commitments in a minimum amount of U.S.$25,000,000 (each an “Additional Commitment”) (provided, however, that (i) Celestica shall not be entitled to give such notice at any time at which the aggregate Commitments, together with any Additional Commitments, exceed U.S.$450,000,000 (or such lesser amount as may be available following a cancellation in part of the Facility pursuant to Section 2.7) and (ii) each Additional Lender shall comply with the requirement set out in Section 13.13 and for greater certainty, shall have a Related Lender that is a Canadian Lender if such Additional Lender is a U.S. Lender or a Related Lender that is a U.S. Lender if such Additional Lender is a Canadian Lender or Related Lenders that are a U.S. Lender and a Canadian Lender if such Lender is an Other Jurisdiction Lender).  Celestica shall specify in such notice the amount of such Additional Commitment that will be allocated to each Additional Lender.  Upon receipt of such written notice, each party hereto hereby irrevocably authorizes the Administrative Agent to:

(i)                                     insert the name of each Additional Lender that is not an existing Lender on Schedule A;

(ii)                                  amend Schedule B to reflect each Additional Commitment of each Additional Lender;

(iii)                               affix a signature page of each Additional Lender that is not an existing Lender to this Agreement; and

(iv)                              if Advances (other than Swingline Advances and Letters of Credit) are outstanding at the time such notice is given, then (A) each Additional Lender that is a Canadian Lender shall make available to the Administrative Agent an amount equal to its Main Facility Rateable Portion (calculated as if each Additional Commitment were a Commitment) of such Advances to Celestica and each Canadian Designated Subsidiary, (B) each Additional Lender that is a U.S. Lender shall make available to the Administrative Agent an amount equal to its Main Facility Rateable Portion (calculated as if each Additional Commitment were a Commitment) of such Advances to each U.S. Designated Subsidiary and (C) each Additional Lender that is an Other Jurisdiction Lender shall make available to the Administrative Agent an amount equal to its Main Facility Rateable Portion (calculated as if each Additional Commitment were a Commitment) of such Advances to Consent Designated Subsidiaries in the Relevant Additional Jurisdiction and the Administrative Agent shall distribute the amounts advanced (for certainty, other than to each Additional Lender) under clause (A) to the Canadian Lenders, the amounts advanced under clause (B) to the U.S. Lenders and the amounts advanced under clause (C) to the Other Jurisdiction Lenders that have agreed to make Advances in the Additional Lender’s Relevant Additional Jurisdiction, in each instance in accordance with a Lender’s Main Facility Rateable Portion;

whereupon each of the Borrowers, the Administrative Agent, each Lender and each Additional Lender shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Additional Lender been an original party hereto as Lender.

(b)                                 Each of the parties hereto agrees that it will promptly execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers and consents and other assurances, and do all such other acts and things as may from time to time be desirable in order to better evidence or give effect to this Section 2.25.

ARTICLE 3

LETTERS OF CREDIT

3.1                               Issuance Request

By delivering to the Administrative Agent and the Issuing Bank an Issuance Request at or before 12:00 noon, Toronto, Canada time, Celestica may request, from time to time prior to the Maturity Date and on not less than three (3) nor more than ten (10) Banking Days’ notice, that the Issuing Bank issue an irrevocable standby letter of credit or letter of guarantee in such form as may be requested by Celestica and approved by the Issuing Bank (each a “Letter of Credit”) in support of financial obligations of Celestica or a Restricted Subsidiary incurred in Celestica’s or such Restricted Subsidiary’s ordinary course of business and which are described in such

Issuance Request, provided that, if the form of the letter of credit requested by Celestica is in a language other than English, Celestica shall provide to the Administrative Agent and the Issuing Bank not less than ten (10) nor more than twenty (20) Banking Days’ notice. Upon receipt of an Issuance Request, the Administrative Agent shall, within twenty (20) days of the receipt thereof, notify the Canadian Lenders thereof.  Each Letter of Credit shall, by its terms:

(a)                                 be issued in a Face Amount which when aggregated with the Face Amounts of all other outstanding Letters of Credit does not exceed (or would not, upon its issuance, exceed) the then Letter of Credit Availability;

(b)                                 be stated to expire on a date (its “Stated Expiry Date”) not later than one year from the Maturity Date; and

(c)                                  on or prior to its Stated Expiry Date:

(i)                                     terminate immediately upon notice to the Issuing Bank thereof from the beneficiary thereunder that all obligations covered thereby have been terminated, paid or otherwise satisfied in full, and

(ii)                                  reduce, in part, immediately and to the extent that the beneficiary thereunder has notified the Issuing Bank thereof that the obligations covered thereby have been paid or otherwise satisfied in part.

Celestica may request Letters of Credit to be denominated in Canadian Dollars, in United States Dollars, and in Pounds Sterling or, if the Issuing Bank in its sole and absolute discretion agrees, in Euros or such other currency as Celestica may request in the Issuance Request. In the event that the currency in which a Letter of Credit is expressed to be drawn is a currency other than United States Dollars or Canadian Dollars, for the purposes of determining whether the Face Amount of all outstanding Letters of Credit exceeds (or would, upon its issuance, exceed) the Letter of Credit Availability, the Face Amount payable under such Letter of Credit shall be deemed to be the Equivalent Amount in United States Dollars of such other currency on the date of such determination. The provisions of Section 6.2 shall apply to Letters of Credit issued contemporaneously on the first Drawdown Date and, thereafter, Section 6.3 (with the exception of Section 6.3(a)) shall apply at the time of issuance of any Letter of Credit as if such issuance were a Drawdown.

3.2                               Issuances

On the terms and subject to the conditions of this Agreement, the Issuing Bank shall issue Letters of Credit in accordance with the Issuance Requests made therefor. The Issuing Bank will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof. The Issuing Bank shall notify the Administrative Agent of each issuance of or amendment to any Letter of Credit on the day upon which such issuance or amendment occurs and will promptly provide each of the Administrative Agent and the Lenders with a copy of such Letter of Credit or amendment thereof.

3.3                               Other Lenders’ Participation

Each Letter of Credit issued pursuant to Section 3.2 shall, effective upon its issuance and without further action, be issued on behalf of all Canadian Lenders (including the Issuing Bank) in their respective Main Facility Rateable Portions. Each Canadian Lender shall, to the extent of its Main Facility Rateable Portion, be deemed irrevocably to have participated in the issuance of the Letter of Credit and shall be deemed to have purchased from the Issuing Bank an interest in each Letter of Credit equal to its Main Facility Rateable Portion of the Face Amount of each Letter of Credit; provided, however, that in the event that any Letter of Credit is denominated in a currency other than United States Dollars, each of the Canadian Lenders, other than the Issuing Bank, shall be deemed to have purchased from the Issuing Bank an interest in each Letter of Credit equal to its Main Facility Rateable Portion of the Equivalent Amount, expressed in United States Dollars and determined on the date of issuance, of the Letter of Credit. Each Canadian Lender shall be responsible to reimburse promptly the Issuing Bank for Reimbursement Obligations which have not been reimbursed by Celestica in accordance with Section 3.4 or which have been reimbursed by Celestica but must be returned, restored or disgorged by the Issuing Bank for any reason and each Canadian Lender shall, to the extent of its Main Facility Rateable Portion, be entitled to receive from the Administrative Agent its Main Facility Rateable Portion of the fee received by the Administrative Agent with respect to each Letter of Credit payable pursuant to Section 3.8(b).  In the event that Celestica shall fail to reimburse the Issuing Bank or if for any reason Advances shall not be made to fund any Reimbursement Obligation, all as provided in Section 3.4 and in an amount equal to the amount of any drawing on or by the Issuing Bank under a Letter of Credit, or in the event the Issuing Bank must, for any reason, return, restore or disgorge such reimbursement, the Issuing Bank shall promptly notify each Canadian Lender of the unreimbursed amount of such drawing and such Canadian Lender’s respective Main Facility Rateable Portion of the Face Amount of such Letter of Credit. Each Canadian Lender shall make available to the Issuing Bank, whether or not any Default shall have occurred and be continuing, an amount equal to its respective Main Facility Rateable Portion of the Face Amount of such Letter of Credit in same day or immediately available funds at the office of the Issuing Bank specified in such notice not later than 10:00 a.m. local time on the Banking Day after the date notified by the Issuing Bank. In the event that any Canadian Lender fails to make available to the Issuing Bank the amount of such Canadian Lender’s participation in such Letter of Credit as provided herein, the Issuing Bank shall be entitled to recover such amount on demand from such Canadian Lender together with interest at a daily rate consistent with market practice. Nothing in this Section shall be deemed to prejudice the right of any Canadian Lender to recover from the Issuing Bank any amounts made available by such Canadian Lender to the Issuing Bank pursuant to this Section in the event that it is determined by a court of competent jurisdiction in a final, non-appealable decision that the payment with respect to such Letter of Credit by the Issuing Bank in respect of which payment was made by such Canadian Lender constituted gross negligence or wilful misconduct on the part of the Issuing Bank. The Issuing Bank shall distribute to each other Canadian Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit issued by the Issuing Bank such other Canadian Lender’s Main Facility Rateable Portion of all payments received by the Issuing Bank from Celestica in reimbursement of drawings honoured by the Issuing Bank under such Letter of Credit when such payments are received.

3.4                               Reimbursement

The Issuing Bank will notify Celestica and the Administrative Agent promptly following the presentment for payment of any drawing under a Letter of Credit which notice shall include the date (a “Disbursement Date”) such payment shall be made. Subject to the terms and provisions of such Letter of Credit, the Issuing Bank shall make such payment to the beneficiary (or its designee) of such Letter of Credit (each, a “Disbursement”). Unless Celestica has made alternative arrangements with the Issuing Bank with respect to payment to the Administrative Agent of an amount sufficient to permit the Issuing Bank to discharge its obligations under the Letter of Credit together with that amount equal to any and all charges and expenses which the Issuing Bank may pay or incur in respect to such Letter of Credit, at or prior to 12:00 noon, Toronto, Canada time on the Disbursement Date, Celestica will reimburse the Issuing Bank for all amounts disbursed under the Letter of Credit together with that amount equal to any and all charges and expenses which the Issuing Bank may pay or incur in respect of such drawing under such Letter of Credit, failing which any such payment so payable shall be deemed to be (i) a Drawdown of a Prime Rate Advance if payment under such Letter of Credit was made in Canadian Dollars; (ii) a Drawdown of a Base Rate Canada Advance if payment under such Letter of Credit was made in United States Dollars; or (iii) a Drawdown of a Base Rate Canada Advance in the Equivalent Amount in United States Dollars on the date of such Disbursement of the aggregate of the amount so disbursed and all such charges and expenses if payment under such Letter of Credit was made in a currency other than United States Dollars or Canadian Dollars; provided that the provisions of Section 6.3 regarding conditions for subsequent Drawdowns shall not apply to such Advances. In the event that any amount so payable by the Issuing Bank exceeds the amount available to be drawn down by Celestica under the Facility, then forthwith upon receipt of such notice, Celestica shall provide to the Issuing Bank an amount equal to such excess amount. Celestica’s obligation (a “Reimbursement Obligation”) to reimburse the Issuing Bank with respect to each Disbursement, and each Canadian Lender’s obligation to make participation payments in each drawing which has not been reimbursed by Celestica, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defence to payment which Celestica may have or have had against any Canadian Lender or any beneficiary of a Letter of Credit, including any defence based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuing Bank’s good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided, however, that nothing herein shall adversely affect the right of Celestica to commence any proceeding against the Issuing Bank for any wrongful Disbursement made by the Issuing Bank under a Letter of Credit as a result of gross negligence or wilful misconduct (as determined by a final, non-appealable decision of a court of competition jurisdiction) on the part of the Issuing Bank.

3.5                               Deemed Disbursements

Upon the declaration by the Administrative Agent that all Advances are immediately due and payable or are due and payable on demand pursuant to Section 10.2, Celestica shall immediately deposit with the Administrative Agent, on behalf of the Issuing Bank, an amount equal to the undrawn Face Amount of all issued and outstanding Letters of Credit. If such deposit is not received by the Administrative Agent, on behalf of the Issuing Bank, within 15 days of such declaration by the Administrative Agent, the Administrative Agent may, with the consent of the Majority Lenders, deem a Drawdown Notice to have been delivered by Celestica requesting (i) a Drawdown of a Prime Rate Advance in an amount equal to the undrawn Face Amount of outstanding Letters of Credit denominated in Canadian Dollars, (ii) a Drawdown of a Base Rate Canada Advance in an amount equal to the undrawn Face Amount of outstanding Letters of Credit denominated in U.S. Dollars, and (iii) a Drawdown of a Base Rate Canada Advance in the Equivalent Amount in United States Dollars (on the date preceding the date that such Drawdown Notice is deemed to have been delivered by Celestica and from time to time thereafter) of the undrawn Face Amount of outstanding Letters of Credit denominated in a currency other than United States Dollars or Canadian Dollars. Such Advances shall be made and the Canadian Lenders shall fund such Advances in accordance with Section 11.2 notwithstanding the provisions of Section 6.3. Any amounts so received by the Administrative Agent, on behalf of the Issuing Bank, from Celestica pursuant to this Section shall be held as collateral security for the repayment of all Obligations in connection with the Letters of Credit issued by the Issuing Bank. At any time when such Letters of Credit shall terminate pursuant to Section 3.1(c)(i) or be reduced pursuant to Section 3.1(c)(ii), the obligations of Celestica under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered by any beneficiary in any manner from the Issuing Bank), and the Administrative Agent, on behalf of the Issuing Bank, will return to Celestica the amount, if any, by which the aggregate amount deposited by Celestica with the Administrative Agent, together with any interest accrued thereon, exceeds the aggregate amount paid by the Administrative Agent for application by the Issuing Bank to any Reimbursement Obligation of Celestica and the aggregate amount of any unpaid Reimbursement Obligations of Celestica.

If, pursuant to Section 10.2, the Administrative Agent withdraws its declaration that all Advances are immediately due and payable or are due and payable on demand, or at such time when all Events of Default shall have been cured or waived, the Administrative Agent, on behalf of the Issuing Bank, shall return to Celestica all amounts then on deposit with the Administrative Agent (together with any interest thereon) pursuant to this Section 3.5.

3.6                               Nature of Reimbursement Obligations

Celestica shall assume all risks of the acts, omissions, or misuse of any Letter of Credit it has requested by the beneficiary thereof. Neither the Issuing Bank nor any Lender (except to the extent of its own gross negligence or wilful misconduct, as determined by a final, non-appealable decision of a court of competent jurisdiction) shall be responsible for:

(a)                                 the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for or issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

(b)                                 the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

(c)                                  failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

(d)                                 errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, telecopier, or otherwise; or

(e)                                  any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted to the Issuing Bank or any Lender hereunder. Any action taken or omitted to be taken by the Issuing Bank in good faith shall be binding upon Celestica and shall not subject the Issuing Bank to any resulting liability to Celestica.

3.7                               Indemnity for Costs

Celestica shall indemnify the Issuing Bank against any and all costs, damages, expenses, taxes (other than taxes on overall net income, assets or capital), claims and demands which the Issuing Bank may incur or sustain by reason of or arising in any way whatsoever in connection with the operating, establishing or paying of the amounts payable under a Letter of Credit or arising in connection with any amounts payable by the Issuing Bank thereunder except any such costs, damages, expenses, taxes, claims or demands arising as a result of the Issuing Bank’s gross negligence or wilful misconduct.

3.8                               Fees

(a)                                 At the time of issuance of a Letter of Credit, Celestica shall pay to the Administrative Agent, for the account of the Issuing Bank, an issuing fee in an amount equal to the product of (i) the Face Amount of the Letter of Credit, (ii) 0.1%, and (iii) a fraction, the numerator of which is the number of days in the term of the Letter of Credit and the denominator of which is 365 (or 366 in the case of a leap year).

(b)                                 Celestica shall pay to the Administrative Agent for the rateable account of the Canadian Lenders who are Non-Defaulting Lenders, in respect of each Letter of Credit issued hereunder, a quarterly fee calculated daily on each day in each fiscal quarter during the term of such Letter of Credit in an amount equal to the sum of the products obtained on each such day by multiplying (i) the undrawn portion of the Face Amount of the Letter of Credit on such day less the amount of any cash collateral deposited by Celestica in respect of such Letter of Credit pursuant to Section 2.23, (ii) the LC Fee and (iii) a fraction, the numerator of which is one (1) and denominator of which is 365 (or 366 in the case of a day occurring in a leap year). Such fee shall be payable by Celestica to the Administrative Agent on the first Business Day of the next following fiscal quarter. The fee shall in turn be distributed by the Administrative Agent to the Canadian Lenders who are Non-Defaulting Lenders on the first Business Day of each fiscal quarter in accordance with the Canadian Lenders’ respective Main Facility Rateable Portions as at the last day of the prior fiscal quarter.

(c)                                  Celestica shall pay to the Administrative Agent, for the account of the Issuing Bank, an amendment fee in United States Dollars in respect of each amendment to any Letter of Credit in such amount as is usual and customary for the Issuing Bank to charge its customers, and such fee shall be payable by Celestica to the Administrative Agent, for the account of the Issuing Bank, at the time of request for such amendment.

(d)                                 In the event that the currency in which a Letter of Credit is expressed to be drawn is a currency other than United States Dollars or Canadian Dollars, for the purposes of assessing the fees payable under this Section 3.8, the Face Amount payable under the Letter of Credit shall be deemed to be the Equivalent Amount in United States Dollars of such other currency on the date on which such fee is to be assessed.

ARTICLE 4

BANKERS’ ACCEPTANCES AND ACCEPTANCE NOTES

4.1                               Funding of Bankers’ Acceptances

If the Administrative Agent receives from Celestica or a Canadian Designated Subsidiary a Drawdown Notice or a Rollover Notice or a Conversion Notice requesting an Advance or a Rollover or a Conversion into a Bankers’ Acceptance Advance, the Administrative Agent shall notify each of the Canadian Lenders, prior to 11:30 a.m. (Toronto, Canada time) on the first Banking Day prior to the date of such Advance, of such request and each Canadian Lender’s Main Facility Rateable Portion of such Advance except that, if the Face Amount of a draft which would otherwise be accepted by a Canadian Lender would not be Cdn.$100,000, or an integral multiple thereof, such Face Amount shall be increased or reduced by the Administrative Agent in its sole and unfettered discretion to the nearest integral multiple of Cdn.$100,000. Each Canadian Lender shall, not later than 11:30 a.m. (Toronto, Canada time) on the date of each Advance by way of Bankers’ Acceptance under the Facility (whether in respect of a Drawdown or pursuant to a Rollover or Conversion), accept drafts of such Borrower who has delivered such Drawdown Notice, Rollover Notice or Conversion Notice which are presented to it for acceptance and which have an aggregate face amount equal to such Canadian Lender’s Main Facility Rateable Portion of the total Advance being made by way of Bankers’ Acceptances on such date.  With respect to each Drawdown of or Rollover of or Conversion into Bankers’ Acceptances, each Canadian Lender shall not be required to accept any draft which has a Face Amount which is not an integral multiple of Cdn.$100,000. Subject to this Section and Section 2.3, each Canadian Lender shall purchase its Main Facility Rateable Portion of any Bankers’ Acceptances. Concurrently with the acceptance of drafts of such Borrower as aforesaid, each Canadian Lender shall make available to the Administrative Agent its Main Facility Rateable Portion of the Notional BA Proceeds with respect to such Advance. The Administrative Agent shall, upon fulfilment by such Borrower of the conditions set out in Section 6.2 or Section 6.3, as applicable, make such Notional BA Proceeds available to such Borrower on the date of such Advance by crediting the Designated Account of such Borrower.

4.2                               Acceptance Fees

With respect to each draft of Celestica or a Canadian Designated Subsidiary accepted pursuant hereto, such Borrower shall pay to the Administrative Agent for the account of the Canadian

Lenders, as the case may be, in advance, an acceptance fee calculated at the rate per annum, on the basis of a year of 365 days or 366 days in the case of a leap year, equal to the Applicable Margin pertaining to the Canadian BA Rate on the Face Amount of such Bankers’ Acceptance or the principal amount of an Acceptance Note, as applicable for its term, being the actual number of days in the period commencing on the date of acceptance of such Borrower’s draft or the date of such Acceptance Note and ending on but excluding the maturity date of the Bankers’ Acceptance or Acceptance Note. Such acceptance fees shall be non-refundable and shall be fully earned on the first day of the Interest Period of the Acceptance Note. Such acceptance fees shall be paid by the Borrower whose draft has been accepted by the Administrative Agent deducting the amount thereof on behalf of the Canadian Lenders from what would otherwise be Notional BA Proceeds funded pursuant to Section 4.1.

4.3                               Presigned Draft Forms

(a)                                 Subject to Section 4.3(b), in order to enable the Canadian Lenders to create Banker’s Acceptances or Acceptance Notes in the manner specified in this Article 4, Celestica and each Canadian Designated Subsidiary shall supply each Canadian Lender with such number of drafts as it may reasonably request, duly signed on behalf of such Borrower. Each Canadian Lender hereby indemnifies each such Borrower from and against any damages, losses, costs, expenses or other claims incurred by such Borrower and arising by reason of or resulting from any loss or improper use thereof by such Canadian Lender, will exercise and cause its agents to exercise such care in the custody and safekeeping of such drafts as it would exercise in the custody and safekeeping of similar property owned by it and will, upon request by any such Borrower, promptly advise such Borrower of the number and designations, if any, of uncompleted drafts held by it for and on behalf of such Borrower. The signature of any officer of the applicable Borrower on a draft may be mechanically reproduced by the applicable Borrower and any Banker’s Acceptance or Acceptance Note bearing a facsimile signature of a duly authorized officer of a Borrower shall be binding upon the applicable Borrower as if it had been manually signed by such person even if such person no longer holds office on the date of its acceptance by the Canadian Lender or at any time after such date. No Canadian Lender shall be liable for its failure to accept a draft as required hereby if the cause of such failure is, in whole or in part, due to the failure of the applicable Borrower to provide drafts to such Canadian Lender on a timely basis in accordance with the terms hereof.

(b)                                 Each of Celestica and each Canadian Designated Subsidiary hereby irrevocably appoints each Canadian Lender as its attorney to sign and endorse on its behalf, manually or by facsimile or mechanical signature, any Banker’s Acceptance or Acceptance Note necessary to enable each Canadian Lender to make Advances in the manner specified in this Article 4. All Banker’s Acceptances or Acceptance Notes signed or endorsed on behalf of the applicable Borrower by a Canadian Lender shall be binding on such Borrower, all as if duly signed or endorsed by such Borrower. Each Canadian Lender shall (i) maintain a record with respect to any Banker’s Acceptance or Acceptance Note completed in accordance with this Section 4.3(b), voided by it for any reason, accepted and purchased or purchased or exchanged, and cancelled at its respective maturity; and (ii) retain such records in the manner and for the statutory periods provided by Applicable Law and make such records available to Celestica and each Canadian Designated Subsidiary acting reasonably. On request by Celestica or any Canadian Designated Subsidiary, a Canadian Lender shall cancel and return to the possession of such Borrower all Banker’s Acceptances or Acceptance Notes which have been pre-signed or pre-endorsed on behalf of such Borrower and which are held by such Canadian Lender and are not required to make Advances in accordance with this Article 4.

4.4                               Term and Interest Periods

The Interest Period of any Bankers’ Acceptance shall be specified in the draft and in the Drawdown Notice, Conversion Notice or Rollover Notice related thereto and the Interest Period for any Acceptance Note shall be specified in the Drawdown Notice, Conversion Notice or Rollover Notice related thereto and Interest Period of any Bankers’ Acceptance and the Interest Period of an Acceptance Note shall be for periods of approximately 30, 60, 90 or 180 days, unless otherwise agreed to by the Administrative Agent. The Interest Period of each Bankers’ Acceptance shall mature, and the Interest Period of an Acceptance Note shall end, on a Banking Day. Each Borrower who delivers a Drawdown Notice, Rollover Notice or Conversion Notice shall ensure that no Bankers’ Acceptance issued pursuant thereto shall have an Interest Period ending after the Maturity Date and that no Acceptance Note issued pursuant thereto shall have an Interest Period ending after the Maturity Date.

4.5                               Payment on Maturity

A Borrower which has received a Bankers’ Acceptance Advance shall pay to the Administrative Agent, for the account of the Canadian Lenders, on the maturity date of such Bankers’ Acceptance and the last day of the Interest Period of an Acceptance Note an amount equal to the Face Amount of such maturing Bankers’ Acceptance or the principal amount of such Acceptance Note, as the case may be; provided that such Borrower may, at its option, so reimburse the Canadian Lenders, in whole or in part, by delivering to the Administrative Agent no later than 10:00 a.m. two (2) Banking Days prior to the maturity date of a maturing Bankers’ Acceptance or the last day of the Interest Period of an Acceptance Note, as the case may be, a Rollover Notice specifying the term of the Bankers’ Acceptances or the next Interest Period for such Acceptance Note, as the case may be, and presenting drafts or Acceptance Notes to the Canadian Lenders for acceptance and purchase having, in the case of reimbursement in whole by replacement Bankers’ Acceptances or Acceptance Notes, an aggregate Face Amount equal to the Face Amount of the maturing Bankers’ Acceptances or principal amount of the Acceptance Notes. In the event that a Borrower fails to deliver a Conversion Notice or Rollover Notice and fails to make payment to the Administrative Agent in respect of the maturing Bankers’ Acceptance Advance, the Face Amount of the maturing Bankers’ Acceptances and the principal amount of the Acceptance Notes forming part of such Bankers’ Acceptance Advance shall be deemed to be converted to a Prime Rate Advance on the relevant maturity date.

4.6                               Waiver of Days of Grace

Each of Celestica and any Canadian Designated Subsidiary Borrower renounces and shall not claim any days of grace for the payment of any Bankers’ Acceptance or Acceptance Notes.

4.7                               Special Provisions Relating to Acceptance Notes

(a)                                 Each Borrower and each Canadian Lender hereby acknowledges and agrees that from time to time certain Canadian Lenders which are Non-Schedule I Lenders may not be authorized to or may, as a matter of general corporate policy, elect not to accept or purchase Bankers’ Acceptance drafts, and the Borrowers and each Lender agree that any such Canadian Lender may purchase Acceptance Notes of any of Celestica or any Canadian Designated Subsidiary in accordance with the provisions of Section 4.7(b) in lieu of creating Bankers’ Acceptances for its account.

(b)                                 In the event that any Canadian Lender described in Section 4.7(a) above is unable to, or elects as a matter of general corporate policy not to, accept or purchase Bankers’ Acceptances hereunder, such Lender shall not be required to accept or purchase Bankers’ Acceptances hereunder, but rather, if Celestica or any Canadian Designated Subsidiary requests the acceptance of such Bankers’ Acceptances, that Borrower shall deliver to such Canadian Lender an Acceptance Note or Acceptance Notes of such Borrower having the same maturity as the Bankers’ Acceptances to be accepted and in an aggregate principal amount equal to the face amount of such Bankers’ Acceptances. Each such Canadian Lender hereby agrees to purchase Acceptance Notes from such Borrower at a purchase price equal to the Notional BA Proceeds which would have been applicable if a Bankers’ Acceptance draft had been accepted by it and such Acceptance Notes shall be governed by the provisions of this Article 4 as if they were Bankers’ Acceptances.

4.8                               No Market

If the Administrative Agent determines in good faith and notifies Celestica in writing that, by reason of circumstances affecting the Canadian money market, there is no market for Bankers’ Acceptances, then the right of Celestica or any Canadian Designated Subsidiary to request Bankers’ Acceptance Advances shall be suspended until the Administrative Agent, acting reasonably, determines that the circumstances causing such suspension no longer exists and the Administrative Agent so notifies Celestica. In such circumstances, any Drawdown Notice for a Bankers’ Acceptance Advance which is outstanding shall be cancelled and the Drawdown requested therein shall, at the option of Celestica or any Canadian Designated Subsidiary delivering such Drawdown Notice, either not be made or be made as a Prime Rate Advance.

ARTICLE 5
CHANGE OF CIRCUMSTANCES
AND INDEMNIFICATION

5.1                               [Intentionally Deleted]

5.2                               Increased Costs

In the event of (i) any Applicable Law coming into force after the date hereof, (ii) any change in any Applicable Law, or in the interpretation or application thereof by any court or by any governmental, regulatory, other authority or central bank charged with the administration thereof, or (iii) compliance by any Lender with any direction, request or requirement (whether or not having the force of law but, if not having the force of law, one with which a responsible bank acting reasonably would comply) of any government, monetary authority, central bank or comparable agency, in each case after the date hereof, which:

(a)                                 subjects a Lender to any Tax or changes the basis of taxation, or increases any existing Tax (in each case, except for the coming into force of any Tax or change in the basis of taxation in respect of or the change in the rate of Tax charged on net income as a whole, on franchises or capital applicable to the relevant jurisdictions of the Lender), on payments of principal, interest or other amounts payable by the Borrowers to such Lender under any Loan Document or on or by reference to the amount of any Advances made or to be made by any Lender hereunder or on or by reference to the Commitment of any Lender, or

(b)                                 imposes, modifies or deems applicable any reserve, liquidity, cash margin, deposit, deposit insurance, assessment, ratio or similar requirements against assets held by, or deposits in or for the account of, or loans by, or otherwise imposes any cost on, any Lender in agreeing to make or making, funding or maintaining all or any of the Advances or its Commitment (including, without limitation, any such requirement imposed by the Board of Governors of the United States Federal Reserve System or by the Bank of England or The Financial Services Authority), or

(c)                                  has the effect of increasing the amount of overall capital required to be maintained by a Lender or any corporation controlling such Lender in respect of such Lender’s participation in any Advance or any of its obligations under any Loan Document (including, without limitation, all or any part of its Commitment), and the result of any of the foregoing is to increase the cost to a Lender, reduce the income receivable by it or reduce the effective return on the capital of such Lender, in each case, in respect of any Advances and/or its Commitment to an extent which such Lender believes to be material (after consultation with Celestica), the Lender shall give notice thereof to the Administrative Agent and the Administrative Agent shall give notice thereof to the Borrowers (herein called a “Notice of Amount”) stating the event by reason of which it believes it is entitled to Additional Compensation (as hereinafter defined), such cost and/or such reduction in such return (or such proportion of such reduction as is, in the reasonable and bona fide opinion of such Lender, attributable to its obligations hereunder), the amount of such Additional Compensation (as hereinafter defined) incurred by such Lender and supplying reasonable supporting evidence (including, in the event of change of Applicable Law, a photocopy of the Applicable Law evidencing such change together with a certificate of a duly authorized officer of the Lender setting forth the Additional Compensation and the basis for calculation of such Additional Compensation and an opinion in writing of such Lender’s counsel confirming such change); provided that the Lender shall not be required to disclose any information required to be kept confidential by Applicable Law (in which case the requirement of such confidentiality shall be supported by an opinion of such Lender’s counsel). Within ten (10) Banking Days of the date of receipt of any Notice of Amount, the amount set out therein (in this Article 5 referred to as “Additional Compensation”) shall be paid to the Lender by (i) Celestica and the Canadian Designated Subsidiaries, if the Lender is a Canadian Lender; (ii) the U.S. Designated Subsidiaries, if the Lender is a U.S. Lender or (iii) the Consent Designated Subsidiaries in the

Relevant Additional Jurisdiction, if the Lender is an Other Jurisdiction Lender.  In the event such Lender subsequently recovers all or part of the Additional Compensation paid by the Borrowers, it shall repay an equal amount to such Borrowers. Notwithstanding anything contained in this Agreement, (i) all requests, rules, regulations guidelines and directives under, or issued in connection with, the Dodd-Frank Wall Street Reform and Consumer Protection Act, in each case not announced or known and implemented before the date of this Agreement, that are applicable to a Lender making a claim for compensation under this Section 5.2 and (ii) all requests, rules, regulations guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any regulatory authority of Canada, the United States of America or another applicable jurisdiction pursuant to Basel III, in each case only in the form adopted by the Official Body asserting relevant jurisdiction over the Lender seeking compensation under this Section 5.2, but excluding any amounts that have arisen as a result of any transitional rules or directives relating to Basel III to which a Lender making a claim for compensation under this Section 5.2 is already subject, and all interpretations and applications thereof, and any compliance by a Lender with any request or directive relating thereto, shall be deemed to be an event for the purposes of this Section 5.2.

5.3                               Illegality

If, with respect to any Lender, the implementation of any existing provision of Applicable Law or the adoption of any Applicable Law, or any change therein or in the interpretation or application thereof by any court or by any statutory board or commission now or hereafter makes it unlawful for such Lender to make, fund or maintain all or any portion of an outstanding Advance, to maintain all or any part of its Commitment hereunder or to give effect to its obligations in respect of all or any portion of an outstanding Advance (including without limitation, any illegality due to any economic or financial sanctions administered or enforced by any Sanctions Authority or if a Lender or the Administrative Agent is advised in writing by a Sanctions Authority that penalties will be imposed by a Sanctions Authority as a result of any Lender’s participation in the Loan Documents or any other business or financial relationship with the Borrowers or their Subsidiaries), such Lender may, by written notice thereof to the Borrowers and the other Lenders through the Administrative Agent (supported, at the request and expense of the Borrowers, by an opinion of such Lender’s counsel), declare the obligations of such Lender under this Agreement to be terminated whereupon the same shall forthwith terminate, and the Borrowers to whom such Lender has made Advances shall repay within the time required by such law (or as promptly as practicable if already unlawful or at the end of such longer period, if any, as such Lender in its bona fide opinion may agree) the principal of the Advances made by such Lender. If any such change shall affect only that portion of such Lender’s obligations under this Agreement that is, in the bona fide opinion of such Lender, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of such Lender or the Borrowers hereunder, such Lender shall declare its obligations under only that portion so terminated.

5.4                               Mitigation

(a)           If, in respect of any Lender, circumstances arise which would result, upon the giving of notice, in:

(i)                                     Additional Compensation being paid by a Borrower to a Lender under Section 5.2; or

(ii)                                  a reduction of all or any of an Advance by such Lender or the Lender’s Commitment pursuant to Section 5.3; or

(iii)                               the prepayment of the portion of the Advances outstanding to it pursuant to Section 5.3; or

(iv)                              the payment of any amount by an Obligor under Section 5.5;

then such Lender, promptly upon becoming aware of the same and the possible results thereof, shall notify the Administrative Agent thereof and the Administrative Agent shall notify the Borrowers thereof and, in consultation with the Borrowers shall take such steps, if any, as such Lender in its bona fide opinion considers appropriate to mitigate the effects of such circumstances. Without limiting the generality of the foregoing, if it is commercially reasonable, such Lender shall make reasonable efforts to limit the incidence of any such Additional Compensation and seek recovery for the account of the Borrowers upon the Borrower’s request and at the Borrower’s expense; provided that such Lender in its reasonable determination suffers no appreciable economic, legal, regulatory or other disadvantage. In all events, the Lenders shall promptly co-operate with the Borrowers to the extent possible, to rearrange the affected availment to one that may not be affected by such change, but failure to effect a change in availment shall not relieve the relevant Borrower of its obligation to pay the Additional Compensation. Notwithstanding the foregoing provisions, a Lender shall only be entitled to rely upon the provisions of Section 5.2 if and for so long as it is not treating the Borrowers in any materially different or in any less favourable manner than is applicable to any other customers of any relevant Lender, where such other customers are bound by similar provisions to the foregoing provisions of Section 5.2.

(b)                                 If any Lender seeks Additional Compensation pursuant to Section 5.2 hereof (the “Affected Lender”), then the relevant Borrowers may indicate to the Administrative Agent in writing that they desire to (i) replace the Affected Lender with one or more of the other Lenders, and/or (ii) amend a Drawdown Notice or Notice of Swing Line Borrowing to reduce the amount sought to be borrowed to reflect the reduced amount hereunder, and the Administrative Agent shall then forthwith give notice to the other Lenders that any Lender or Lenders may, in the aggregate, advance all or part of the Affected Lender’s Main Facility Rateable Portion of such Advance and, in the aggregate, assume all or part of the Affected Lender’s Commitment and obligations hereunder and acquire all or part of the rights of the Affected Lender and assume all or part of the obligations of the Affected Lender under each of the other Loan Documents (but in no event shall any other Lender or the Administrative Agent be obliged to do so). If a Lender shall so agree in writing (herein collectively called the “Assenting Lenders” and individually called an “Assenting Lender”) with respect to such advance, acquisition and assumption, the Main Facility Rateable Portion of such Advance of each Assenting Lender (other than a Swing Line Advance) and the

Commitment and the obligations of such Assenting Lender under this Agreement and the rights and obligations of such Assenting Lender under each of the other Loan Documents shall be increased accordingly on a date mutually acceptable to such Assenting Lender and the Borrowers. On such date, the Assenting Lender shall advance to the relevant Borrowers the relevant portion of the Affected Lender’s Main Facility Rateable Portion of the outstanding Advances (other than Swing Line Advances) and the relevant Borrowers shall prepay to the Affected Lender the Advances of the Affected Lender then outstanding, together with all interest accrued thereon and all other amounts owing to the Affected Lender hereunder, and, upon such advance and prepayment, the Affected Lender shall cease to be a “Lender” for purposes of this Agreement and shall no longer have any obligations hereunder. Upon the assumption of the Affected Lender’s Commitment as aforesaid by an Assenting Lender, Schedule B hereto shall be deemed to be amended to increase the Commitment of such Assenting Lender by the amount of such assumption and to reduce the Commitment of the Affected Lender by a like amount. If no Assenting Lender is found, then in such event, the relevant Borrower is entitled to repay the Affected Lender and reduce its obligations hereunder by such amount so repaid.

5.5                               Taxes

(a)                                 All payments by any Obligor under this Agreement, the Guarantees or any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes, unless required by law. If an Obligor shall be required by law, rule, regulation or the interpretation thereof by the relevant governmental authority to deduct or withhold any Indemnified Taxes from or in respect of any sum payable under this Agreement,

(i)                                     the sum payable shall be increased by such additional amount as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Section 5.5), the relevant Lenders or the Administrative Agent, as applicable, receive a net amount equal to the full amount they would have received if no deduction or withholding had been made;

(ii)                                  the Obligor shall make such required deductions or withholdings;

(iii)                               the Obligor shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with Applicable Law; and

(iv)                              such Obligor shall deliver to the relevant Lender or Administrative Agent, as applicable, as soon as practicable after it has made such payment to the applicable authority (x) a copy of such receipt as is issued by such authority evidencing the deduction or withholding of all amounts required to be deducted or withheld from the sum payable hereunder or (y) if such a receipt is not available from such authority, notice of the payment of such amount deducted or withheld.

(b)                                 Without prejudice to the foregoing provisions of this Section 5.5, if the Administrative Agent or any Lender (in this Section 5.5, an “Indemnified Person”) is required at any time (whether before or after any Obligor has discharged all of its other obligations hereunder) to make any payment on account of any Indemnified Tax which an Obligor is required to withhold in accordance with Section 5.5(a) hereof or for which an Obligor is otherwise required to indemnify a Lender or the Administrative Agent pursuant to Sections 5.5(a), (c) or (d) hereof, or if any liability in respect of any such payment is asserted, imposed, levied or assessed against such Indemnified Person, the Obligor in respect of which such sum was received or receivable shall, within 30 days of written demand of the Administrative Agent or Lender, promptly indemnify such Indemnified Person against such payment or liability, together with interest, penalties and expenses payable or incurred in connection therewith including, without limitation, any Indemnified Tax imposed by any jurisdiction on or in relation to any amounts paid to or for the account of such Indemnified Person pursuant to this Section 5.5. An Indemnified Person intending to make a claim pursuant to this Section 5.5 shall notify the Obligor of the event in respect of which it believes it is entitled to make such claim and supply reasonable supporting evidence including a copy of the relevant portion of any written assessment, provided that any such Indemnified Person shall not be required to disclose any information required to be kept confidential by regulation or contract (in which case the basis of such confidentiality, at the request and expense of the Borrowers, shall be supported by an opinion of counsel of reputable standing).

(c)                                  If an Obligor fails to pay any Indemnified Taxes required to be paid by it pursuant to this Section 5.5 when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, for the account of the Administrative Agent or for the Administrative Agent’s own account, as applicable, the required receipts or other documentary evidence required by Section 5.5(a)(ii), the Obligor shall indemnify the Lenders or the Administrative Agent, as applicable, for any incremental Taxes, interest or penalties that may become payable by any Lender or the Administrative Agent as a result of any such failure.  For purposes of this Section 5.5, a distribution by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Obligor.

(d)                                 Each Obligor will indemnify the Lenders and the Administrative Agent for the full amount of Indemnified Taxes imposed by any jurisdiction and paid by such Lender or the Administrative Agent, as applicable with respect to any amounts payable pursuant to this Section 5.5, and any liability arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent, as applicable makes written demand therefor which demand shall identify the nature and amount of Indemnified Taxes for which indemnification is being sought and shall include a copy of the relevant portion of any written assessment from the relevant taxing authority demanding payment of such Taxes.

(e)                                  Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 5.5 shall survive the payment in full of principal, interest, fees and any other amounts payable hereunder and the termination of this Agreement, the Guarantees and the other Security Documents.

(f)                                   Each Lender shall deliver to the Borrowers and to the Administrative Agent, when reasonably requested by a Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law or by the taxing or other authorities of any governmental entity and such other reasonably requested information as will permit each Borrower or the Administrative Agent, as the case may be, to determine (i) whether or not payments made by a Borrower hereunder or under any other Loan Document are subject to Taxes, (ii) if applicable, the required rate of withholding or deduction, and (iii) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by a Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions.

(g)                                  If an Obligor is required to pay or would reasonably be expected to be required to pay any Indemnified Taxes to any Lender or any relevant taxation or other authority for the account of any Lender pursuant to this Section 5.5 and such payment is made or is expected to be made with respect to a Tax that would be described in clause (b) of the definition of Excluded Tax if not for the fact that such Tax arises under an amended or successor version of FATCA that is either not substantively comparable or materially more onerous to comply with than FATCA as of the date of this Agreement (such a Tax, an “Indemnified FATCA Tax”), then Celestica may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse and in accordance with and subject to the restrictions contained in, and consents required by, Section 13.11, all of its interests, rights (other than its existing rights to accrued and unpaid amounts owed pursuant to Section 5.2 and Section 5.5) and obligations under this Agreement to an assignee selected by Celestica that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)                                     Celestica shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.11;

(ii)                                  such Lender shall have received payment of an amount equal to the then outstanding principal of the Advances made by such Lender hereunder, together with all interest and fees accrued thereon and all other amounts owing to such Lender hereunder and under the other Loan Documents from the assignee (with respect to such outstanding principal and accrued interest and fees) and the relevant Borrower (in the case of all other amounts);

(iii)                               such assignment will result in a reduction in amounts such Obligor is required or would be required to pay on account of Indemnified FATCA Taxes; and

(iv)                              such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Celestica to require such assignment and delegation cease to apply.

5.6                               Tax Refund

(a)                                 If, following the imposition of any Tax on any payment by any Obligor in consequence of which such Obligor pays an additional amount under Section 5.5, any Lender receives or is granted a refund of any Tax actually paid by it which in such Lender’s sole opinion (acting in good faith) is attributable to such additional amount paid by such Obligor and is both identifiable and quantifiable by it without requiring such Lender or its professional advisers to expend a material amount of time or incur a material cost in so identifying or quantifying (any of the foregoing, to the extent so identifiable and quantifiable, being referred to as a “refund”), such Lender shall, to the extent that it can do so without prejudice to the retention of the relevant refund and subject to such Obligor’s obligation to repay promptly on demand by the Lender the amount to such Lender if the relevant refund is subsequently disallowed or cancelled, reimburse such Obligor promptly after receipt of such refund by such Lender with such amount as such Lender shall in its sole opinion but in good faith have concluded to be the amount or value of the relevant refund.

(b)                                 Nothing contained in this Agreement shall interfere with the right of any Lender to arrange its Tax and other affairs in whatever manner it thinks fit. No Lender shall be required to disclose any confidential information relating to the organization of its affairs.

ARTICLE 6
CONDITIONS PRECEDENT

6.1                               Conditions for Closing

The following conditions shall be satisfied on or prior to Closing:

(a)                                 each Grantor shall have duly authorized, executed and delivered to the Administrative Agent each of the Loan Documents to which it is a party including: (i) (x) a confirmation of its Guarantee if such Grantor has previously provided a Guarantee or, (y) a Guarantee; (ii) confirmation of all Security Documents required to be delivered pursuant to the terms of the Existing Credit Agreement; and (iii) in the case of the Borrowers, this Agreement;

and each such Loan Document shall constitute a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms;

(b)                                 each Grantor shall have delivered to the Administrative Agent:

(i)                                     a certified copy of its Organic Documents;

(ii)                                  a certified copy of the resolutions authorizing it to enter into, execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder;

(iii)                               a certificate as to the incumbency of its officers signing the Loan Documents to which it is a party; and

(iv)                              a certificate of status, good standing or like certificate with respect to such Grantor issued by the appropriate government officials of the jurisdiction of its incorporation;

(c)                                  there shall have been no Material Adverse Change since December 31, 2013;

(d)                                 no Default or Event of Default shall have occurred and be continuing;

(e)                                  opinions of Borrowers’ Counsel and local counsel, as applicable, to each Grantor, in form and substance satisfactory to the Lenders’ Counsel and the Administrative Agent, each acting reasonably, shall have been delivered to the Administrative Agent;

(f)                                   none of the undertaking, property or assets of any of the Grantors shall be subject to any Liens other than (i) Permitted Encumbrances or (ii) Liens with respect to which the Administrative Agent shall have received satisfactory evidence of the repayment of the underlying obligation and fully executed discharges and releases thereof (in registrable form where appropriate), and each of the Grantors shall have delivered to the Administrative Agent a Permitted Encumbrance Certificate if any of the undertaking, property or assets of such Grantor is subject to any registered Liens;

(g)                                  the Borrowers shall have paid all fees and expenses relating to the Facility provided for in this Agreement as set out in Section 2.14 and any other Loan Document, to the extent then owing;

(h)                                 each Security Document required to be delivered or remain in place on the Closing Date shall have been registered, filed, recorded or otherwise perfected in the manner required by the law applicable to such Security Document to the satisfaction of the Administrative Agent and Lenders’ Counsel, each acting reasonably. Each of the Grantors shall have delivered to the Administrative Agent all certificates evidencing all of the Pledged Shares required to be pledged pursuant to the provisions of the Existing Credit Agreement, together with such stock powers, powers of transfer or such other instruments or documents and such actions taken as the Administrative Agent shall deem necessary or desirable, acting reasonably, to perfect its first priority security interest in such Pledged Shares, provided such Pledged Shares are in certificated form or, if such Pledged Shares are not in certificated form, the issuer of such Pledged Shares shall have entered into a securities control agreement with the Administrative Agent, in form and substance satisfactory to the Administrative Agent and Lenders’ Counsel, each acting reasonably;

(i)                                     Celestica shall have delivered to the Administrative Agent an Officer’s Certificate certifying as of the Closing Date:

(i)                                     as to the matters in Section 6.1(c) and 6.1(d); and

(ii)                                  that the applicable schedule attached to such Officer’s Certificate sets out a complete list of (A) all Material Restricted Subsidiaries and the jurisdiction of formation for each such Material Restricted Subsidiary; (B) all Restricted Subsidiaries (other than Material Restricted Subsidiaries) and the jurisdiction of formation of each such Restricted Subsidiary; and (C) all Grantors and (x) the jurisdiction of formation of each such Grantor, and (y) each province and/or state in which each such Grantor’s tangible assets in Canada and the United States of America are located;

(j)                                    Celestica shall have delivered to the Administrative Agent a certificate of an authorized officer with respect to insurance described in Section 9.01(h); and

(k)                                 the Lenders shall have received all applicable “know-your-client” and anti-money laundering rules and regulations information reasonably requested by the Lenders.

The conditions set forth in this Section 6.1 are inserted for the sole benefit of the Lenders and may be waived by the Administrative Agent on behalf of the Lenders in whole or in part, with or without terms or conditions. Prior to waiving any condition set forth in this Section 6.1, the Administrative Agent shall consult with the Co-Lead Arrangers and shall act reasonably given the views of each of the Co-Lead Arrangers with respect of such waiver.

6.2                               Conditions for First Drawdown

The following conditions shall be satisfied by the Borrowers on or prior to the earlier of the first Drawdown Date and the first deemed Drawdown pursuant to Section 3.4 or 3.5:

(a)                                 the representations and warranties set forth in Section 8.1 shall be true and correct in all material respects on and as of the Drawdown Date, both before and after giving effect to the Drawdown of such Advance and to the application of proceeds therefrom on the Drawdown Date;

(b)                                 no Default or Event of Default shall have occurred and be continuing, nor shall any such event occur as a result of making the Advances or the application of proceeds therefrom on the Drawdown Date;

(c)                                  any Borrower which intends to make a Drawdown shall have given the appropriate Drawdown Notice to the Administrative Agent in accordance with the provisions of Section 2.3;

(d)                                 each Domestic Material Restricted Subsidiary that is not a Grantor shall have executed and delivered to the Administrative Agent (i) a confirmation of its Guarantee if previously provided in connection with the Existing Credit Agreement, or (ii) a Guarantee;

(e)                                  opinions of Borrowers’ Counsel or local counsel, as applicable, to each Domestic Material Restricted Subsidiary that is not a Grantor, in form and substance satisfactory to the Lenders’ Counsel and the Administrative Agent, each acting reasonably, shall have been delivered to the Administrative Agent;

(f)                                   none of the undertaking, property or assets of any Domestic Material Restricted Subsidiary that is not a Grantor shall be subject to any Liens other than (i) Permitted Encumbrances or (ii) Liens with respect to which the Administrative Agent shall have received satisfactory evidence of the repayment of the underlying obligation and fully executed discharges and releases thereof (in registrable form where appropriate), and each such Domestic Material Restricted Subsidiary shall have delivered to the Administrative Agent a Permitted Encumbrance Certificate if any of the undertaking, property or assets of such Domestic Material Restricted Subsidiary is subject to any registered Liens;

(g)                                  if, as at the first Drawdown Date, the Trigger Event has occurred and no Debt Rating Upgrade has ensued and is continuing following the Trigger Event, the obligations set out in Sections 9.1(p)(i) and 9.1(p)(ii) shall have been satisfied, provided that if such obligations have not been satisfied, the Issuing Bank shall issue each Letter of Credit in accordance with any Issuance Request made therefor upon (i) satisfaction of all other requirements in this Section 6.2, and (ii) receipt by the Administrative Agent, on behalf of the Issuing Bank, of an amount equal to the undrawn Face Amount of such requested Letter of Credit to be held as collateral security for the repayment of all Obligations arising under or in connection with such Letter of Credit; and

(h)                                 the aggregate book value of the trade accounts receivable owing to Celestica or any Restricted Subsidiary (and/or contractual rights relating thereto) that are subject to any Securitization Transaction does not exceed the limit set out in Section 9.1(o).

6.3                               Conditions for Subsequent Drawdowns

The following conditions shall be satisfied by the Borrower requesting an Advance at or prior to the time of each Drawdown of an Advance under the Facility (other than a deemed Drawdown pursuant to the provisions of Section 3.4 or 4.5) subsequent to the first Drawdown after the date hereof:

(a)                                 a Borrower shall have given to the Administrative Agent a Drawdown Notice in accordance with the provisions of Section 2.3;

(b)                                 the representations and warranties set forth in Section 8.1 shall be, mutatis mutandis, true and correct in all material respects on and as of the Drawdown Date, both before and after giving effect to the Drawdown of such Advance and to the application of proceeds therefrom on the Drawdown Date;

(c)                                  no Default or Event of Default shall have occurred and be continuing, nor shall any such event occur as a result of making the Advances or the application of proceeds therefrom on the Drawdown Date;

(d)                                 if the Borrower requesting the Advance is a Restricted Subsidiary that has become a Designated Subsidiary, the Guarantee required to have been delivered pursuant to Section 7.1(b)(iii) or Section 7.1(c)(iv), as applicable, by that Designated Subsidiary shall have been delivered to the Administrative Agent;

(e)                                  if, as at such Drawdown Date, the Trigger Event has occurred and no Debt Rating Upgrade has ensued following the Trigger Event, the obligations set out in Sections 9.1(p)(i) and 9.1(p)(ii) shall have been satisfied, provided that if such obligations have not been satisfied, the Issuing Bank shall issue each Letter of Credit in accordance with any Issuance Request made therefor upon (i) satisfaction of all other requirements in this Section 6.3, and (ii) receipt by the Administrative Agent, on behalf of the Issuing Bank, of an amount equal to the undrawn Face Amount of such requested Letter of Credit to be held as collateral security for the repayment of all Obligations arising under or in connection with such Letter of Credit; and

(f)                                   the aggregate book value of the trade accounts receivable owing to Celestica or any Restricted Subsidiary (and/or contractual rights relating thereto) that are subject to any Securitization Transaction does not exceed the limit set out in Section 9.1(o).

6.4                               Conditions for Certain Material Restricted Subsidiaries and Restricted Subsidiaries

Within 45 days after the Closing Date, or such later date as Celestica and the Administrative Agent, for and on behalf of the Lenders, may agree, each Non-Domestic Material Restricted Subsidiary that is not a Grantor shall have executed and delivered to the Administrative Agent (i) a confirmation of its Guarantee if previously provided in connection with the Existing Credit Agreement, or (ii) a Guarantee.

The conditions set forth in this Section 6.4 are inserted for the sole benefit of the Lenders and may be waived by the Administrative Agent on behalf of the Lenders in whole or in part, with or without terms or conditions. Prior to waiving any condition set forth in this Section 6.4, the Administrative Agent shall consult with the Co-Lead Arrangers and shall act reasonably given the views of each of the Co-Lead Arrangers with respect of such waiver.

ARTICLE 7
PROVISIONS RELATING TO SUBSIDIARIES

7.1                               Designated Subsidiaries

(a)                                 The Administrative Agent and the Lenders acknowledge and agree and Celestica hereby confirms that Celestica has designated (i) Celestica International as a Canadian Designated Subsidiary and (ii) Celestica LLC as a U.S. Designated Subsidiary and that there are not, as of the date hereof, any other Designated Subsidiaries.

(b)                                 Celestica may, from time to time and at any time hereafter, designate any other wholly-owned qualifying Restricted Subsidiary as a Canadian Designated Subsidiary or a U.S. Designated Subsidiary provided that:

(i)                                     all Lenders shall have previously consented in writing to the designation of such Restricted Subsidiary as a Designated Subsidiary;

(ii)                                  in the case of (A) a Canadian Designated Subsidiary, such Subsidiary was incorporated, continued, amalgamated or otherwise created in accordance with and continues to be governed by the laws of a province of Canada or the federal laws of Canada and which is domiciled in Canada, and (B) a U.S. Designated Subsidiary, such Restricted Subsidiary was incorporated, amalgamated or otherwise created in accordance with and continues to be governed by the laws of a state in the United States of America and which is domiciled in the United States of America;

(iii)                               such Restricted Subsidiary, prior to becoming a Designated Subsidiary, shall have executed and delivered to the Administrative Agent: (A) a Designated Subsidiary Agreement; (B) if it has not already done so, a Guarantee substantially in the form of Schedule H; and (C) unless a Debt Rating Upgrade has occurred and no Trigger Event has ensued following such Debt Rating Upgrade, if it has not already done so, the other applicable Security Documents; and

(iv)                              the Restricted Subsidiary which is proposed to become a Designated Subsidiary shall have delivered to the Administrative Agent:

(A)                               a certified copy of the proposed Designated Subsidiary’s Organic Documents;

(B)                               a certified copy of the resolutions authorizing it to enter into, execute and deliver the Designated Subsidiary Agreement, the Guarantee and the other applicable Security Documents, if applicable, and to perform its obligations thereunder;

(C)                               a certificate as to the incumbency of its officers signing the Designated Subsidiary Agreement, the Guarantee and the other applicable Security Documents, if applicable;

(D)                               a certificate of status, good standing or like certificate with respect to such Designated Subsidiary issued by appropriate government officials of the jurisdiction of its incorporation; and

(E)                                an opinion of counsel to the Designated Subsidiary in form and substance satisfactory to the Lenders’ Counsel and the Administrative Agent, each acting reasonably.

(c)                                  Celestica may, from time to time and at any time hereafter, concurrently with the delivery of the Officer’s Certificate pursuant to Section 9.1(a)(iii) and at any two other times per year, designate any other wholly-owned Restricted Subsidiary which does not fall within the definition of “Canadian Designated Subsidiary” or “U.S. Designated Subsidiary” as a Consent Designated Subsidiary, provided that:

(i)                                     all Lenders shall have previously consented in writing to the designation of such Restricted Subsidiary as a Consent Designated Subsidiary;

(ii)                                  if such Restricted Subsidiary is not domiciled in a jurisdiction previously designated as an Additional Jurisdiction hereunder, Celestica shall have obtained the agreement in writing of one or more Lenders, to utilize, subject to the terms of this Agreement, a portion of the Commitment of such Lenders to make Advances in the jurisdiction in which such Restricted Subsidiary is domiciled and each such Lender shall have delivered a notice to the Administrative Agent in the form of Schedule M setting out, among other things, the name of the Affiliate of the Lender (each a “Consent Lender”) that will make Advances available in the Restricted Subsidiary’s jurisdiction and the Commitment of the Affiliate to be available hereunder;

(iii)                               if such Restricted Subsidiary is not domiciled in a jurisdiction previously designated as an Additional Jurisdiction hereunder, Celestica shall have delivered a notice in the form of Schedule W to the Administrative Agent in which it confirms the Commitment of each Consent Lender and reallocates the Commitments of the Related Lenders of each Consent Lender; such that following the addition of the Consent Lender as a Lender hereunder, the aggregate Commitments of the Consent Lender and its Related Lenders (after giving effect to the addition of the Consent Lender as a Lender) shall be equal to the aggregate Commitments of the Related Lenders prior to the addition of the Consent Lender;

(iv)                              such Restricted Subsidiary, prior to becoming a Consent Designated Subsidiary, shall have executed and delivered to the Administrative Agent: (A) a Designated Subsidiary Agreement substantially in the form of Schedule F; (B) if it has not already done so, a Guarantee substantially in the form of Schedule H, with such changes as the Administrative Agent and the Consent Designated Subsidiary may reasonably require on the advice of their respective counsel to reflect local legal requirements; and (C) unless a Debt Rating Upgrade has occurred and no Trigger Event has ensued following such Debt Rating Upgrade, if it has not already done so, the other applicable Security Documents, with such changes as the Administrative Agent and the Consent Designated Subsidiary may reasonably require on the advice of their respective counsel to reflect local legal requirements; and

(v)                                 the Restricted Subsidiary which is proposed to be designated as a Consent Designated Subsidiary shall have provided to the Administrative Agent such number of copies as the Administrative Agent may request of:

(A)                               a certified copy of the proposed Consent Designated Subsidiary’s Organic Documents;

(B)                               the resolutions authorizing it to enter into, execute and deliver the Designated Subsidiary Agreement, the Guarantee and the other applicable Security Documents, if applicable, and to perform its obligations thereunder;

(C)                               a certificate to the incumbency of its officers signing the Consent Designated Subsidiary Agreement, the Guarantee and other applicable Security Documents, if applicable;

(D)                               a certificate of status, good standing or like certificate with respect to such Consent Designated Subsidiary issued by appropriate government officials of the jurisdiction of its incorporation; and

(E)                                an opinion of counsel to the Consent Designated Subsidiary in form and substance satisfactory to the Lenders’ Counsel and the Administrative Agent, each acting reasonably.

(d)                                 If a notice(s) in the form of Schedule M has been delivered pursuant to Section 7.1(c)(ii) and the Restricted Subsidiary referred to therein is designated as a Consent Designated Subsidiary, each party hereto hereby irrevocably authorizes the Administrative Agent to:

(i)                                     insert the name of each Consent Lender identified in such notice(s) on Schedule A (who shall thereafter be an Other Jurisdiction Lender hereunder) and identify on Schedule A the jurisdiction in which such Consent Lender shall make Advances hereunder (which shall thereafter be an Additional Jurisdiction hereunder);

(ii)                                  amend Schedule B to set out the Commitment of each Consent Lender and the revised Commitment of its Related Lenders (as set out in the applicable notice delivered by Celestica pursuant to Section 7.1(c)(iii));

(iii)                               amend Schedule B to identify the maximum Commitment of each Consent Lender, which shall be equal to the Consent Lender’s initial Commitment; and

(iv)                              affix an execution page to this Agreement which has been executed and delivered by each Consent Lender.

(e)                                  Celestica may, from time to time, in conjunction with the delivery of the Officer’s Certificate pursuant to Section 2.3(g)(i) or the notice pursuant to Section 2.3(g)(iii), obtain the agreement of an Other Jurisdiction Lender and its Related Lenders to increase the maximum Commitment of the Other Jurisdiction Lender set out in Schedule B, which agreement shall be evidenced by the delivery by such Other Jurisdiction Lender and its Related Lenders to the Administrative Agent of a notice in the form of Schedule X.   Upon receipt of such notice, each party hereto irrevocably authorizes the Administrative Agent to amend Schedule B to identify the revised maximum Commitment of such Other Jurisdiction Lender.

(f)                                   Celestica may, from time to time, in conjunction with the delivery of the Officer’s Certificate pursuant to Section 2.3(g)(i) or the notice pursuant to Section 2.3(g)(iii), obtain the agreement of one or more Lenders, to utilize, subject to the terms of this Agreement, a portion of the Commitment of such Lender(s) to make Advances in an Additional Jurisdiction, which agreement shall be evidenced by the delivery by each such Lender of a notice in the form of Schedule Y setting out, among other things, the name of the Affiliate of the Lender that will make Advances available in the Additional Jurisdiction and the Commitment of the Affiliate to be available hereunder.  In conjunction with the delivery of such notice, Celestica shall deliver a notice in the form of Schedule Z to the Administrative Agent in which it confirms the Commitment of each such Affiliate and reallocates the Commitments of the Related Lenders of each Affiliate; such that following the addition of each Affiliate as a Lender hereunder, the aggregate Commitments of each Affiliate and its Related Lenders (after giving effect to the addition of the Affiliate as a Lender) shall be equal to the aggregate Commitments of the Related Lenders prior to the addition of the Affiliate.  Upon receipt of such notices, each party hereto hereby irrevocably authorizes the Administrative Agent to:

(i)                                     insert the name of each Affiliate identified in such notice(s) on Schedule A (who shall thereafter be an Other Jurisdiction Lender hereunder) and identify on Schedule A the Additional Jurisdiction in which such Affiliate shall make Advances hereunder;

(ii)                                  amend Schedule B to set out the Commitment of each Affiliate and the revised Commitment of its Related Lenders (as set out in the applicable notice delivered by Celestica);

(iii)                               amend Schedule B to identify the maximum Commitment of each Affiliate, which shall be equal to the Affiliate’s initial Commitment; and

(iv)                              affix an execution page to this Agreement which has been executed and delivered by each Affiliate.

(g)                                  Celestica may, from time to time and at any time hereafter, terminate the designation of a Designated Subsidiary as such by the delivery of written notice to the Administrative Agent and from and after the day which is five (5) Banking Days after receipt of such notice, the subject Subsidiary shall no longer be a Designated Subsidiary and shall have no further right or ability to obtain further Advances under the Facility.

7.2                               [Intentionally Deleted]

7.3                               Material Restricted Subsidiaries to Provide Guarantees

(a)                                 Each Subsidiary of Celestica which is or becomes a Material Restricted Subsidiary shall comply with the requirements of Section 9.1(m).

(b)                                 In the event that a Material Restricted Subsidiary ceases to be a Material Restricted Subsidiary as a result of the diminution of the value of its assets such that the aggregate value thereof does not meet the applicable threshold set out in the definition of Material Restricted Subsidiary under this Agreement, Celestica may request and the Administrative Agent shall, in its reasonable discretion, release the Guarantee executed by such Material Restricted Subsidiary unless such Guarantee is required to render the Security granted by such Material Restricted Subsidiary valid and enforceable; provided that any Security granted by such Material Restricted Subsidiary shall be released in accordance with Section 9.1(p)(vi) if it also ceases to be a Grantor.

7.4                               Unrestricted Subsidiaries

Celestica may, from time to time and at any time hereafter, designate any Subsidiary as an Unrestricted Subsidiary so long as:

(a)                                 (i) such Subsidiary shall not be a Subsidiary of Celestica existing as at the date of this Agreement; (ii) such Subsidiary shall never have been a Designated Subsidiary; and (iii) such Subsidiary shall never have been a Restricted Subsidiary;

(b)                                 neither Celestica nor any of its Subsidiaries (other than Unrestricted Subsidiaries) shall be liable, contingently or otherwise, for any indebtedness or other liability or obligation of the Unrestricted Subsidiary, except for guarantees provided by the immediate parent of such Unrestricted Subsidiary in respect of indebtedness of such Unrestricted Subsidiary, where such guarantees are:

(i)                                     made solely for the purpose of facilitating a pledge by the guarantor of Shares of such Unrestricted Subsidiary; and

(ii)                                  the recourse under such guarantees are limited to such pledged Shares; and

(c)                                  neither Celestica nor any of its Restricted Subsidiaries shall have applied the proceeds of any Advance under the Facility to fund the equity of, or otherwise capitalize the Unrestricted Subsidiary.

Provided that an Event of Default has not occurred and is not continuing, Celestica may from time to time and at any time hereafter, designate an Unrestricted Subsidiary as a Restricted Subsidiary provided that:

(i)                                     immediately upon giving effect to such designation, Celestica shall remain in compliance with all covenants set out in Section 9.3 on a pro-forma (four quarter) basis; and

(ii)                                  the designation of such Unrestricted Subsidiary as a Restricted Subsidiary would not otherwise result in the occurrence of a Default or an Event of Default.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES

8.1                               Representations and Warranties

Each Borrower represents and warrants as follows to the Administrative Agent and the Lenders and acknowledges and confirms that the Administrative Agent and the Lenders are relying upon such representations and warranties:

(a)                                 Organization, etc.  Each Obligor is validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, creation or continuance, is duly qualified to do business and is qualified as a foreign corporation, company or other entity in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not reasonably be likely to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licences, permits and other approvals to enter into and perform its obligations under the Loan Documents to which it is a party and except where failure to hold such licenses, permits or approvals would not reasonably be likely to have a Material Adverse Effect to own or hold under lease its property and to conduct its business substantially as currently conducted by it.

(b)                                 Validity, etc. Each Obligor has duly executed and delivered each Loan Document to which it is a party and each such Loan Document, other than any Loan Document executed and delivered by a Chinese Material Restricted Subsidiary (in respect of which no representation is made hereunder), constitutes a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms.

(c)                                  Due Authorization, Non-contravention etc. The execution, delivery and performance by each Obligor of each Loan Document to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action by it, and do not

(i)                                     contravene its Organic Documents;

(ii)                                  contravene any Applicable Law or contractual restriction; or

(iii)                               result in, or require the creation or imposition of, any Lien on any of its properties, except for any Lien created in favour of the Administrative Agent, the Lenders or the Hedge Lenders pursuant to the Loan Documents.

(d)                                 Government Approval, Regulation, etc. Other than in respect of a Loan Document executed and delivered by a Chinese Material Restricted Subsidiary (in respect of which no representation is made hereunder), no authorization or approval or other action by, and no consent from, notice to or filing with, any Official Body or other Person is required for the due execution, delivery or performance by any Obligor of any Loan Document to which it is a party or in order to render any such Loan Document legal, valid, binding or enforceable against such Obligor.

(e)                                  Financial Statements. The consolidated audited financial statements of Celestica and its Subsidiaries as at December 31, 2013 fairly present the financial condition of Celestica and its Subsidiaries as at such date and the results of their operations for the fiscal year then ended, in accordance with GAAP consistently applied.  Since December 31, 2013 there has been no Material Adverse Change.

(f)                                   Litigation, Labour Controversies, etc.  There is no pending or, to the knowledge of Celestica and the Restricted Subsidiaries, threatened litigation, action, proceeding, or labour controversy affecting Celestica or any of the Restricted Subsidiaries, or any of their respective properties, businesses, assets or revenues, which would reasonably be likely to have a Material Adverse Effect or purports to affect the legality, validity or enforceability of any Loan Document.

(g)                                  Licences, etc. and Compliance with Laws.  All material licences, franchises, certificates, consents, rights, approvals, authorizations, registrations, orders and permits required under Applicable Law (other than Environmental Laws) to enable each of the Borrowers and each Restricted Subsidiary to carry on their respective businesses as now conducted by them and to own or lease their respective properties have been duly obtained and are currently subsisting.  Each of the Borrowers and each Restricted Subsidiary have complied in all material respects with the terms and provisions presently required to be complied with by them in all such material licences, franchises, certificates, consents, rights, approvals, authorizations, registrations, orders and permits and with Applicable Law (other than Environmental Laws) and are not in violation of any of the respective provisions thereof if such non-compliance or violation would reasonably be likely to have a Material Adverse Effect.

(h)                                 Compliance with Environmental Laws.  Each of the Borrowers and the Subsidiaries and all facilities and property now or formerly owned, operated or leased by them, and should the Borrowers and the Subsidiaries no longer own, operate or lease the properties in question, to the knowledge of the Borrowers, which shall include that which ought to reasonably have been known by the Borrowers:

(i)                                     are and have been in compliance with all Environmental Laws, including, without limitation, with respect to the release, spill, leak, pumping, pouring, emptying, injection, escape, leaching, dumping, spraying, burial, abandonment, incineration, seepage, placement, emission, deposit, issuance, discharge, transportation or disposal (“Release”) of any Hazardous Material in or over the water, atmosphere or soil other than for non-compliance with Environmental Laws which would not reasonably be likely to have a Material Adverse Effect;

(ii)                                  have no known contingent liabilities, or contingent liabilities which ought to have been reasonably known, in connection with any Release or likely Release of Hazardous Materials and have not Released or caused or permitted the Release of Hazardous Materials, and have no knowledge of Releases by others, at, on or under any property now or previously owned, operated or leased by Celestica and its Material Restricted Subsidiaries that, with respect to any of the foregoing, singly or in the aggregate, would reasonably be likely to have a Material Adverse Effect;

(iii)                               have not received notice of and are not aware of any pending or threatened claims, complaints, notices, orders, directions, instructions or requests for information with respect to any alleged violation of or potential liability under any Environmental Law which would reasonably be likely to have a Material Adverse Effect;

(iv)                              have been issued and are in compliance with all permits, certificates, approvals, licences and other authorizations relating to environmental matters and necessary or desirable for the Business other than for any such non-issuances and non-compliances which would not reasonably be likely to have a Material Adverse Effect and each such permit, certificate, approval, licence or other authorization the absence of which would reasonably be likely to have a Material Adverse Effect is in good standing and there are no proceedings pending or, to the knowledge of the Borrowers, threatened to revoke, amend or limit in any material respect any such permit, certificate, approval, licence or other authorization;

(v)                                 have no underground storage tanks, active or, to the knowledge of the Borrowers, abandoned, including petroleum storage tanks, on or under any such property that, singly or in the aggregate, would reasonably be likely to have a Material Adverse Effect;

(vi)                              have not directly transported or directly arranged for the transportation of any Hazardous Materials in violation of Environmental Laws or, to the knowledge of the Borrowers or in respect of actions in respect of which the Borrowers ought reasonably to have known, to any location which would reasonably be likely to lead to claims against them for any remedial work, damage to the environment or natural resources or personal injury, including claims under CERCLA, which in any such case would reasonably be likely to have a Material Adverse Effect;

(vii)         have no polychlorinated biphenyls or friable asbestos present at any such property that, singly or in the aggregate, would reasonably be likely to have a Material Adverse Effect;

(viii)        have no conditions which exist at, on or under any such property which, with or without the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Laws which would reasonably be likely to have a Material Adverse Effect; and

(ix)          is not listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites or Persons requiring investigation or clean up where the liability imposition and allocation regime provided for in the applicable state Environmental Law is similar to CERCLA, including, without limitation, the ability of governments and other parties to recover costs from other responsible or potentially responsible persons, except for any such listing or proposed listing which would not reasonably be likely to have a Material Adverse Effect.

(i)            Encumbrances.  There are no Liens on any of the assets or undertaking of the Borrowers or any Restricted Subsidiary other than Permitted Encumbrances.

(j)            No Default or Event of Default.  No Default or Event of Default has occurred and is continuing.

(k)           Accuracy of Information.  All factual information heretofore or contemporaneously furnished by or on behalf of Celestica in writing to the Administrative Agent for the purposes of or in connection with this Agreement is true and accurate in every material respect on the date as of which such information is dated or certified, and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading.

(l)            No Action for Winding-Up or Bankruptcy. There has been no involuntary action taken against any of the Borrowers or any Restricted Subsidiary for any such corporation’s winding-up, dissolution, liquidation, bankruptcy, receivership, administration or similar or analogous events in respect of such corporation or all or any material part of its assets or revenues.

(m)          Taxes.  Each Borrower and each of its Subsidiaries have duly filed on a timely basis all tax returns required to be filed by them except where such failure to file would not reasonably be likely to have a Material Adverse Effect and have paid all Taxes which are due and payable by them, and all assessments and re-assessments, and all other Taxes, governmental charges, governmental royalties, penalties, interest and fines claimed against them, other than those for which liability is being contested by them in good faith by appropriate proceedings and for which adequate provision has been made where required in accordance with GAAP or in respect of which such failure to pay would not reasonably be likely to have a Material Adverse Effect, and all required instalment payments have been made in respect of Taxes payable for the current period for which returns are not yet required to be filed except where such failure to pay would not reasonably be likely to have a Material Adverse Effect; there are no agreements, waivers or other arrangements providing for an extension of time with respect of the filing of any tax returns by them or the payment of any Taxes except where such agreements, waivers or other arrangements would not reasonably be likely to have a Material Adverse Effect; there are no actions or proceedings to be taken by any taxation authority of any jurisdiction to enforce the payment of any Taxes by them other than those which are being contested by them in good faith by appropriate proceedings and which proceedings have been stayed for the duration of such contestation or which, if determined adversely, would not reasonably be likely to have a Material Adverse Effect.

(n)           Pension Plans.  Except as would not be reasonably likely to have a Material Adverse Effect, (i) all Pension Plans are duly established, registered, qualified, administered and invested in compliance with the terms thereof, any applicable collective agreements and Applicable Law; (ii) no events have occurred and no action has been taken by any Person which would reasonably be likely to result in the full or partial termination or wind up partial termination of any Pension Plan, whether by declaration of any Superintendent of Pensions or otherwise; (iii) none of the Borrowers have withdrawn any assets held in respect of any Pension Plan except as permitted under the terms thereof and Applicable Law; (iv) no Pension Plan in respect of employees in Canada has a “solvency deficiency” or “going concern unfunded liability” as defined in the Pension Benefits Act (Ontario) and the regulations enacted thereunder, as amended; (v) all contributions, premiums and other payments required to be paid to or in respect of each Pension Plan have been paid in a timely fashion in accordance with the terms thereof and Applicable Law and no taxes, penalties or fees are owing or exigible in respect of any Pension Plan; and (vi) no actions, suits, claims, investigations, or proceedings are pending or, to the knowledge of the Borrower, threatened in respect of any Pension Plan or its assets, other than routine claims for benefits.  For the purposes of this section, and for greater certainty, “Applicable Law” shall include, without limitation, any federal or provincial pension benefits legislation and the Income Tax Act (Canada).

(o)           Regulations U and X.  No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds from the Facility will be used for the purpose of purchasing or carrying directly or indirectly margin stock or for any other purpose that would constitute this transaction a “Purpose Credit” within the meaning of Regulations U and X of the Board of Governors of the Federal Reserves System, as any of them may be amended from time to time.

(p)           Investment Company Act.  No Obligor is an “investment company” within the meaning of, or subject to regulations under, the United States Investment Company Act of 1940.

(q)           Sanctions.  No Borrower, nor to the best of their knowledge, any of their Subsidiaries, is engaged in any material respects in any activity which is prohibited under the Sanctions.

8.2          Survival of Representations and Warranties

The representations and warranties set out in this Article 8 and in any Loan Document shall survive the execution and delivery of this Agreement and the making of any Advances to the Borrowers, notwithstanding any investigations or examinations which may be made by the Administrative Agent or any Lender or any counsel to any of them.

8.3          Deemed Repetition of Representations and Warranties

Each of the representations set out in Section 8.1 and in any Security Document shall be true and correct in all material respects and shall be deemed to be given on the occurrence of (i) the Drawdown, Conversion or Rollover of an Advance, (ii) the acceptance of drafts presented for acceptance as Bankers’ Acceptances or Acceptance Notes, and (iii) the issuance of a Letter of Credit, in each case by reference to the facts and circumstances existing on the date of such Drawdown or acceptance or issuance.

ARTICLE 9
COVENANTS

9.1          Affirmative Covenants

Celestica covenants and agrees with each of the Lenders that, unless the Majority Lenders otherwise consent in writing, so long as any amount payable hereunder or under the Loan Documents is outstanding or any of the Lenders has any Commitment hereunder:

(a)           Financial Reporting.  Celestica shall deliver to the Administrative Agent, with sufficient copies for distribution to each of the Administrative Agent and each of the Lenders:

(i)            within 60 days after the end of each of its fiscal quarters in each fiscal year, the unaudited financial statements of Celestica on a consolidated basis, each consisting of a balance sheet, statement of income and statement (in the form customarily prepared by Celestica for internal reporting purposes) of changes in financial position as at the end of such fiscal quarter and for the period commencing with the end of the previous fiscal quarter and ending with the end of such fiscal quarter, together with the figures for the year-to-date and setting forth, in each case, in comparative form to the figures for the corresponding fiscal quarter of the previous fiscal year;

(ii)           within 120 days after the end of each fiscal year of Celestica, the audited consolidated financial statements of Celestica for such year setting forth the corresponding figures for the previous fiscal year in comparative form, together with the report thereon of an independent auditor of recognized national standing, each consisting of a balance sheet, statement of income and statement of changes in financial position;

(iii)          within 60 days after the end of each fiscal quarter of Celestica in each fiscal year, an Officer’s Certificate of Celestica substantially in the form of Schedule D stating that:

(A)          Celestica is in compliance with the covenants set forth in this Article 9 and that no Default or Event of Default has occurred and is continuing (or specifying such non-compliance or Default or Event of Default and stating what action, if any, Celestica is taking or is causing to be taken in connection therewith) and providing: (x) a calculation of the ratios referred to in Sections 9.3(a) and (b), in each case as at the last day of the relevant period; and (y) a calculation of the available disposition allowance referred to in Section 9.2(b)(vii) as at the last day of such fiscal quarter; and

(B)          Celestica has determined that the unconsolidated assets of all Restricted Subsidiaries which are not Material Restricted Subsidiaries do not, or will not, after giving effect to the Guarantees delivered by the Restricted Subsidiaries listed in a schedule thereto, exceed twenty per cent (20%) of the unconsolidated assets of the Borrowers and the Restricted Subsidiaries on the date referenced in the most recently delivered set of financial statements delivered pursuant to Section 9.1(a)(i);

(iv)          in the event that Celestica delivers filings other than the financial statements referred to in Section 9.1(a)(i) or (ii) above to any securities commission, stock exchange or similar regulatory authority, such filings concurrently with the delivery of such filings to the securities commission, stock exchange or similar regulatory authority unless such filings are delivered to the securities commission, stock exchange or similar regulatory authority on a confidential basis; and

(v)           such other information respecting the condition or operations, financial or otherwise, of Celestica or any Subsidiary (other than an Unrestricted Subsidiary) as any Lender through the Administrative Agent may from time to time reasonably request.

(b)           Corporate Status.  Subject to transactions undertaken in compliance with Section 13.12, Celestica shall remain a corporation duly incorporated and validly subsisting under the laws of the Province of Ontario or the federal laws of Canada and each of the Restricted Subsidiaries shall remain validly organized and existing and in good standing under the laws of its jurisdiction of formation or continuance.

(c)           Maintenance of Business and Properties. Each of Celestica and each Restricted Subsidiary shall, and shall cause each of its Subsidiaries (except for Unrestricted Subsidiaries) to, continue its business, maintain, preserve, protect and keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless Celestica or such Restricted Subsidiary determines in good faith that the continued maintenance of any of its properties is no longer desirable or where the failure to do so would not reasonably be likely to have a Material Adverse Effect.

(d)           Notice of Event of Default.  Celestica shall deliver to the Administrative Agent, forthwith upon becoming aware of any Default or Event of Default, a certificate of an officer of Celestica specifying such Default or Event of Default together with a statement of an officer of Celestica setting forth details of such Default or Event of Default and the action which has been, or is proposed to be, taken with respect thereto.

(e)           Other Notifications. Celestica shall at any time upon request of the Administrative Agent, acting reasonably, provide to the Administrative Agent an up to date corporate chart showing Celestica and all of its Subsidiaries and shall promptly notify the Administrative Agent of:

(i)            (x) any change in the name or organization of any Obligor; and; (y) any change in the location of the registered office or executive office of any Obligor;

(ii)           the non-compliance with any Environmental Law or any environmental claim, complaint, notice or order issued to any of the Borrowers, or any of the Subsidiaries, or any other environmental condition or event where such non-compliance, condition or event would reasonably be likely to have a Material Adverse Effect. As soon as practicable thereafter, Celestica shall advise the Administrative Agent as to the actions which the Borrowers or any such Subsidiary intends to take in connection with any such claim, complaint, notice or order;

(iii)          the institution of any steps by the Borrower or any other Person to terminate or wind up in whole or in part any Pension Plan, including providing notice to an Official Body of an intention to terminate or wind up in whole or in part, or to order such termination or wind up, which would reasonably be likely to have a Material Adverse Effect, failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 303(k) of ERISA, the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that a Borrower furnish a bond or other security to the PBGC or such Pension Plan, the occurrence of any event with respect to any Pension Plan which would reasonably be likely to have a Material Adverse Effect, the establishment of any new Pension Plan that provides defined benefits and copies of all documentation relating thereto; and

(iv)          the entering into by Celestica or any Restricted Subsidiary of any Permitted Securitization Transaction (together with such information regarding such Permitted Securitized Transaction as the Administrative Agent may reasonably request).

(f)            Compliance with Laws, etc. Each of Celestica and the Restricted Subsidiaries will, and will cause each of its Subsidiaries to, comply in all material respects with Applicable Law, such compliance to include (without limitation) its qualification as a foreign corporation in all jurisdictions in which such qualification is legally required for the conduct of its business.

(g)           Payment of Taxes. The Borrowers shall, and the Borrowers shall cause each of the Subsidiaries to, pay or cause to be paid, when due, all Taxes including, property taxes, business taxes, social security premiums, assessments and governmental charges or levies imposed upon it or upon its income, sales, capital or profit or any property belonging to it unless any such Tax, social security premiums, assessment, charge or levy is contested by it in good faith with adequate provision or reserve, where required by GAAP and to withhold and remit when due all payroll and withholding taxes except, in each case, where a failure to pay or cause to be paid any such Tax, social security premium, assessment, charge or levy or to withhold or remit any such payroll or withholding taxes would not reasonably be likely to have a Material Adverse Effect.

(h)           Insurance.  Each of Celestica and the Restricted Subsidiaries will, and will cause each of its Subsidiaries (except for Unrestricted Subsidiaries) to, maintain or cause to be maintained insurance with responsible insurance companies with respect to its properties and business against such casualties and contingencies, of such types, and in such amounts as is customary in the case for similar businesses operating in similar geographic locations. Notwithstanding the foregoing, Celestica and each of the Restricted Subsidiaries shall be permitted to self-insure only where self-insurance is usual and customary for the type of risk, and for companies in substantially the same line of business and operating in the same geographic location as Celestica or the Restricted Subsidiary, as applicable, and where customary and usual reserves or provisions are taken in respect of such self-insurance by Celestica or the Restricted Subsidiary, as applicable. Upon request of the Administrative Agent, Celestica will furnish to the Administrative Agent for distribution to the Lenders at reasonable intervals a certificate of an authorized officer of Celestica setting forth the nature and extent of all insurance maintained by Celestica and the Restricted Subsidiaries in accordance with this Section which certificate shall specify the risks for which Celestica or any Restricted Subsidiary have self-insured and the amount of the provisions or reserves, if any, held or made in respect of such self-insurance.

(i)            Books and Records. Celestica and each Restricted Subsidiary will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions. Celestica will permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and customary intervals during normal business hours, to visit Celestica’s offices and to discuss its financial matters with Celestica’s financial officers. Upon the occurrence of and during the continuation of a Default, Celestica and each Restricted Subsidiary shall permit the Administrative Agent and each Lender or any of their respective representatives at any time to visit all of its offices, to discuss its financial matters with its officers and its independent chartered accountant (and each of Celestica and each Restricted Subsidiary hereby authorizes such independent chartered accountant to discuss their financial matters with the Administrative Agent and each Lender or its representatives whether or not any representative of Celestica or the Restricted Subsidiary is present) and to examine (and, at the expense of the Borrowers, photocopy extracts from) any of its books or corporate records. The Borrowers shall pay any fees of such independent chartered accountant incurred in connection with the Administrative Agent’s or any Lender’s exercise of its rights pursuant to this Section.

(j)            Designated Subsidiaries to Remain Subsidiaries.  Each Designated Subsidiary (or its Successor Corporation within the meaning of Section 13.12) shall remain a directly or indirectly wholly-owned Subsidiary of Celestica, except where the laws of the jurisdiction of incorporation of such Designated Subsidiary require qualifying shares of such Designated Subsidiary to be owned by another Person.

(k)           Punctual Payment.  Celestica will, and will cause each Obligor to duly and punctually pay or cause to be paid all amounts due under this Agreement and the other Loan Documents at the dates and places, in the currencies and in the manner provided in this Agreement and any other Loan Documents.

(l)            Ratings Maintenance.  At any time that Celestica has any Public Debt outstanding, Celestica shall maintain a Debt Rating and shall forthwith notify the Administrative Agent in the event that any such Debt Rating is downgraded or in the event that Celestica’s Debt Rating shall have been placed under review by an Approved Credit Rating Agency.

(m)          Material Restricted Subsidiary Guarantees.

(i)            Subject to Section 9.1(a)(ii), (iii) and (iv), Celestica shall:

(A)          within 45 days of the acquisition or incorporation of a Subsidiary which is a Restricted Subsidiary, whose assets total greater than U.S.$150,000,000 on an unconsolidated basis on the date of such acquisition or incorporation, or within 75 days thereof with the consent of the Administrative Agent, not to be unreasonably withheld, where Celestica has established that it is proceeding diligently and no Default has occurred and is continuing; and

(B)          upon the designation of a Restricted Subsidiary as a Material Restricted Subsidiary on the Schedule to the Officer’s Certificate delivered pursuant to Section 9.1(a)(iii) within 45 days of such delivery of the Officer’s Certificate making such designation, or within 75 days thereof with the consent of the Administrative

Agent, not to be unreasonably withheld, where Celestica has established that it is proceeding diligently and no Default has occurred and is continuing,

cause such Material Restricted Subsidiary to: (I) authorize, execute and deliver a Guarantee to the Administrative Agent substantially in the form of Schedule H with such changes as the Administrative Agent and the Material Restricted Subsidiary may necessarily require on the advice of their respective counsel to reflect local legal requirements; (II) deliver to the Administrative Agent certified copies of its Organic Documents and a resolution authorizing the Guarantee, a certificate of its officers signing the Guarantee and a certificate of status, good standing or like certificate with respect to it issued by appropriate government officials of its jurisdiction of incorporation; and (III) cause to be delivered an opinion of counsel to such Material Restricted Subsidiary in form and substance satisfactory to the Lenders’ Counsel and the Administrative Agent, each acting reasonably.

(ii)           In the event that any Material Restricted Subsidiary is not a wholly-owned Subsidiary of Celestica, on the later of (i) the date of execution of a Guarantee or (ii) the date of acquisition by any Person which is not Celestica or a Subsidiary of Celestica of any Share of such Material Restricted Subsidiary, Celestica shall deliver an acknowledgement addressed by such Person to the Administrative Agent acknowledging the Guarantee executed by such Material Restricted Subsidiary and the enforceability thereof against the Material Restricted Subsidiary to the full extent set out in the Guarantee (subject to the same qualifications as set out in the opinion of legal counsel to such Material Restricted Subsidiary with respect to such Guarantee) notwithstanding the ownership of Shares of the Material Restricted Subsidiary by such Person and any agreement between such Person and Celestica or any Subsidiary of Celestica.

(iii)          The Borrowers and Guarantors shall, and the Borrowers shall cause each of its Subsidiaries to, take all such steps and do such things as may be necessary, in the opinion of the Administrative Agent, to ensure the continuous enforceability of each Guarantee granted by each Borrower and each Material Restricted Subsidiary.

(iv)          Notwithstanding anything to the contrary set out herein, a Guarantee shall not be required from a Material Restricted Subsidiary established under the Applicable Law of the PRC (a “Chinese Material Restricted Subsidiary”), the Applicable Law of Thailand (a “Thai Material Restricted Subsidiary”) or the Applicable Law of Romania (a “Romanian Material Restricted Subsidiary”), and no Grantor shall be required to pledge its interest in the equity of a Chinese Material Restricted Subsidiary, a Thai Material Restricted Subsidiary, or a Romanian Material Restricted Subsidiary.  For the purpose of the proviso in the definition of Material Restricted Subsidiary, the unconsolidated assets of any Chinese Material Restricted Subsidiary, Thai Material

Restricted Subsidiary or Romanian Material Restricted Subsidiary that has not provided a Guarantee or any confirmation, change, amendment or modification of a Guarantee which has been provided prior to the date hereof, shall be considered to be unconsolidated assets of a Restricted Subsidiary that is not a Material Restricted Subsidiary, until such time as such Guarantee or any such confirmation, change, amendment or modification has been provided, together with, (A) in the case of a Chinese Material Restricted Subsidiary, evidence of the necessary verification and approval of, and registration with, the relevant local branch of the State Administration of Foreign Exchange in respect of any currency conversions and any payments out of the PRC or any payments to foreign-invested financial institutions in the PRC pursuant to any such Guarantee or any such confirmation, change, amendment or modification and (B) in the case of a Thai Material Restricted Subsidiary, evidence of the receipt of the necessary license under the laws of Thailand required to provide any such Guarantee.

(v)           Celestica shall not be able to designate a Restricted Subsidiary as a Material Restricted Subsidiary in accordance with the definition of Material Restricted Subsidiary unless such Restricted Subsidiary is an Eligible Contract Participant and for the purpose of the proviso in the definition of Material Restricted Subsidiary, the unconsolidated assets of any Guarantor that is not an Eligible Contract Participant shall be considered to be unconsolidated assets of a Restricted Subsidiary that is not a Material Restricted Subsidiary until such time as such Guarantor becomes an Eligible Contract Participant.

(n)           Accuracy of Information.  All factual information hereafter furnished by or on behalf of Celestica in writing to the Administrative Agent for the purposes of or in connection with this Agreement shall be true and accurate in every material respect on the date as of which such information is dated or certified and shall not be incomplete by the omission to state any material fact necessary to make such information not misleading.

(o)           Securitization Transactions.  On the date of any Permitted Securitization Transaction, the aggregate book value of the trade accounts receivable of or owing to Celestica or any Restricted Subsidiary (and/or contractual rights relating thereto) that are subject to any Securitization Transaction will not exceed:

(i)            30% of the aggregate book value of the trade accounts receivable of or owing to Celestica and its Restricted Subsidiaries determined on a consolidated basis, before giving effect to prior Securitization Transactions of trade accounts receivable that have not been collected on or prior to the date on which the relevant Securitization Transaction is completed; or

(ii)           as long as (A) there are no Advances (other than Letters of Credit) outstanding under this Agreement and no advances (other than letters of credit) under any other credit agreement under which Celestica or any

Restricted Subsidiary is a borrower (excluding, for greater certainty, overdraft facilities and Acquired Indebtedness), and (B) at any time that Celestica has any Public Debt outstanding, the Debt Rating of Celestica is BB- by Standard & Poor’s or Ba3 by Moody’s or better, 50% of the aggregate book value of the trade accounts receivable of or owing to Celestica and its Restricted Subsidiaries determined on a consolidated basis, before giving effect to prior Securitization Transactions of trade accounts receivable that have not been collected on or prior to the date on which the relevant Securitization Transaction is completed.

(p)           Security Documents.

(i)            Each Borrower shall, and each Borrower shall cause each other Grantor to, grant to the Administrative Agent on behalf of itself, the Lenders and the Hedge Lenders:

(A)          within 30 days after the date of a Trigger Event, (unless a Debt Rating Upgrade has ensued and is continuing prior to the granting of such security interest) a first priority (subject to Permitted Encumbrances) security interest over all of its personal property and a perfected first priority (subject to Permitted Encumbrances) security interest in (i) its personal property located in Canada and/or the United States of America (other than (x) Pledged Shares which are directly held by such Grantor (except as provided in (ii) below), and (y) Securitized Assets; provided that the security interest will attach to any amounts owing to such Grantor pursuant to any Permitted Securitization Transaction, other than any deferred purchase price payable pursuant to the DB Receivables Purchase Agreement), and (ii) the Pledged Shares of each Domestic Material Restricted Subsidiary which are directly held by such Grantor;

(B)          to the extent permitted by Applicable Law, within 60 days after the date of a Trigger Event (unless a Debt Rating Upgrade has ensued and is continuing prior to the granting of such security interest), a first priority (subject to Permitted Encumbrances) perfected security interest (or its substantive equivalent) in the Pledged Shares in each Non-Domestic Material Restricted Subsidiary which are directly held by such Grantor; provided that, in the case of a US Grantor, the Pledged Shares shall be limited to that number of Pledged Shares representing not more than 65% of the then issued and outstanding Shares of each such Non-Domestic Material Restricted Subsidiary and provided further that, no Grantor shall be required to pledge its interest in the equity of a Chinese Material Restricted Subsidiary, a Thai Material Restricted Subsidiary or a Romanian Material Restricted Subsidiary;

(C)          upon the designation of a Restricted Subsidiary as a Grantor on the Schedule to the Officer’s Certificate delivered pursuant to Section

9.1(a)(iii) (unless a Debt Rating Upgrade has occurred and no Trigger Event has ensued following such Debt Rating Upgrade):  (i) as soon as reasonably practicable and, in any event, within 30 days after the date on which the Officer’s Certificate making such designation is delivered to the Administrative Agent, a first priority (subject to Permitted Encumbrances) perfected security interest in the personal property of such Grantor described in Section 9.1(p)(i)(A) above; and (ii) as soon as reasonably practicable and, in any event, within 60 days after the date on which the Officer’s Certificate making such designation is delivered to the Administrative Agent, a first priority (subject to Permitted Encumbrances) perfected security interest (or its substantive equivalent) in the personal property of such Grantor described in Section 9.1(p)(i)(B) above;

(D)          with respect to any Pledged Shares acquired by any Grantor after the date hereof (unless a Debt Rating Upgrade has occurred and no Trigger Event has ensued following such Debt Rating Upgrade):  (i) as soon as reasonably practicable and, in any event, within 30 days after the date such Grantor becomes the direct holder of any Pledged Shares in any Domestic Material Restricted Subsidiary, a first priority (subject to Permitted Encumbrances) perfected security interest in such Pledged Shares; and (ii) as soon as reasonably practicable and, in any event, within 60 days after the date such Grantor becomes the direct holder of any Pledged Shares in any Non-Domestic Material Restricted Subsidiary, a first priority (subject to Permitted Encumbrances) perfected security interest (or its substantive equivalent) in such Pledged Shares; provided that, in the case of a US Grantor, the Pledged Shares shall be limited to that number of Pledged Shares representing not more than 65% of the then issued and outstanding Shares of each such Non-Domestic Material Restricted Subsidiary and provided further that, no Grantor shall be required to pledge its interest in the equity of a Chinese Material Restricted Subsidiary, a Thai Material Restricted Subsidiary or a Romanian Material Restricted Subsidiary.

(ii)             (A)        The applicable Security Documents shall be delivered to the Administrative Agent, on behalf of itself, the Lenders and the Hedge Lenders, and all filings and registrations in all applicable jurisdictions shall be completed in accordance with Section 9.1(p)(i).  In addition, within 30 days after (i) the date of a Trigger Event (unless a Debt Rating Upgrade has ensued and is continuing prior to delivery of such guarantee), or (ii) the designation of a Restricted Subsidiary as a Grantor as described in Section 9.1(p)(i)(C), each Grantor that has not already provided a Guarantee as a Material Restricted Subsidiary shall deliver a guarantee, substantially in the form of Schedule H, if such guarantee is required to render the Security granted by such Grantor valid and enforceable.  In the event that any such Grantor is not a Material Restricted Subsidiary, the recourse of the Administrative Agent pursuant to the guarantee granted by such Grantor shall be limited to enforcement of the Security, and the Administrative Agent shall have no right to sue such Grantor on the covenant of such guarantee, except to the extent necessary in connection with the enforcement of the Security.  The Security Documents shall be accompanied by opinions of counsel to the applicable Grantor, in form and substance satisfactory to Lenders’ Counsel and the Administrative Agent, acting reasonably.

(B)          Each Borrower shall, and each Borrower shall cause each other Grantor to, promptly, and from time to time on demand, execute and deliver or cause to be executed and delivered all such other and further documents, agreements, certificates and instruments which in the opinion of the Administrative Agent or Lenders’ Counsel, acting reasonably, may be necessary or reasonably desirable in connection with the grant of the Security.

(iii)          Any Security granted by a Grantor in favour of the Administrative Agent on behalf of itself and the Lenders in any asset, property or investment that is disposed of by such Grantor in accordance with the terms of this Agreement shall be released by the Administrative Agent, at the expense of Celestica, following the receipt by the Administrative Agent of a written request for same by Celestica.

(iv)          Assets which become Securitized Assets following attachment of the Liens under a Permitted Securitization Transaction shall be automatically released from the Security such that all such assets shall be securitized under such Permitted Securitization Transaction free and clear of the Security.

(v)           The Security shall be released without the requirement for further consent within 30 days after the date of a Debt Rating Upgrade, provided that a Debt Rating Downgrade has not occurred after such Debt Rating Upgrade and prior to such release.

(vi)          In the event that a Grantor ceases to be a Grantor as a result of the diminution of the value of its assets such that the aggregate value thereof does not meet the applicable threshold set out in the definition of Material Assets under this Agreement, Celestica may request and the Administrative Agent shall, in its reasonable discretion, release any Security granted by such Grantor.

(vii)         Each of the time periods set out in Section 9.1(p)(i) and (ii) may be extended to a maximum time period of 75 days with the consent of the Administrative Agent, not to be unreasonably withheld, where the applicable Borrower has established that it is proceeding diligently and no Default has occurred and is continuing.

(q)           Lien Acknowledgments.  Upon written request from the Administrative Agent delivered to Celestica, Celestica shall use all commercially reasonable efforts to obtain and deliver to the Administrative Agent estoppel certificates or acknowledgements in respect of Lien registrations effected by the secured parties identified by the Administrative Agent in such request.

(r)            Pension Plans. Celestica shall at any time, upon request from the Administrative Agent, provide to the Administrative Agent in respect of each Pension Plan, copies of annual information returns, actuarial reports, supplemental cost certificates and any other reports which have been filed with an Official Body.

9.2          Negative Covenants

Celestica covenants and agrees with each of the Lenders that, unless the Majority Lenders otherwise consent in writing, so long as any amount payable hereunder is outstanding or the Lenders shall have any Commitment hereunder:

(a)           No Merger, Amalgamation, etc.  None of the Borrowers or any Restricted Subsidiary shall, directly or indirectly, merge, amalgamate or enter into any similar or other business combination pursuant to statutory authority or otherwise with any other Person except upon compliance with Section 13.12.

(b)           Restriction on Disposition of Assets.  None of the Borrowers or any Restricted Subsidiary shall sell, assign, transfer, lease, convey or otherwise dispose of any property, assets or investments, (in each case a “sale”) other than:

(i)            sales made in compliance with Section 13.12; or

(ii)           sales of obsolete equipment in the ordinary course of business; or

(iii)          sales, assignments and transfers pursuant to a Permitted Securitization Transaction; or

(iv)          sale/leaseback transactions:

(A)          any real property owned by a Borrower or Restricted Subsidiary; and

(B)          any property or assets acquired by a Borrower or Restricted Subsidiary, as the case may be, which is completed within six (6) months of the date on which such property or assets were acquired, provided that any Advance made to finance such acquisition shall be repaid within two (2) Banking Days of the completion of such sale/leaseback transaction; or

(v)           sales of Shares of any Unrestricted Subsidiary; or

(vi)          sales of assets and property, including inventory, in the ordinary course of business; or

(vii)         sales of any fixed assets together with associated intellectual property not otherwise permitted in Section 9.2(b)(i) to (vi), subject to an aggregate limit of sales under this clause and sales under Sections 9.2(b)(ix)(C) and 9.2(b)(ix)(D) by the Borrowers and Restricted Subsidiaries in any fiscal year in an amount equal to 10% of the aggregate net book value of the fixed assets plus 10% of the aggregate net book value of intellectual property of Celestica on a consolidated basis (the “disposition allowance”) and provided that, in any fiscal year commencing with fiscal year ending on December 31, 2014 in which the Borrowers and Restricted Subsidiaries do not sell fixed assets and associated intellectual property under this clause (vii) and Shares and assets under Sections 9.2(b)(ix)(C) and 9.2(b)(ix)(D) having aggregate net book values totalling the disposition allowance, the Borrowers and Restricted Subsidiaries may carry forward into the following fiscal years the unused disposition allowance, which unused disposition allowance is deemed to be U.S.$267,718,815 as at June 30, 2014, and further provided that none of the Borrowers or Restricted Subsidiaries shall sell any intellectual property under this clause (vii) unless such sale is incidental to a sale of fixed assets;

(viii)        sales of assets, property or investments from a Borrower or Restricted Subsidiary to another Borrower or Restricted Subsidiary provided that no Borrower or Restricted Subsidiary shall so sell assets, property or investments during the occurrence and continuance of a Default or where such sale, alone or as part of a series of previously or concurrently occurring sales, would reasonably be likely to have a Material Adverse Effect; or

(ix)          (A) the sale of the Shares of a Material Restricted Subsidiary or the sale of all or substantially all of the undertaking, property and assets of a Material Restricted Subsidiary used in conducting a business, with the consent of the Super Majority Lenders; (B) the sale of the Shares of a Domestic Restricted Subsidiary (other than a Material Restricted Subsidiary) with Material Assets or the sale of all or substantially all of the undertaking, property and assets of such a Domestic Restricted Subsidiary used in conducting a business,  with the consent of the Majority Lenders; (C) subject to compliance with the disposition allowance provisions set out in Section 9.2(b)(vii), the sale of the Shares in the capital of a Domestic Restricted Subsidiary (other than a Material Restricted Subsidiary) that does not have Material Assets or the sale of all or substantially all of the undertaking, property and assets of such a Restricted Subsidiary used in conducting a business; and (D) subject to compliance with the disposition allowance provisions set out in Section 9.2(b)(vii), the sale of the Shares of a Restricted Subsidiary (other than a Material Restricted Subsidiary or a

Domestic Restricted Subsidiary) or the sale of all or substantially all of the undertaking, property and assets of such a Restricted Subsidiary.

(c)           Restriction on Certain Inter-Company Transactions. Except as otherwise permitted by this Section 9.2, none of the Borrowers or any Restricted Subsidiary shall enter into any agreement or complete any transaction with any other Borrower or any Restricted Subsidiary during the occurrence and continuance of a Default or where such agreement or transaction, alone or as part of a series of previously or concurrently occurring agreements or transactions, would reasonably be likely to have a Material Adverse Effect.

(d)           Negative Pledge/Pari Passu Ranking.  None of the Borrowers or any of the Restricted Subsidiaries shall create, incur, assume or permit to exist any Lien, other than Permitted Encumbrances, on any of its property, undertaking or assets now owned or hereafter acquired. Each Obligor’s monetary Obligations shall rank at least pari passu with all unsecured Indebtedness (or other unsecured Indebtedness during such time as the Obligations are unsecured) of such Obligor and no Obligor shall, or shall agree with any other Person to, pay any other unsecured Indebtedness in priority to payment of all monetary Obligations as and when due.

(e)           Restriction on Non-Arm’s Length Transactions.  The Borrowers shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction or agreement with any Person which is not at Arm’s Length with the Borrowers or such Restricted Subsidiary (other than other Borrowers, Restricted Subsidiaries or Unrestricted Subsidiaries) unless,

(i)            such transaction or agreement is in the ordinary course of business and is on terms no less favourable to the Borrowers or such Restricted Subsidiary as would be obtainable in a comparable transaction with a Person which is at Arm’s Length with the Borrower or such Restricted Subsidiary, and

(ii)           such transaction or agreement complies with the terms of Section 9.2(c).

(f)            Restriction on Change of Business.  None of the Borrowers or the Restricted Subsidiaries shall, either directly or indirectly, enter into any business other than the Business without the prior written consent of the Majority Lenders.

(g)           No Change in Accounting Treatment or Reporting Practices.  Subject to the provisions of Section 1.7, none of the Borrowers nor any Restricted Subsidiary shall make any material change in its accounting or reporting or financial reporting practices, except as consistent with GAAP or Applicable Law, which changes shall be disclosed to the Lenders.

(h)           Restrictions on Transactions with Unrestricted Subsidiaries.  No Borrower shall, or shall permit any Restricted Subsidiary to:

(i)            sell assets or lend monies to any Unrestricted Subsidiary unless such sale (A) meets the criteria set out in the second sentence of the definition of

Permitted Securitization Transaction in Section 1.1; (B) is permitted pursuant to Section 9.2(b)(vi) and such sale or loan is in the ordinary course of business and is on terms no less favourable to such Borrower or such Restricted Subsidiary as would be obtainable in a comparable transaction with a Person which is at Arm’s Length with the Borrower or such Restricted Subsidiary; (C) is permitted pursuant to Section 9.2(b)(vii); or (D) is permitted pursuant to Section 9.2(b)(ix); or

(ii)           provide financial assistance by means of a guarantee to an Unrestricted Subsidiary unless the financial assistance is in the form of a guarantee granted by the immediate parent of such Unrestricted Subsidiary, where such guarantee is (A) made solely for the purpose of facilitating a pledge by the guarantor of Shares of such Unrestricted Subsidiary; and (B) the recourse thereunder is limited to the Shares of the Unrestricted Subsidiary.

(i)            Hedging Agreements. No Borrower shall, or shall permit any Subsidiary to, enter into any Hedging Agreement for speculative purposes.

(j)            Sanctions. No Borrower shall knowingly use the proceeds of the Facility in a manner that would result in a violation by a Borrower of any Sanctions.

9.3          Financial Covenants

(a)           Minimum EBITDA:Interest Expense Ratio.  Celestica shall maintain an EBITDA:Interest Expense ratio, calculated on a rolling four quarter basis, of at least 3.25:1.0.

(b)           Maximum Gross Funded Debt:EBITDA Ratio.  Celestica shall maintain a Gross Funded Debt:EBITDA ratio, calculated on a rolling four quarter basis, of not more than 4.0:1.0.

(c)           Calculation of Financial Ratios.  For the purposes of Sections 9.3(a) and (b), all of the calculations shall be made on a consolidated basis in accordance with the provisions of Sections 1.7 and 1.8.

ARTICLE 10
DEFAULT AND ACCELERATION

10.1        Events of Default

The occurrence of any one or more of the following events (each such event and the expiry of the cure period, if any, provided in connection therewith, being herein referred to as an “Event of Default”) shall constitute a default under this Agreement:

(a)           if any Borrower shall default in (i) the payment when due of any principal of any Advance; (ii) the payment when due of any interest on any Advance (and such default shall continue unremedied, in the case of interest, for a period of three (3) days); or (iii) the payment when due of any fee or any other Obligation (and any of such defaults described in this item (iii) shall continue unremedied for a period of five (5) days);

(b)           any representation or warranty made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of an Obligor to the Administrative Agent for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be incorrect when made in any material respect;

(c)           any Obligor shall default in the observance or performance of any agreement, covenant or condition contained in Sections 9.1(p)(i) or 9.1(p)(ii);

(d)           any Obligor shall default in the service or performance of any agreement, covenant or condition contained herein or in any other Loan Document (other than as set forth above) and such failure shall remain unremedied for a period of thirty (30) days after notice in writing has been given by the Administrative Agent to Celestica;

(e)           if, on, prior to or in connection with any Indebtedness having a principal amount, individually or in the aggregate, in excess of U.S.$50,000,000 becoming Acquired Indebtedness, (i) a default shall have occurred in the payment when due, whether by acceleration or otherwise, of any such Acquired Indebtedness, or (ii) a default shall occur or shall have occurred in the performance or observance of any obligation or condition with respect to such Indebtedness or as a result of such Indebtedness becoming Acquired Indebtedness, if the effect of such default is to accelerate the maturity of such Acquired Indebtedness or such default shall continue unremedied and unwaived for any applicable grace period of time sufficient to permit the holder or holders of such Acquired Indebtedness, or any trustee or agent for such holders, to have the right to cause such Acquired Indebtedness to become due and payable prior to its expressed maturity; provided that where such Acquired Indebtedness has a principal amount individually or in the aggregate, of up to and including U.S.$100,000,000, a default described in clauses (i) or (ii) shall only be an Event of Default under this Agreement if unremedied for 60 days from the date such Indebtedness becomes Acquired Indebtedness;

(f)            a default shall occur in the payment when due, whether by acceleration or otherwise, of any Indebtedness (other than as set forth in Sections 10.1(a) and (e) above) of any Borrower or any Restricted Subsidiary having a principal amount, individually or in the aggregate, in excess of U.S.$50,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied and unwaived for any applicable grace period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to have the right to cause such Indebtedness to become due and payable prior to its expressed maturity; provided that, to the extent that Celestica do Brasil Ltda. has not repaid or does not repay any indebtedness to Celestica, upon its maturity, such failure to repay will not be an Event of Default under this Section 10.1(f).

(g)           any judgment or order for the payment of money in excess of U.S.$50,000,000, which is not covered by insurance, shall be rendered against any Borrower or any Restricted Subsidiary and either:

(i)            enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

(ii)           there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect and such judgment shall not have been paid or otherwise satisfied;

(h)           any Borrower or any Restricted Subsidiary shall:

(i)            become (or be deemed by any Applicable Law to be) insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay its debts as they generally become due;

(ii)           apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, receiver and manager, liquidator, sequestrator, administrator or other custodian in connection with the insolvency of a Borrower or a Restricted Subsidiary or any property of any thereof except as permitted under Section 13.12, or make a general assignment for the benefit of creditors;

(iii)          in the absence of an application referred to in Section 10.1(h)(ii), consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, receiver and manager, liquidator, sequestrator, administrator or other custodian for a Borrower or a Restricted Subsidiary or for a substantial part of the property of any of them except as permitted under Section 13.12, and such trustee, receiver, receiver and manager, liquidator, sequestrator, administrator or other custodian shall not be discharged within 60 days, provided that the Borrowers hereby expressly authorize the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding relating to any of them or any Restricted Subsidiary during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

(iv)          permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement, administration or other case or proceeding under any bankruptcy, insolvency or similar law, or any dissolution, winding up, administration or liquidation proceeding, in respect of any Borrower or any Restricted Subsidiary (except as permitted under Section 13.12), and, if any such case or proceeding is not commenced by such Borrower or such Restricted Subsidiary, such case or proceeding shall be consented to or acquiesced in by such Borrower or such Restricted Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that each Borrower and each Restricted Subsidiary is hereby deemed to expressly authorize the

Administrative Agent and each Lender to appear in any court conducting any such case or proceeding relating to any of them or any Restricted Subsidiary during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

(v)           take any corporate action authorizing, or in furtherance of, any of the matters referred to in Sections 10.1(h)(ii), (iii) or (iv);

(i)            either:

(i)            Onex Corporation shall cease to control Shares of Celestica to which are attached more than 50% of the votes that may be cast to elect the directors of the Corporation, unless at such time the Shares of Celestica are Widely Held; or

(ii)           the Shares of Celestica cease to be Widely Held;

(j)            any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor that is a party thereto; or any Obligor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability of any Loan Document; or any Security shall, in whole or in part, cease to be a perfected, first priority (subject to Permitted Encumbrances) Lien and such failure shall remain unremedied for a period of 10 days after the Borrower becomes aware that such Security has ceased to be a perfected, first priority (subject to Permitted Encumbrances) Lien;

(k)           any Borrower or any governmental authority declares, orders or proposes to, or gives notice of an intention to, order a full or partial wind up of any Pension Plan which wind up, in either case, would reasonably be likely to have a Material Adverse Effect or if any of the following events shall occur with respect to a Pension Plan:

(i)            the institution of any step by a Borrower, any member of its Controlled Group or any other Person to terminate in whole or in part, or give notice of an intention to terminate, in whole or in part, a Pension Plan if, as a result of such termination, the Borrowers or any such member of its Controlled Group would reasonably be likely to be required to make a contribution to such Pension Plan or could reasonably expect to incur a liability or obligation to such Pension Plan which, in either case, would reasonably be likely to have a Material Adverse Effect; or

(ii)           a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA.

10.2        Acceleration

Upon the occurrence of an Event of Default (other than as set forth in Section 10.1(h) or (i)) and at any time thereafter while an Event of Default is continuing, the Administrative Agent may, in consultation with the Lenders (and, if so instructed by the Majority Lenders, shall) by written notice to the Borrowers:

(a)           declare the Advances made to the Borrowers to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrowers hereunder or under any other Loan Document) or declare such Advances to be due and payable on demand of the Administrative Agent; and/or

(b)           if not theretofore terminated, declare that all of the Commitments shall be cancelled, whereupon the same shall be cancelled and the Commitment of each Lender shall be reduced to zero.

If, pursuant to this Section 10.2, the Administrative Agent declares any Advances made to the Borrowers to be due and payable on demand, then, and at any time thereafter, the Administrative Agent may (and, if so instructed by the Majority Lenders, shall) by written notice to the Borrowers call for repayment of such Advances on such date or dates as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrowers hereunder or under any other Loan Document and the provisions of Section 10.4 shall apply) or withdraw its declaration with effect from such date as it may specify in such notice.

Upon the occurrence of an Event of Default set forth in Section 10.1(h) or (i), the Commitments shall automatically terminate and the outstanding principal amount of all outstanding Advances (together with accrued interest thereon and any other sums then owed by the Borrowers hereunder or under any other Loan Document and the provisions of Section 10.4 shall apply) shall automatically be and become immediately due and payable, without notice or demand.

10.3        Remedies with Respect to Bankers’ Acceptance Advances and Letters of Credit

If any Event of Default shall occur and be continuing such that the entire principal amount of the Advances then outstanding and all accrued and unpaid interest thereon and all other payments due hereunder or under any other Loan Document which are unpaid shall become immediately due and payable in accordance with the provisions of Section 10.2, then the Administrative Agent may (and, if so instructed by the Majority Lenders shall), by written notice to the Borrowers, require the Borrowers to pay to the Administrative Agent (i) on behalf of the Lenders, an amount equal to the Face Amount of outstanding Bankers’ Acceptances and the principal amount of all outstanding Acceptance Notes and (ii) on behalf of the Issuing Bank, an amount equal to the undrawn Face Amount of any Letters of Credit issued and outstanding under the Letter of Credit Facility.

10.4        Remedies Cumulative and Waivers

It is expressly understood and agreed that the rights and remedies of the Lenders, the Administrative Agent and each of them hereunder or under any other Loan Document or other instrument executed pursuant to this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity; and any single or partial exercise by the Lenders, the Administrative Agent or any of them of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement or any other Loan Document shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which the Lenders, the Administrative Agent or any of them may be lawfully entitled for such default or breach. Any waiver by the Lenders, the Administrative Agent or any of them of the strict observance, performance or compliance with any term, covenant, condition or other matter contained herein or in any other Loan Document and any indulgence granted, either expressly or by course of conduct, by the Lenders, the Administrative Agent or any of them shall be effective only in the specific instance and for the purpose for which it was given and shall be deemed not to be a waiver of any rights and remedies of the Lenders, the Administrative Agent or any of them under this Agreement or any other Loan Document as a result of any other default or breach hereunder or thereunder.

10.5        Suspension of Lenders’ Obligations

Without prejudice to the rights which arise out of this Agreement or by law, the occurrence of an Event of Default shall, while such Event of Default shall be continuing, relieve the Lenders of all obligations to make any Advances hereunder (whether or not any Drawdown Notice in respect of any such Advance shall have been received by the Administrative Agent prior to the occurrence of an Event of Default) or to accept or comply with any Drawdown Notice, Conversion Notice or Rollover Notice or accept or purchase drafts or Bankers’ Acceptances or Acceptance Notes in replacement of maturing Bankers’ Acceptances or Acceptance Notes. Without prejudice to the rights which arise out of this Agreement or by law, the occurrence of an Event of Default shall, while such Event of Default is continuing, relieve the Issuing Bank of all obligations to issue Letters of Credit hereunder (whether or not any Issuance Request in respect of any such Letter of Credit shall have been received by the Administrative Agent and the Issuing Bank prior to the occurrence of an Event of Default) or to comply with any Issuance Request.

10.6        Application of Payments After an Event of Default

If any Event of Default shall occur and be continuing, all payments made by the Borrowers hereunder, payments made pursuant to any of the provisions of any of the Guarantees or the other Security Documents or from the proceeds of realization of the Security shall be applied in the following order:

(a)           to amounts due hereunder or under any other Loan Document as costs and expenses of the Administrative Agent;

(b)           to amounts due hereunder or under any other Loan Document as costs and expenses of the Lenders;

(c)           to amounts due hereunder or under any other Loan Document as fees;

(d)           to any other amounts (other than amounts in respect of interest or principal) due hereunder or under any other Loan Document;

(e)           to amounts due hereunder or under any other Loan Document as interest or pursuant to any Eligible Hedging Agreement (other than in connection with an early termination of any Eligible Hedging Agreement); and

(f)            to amounts due hereunder or under any other Loan Document as principal or payable in connection with an early termination of any Eligible Hedging Agreement.

ARTICLE 11
THE ADMINISTRATIVE AGENT AND
ADMINISTRATION OF THE FACILITY

11.1        Authorization of Action

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to be its agent in its name and on its behalf and to exercise such rights or powers granted to the Administrative Agent under this Agreement and the Loan Documents to the extent specifically provided herein and therein and on the terms hereof and thereof, together with such rights, powers and discretions as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the Loan Documents, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected as against the Lenders in so acting or refraining from acting) upon the instructions of the Majority Lenders or the Super Majority Lenders, as applicable, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to liability in such capacity, which could result in the Administrative Agent incurring any costs and expenses or which is contrary to this Agreement or Applicable Law.

11.2        Procedure for Making Advances

(a)           The Administrative Agent shall make Advances available to the relevant Borrowers as required hereunder by debiting the account of the Administrative Agent to which the Relevant Lenders’ Main Facility Rateable Portions of such Advances have been credited in accordance with Section 11.2(b) (or causing such account to be debited) and, in the absence of other arrangements agreed to by the Administrative Agent and Celestica in writing, by transferring (or causing to be transferred) like funds in accordance with the instructions of the Borrower as set forth in the Drawdown Notice in respect of each Advance; provided that the obligation of the Administrative Agent hereunder shall be limited to taking such steps as are commercially reasonable to implement such instructions, which steps once taken shall constitute conclusive and binding evidence that such funds were advanced hereunder in accordance with the provisions relating thereto and the Administrative Agent shall not be liable for any damages, claims or costs which may be suffered by the Borrower and occasioned by the failure of such Advance to reach the designated destination, except to the extent such damages, claims or costs are the result of the gross negligence or wilful misconduct (as determined by a final, non-appealable decision of a court of competent jurisdiction) of the Administrative Agent.

(b)           Unless the Administrative Agent has been notified by a Relevant Lender on the Banking Day prior to the Drawdown Date requested by a Borrower that such Relevant Lender will not make available to the Administrative Agent its Main Facility Rateable Portion of such Advance, the Administrative Agent may assume that such Relevant Lender has made such portion of the Advance available to the Administrative Agent on the Drawdown Date in accordance with the provisions hereof and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent such Relevant Lender shall not have so made its Main Facility Rateable Portion of the Advance available to the Administrative Agent, then such Relevant Lender shall pay to the Administrative Agent forthwith on demand such Relevant Lender’s Main Facility Rateable Portion of the Advance and all reasonable costs and expenses incurred by the Administrative Agent in connection therewith together with interest thereon (at the rate payable thereunder by the Borrower in respect of such Advance) for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent; provided, however, that notwithstanding such obligation, if such Relevant Lender fails to so pay, the Borrower covenants and agrees that without prejudice to any rights such Borrower may have against such Relevant Lender, it shall reimburse such amount to the Administrative Agent forthwith after demand therefor by the Administrative Agent. The amount payable to the Administrative Agent pursuant hereto shall be as set forth in a certificate delivered by the Administrative Agent to such Relevant Lender and such Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall be conclusive and binding, for all purposes, in the absence of manifest error. If such Relevant Lender makes the payment to the Administrative Agent required herein, such Relevant Lender shall be considered to have made its Main Facility Rateable Portion of the Advance for purposes of this Agreement and the Administrative Agent shall make appropriate entries in the books of account maintained by the Administrative Agent.

(c)           The failure of any Lender to make its Main Facility Rateable Portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to make its Main Facility Rateable Portion of such Advance on the Drawdown Date, but no Lender shall be responsible for the failure of any other Lender to make the Main Facility Rateable Portion of the Advance to be made by such other Lender on the date of any Advance.

(d)           Where a Drawdown under the Facility and a repayment of an Advance under the Facility are to occur on the same day, the Administrative Agent shall not make available to the relevant Borrower the amount of the Advance to be drawn down until the Administrative Agent is satisfied that it has received irrevocable and irreversible payment of the amount to be prepaid or repaid. Notwithstanding the foregoing, in the absence of gross negligence or wilful misconduct (as determined by a final, non-appealable decision of a court of competent jurisdiction) on the part of the Administrative Agent, the risk of non-receipt of the amount to be repaid is that of the Relevant Lenders and not of the Administrative Agent.

(e)           This Section 11.2 shall not apply to Swing Line Advances.

(f)            Any amount payable to a Defaulting Lender under this Agreement (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent,

(i)            first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;

(ii)           second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder;

(iii)          third, to the funding of any Advance or the funding or cash collateralization of any participating interest in any Letter of Credit or Swing Line Advance; and

(iv)          fourth, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement.

11.3        Remittance of Payments

Forthwith after receipt of any repayment of principal or payment of interest or fees pursuant to any provision of this Agreement, the Administrative Agent which has received such repayment or payment shall, subject to adjustment in accordance with Section 11.16, remit to each Relevant Lender its Main Facility Rateable Portion thereof; provided, however, that the Administrative Agent shall be entitled to set off against and deduct from any amount payable to a Relevant Lender any outstanding amounts payable by such Relevant Lender to the Administrative Agent pursuant to Section 11.2(b). Forthwith after receipt of any payment of Facility Fees pursuant to Section 2.14(a), the Administrative Agent shall remit to each Lender its portion of such payment as determined in accordance with Section 2.14(a). If the Administrative Agent, on the assumption that it will receive on any particular date a payment of principal, interest or fees hereunder, remits such payment to the Lenders and the Borrowers fail to make such payment, each of the Lenders agrees to repay to the Administrative Agent forthwith on demand the amount received by it together with all reasonable costs and expenses incurred by the Administrative Agent in connection therewith to the extent not reimbursed by the Borrower and interest thereon at the rate and calculated in the manner applicable to the Advance in respect of which such payment was made for each day from the date such amount is remitted to the Lenders, the exact amount of the repayment required to be made by the Lenders pursuant hereto to be as set forth in a certificate delivered by the Administrative Agent to each Relevant Lender, which certificate shall be conclusive and binding for all purposes in the absence of manifest error. The Administrative Agent shall make appropriate entries in the register maintained by it to reflect the foregoing.

11.4        Redistribution of Payment

(a)           If any Lender receives or recovers (whether by payment or combination of accounts or otherwise) an amount owed to it by a Borrower under this Agreement otherwise than through the Administrative Agent, then such Lender shall, within two (2) Banking Days following such receipt or recovery, notify the Administrative Agent (who shall in turn notify the other Lenders) of such fact.

(b)                                 Subject to the other terms and conditions of this Agreement, if at any time the proportion which any Relevant Lender (a “Recovering Lender”) has received or recovered (whether by payment or combination of accounts or otherwise) in respect of its portion of any payment to be made under this Agreement by a Borrower for the account of such Recovering Lender and one or more other Relevant Lenders is greater (the amount of the excess being in this Section 11.4 called the “excess amount”) than the proportion thereof received or recovered by the Relevant Lender or Relevant Lenders receiving or recovering the smallest proportion thereof, then:

(i)                                     the Recovering Lender shall, within two (2) Banking Days following such receipt or recovery, pay to the Administrative Agent an amount equal to the excess amount; and

(ii)                                  the Administrative Agent shall treat the amount received by it from the Recovering Lender pursuant to Section 11.4(b)(i) as if such amount had been received by it from the Borrower pursuant to its obligations under this Agreement and shall pay the same to the Persons entitled thereto (including such Recovering Lender) pro rata to their respective entitlements thereto in which event, for all purposes in connection herewith, the Recovering Lender shall be deemed only to have received or recovered from such Borrower that portion of the excess amount which is actually paid to the Recovering Lender by the Administrative Agent pursuant to this Section 11.4(b)(ii).

(c)                                  If a Relevant Lender that has paid an excess amount to the Administrative Agent in accordance with Section 11.4(b)(i) is required to refund the whole (or a portion) of such excess amount to the Borrower, then each of the other Relevant Lenders shall pay to the Administrative Agent for the account of that Lender the whole (or that proportion) of the amount received by it as a result of the distribution in respect of that excess amount made by the Administrative Agent pursuant to Section 11.4(b)(ii).

11.5                        Duties and Obligations

(a)                                 None of the Agents nor any of their respective directors, officers, agents or employees (and, for purposes hereof, each of the Agents shall be deemed to be contracting for and on behalf of such Persons) shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or wilful misconduct, as determined by a final, non-appealable decision of a court of competent jurisdiction. Without limiting the generality of the foregoing, each Agent:

(i)                                     may assume that there has been no assignment or transfer by any means by any Lender of its rights hereunder, unless and until the Administrative Agent has received a duly completed and executed assignment in form satisfactory to it;

(ii)                                  may consult with legal counsel (including the Lenders’ Counsel), independent public accountants and other experts of reputable standing selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

(iii)                               shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of the Borrowers or any Guarantor made or deemed to be made hereunder;

(iv)                              may assume that no Event of Default has occurred and is continuing unless an appropriate officer charged with the administration of this Agreement has actual notice or knowledge to the contrary;

(v)                                 may rely as to any matters of fact which might reasonably be expected to be within the knowledge of any Person upon a certificate signed by or on behalf of such Person; and

(vi)                              shall incur no liability for its failure to distribute to any Lender the financial statements or other information provided to the Administrative Agent by the Borrowers or any Guarantor.

Further, each Agent (a) shall not have any duty to ascertain or to enquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any of the Borrowers or any Guarantor or to inspect the property (including the books and records) of any of the Borrowers or any Guarantor and (b) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto.

(b)                                 No Agent makes any warranty or representation to any Lender nor shall any Agent be responsible to any Lender for the accuracy or completeness of the data made available to any of the Lenders in connection with the negotiation of this Agreement, or for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement.

(c)                                  Except as otherwise provided for herein, an Agent may, but is not obligated to, seek the approval of the Majority Lenders to any consents required to be given by an Agent hereunder.

11.6                        Prompt Notice to the Lenders

Subject to the provisions of Section 11.5(a)(vi), the Administrative Agent agrees to provide to the Lenders, copies where appropriate, of all information, notices and reports required to be given to the Administrative Agent by the Borrowers and the Guarantors hereunder or pursuant to any other Loan Document, promptly upon receipt of same, excepting therefrom information and notices relating solely to the role of the Administrative Agent hereunder.

11.7                        Agent’s Authority

With respect to its Commitment and the Advances made by it as a Lender, an Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent. An Agent may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers and the Subsidiaries or any corporation or other entity owned or controlled by any of them and any Person which may do business with any of them, all as if the Agent was not an Agent hereunder and without any duties to account therefor to the Lenders.

11.8                        Lender’s Independent Credit Decision

It is understood and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrowers and its Subsidiaries. Accordingly, each Lender confirms with the Agents that it has not relied, and will not hereafter rely, on the Agents (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrowers or any other Person under or in connection with this Agreement, the other Loan Documents or the transactions herein or therein contemplated (whether or not such information has been or is hereafter distributed to such Lender by an Agent), or (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers or any Subsidiary. Each Lender acknowledges that a copy of this Agreement has been made available to it for review and each Lender acknowledges that it is satisfied with the form and substance of this Agreement.

11.9                        Indemnification

Each Lender hereby agrees to indemnify the Agents (to the extent not reimbursed by the Borrowers) in its Global Rateable Portion, from and against any and all liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against an Agent (in its capacity as agent for the Lenders) in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or admitted by an Agent under or in respect of this Agreement or any other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or wilful misconduct, as determined by a final, non-appealable decision of a court of competent jurisdiction. Without limiting the generality of the foregoing, each Lender agrees to reimburse such Agent promptly upon demand in the proportion specified herein in respect of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preservation of any rights of the Agents or the Lenders under, or the enforcement of, or legal advice in respect of the rights or responsibilities under, this Agreement or any other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

11.10                 Successor Agent

The Administrative Agent may, as hereinafter provided, resign at any time by giving not less than 30 days’ written notice thereof to the Lenders and the Borrowers. The Administrative Agent may, as hereinafter provided, be removed at any time on not less than 30 days’ written notice thereof by the Majority Lenders provided that the Majority Lenders have designated a successor who is prepared to act hereunder and which is acceptable to Celestica, acting reasonably. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor agent (the “Successor Agent”) which shall be a Lender and which shall be acceptable to the Borrowers, acting reasonably. Upon the acceptance of any appointment hereunder by a Successor Agent, such Successor Agent shall thereupon become Administrative Agent hereunder and shall succeed to and become vested with all the rights, powers, privileges and duties of CIBC and CIBC shall thereupon be discharged from its further duties and obligations as Administrative Agent under this Agreement. After any resignation or removal of CIBC under this Section 11.10, the provisions of this Article 11 shall continue to enure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

11.11                 Taking and Enforcement of Remedies

(a)                                 Each of the Lenders hereby acknowledges that, to the extent permitted by Applicable Law, the remedies provided hereunder or under the Security Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and thereunder are to be exercised not severally, but collectively by the Administrative Agent upon the decision of the Lenders, the Majority Lenders or the Super Majority Lenders, as applicable, regardless of whether declaration or acceleration was made pursuant to Section 10.2; accordingly, notwithstanding any of the provisions contained herein and therein, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action with respect to the Facility, including, without limitation, any declaration or acceleration under Section 10.2, but that any such action shall be taken only by the Administrative Agent with the prior written consent of the Lenders, the Majority Lenders or the Super Majority Lenders, as applicable, provided that, notwithstanding the foregoing:

(i)                                     in the absence of instructions from the Lenders, from the Majority Lenders or from the Super Majority Lenders, as applicable, and where in the sole opinion of the Administrative Agent the exigencies of the situation warrant such action, the Administrative Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders; and

(ii)                                  the commencement of litigation before any court shall be made in the name of each Lender individually unless the laws of the jurisdiction of such court permit such litigation to be commenced in the name of the Administrative Agent on behalf of the Lenders (whether pursuant to a specific power of attorney in favour of the Administrative Agent or otherwise) and the Administrative Agent agrees to commence such litigation in its name;

each of the Lenders hereby further covenants and agrees that upon any such written consent being given by the Lenders, the Majority Lenders or the Super Majority Lenders, as applicable, they shall co-operate fully with the Administrative Agent to the extent requested by the Administrative Agent in the collective realization including, without limitation, the appointment of a receiver and manager to act for their collective benefit; and each Lender covenants and agrees to do all acts and things and to make, execute and deliver all agreements and other instruments, including, without limitation, any instruments necessary to effect any registrations, so as to fully carry out the intent and purpose of this Section 11.11; and each of the Lenders hereby covenants and agrees that, other than as provided in this Agreement, it has not heretofore and shall not seek, take, accept or receive any security for any of the obligations and liabilities of the Borrowers or any Guarantor hereunder or under any other document, instrument, writing or agreement ancillary hereto and shall not enter into any agreement with any of the parties hereto or thereto relating in any manner whatsoever to the Facility, unless all of the Lenders shall at the same time obtain the benefit of any such agreement.

(b)                                 Notwithstanding any other provision contained in this Agreement, no Lender shall be required to be joined as a party to any litigation commenced against any Obligor by the Administrative Agent, the Majority Lenders or the Super Majority Lenders, as applicable, hereunder (unless otherwise required by any court of competent jurisdiction) if it elects not to be so joined in which event any such litigation shall not include claims in respect of the rights of such Lender against the Obligors hereunder until such time as such Lender does elect to be so joined; provided that if at the time of such subsequent election it is not possible or practicable for such Lender to be so joined, then such Lender may commence proceedings in its own name in respect of its rights against the Obligors hereunder.

11.12                 Reliance Upon Lenders

The Administrative Agent shall be entitled to rely upon any certificate, notice or other document provided to it by a Lender on behalf of all financial institutions and Affiliates which together constitute a Lender pursuant to this Agreement and the Administrative Agent shall be entitled to deal with the Lenders with respect to the matters under this Agreement which are such Administrative Agent’s responsibilities without any liability whatsoever to the Lenders for relying upon any certificate, notice or other document provided to it by such Lender notwithstanding any lack of authority of the Lender to provide the same or to bind the other financial institutions and Affiliates which together constitute a Lender.

11.13                 Reliance upon Administrative Agent

The Obligors shall be entitled to rely upon any certificate, notice or other document provided to any of them by the Administrative Agent pursuant to this Agreement or any other Loan Document and the Obligors shall be entitled to deal with the Administrative Agent (and, except as otherwise specifically provided, not to deal with any Lender prior to an Event of Default) with respect to all matters under this Agreement and the other Loan Documents without any liability whatsoever to the Lenders for relying upon any certificate, notice or other document provided to any of them by the Administrative Agent, notwithstanding any lack of authority of the Administrative Agent to provide the same. Without limiting the generality of the foregoing, but subject as herein otherwise specifically provided, none of the Lenders shall have any right to enforce directly any of the provisions of this Agreement or any other Loan Document or to communicate with the Obligors except through the Administrative Agent in accordance with the terms of this Agreement or as otherwise specifically provided in this Agreement. The provisions of this Article 11 are for the benefit of the Agents and the Lenders and, except for the provisions of Sections 11.2, 11.13, 11.14 and 11.15, may not be relied upon by the Obligors.

11.14                 Replacement of Cancelled Commitments

If, at any time prior to the Maturity Date, the Commitment of any Lender or Lenders is cancelled, or any Lender fails to perform its obligations hereunder, the Administrative Agent may, and at the request of the Borrowers, provided that no Default or Event of Default has occurred and is continuing, shall use its reasonable efforts to locate one or more other Persons (“Substitute Lenders”) satisfactory to the Borrowers (who may be an existing Lender) to become a Lender and to assume all or a portion of the Commitment so cancelled, provided that the Administrative Agent shall not be under any obligation to assume such cancelled Commitment itself if the Administrative Agent is unable to locate any Substitute Lenders.  Upon locating one or more Substitute Lenders, the Administrative Agent (on behalf of each of the parties hereto other than the Borrowers and the Lender or Lenders whose Commitment has been cancelled), the Borrowers and the Substitute Lender or Lenders shall make any appropriate amendments to this Agreement which are required to incorporate such Substitute Lender or Lenders hereunder. If any Substitute Lender is not an existing Lender, then Celestica shall pay to the Administrative Agent an administration fee of U.S.$3,500.

11.15                 Disclosure of Information

The Administrative Agent and each of the Lenders acknowledges the confidential nature of this Agreement, the financial, operational and other information and data provided and to be provided to it by the Borrowers pursuant hereto that is not at the time it is so provided or (other than through a breach of this Agreement) thereafter in the public domain and agrees not to disclose such information; provided, however, that:

(a)                                 the Administrative Agent and each Lender may disclose all or any part of such information to any proposed assignee or transferee or participant of any Lender or to any potential direct or indirect swap counterparty and its counsel, provided that such Person has executed and delivered to the Administrative Agent or such Lender a confidentiality agreement in a form satisfactory to the Administrative Agent or such Lender, which terms shall include an agreement to comply with this Section 11.15;

(b)                                 the Administrative Agent and each Lender may disclose all or any part of such information if, (A) in the sole reasonable opinion (stated in writing) of the Lenders’ Counsel (or other counsel to a Lender, including the internal counsel of such Lender), such disclosure is compellable by Applicable Law in connection with any threatened judicial, administrative or governmental proceeding or is required in connection with any actual judicial, administrative or governmental proceeding or (B) such disclosure is compellable by Applicable Law, provided that in any such event the Administrative Agent or the relevant Lender will make reasonable efforts to provide Celestica with prompt written notice of any such compellable disclosure so that Celestica may seek a protective order or other appropriate remedy or relief to prevent such disclosure from being made. The failure to deliver such notice or, where applicable, the giving of such notice, shall not preclude disclosure by the Administrative Agent or the Lender where legally required in the opinion of Lenders’ Counsel (or other counsel to a Lender, including the internal counsel of such Lender). In any event, the Administrative Agent or Lender will furnish only that portion of such information which, in the reasonable opinion of the Lenders’ Counsel, it is legally required to disclose and, to the extent reasonably practicable, will request that confidential treatment will be accorded such information;

(c)                                  it shall incur no liability in respect of any disclosure of such information to any, or pursuant to the requirements of any, judicial authority, law enforcement agency, tax or regulatory authority which it is required to make in accordance with Applicable Law;

(d)                                 it shall inform the Borrowers, as soon as is practicable, of any disclosure of such information made by it unless such disclosure is in the ordinary course of its business or such tax or regulatory authority or such judicial authority or law enforcement agency requires the Administrative Agent or such Lender not to inform the Borrowers of the disclosure of such information to it;

(e)                                  the Administrative Agent and each Lender may disclose all or any part of such information to its auditors or to Lenders’ Counsel or other counsel of reputable standing for the purpose of seeking or obtaining accounting or legal advice, provided that any such auditors (except where such auditor is the Auditor General of Canada, in which case such disclosure may be made on a non-confidential basis) or counsel are bound by a professional duty of confidentiality;

(f)                                   the Administrative Agent and each Lender may disclose such information to any employees, agents, officers and directors of the Administrative Agent or any Lender, and of any Subsidiary or Affiliate of the Administrative Agent or any Lender (a “Representative”), if such disclosure is required in connection with the administration of the Facility, provided that the Administrative Agent or such Lender shall be responsible for a breach by any of its Representatives of the obligation not to disclose such information;

(g)                                  the Administrative Agent and each Lender may disclose such information to any nationally recognized rating agency that requires access to information about the Administrative Agent’s or such Lender’s investment portfolio in connection with ratings issued with respect to the Administrative Agent or such Lender, provided that the Administrative Agent or such Lender will request that confidential treatment will be accorded such information;

(h)                                 the Administrative Agent and each Lender may disclose all or any part of such information with the prior written consent of Celestica; and

(i)                                     the Administrative Agent and each Lender may disclose all or any part of such information in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder.

11.16                 Adjustments of Rateable Portions

(a)                                 In connection with any Drawdown (other than a Drawdown of a Swing Line Advance), Conversion or Rollover or any reimbursement or repayment of an Obligation, the Administrative Agent shall, in its sole and unfettered discretion, have the right (but not the obligation) to make adjustments of the amount of such Drawdown, Conversion or Rollover advanced or paid by such Lender or the amount of such reimbursement or repayment to be received by such Lender in order to maintain the balances of the Advances made by each Lender in the same portion as the Main Facility Rateable Portion of each Lender.

(b)                                 Upon the occurrence of an acceleration under Section 10.1(h), 10.1(i) or 10.2, if, with respect to any Lender, the aggregate of all outstanding Advances made by such Lender is less than its Global Rateable Portion (after giving effect to any adjustment made pursuant to Section 11.16(a)) of the aggregate of all outstanding Advances, the Administrative Agent may, by written notice, require such Lender to pay to the Administrative Agent, for the credit of the other Lenders, in such currency or currencies as the Administrative Agent may in its discretion determine, such amount as may be required so as to bring the aggregate of all outstanding Advances made by such Lender equal to its Global Rateable Portion of the aggregate of all outstanding Advances.  The Administrative Agent shall credit the funds received from such Lender to any other Lender or Lenders, as it may determine in its discretion, so as to render the aggregate of the outstanding Advances made by each Lender equal to the Global Rateable Portion of each Lender of all outstanding Advances.

ARTICLE 12
COSTS, EXPENSES AND INDEMNIFICATION

12.1                        Costs and Expenses

Each Borrower shall pay promptly, upon request by the Administrative Agent accompanied by reasonable supporting documentation or other evidence, all reasonable costs and expenses in connection with the due diligence pertaining to or the preparation, printing, execution and delivery of this Agreement and the other documents to be delivered hereunder including, without limitation, the reasonable fees and out-of-pocket expenses of the Lenders’ Counsel with respect thereto.  Except for ordinary expenses of the Administrative Agent relating to the day-to-day administration of this Agreement, each Borrower further agrees to pay all reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel, accountants and other experts) in connection with the syndication of the Facility and the interpretation, preservation or enforcement of rights of the Administrative Agent and the Relevant Lenders under this Agreement and the Loan Documents including, without limitation, all reasonable costs and expenses sustained by them as a result of any failure by any of the Borrowers or Guarantors to perform or observe its obligations contained in any of this Agreement and the Loan Documents and including the costs and expenses of any waivers, consents, amendments, discharges, releases or similar requirements related to any Loan Document.  The Borrowers further agree to pay all reasonable out-of-pocket expenses of the Issuing Bank with respect to the issuance and administration of Letters of Credit.

12.2                        Indemnification by the Borrowers

In addition to any liability of each Borrower to any Relevant Lender or any Agent under any other provision hereof, each Borrower shall indemnify the Lenders and the Agents and hold each Lender and each Agent harmless against any reasonable costs or expenses incurred by a Lender or an Agent as a result of (i) any failure by such Borrower to fulfil any of its obligations hereunder or under any Loan Document in the manner provided herein including, without limitation, any cost or expense incurred by reason of the liquidation or re-employment in whole or in part of deposits or other funds required by any Lender to fund or maintain any Advance as a result of the failure of such Borrower to complete a Drawdown or to make any repayment or other payment on the date required hereunder or specified by it in any notice given hereunder; or (ii) the failure of such Borrower to pay any other amount including, without limitation, any interest or fee due hereunder on its due date; or (iii) the prepayment or repayment by such Borrower of any LIBOR Advance or Bankers’ Acceptance Advance prior to its date of maturity or the last day of the then current Interest Period for such Advance; or (iv) any failure by a Borrower or Designated Subsidiary to fulfill any of its obligations under any interest rate swap agreements entered into during the term of this Agreement by such Borrower or Designated Subsidiary with any Person who was, at the time such interest rate swap agreement was entered into, a Lender.  The indemnity in Section 12.2, to the extent that it relates to clause (iv), shall survive the termination of this Agreement and the Commitments hereunder and shall remain in full force and effect until such time as the parties to such interest rate swap agreements have no obligations thereunder.

12.3                        Funds

Each amount advanced, made available, disbursed or paid hereunder shall be advanced, made available, disbursed or paid, as the case may be, in immediately available funds or, after notice from the Administrative Agent, in such other form of funds as may from time to time be customarily used in the jurisdiction in which the Advance is advanced, made available, disbursed or paid in the settlement of banking transactions similar to the banking transactions required to give effect to the provisions of this Agreement on the day such advance, disbursement or payment is to be made.

12.4                        General Indemnity

(a)                                 Indemnity.  Subject to Section 12.4(b), (c) and (d), the Borrowers agree to indemnify and save harmless the Agents, the Lenders, their respective Affiliates involved in the syndication or administration of the Facility, their respective officers, directors, employees and agents (collectively, the “Indemnitees” and individually, an “Indemnitee”) from and against any and all liabilities, claims, damages and losses (including reasonable legal fees and disbursements of counsel but excluding loss of profits and special or consequential damages) (collectively, the “Losses”) as a result of any claims, actions or proceedings (“Claims”) asserted against the Indemnitees, by a Person other than the Indemnitees in connection with the agreement of the Lenders to provide the Facility, the Commitments of the Lenders and the Advances made by the Lenders including, without limitation: (i) the costs of defending and/or counterclaiming or claiming over against third parties in respect of any Claim; and (ii) subject to the provisions set forth in Section 12.4(d), any Losses arising out of a settlement of any Claim made by the Indemnitees.

(b)                                 Limitations to Indemnity.  The foregoing obligations of indemnification shall not apply to (i) any Losses suffered by an Indemnitee or to any Claim asserted against an Indemnitee to the extent such Loss or Claim has resulted from the gross negligence or wilful misconduct (as determined by a final, non-appealable decision of a court of competent jurisdiction) of that Indemnitee; or (ii) any Losses with respect to Excluded Taxes or Indemnified Taxes for which an Indemnitee may claim an indemnity from an Obligor pursuant to Section 5.5(b) of this Agreement.

(c)                                  Notification.  Whenever a Lender or an Agent shall have received notice that a Claim has been commenced or threatened, which, if successful, would subject a Borrower (the “Indemnifying Party”) to the indemnity provisions of this Section 12.4, the Lender or the Agent shall as soon as reasonably possible notify (to the extent permitted by law) the Indemnifying Party in writing of the Claim and of all relevant information the Lender or the Agent possesses relating thereto; provided, however, that failure to so notify the Indemnifying Party shall not release it from any liability which it may have on account of the indemnity set forth in this Section 12.4, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure.

(d)                                 Defence and Settlement.  The Indemnifying Party shall have the right, but not the obligation, to assume the defence of any Claim in any jurisdiction with legal counsel of reputable standing in order to protect the rights and interest of the Indemnitees.  In such respect, (i) the Indemnifying Party shall require the consent of the Indemnitees to the choice of legal counsel in connection with the Claim, which consent shall not be unreasonably withheld or delayed; and (ii) without prejudice to the rights of the Indemnitees to retain counsel and participate in the defence of the Claim, the Indemnifying Party and the Indemnitees shall make all reasonable efforts to co-ordinate their course of action in connection with the defence of such Claim. The related costs and expenses sustained in such respect by the Indemnitees shall be at the expense of the Indemnifying Party, provided that the Indemnifying Party shall only be liable for the costs and expenses of one firm of separate counsel in addition to the cost of any local counsel that may be required.  If the Indemnifying Party fails to assume defence of the Claim, the Indemnitees will (upon further notice to the Borrowers) have the right to undertake, at the expense of the Indemnifying Party, the defence, compromise or settlement of the Claim on behalf and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defence of the Claim at any time prior to settlement, compromise or final determination thereof.

Notwithstanding the foregoing, in the event the Indemnitee, acting reasonably, does not agree with the manner or timeliness in which the legal counsel of the Indemnifying Party is carrying on the defence of the Claim, or, pursuant to the opinion of a reputable counsel retained by the

Indemnitee, there may be one or more legal defences available different from the one carried on by the legal counsel of the Indemnifying Party, the Indemnitee shall have the right to assume its own defence in the Claim by appointing its own legal counsel. The costs and the expenses sustained by the Indemnitee shall be at the expense of the Indemnifying Party provided that the Indemnifying Party shall only be liable for the costs and expenses of one firm of separate counsel, in addition to the costs of any local counsel that may be required.

The Indemnifying Party shall not be liable for any settlement of any Claim effected without its written consent (which shall not be unreasonably withheld or delayed). In addition, the Indemnifying Party will not, without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any Claim or threatened Claim in respect of which indemnification or contribution may be sought hereunder.

If an offer for settlement made to any Indemnitee which the Indemnifying Party has recommended for acceptance is rejected by the Indemnitee and the final liability of the Indemnitee in respect of such action and all related damages is greater than such offer, the liability of the Indemnifying Party will only be to indemnify the Indemnitee up to the amount of such offer.

12.5                        Environmental Claims

(a)                                 Indemnity.  Subject to Sections 12.5(b), (c) and (d), the Borrowers agree to indemnify and save harmless the Indemnitees from and against any and all Losses as a result of any Claims, orders, directives, or notices asserted or issued against the Indemnitees by a Person other than the Indemnitees with respect to any material presence or Release on, into, onto, under or from any property owned, leased or operated by any of the Borrowers or any Subsidiary (the “Property”) of any Hazardous Material regardless of whether caused by, or within the control of, the Borrower or any Subsidiary or which arises out of or in connection with any action of, or failure to act by, the Borrowers or any Subsidiary or any predecessor or successor thereof in contravention of any present or future applicable Environmental Laws, whether or not having the force of law, including, without limitation: (i) the costs of defending and/or counterclaiming or claiming over against third parties in respect of any such Claim; and (ii) subject to the provisions set forth in Section 12.5(d), any Losses arising out of a settlement made by the Indemnitees of any Claim.

(b)                                 Limitations to Indemnity.  The foregoing obligations of indemnification shall not apply to any Losses suffered by the Indemnitees or any of them or to any Claim asserted against the Indemnitees or any of them which relates directly to any action or omission taken by any of the Indemnitees while in possession or control of the Property which is grossly negligent or constitutes wilful misconduct (as determined by a final, non-appealable decision of a court of competent jurisdiction) but shall apply to any Claim occurring during such period that relates to a continuation of conditions previously in existence or of a practise previously employed by any Obligor.

(c)                                  Notification.  Whenever an Indemnitee shall have received notice that a Claim has been commenced or threatened, which, if successful, would subject the Borrowers to the indemnity provisions of this Section 12.5, the Indemnitee shall as soon as reasonably possible and in any event on or before the expiry of the date (the “Notification Date”) which is the earlier of (i) the tenth Banking Day after the receipt of such notice by the Indemnitee, and (ii) such date as will afford sufficient time for the Borrowers to prepare and file a timely answer to the Claim, notify the Borrowers of the Claim and of all relevant information the Indemnitee possesses relating thereto. If the Indemnitee shall fail to so notify the Borrowers and provide it with such information on or before the Notification Date, the Borrowers shall not have any liability hereunder in respect of any Losses suffered by the Indemnitee in respect of such Claim to the extent such Losses may be reasonably attributable to such failure by the Indemnitee.

(d)                                 Defence and Settlement.  The provisions of Section 12.4(d) shall apply to any Claims under this Section 12.5.

ARTICLE 13
GENERAL

13.1                        Term

The Facility shall expire on the Maturity Date.

13.2                        Survival

All covenants, agreements, representations and warranties made herein or in certificates delivered in connection herewith by or on behalf of each Obligor shall survive the execution and delivery of this Agreement and the making of the Drawdowns hereunder and shall continue in full force and effect so long as there is any obligation of an Obligor to the Agents and the Lenders hereunder or under any other Loan Document.

13.3                        Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the Borrowers and the successors and permitted assigns of the Agents and the Lenders.

13.4                        Notices

All notices, requests, demands or other communications to or from the parties hereto shall be in writing and shall be given by overnight delivery service, by hand delivery or by telecopy to the addressee as follows:

(a)	If to the Borrowers:

844 Don Mills Road
Toronto, Ontario, Canada
M3C 1V7

	Attention:	Vice President, Corporate Treasurer
	Telecopier:	416-448-4810

with a copy to:

844 Don Mills Road
Toronto, Ontario
M3C 1V7

	Attention:	Executive Vice President, Chief Legal and Administrative Officer
	Telecopier:	416-448-4810

with a copy to:

844 Don Mills Road
Toronto, Ontario
M3C 1V7

	Attention:	Chief Financial Officer
	Telecopier:	416-448-4810

(b)	If to the Administrative Agent:

Canadian Imperial Bank of Commerce
40 Dundas Street West
5th Floor
Toronto, Ontario
M5G 2C2

	Attention:	Director, Agency
	Telecopier:	(416) 956-3830

(c)	if to a Lender, at the addresses set out in Schedule A or in the relevant Transfer Notice;

or at such other address or to such other individual as the Borrowers may designate by notice to the Administrative Agent and as the Administrative Agent or a Lender may designate by notice to the Borrowers and the Lenders or the Administrative Agent, as the case may be.

13.5                        Amendment and Waiver

This Agreement and any Loan Documents may be modified or amended and a waiver of any breach of any term or provision of this Agreement shall be effective only if the Borrowers, the Administrative Agent and the Majority Lenders so agree in writing, provided that in all cases the Borrowers shall be entitled to rely upon the Administrative Agent, without further inquiry in respect of any amendments or waivers agreed to by the Administrative Agent and which the Administrative Agent has confirmed have been agreed to by the Majority Lenders; provided further, however, that:

(a)                                 no amendment, waiver or consent, unless in writing and signed by all of the Lenders that are not, as at the effective date of the amendment, waiver or consent a Defaulting Lender, shall: (i) increase the Commitment of any Lender or subject any Lender to any additional obligation; provided, however, that in no event shall any Lender have the ability to increase the Commitment of a Defaulting Lender; (ii) reduce the principal of, or interest on, the Advances or reduce any fees hereunder; (iii) postpone any date fixed for any payment of principal of, or interest on, the Advances or any other amounts payable hereunder; (iv) amend the definition of Majority Lenders or Super Majority Lenders; (v) amend this Section 13.5; or (vi) release, in one transaction or a series of transactions, all or substantially all of the Guarantees or the Security (other than in accordance with Section 9.1(p)(v)); except that to the extent the Commitment of a Lender is increased in accordance with Section 2.3(g), Section 7.1(d) or Section 7.1(f), neither the consent of the Lenders nor the Administrative Agent will be required;

(b)                                 except as otherwise expressly provided herein, the amendment at any time of any Security Document or the release at any time of any Guarantee or Security, in each case where Section 13.5(a)(vi) does not apply, by the Administrative Agent, on behalf of itself and the Lenders, will require the consent of the Super Majority Lenders, except that: (i) to the extent that a release of a Guarantee or any Security, as applicable, may be effected pursuant to a transaction subject to Section 13.12 only, the consent of the Administrative Agent and the Majority Lenders will be required; (ii) to the extent that a release of a Guarantee or any Security, as applicable, may be effected pursuant to Section 7.3(b) only, the consent of the Administrative Agent will be required; (iii) the consent to the release of a Guarantee or any Security, as applicable, granted by a Material Restricted Subsidiary shall be deemed to have been given by the Super Majority Lenders or the Majority Lenders, as applicable, if the Super Majority Lenders or the Majority Lenders, as applicable, provided consent to the sale of the Shares of a Material Restricted Subsidiary or a Domestic Restricted Subsidiary or the sale of all or substantially all of the undertaking, property and assets of a Material Restricted Subsidiary or Domestic Restricted Subsidiary used in conducting a business, as applicable, pursuant to Section 9.2(b)(ix); and (iv) to the extent that an amendment, as determined by the Administrative Agent and Lenders’ Counsel, each acting reasonably, does not materially impair the enforceability or unconditionality of such Guarantee or such Security, the consent of the Administrative Agent is required; and

(c)                                  no amendment, waiver or consent, unless in writing and signed by the Administrative Agent, Swing Line Lender or Issuing Bank, as applicable, in addition to the Lenders required herein above to take such action, affects the rights or duties of the Administrative Agent, Swing Line Lender or Issuing Bank, as applicable, under this Agreement or any Advance.

A waiver of any breach of any term or provision of this Agreement shall be limited to the specific breach waived.

13.6                        Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Agents, Lenders and Borrowers agree that any legal suit, action or proceeding arising out of this Agreement or any Loan Document may be instituted in the courts of Ontario, and the Agents, Lenders and Borrowers hereby accept and irrevocably submit to the nonexclusive jurisdiction of said courts and acknowledge their competence and agree to be bound by any judgment thereof.

13.7                        Further Assurances

Each Obligor shall promptly cure any default in its execution and delivery of this Agreement or in any of the other instruments referred to or contemplated herein to which it is a party. Each Obligor, at its expense, will promptly execute and deliver, or cause to be executed and delivered, to the Administrative Agent, upon request, all such other and further documents, agreements, certificates and instruments in compliance with, or accomplishment of the covenants and agreements of such Obligor hereunder or more fully to state the obligations of such Obligor as set out herein or to make any recording, file any notice or obtain any consents, all as may be necessary or appropriate in connection therewith.

13.8                        Enforcement and Waiver by the Lenders

Subject to Section 11.11, the Administrative Agent and the Lenders shall have the right at all times to enforce the provisions of this Agreement and the other Loan Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Administrative Agent or the Lenders in refraining from so doing at any time or times. The failure of the Administrative Agent or the Lenders at any time or times to enforce their rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner, modified or waived the same. All rights and remedies of the Administrative Agent and the Lenders are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

13.9                        Execution in Counterparts

This Agreement may be executed in counterparts, each of which shall be considered an original and all of which taken together shall constitute a single agreement.

13.10                 Assignment by the Borrowers

The rights and obligations of the Borrowers under this Agreement are not assignable to any other Person, except in accordance with Article 7, without the prior written consent of all of the Lenders, which consent shall not be unreasonably withheld.

13.11                 Assignments and Transfers by a Lender

(a)                                 With the prior written consent of the Administrative Agent and Celestica, such consent not to be unreasonably withheld or delayed, any Lender may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Section 13.11(b) all or any of its rights, benefits and obligations hereunder;

provided that in the event that such assignment would give rise to a claim for increased costs pursuant to Article 5, it shall not be unreasonable for Celestica to withhold its consent to such assignment. Any assignment or transfer shall be with respect to a minimum Commitment of U.S.$10,000,000 and integral multiples of U.S.$1,000,000 in excess thereof. A lesser amount may be assigned or transferred by any Lender if such amount represents the remaining balance of such Lender’s Commitment. Notwithstanding the foregoing, the consent of the Administrative Agent and Celestica is not required in connection with the assignment or transfer of all or any of the rights, benefits and obligations hereunder (i) to any Subsidiary or Affiliate of a Lender or to any other Lender hereunder provided that notice is given to the Administrative Agent and Celestica, and provided that, in either case, any such assignment or transfer does not give rise to a claim for increased costs pursuant to Article 5 or any obligation on the part of an Obligor to deduct or withhold any Taxes from or in respect of any sum payable hereunder to the Administrative Agent or the Lenders, in either case, in excess of what would have been the case without such assignment, or such assignee waives the rights to any benefits under Section 5.5; or (ii) to any Person if an Event of Default has occurred and is continuing.

(b)                                 If any Lender assigns all or any of its rights and benefits hereunder in accordance with Section 13.11(a), then, unless and until the assignee has agreed with the Administrative Agent and the other Lenders (in a Transfer Notice or otherwise) that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Lender, none of the Administrative Agent or any of the other Lenders or the Borrowers shall be obliged to recognize such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

(c)                                  If any Lender wishes to assign all or any of its rights, benefits and/or obligations hereunder as contemplated in Section 13.11(a), then such transfer may be effected upon:

(i)                                     receipt of the written consent of the Administrative Agent and Celestica as referred to in Section 13.11(a) delivered to the relevant assignee by the Administrative Agent unless an Event of Default has occurred and is continuing in which case consent of Celestica shall not be required;

(ii)                                  the delivery to and countersignature by the relevant Lender of a duly completed and duly executed Transfer Notice; and

(iii)                               if any Lender wishes to assign any of its rights, benefits and/or obligations hereunder to a financial institution which is not a Lender or a Subsidiary or Affiliate of a Lender, such Lender shall have paid to the Administrative Agent a fee in the amount of U.S.$3,500;

in which event, on the later of the effective date, if any, specified in such Transfer Notice and the fifth (5th) Banking Day after the date of delivery of such Transfer Notice to the Administrative Agent (unless the Administrative Agent agrees to a shorter period):

(iv)                              to the extent that in such Transfer Notice the Lender party thereto seeks to transfer its rights and obligations hereunder, each of the Obligors and such Lender shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled;

(v)                                 each of the Obligors and the assignee party thereto shall assume the same rights and assume the same obligations between themselves as they would have had if such assignee had been an original party hereto as a Lender with the rights and/or obligations acquired or assumed by it as a result of such transfer; and

(vi)                              the Administrative Agent, such assignee and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such assignee been an original party hereto as a Lender with the rights and/or obligations acquired or assumed by it as a result of such transfer.

(d)                                 Each of the parties hereto confirms that:

(i)                                     the delivery to an assignee of a Transfer Notice signed by a Lender constitutes an irrevocable offer (subject to the conditions of Section 13.11(c)) by each of the parties hereto to accept such transferee (subject to the conditions set out herein) as a Lender party hereto with the rights and obligations so expressed to be transferred;

(ii)                                  such offer may be accepted by such assignee by the execution of such Transfer Notice by such assignee and upon fulfilment of the conditions set forth in Section 13.11(c); and

(iii)                               the provisions of this Agreement shall apply to the contract between the parties thereto arising as a result of acceptance of such offer.

(e)                                  The Administrative Agent shall not be obliged to accept any Transfer Notice received by it hereunder and no such Transfer Notice may take effect on any day on or after the receipt by the Administrative Agent of a Drawdown Notice and prior to the date for the making of the proposed Advance.

(f)                                   No transfer pursuant to this Section 13.11 shall, unless the Administrative Agent otherwise decides in its absolute discretion and notifies the parties to such transfer accordingly, be effective if the date for effectiveness of such transfer on the day on which the Administrative Agent receives the applicable Transfer Notice is on, or less than five (5) Banking Days before, the day for the payment of any interest or fee hereunder.

(g)                                  Any Lender may participate all or any part of its interest hereunder, provided that any such participation does not give rise to a claim for increased costs pursuant to Article 5 or any obligation on the part of an Obligor to deduct or withhold any Taxes from or in respect of any sum payable hereunder to an Agent or the

Lenders, or such Lender and participant waive the right to any benefits under Section 5.5 and, in such case, notice of such participation has been given to the Administrative Agent and Celestica. Such participant shall not be entitled to any vote as a Lender. The Borrowers shall not be obligated to deal with any participant and shall be entitled to deal solely with the Lender and the Lender shall not be released from any of its obligations to the Borrowers as a result of such participation except to the extent that the participant has fulfilled such obligations. Such participants shall be bound to the same confidentiality provisions with respect to the Facility, the Borrowers and the Subsidiaries as are applicable to the Lenders.

13.12                 Certain Requirements in Respect of Merger, Etc

No Borrower shall, and the Borrowers shall not permit any Restricted Subsidiary (in each case, a “Predecessor Corporation”) to, enter into any transaction (whether by way of liquidation, dissolution, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person other than in accordance with Section 9.2(b)(vii) or Section 9.2(b)(ix) or, in the case of any such amalgamation or merger, of the continuing company resulting therefrom, or whereby the obligation of the Predecessor Corporation to pay amounts under this Agreement would become subject to novation or assumed or undertaken by any other such Person or continuing company (a “Corporate Reorganization”), provided that it may do so (and if the Predecessor Corporation is a Borrower or a Material Restricted Subsidiary or a Grantor such Person or continuing company shall become a party to this Agreement or to the Guarantee provided by such Material Restricted Subsidiary or the other Security Documents, as applicable, provided by such Grantor as the case may be) if:

(a)                                 such other Person or continuing company (herein referred to as a “Successor Corporation”) is a Borrower or Restricted Subsidiary;

(b)                                 where required in the reasonable opinion of Lenders’ Counsel, a Successor Corporation which is a Borrower or a Material Restricted Subsidiary or a Grantor shall execute and/or deliver to the Administrative Agent an agreement supplemental hereto or to the Guarantee or Guarantees or the Security Documents, as applicable, executed by a Predecessor Corporation or Predecessor Corporations, as the case may be, in form reasonably satisfactory to the Administrative Agent and execute and/or deliver such other instruments, if any, which to the reasonable satisfaction of the Administrative Agent and in the opinion of Lenders’ Counsel are necessary to evidence (i) the assumption by the Successor Corporation of liability under each Loan Document to which the Predecessor Corporation is a party for the due and punctual payment of all money payable by the Predecessor Corporation thereunder, (ii) the covenant of the Successor Corporation to pay the same, (iii) the agreement of the Successor Corporation to observe and perform all the covenants and obligations of the Predecessor Corporation under each Loan Document to which the Predecessor Corporation was a party and to be bound by all the terms of each such Loan Document so far as they relate to the Predecessor Corporation, and (iv) if applicable, that the Security granted by the Predecessor Corporation continues to secure all of the Obligations and Eligible Hedging Obligations of the Successor

Corporation pursuant to or in connection with any Loan Document, which instruments, if any, shall be in form reasonably satisfactory to the Administrative Agent;

(c)                                  such transaction would not have a Material Adverse Effect;

(d)                                 all Other Taxes payable as a result of such transaction have been paid;

(e)                                  such transaction will not result in any claim for increased costs pursuant to Section 5.2 or result in any Tax being levied on or payable by the Administrative Agent or any Lender (except for Taxes on the overall net income or capital of the Administrative Agent or a Lender provided there is no increase in such Taxes as a result of such transaction);

(f)                                   such transaction will not cause, or have the result of the Administrative Agent, the Lenders or any of them being in default under, noncompliance with, or violation of, any Applicable Law;

(g)                                  an opinion of Borrowers’ counsel, substantially in the form and as to matters addressed in the opinions delivered pursuant to Section 6.1 and Section 9.1(p)(ii), as applicable, shall have been delivered to the Administrative Agent;

(h)                                 each of the covenants set forth in Section 9.3 shall be satisfied on an actual and pro forma basis after giving effect to such transaction;

(i)                                     evidence of the due registration, recording and/or filing of the Security Documents in all jurisdictions necessary to protect, perfect and preserve as first ranking security (subject to Permitted Encumbrances) the Security created thereby; and

(j)                                    no Default or Event of Default shall have occurred and be continuing or will occur as a result of such transaction.

Sections 13.12(a), (b) and (g) shall not apply (i) to the liquidation or dissolution of the Restricted Subsidiaries listed in Schedule R; (ii) to the merger of the Restricted Subsidiaries listed in Schedule S; and (iii) in connection with the reorganization of the Celestica Liquidity Management Hungary Limited Liability Company holding structure, to the dissolution of Celestica Liquidity Management Hungary Limited Liability Company, Celestica (Gibraltar) Limited, Celestica (Luxembourg) S.ar.l and 3250297 Nova Scotia Company through a series of transactions with the ultimate effect of transferring the assets of such entities to Celestica.

This Section 13.12 shall not apply to permit any consolidation, amalgamation or merger by or of Celestica unless, as the result thereof, the Successor Corporation is Celestica.

A Successor Corporation shall not be required to comply with Section 13.12(b), (g) and (i) in respect of a Corporate Reorganization where (i) no Security Document has been delivered by a Predecessor Corporation or is required to be delivered by a Successor Corporation, and (ii) one or more of the participants in the subject Corporate Reorganization is a Predecessor Corporation which is a Borrower or Restricted Subsidiary existing under the laws of an Exempted

Jurisdiction and which, prior to the completion of such Corporate Reorganization, delivered a Guarantee in accordance with Section 9.1(m)(i) and the Guarantee delivered by such Predecessor Corporation (the “Predecessor Guarantee”) has not been terminated or released.  In this paragraph, “Exempted Jurisdiction” means:

(i)                                     the Province of Ontario, unless, following the date hereof, the laws of such Province change in a manner that would adversely affect the enforceability of the Predecessor Guarantee against the Successor Corporation;

(ii)                                  Canada, unless following the date hereof, the laws of Canada or the laws of the Province of Canada which govern such Guarantee change in a manner that would adversely affect the enforceability of the Predecessor Guarantee against the Successor Corporation; and

(iii)                               the State of Delaware, unless, following the date hereof, the laws of such State change in a manner that would adversely affect the enforceability of the Predecessor Guarantee against the Successor Corporation.

13.13                 Location of Lenders

Unless otherwise agreed between the Administrative Agent and Celestica, each Lender shall be resident in, or have a Related Lender in each of Canada and the United States of America.  In respect of any Lender which assigns or shares part of its Commitment with a Related Lender, the provisions of Article 11 relating to the appointment and authorization of the Administrative Agent and the indemnification of the Agents shall apply equally to each such Related Lender.

13.14                 Set-Off

If an Event of Default has occurred, the Administrative Agent and each Lender shall have the right to set off against any accounts, credits or balances maintained by the Obligors with the Administrative Agent or any Lender, any amount due hereunder.

13.15                 Time of the Essence

Time shall be of the essence in this Agreement.

13.16                 Advertisements

The Administrative Agent and the Lenders agree that prior to any advertisement with respect to this transaction, the Administrative Agent shall obtain the written consent of Celestica as to the form and content of such advertisement, such consent not to be reasonably withheld and to be provided as soon as practicable.

13.17                 Judgement Currency

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to the Administrative Agent or a Lender in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent or such Lender could purchase the Original

Currency with the Other Currency on the Banking Day preceding the day on which final judgment is given or, if permitted by Applicable Law, on the day on which the judgment is paid or satisfied.

The obligations of an Obligor in respect of any sum due in the Original Currency from it to the Administrative Agent or any Lender under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Banking Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Other Currency, the Administrative Agent or such Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency.  If the amount of the Original Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Administrative Agent or such Lender in the Original Currency, the Administrative Agent or such Lender shall remit such excess to such Borrower.

13.18                 Existing DB Lender

Deutsche Bank Trust Company Americas (the “Exiting DB Lender”) hereby consents to the amendment and restatement of the Exiting Credit Agreement. Each of the parties hereto hereby agrees and confirms that after giving effect to this Section 13.18, the Exiting DB Lender’s Commitment shall be $0, its commitment to lend and all obligations under the Existing Credit Agreement shall be terminated, and the Exiting DB Lender shall cease to be a Lender for all purposes under the Loan Documents (other than in respect of any terms and conditions of the Exiting Credit Agreement and the Loan Documents which, by their terms, survive any cancellation of commitments, repayment in full of any obligations or the termination of any Loan Document).

[Intentionally Left Blank]

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

CELESTICA INC.

By:	/s/ Darren Myers
Name: Darren Myers
Title: Chief Financial Officer

By:
Name:
Title:

DESIGNATED SUBSIDIARIES

CELESTICA INTERNATIONAL INC.

By:	/s/ Darren Myers
Name: Darren Myers
Title: Chief Financial Officer

By:
Name:
Title:

CELESTICA LLC

By:	/s/ Walter Jankovic
Name: Walter Jankovic
Title: Senior Vice President

By:
Name:
Title:

Seventh Amended and Restated Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:	/s/ Ben Fallico
Name: Ben Fallico
Title: Executive Director

By:	/s/ William J. Chrumka
Name: William J. Chrumka
Title: Executive Director

Seventh Amended and Restated Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, as Canadian Lender

By:	/s/ Ben Fallico
Name: Ben Fallico
Title: Executive Director

By:	/s/ William J. Chrumka
Name: William J. Chrumka
Title: Executive Director

Seventh Amended and Restated Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as U.S. Lender

By:	/s/ Dominic Sorresso
Name: Dominic Sorresso
Title: Authorized Signatory

By:	/s/ Zhen Ma
Name: Zhen Ma
Title: Authorized Signatory

Seventh Amended and Restated Credit Agreement

BANK OF AMERICA N.A., CANADA BRANCH, as Canadian Lender

By:	/s/ Medina Sales De Andrade
Name: Medina Sales De Andrade
Title: Vice President

By:
Name:
Title:

Seventh Amended and Restated Credit Agreement

BANK OF AMERICA N.A., as U.S. Lender

By:	/s/ Prayes Majmudar
Name: Prayes Majmudar
Title: Director

By:
Name:
Title:

Seventh Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as Canadian Lender

By:	/s/ Ralph Sehgal
Name: Ralph Sehgal
Title: Authorized Signatory

By:
Name:
Title:

Seventh Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as U.S. Lender

By:	/s/ Ralph Sehgal
Name: Ralph Sehgal
Title: Authorized Signatory

By:
Name:
Title:

Seventh Amended and Restated Credit Agreement

EXPORT DEVELOPMENT CANADA, as Canadian Lender

By:	/s/ Marie Poulin
Name: Marie Poulin
Title: Senior Associate

By:	/s/ Jim McIntyre
Name: Jim McIntyre
Title: Principal

Seventh Amended and Restated Credit Agreement

EXPORT DEVELOPMENT CANADA, as U.S. Lender

By:	/s/ Marie Poulin
Name: MARIE POULIN
Title: SENIOR ASSOCIATE

By:	/s/ Jim McIntyre
Name: Jim McIntyre
Title: Principal

Seventh Amended and Restated Credit Agreement

DEUTSCHE BANK AG, CANADA BRANCH, as Canadian Lender

By:	/s/ Paul Uffelmann
Name: Paul Uffelmann
Title: Vice President

By:	/s/ Leigh Knowles
Name: Leigh Knowles
Title: Director

Seventh Amended and Restated Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Exiting DB Lender

By:	/s/ Kirk L. Tashjian
Name: Kirk L. Tashjian
Title: Vice President

By:	/s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

Seventh Amended and Restated Credit Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. Lender

By:	/s/ Kirk L. Tashjian
Name: Kirk L. Tashjian
Title: Vice President

By:	/s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

Seventh Amended and Restated Credit Agreement

CITIBANK N.A., CANADIAN BRANCH, as Canadian Lender

By:	/s/ Samin Atique
Name: Samin Atique
Title: Authorized Signatory

By:
Name:
Title:

Seventh Amended and Restated Credit Agreement

CITIBANK, N.A., as U.S. Lender

By:	/s/ Samin Atique
Name: Samin Atique
Title: Authorized Signatory

By:
Name:
Title:

Seventh Amended and Restated Credit Agreement

BANK OF NOVA SCOTIA, as Canadian Lender

By:	/s/ Rob King
Name: Rob King
Title: Managing Director

By:	/s/ Eddy Popp
Name: Eddy Popp
Title: Director

Seventh Amended and Restated Credit Agreement

BANK OF NOVA SCOTIA, as U.S. Lender

By:	/s/ Rob King
Name: Rob King
Title: Managing Director

By:	/s/ Eddy Popp
Name: Eddy Popp
Title: Director

Seventh Amended and Restated Credit Agreement

HSBC Bank Canada, as Canadian Lender

By:	/s/ My N. Le
Name: My N. Le
Title: Vice President, Global Banking

By:	/s/ Casey Coates
Name: Casey Coates
Title: Director, Global Banking

Seventh Amended and Restated Credit Agreement

HSBC Bank Canada, as U.S. Lender

By:	/s/ My N. Le
Name: My N. Le
Title: Vice President, Global Banking

By:	/s/ Casey Coates
Name: Casey Coates
Title: Director, Global Banking

Seventh Amended and Restated Credit Agreement

SCHEDULE A.1

CANADIAN LENDERS

CANADIAN IMPERIAL BANK OF COMMERCE

161 Bay Street
8th Floor
Toronto, ON M5J 2S8

Attn.:	Steve Nishimura
Tel:	(416) 956-3837
Fax:	(416) 956-3816

Attn.:	Ben Fallico
Tel:	(416) 594-8953
Fax:	(416) 956-3816

BANK OF AMERICA, N.A., CANADA BRANCH

181 Bay Street
4th Floor
Toronto, ON M5J 2V8

Attn.:	Medina Sales de Andrade, Vice President
Tel:	(416) 369-2574
Fax:	(312) 453-4041

Attn.:	Jeannette Lu, Vice President
Tel:	(415) 913-4772
Fax:	(415) 503-5073

ROYAL BANK OF CANADA

200 Bay Street
4th Floor, South Tower
Royal Bank Plaza
Toronto, ON M5J 2W7

Attn.:	Brad Clarkson
Tel:	(416) 842-4052
Fax:	(416) 842-5321

EXPORT DEVELOPMENT CANADA

150 Slater Street
Ottawa, K1A 1K3

Attn.:	Loans Services
Tel:	(613) 597-8003
Fax:	(613) 598-2514
Email:	loans.services@edc.ca (only if needed)

Attn.:	Credit Risk Management
Tel:	(613) 597-7843
Fax:	(613) 598-3186
Email:	CRMICTTeam@edc.ca (only if needed)

DEUTSCHE BANK AG, CANADA BRANCH

Global Markets
199 Bay Street, Suite 4700
Toronto, ON M5L 1E9

Attn.:	Paul Uffelmann
Tel:	(416) 682-8016
Fax:	(416) 627-3819
Email:	paul.uffelmann@db.com

With a copy to:

Deutsche Bank Trust Company Americas
Leveraged Loan Portfolio
60 Wall Street, MS NYC60-0208
New York, NY 10005, U.S.A.

Attn.:	Kirk Tashjian, Vice President
Tel:	(212) 250-6133
Fax:	(212) 797-5690

CITIBANK N.A., CANADIAN BRANCH

Citibank Place
123 Front Street West
Toronto, ON M5J 2M3

2

Attn.:	Mary Vlahos, Vice President
Tel:	(416) 947-5529
Fax:	(416) 915-6290

Attn.:	Samin Atique, Vice President
Tel:	(416) 947-4124
Fax:	(416) 915-6290

BANK OF NOVA SCOTIA

Corporate Banking — Communications, Media & Technology
62nd Floor
Scotia Plaza
40 King Street West
Toronto, ON M5W 2X6

Attn.:	Eddy Popp, Director
Tel:	(416) 866-3756
Fax:	(416) 866-2010

Attn.:	Sean Flinn, Associate
Tel:	(416) 607-0056
Fax:	(416) 866-2010

HSBC BANK CANADA

70 York Street, 4th Floor
Toronto, ON M5J 1S9

Attn.:	Casey Coates, Director, Global Banking
Tel:	(416) 868-8486
Fax:	(416) 868-3817

Attn.:	My Le, Vice President, Global Banking
Tel:	(416) 868-8404
Fax:	(416) 868-3817

3

SCHEDULE A.2

U.S. LENDERS

TO CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH

425 Lexington Avenue, 4th Floor
New York, NY 10017

Attn.:	Dominic Sorresso, Executive Director
Tel:	(212) 856-4133
Fax:	(212) 856-3761

BANK OF AMERICA N.A.

315 Montgomery Street, 6th Floor
CA5-704-06-37
San Francisco CA 94104

Attn.:	Jeannette Lu, Vice President
Tel:	(415) 913-4772
Fax:	(415) 503-5073

ROYAL BANK OF CANADA

200 Bay Street
4th Floor, South Tower
Royal Bank Plaza
Toronto, ON M5J 2W7

Attn.:	Brad Clarkson
Tel:	(416) 842-4052
Fax:	(416) 842-5321

EXPORT DEVELOPMENT CANADA

150 Slater Street
Ottawa, K1A 1K3

4

Attn: Loans Services
Tel: 613-597-8003
Fax: 613-598-2514
Email: loans.services@edc.ca (only if needed)

Attn: Credit Risk Management
Tel: 613-597-7843
Fax: 613-598-3186
Email: CRMICTTeam@edc.ca (only if needed)

DEUTSCHE BANK AG, NEW YORK BRANCH

60 Wall Street, MS NYC60-4305
New York, NY 10005

Attn.:	Kirk Tashjian, Vice President
Tel:	(212) 250-2468
Fax:	(212) 797-5690

CITIBANK, N.A.

399 Park Avenue
16th Floor 5
New York, NY 10043

Attn.:	Mary Vlahos, Vice President
Tel:	(416) 947-5529
Fax:	(416) 915-6290

Attn.:	Samin Atique, Vice President
Tel:	(416) 947-4124
Fax:	(416) 915-6290

BANK OF NOVA SCOTIA

Corporate Banking — Communications, Media & Technology
62nd Floor
Scotia Plaza
40 King Street West
Toronto, ON M5W 2X6

5

Attn.:	Eddy Popp, Director
Tel:	(416) 866-3756
Fax:	(416) 866-2010

Attn.:	Sean Flinn, Associate
Tel:	(416) 607-0056
Fax:	(416) 866-2010

HSBC BANK CANADA.

70 York Street, 4th Floor
Toronto, ON M5J 1S9

Attn.:	Casey Coates, Director, Global Banking
Tel:	(416) 868-8486
Fax:	(416) 868-3817

Attn.:	My Le, Vice President, Global Banking
Tel:	(416) 868-8404
Fax:	(416) 868-3817

6

SCHEDULE B

LENDERS’ COMMITMENTS

Commitments of Canadian Lenders

1. Canadian Imperial Bank of Commerce	U.S.$	25,000,000.00
2. Bank of America, N.A., Canada Branch	U.S.$	25,000,000.00
3. Royal Bank of Canada	U.S.$	25,000,000.00
4. Export Development Canada	U.S.$	25,000,000.00
5. Deutsche Bank AG, Canada Branch	U.S.$	25,000,000.00
6. Citibank N.A., Canadian Branch	U.S.$	25,000,000.00
7. Bank of Nova Scotia	U.S.$	25,000,000.00
8. HSBC Bank Canada	U.S.$	25,000,000.00
Total:	U.S.$	200,000,000.00

Commitments of U.S. Lenders

1. Canadian Imperial Bank of Commerce, New York Branch	U.S.$	12,500,000
2. Bank of America, N.A.	U.S.$	12,500,000
3. Royal Bank of Canada	U.S.$	12,500,000
4. Export Development Canada	U.S.$	12,500,000
5. Deutsche Bank AG, New York Branch	U.S.$	12,500,000
6. Citibank, N.A.	U.S.$	12,500,000
7. Bank of Nova Scotia	U.S.$	12,500,000
8. HSBC Bank Canada	U.S.$	12,500,000
Total:	U.S.$	100,000,000.00

SCHEDULE C

APPLICABLE MARGIN, FACILITY FEE AND LC FEE

	LEVEL I	LEVEL II	LEVEL III	LEVEL IV
Gross Funded Debt to EBITDA Ratio ®	® < 1.0X	1.0X < = ® < 2.0X	2.0X < = ® < 3.0X	® > = 3.0x
LIBOR/BA Applicable Margin1/LC Fee	160.0 bps	180.0 bps	200.0 bps	240.0 bps
Prime/Base Rate Canada/Base Rate Applicable Margin	60.0 bps	80.0 bps	100.0 bps	140.0 bps
Facility Fee[2]	40.0 bps	45.0 bps	50.0 bps	60.0 bps

1                                           “Applicable Margin” expressed as basis points per annum.

2                                           Facility Fee is payable on the sum of (i) the aggregate Commitments of the Non-Defaulting Lenders (after giving effect to any cancellation, reduction or increase of the Facility) regardless of usage, and (ii) the aggregate outstanding Advances of the Defaulting Lenders under the Facility and shall be calculated in accordance with Section 2.14(a).

2

SCHEDULE D

QUARTERLY CERTIFICATE ON COVENANTS

Reference is made to the seventh amended and restated revolving term credit agreement made as of October 28, 2014 (together with all amendments, modifications, supplements and restatements, if any, from time to time made thereto, the “Credit Agreement”) among Celestica Inc. (“Celestica”), the subsidiaries of Celestica designated in the Credit Agreement, the financial institutions named in Schedule “A” to the Credit Agreement (the “Lenders”), and Canadian Imperial Bank of Commerce, as Administrative Agent.  Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein which are defined in the Credit Agreement have the respective meanings provided in the Credit Agreement.

The undersigned, [name] in my capacity as [designated officer] of Celestica and not personally, after making due enquiry, hereby certify to the Administrative Agent and to each of the Lenders that the following is true and correct as of the date hereof:

1.              Celestica is in compliance with the covenants set forth in Article 9 of the Credit Agreement.

2.              As of                                       ,            , the date of the last day of the most recent fiscal quarter (the “Quarter End Date”) [no Default or Event of Default has occurred and is continuing] or [specify such non-compliance or Default or Event of Default and state what action, if any Celestica is taking or causing to be taken in connection therewith].

3.              EBITDA of Celestica as at the Quarter End Date is U.S.$                                          , calculated in accordance with the Credit Agreement, such calculation summarized in Exhibit 1 attached hereto. The Interest Expense of Celestica for the four fiscal quarters ended as at the Quarter End Date is U.S.$                    , calculated in accordance with the Credit Agreement.  The Ratio of EBITDA to Interest Expense is                 .

4.              The Gross Funded Debt of Celestica for the four fiscal quarters as at the Quarter End Date is U.S.$                                , calculated in accordance with the Credit Agreement, such calculation summarized in Exhibit 2 attached hereto.

5.              The ratio of Gross Funded Debt to EBITDA as at the Quarter End Date is                                           .

6.              Attached as Exhibit 3 is a calculation of the available disposition allowance referred to in Section 9.2(b)(vii) as at the Quarter End Date.

7.              Attached as Exhibit 4 is a list of all Material Restricted Subsidiaries as at the Quarter End Date.

8.              Attached as Exhibit 5 is a list of all Grantors as at the Quarter End Date.

9.              The unconsolidated assets of all Restricted Subsidiaries which are not Material Restricted Subsidiaries do not, or will not, after giving effect to the Guarantees delivered by the Restricted Subsidiaries listed in Exhibit 6, exceed twenty per cent (20%) of the unconsolidated assets of the Borrowers and the Restricted Subsidiaries on the date referenced in the most recently delivered set of financial statements delivered pursuant to Section 9.1(a)(i).

10.       [Attached as Exhibit 7 are revised aggregate Commitments for the U.S. Lenders, the Canadian Lenders [and the Other Jurisdiction Lenders in respect of each Additional Jurisdiction].]

Certified this        day of                                       , 20    .

Name:
Title:

2

EXHIBIT 1

EBITDA

1.	Net Income for such period	$

2.	All amounts deducted in the calculation of Net Income in respect of Taxes, whether paid or deferred (in accordance with GAAP)	$

3.	All amounts deducted in the calculation of Net Income in respect of depreciation	$

4.	All amounts deducted in the calculation of Net Income in respect of amortization	$

5.	All amounts deducted in the calculation of Net Income in respect of Interest Expense, other than the implicit financing costs of synthetic leases	$

6.	All amounts deducted in the calculation of Net Income in determining all non-recurring charges	$

7.	Non-cash charges and purchase accounting deductions	$

	EBITDA	$

EXHIBIT 2

Gross Funded Debt

The sum of:

1.	Outstanding monetary Obligations	$

2.	Outstanding Capital Lease Obligations	$

3.

Other obligations for borrowed money (including, without limitation and without duplication, all obligations (contingent or otherwise) in respect of bankers’ acceptances and letters of credit) outstanding at such time but excluding Permitted Subordinated Indebtedness which, in accordance with GAAP, qualifies as equity [Note: Provide detailed breakdown of such obligations and Permitted Subordinated Indebtedness.]

$

4.	Outstanding Acquired Indebtedness	$

5.	Contingent liabilities of Celestica or any Restricted Subsidiary of the type referred to in 1 to 3 above.	$

	Gross Funded Debt	$

EXHIBIT 3

Calculation of Available Disposition Allowance Pursuant to Section 9.2(b)(vii)

EXHIBIT 4

List of Material Restricted Subsidiaries

EXHIBIT 5

List of Grantors

EXHIBIT 6

List of Guarantees Delivered by Restricted Subsidiaries

EXHIBIT 7

LENDERS’ COMMITMENTS

Aggregate Commitments of Canadian Lenders

•

Aggregate Commitments of U.S. Lenders

•

[Aggregate Commitments of Other Jurisdiction Lenders in respect of [insert Additional Jurisdiction]]

•

[Aggregate Commitments of Other Jurisdiction Lenders in respect of [insert Additional Jurisdiction]]

•

SCHEDULE E

CONVERSION NOTICE

TO:                           Canadian Imperial Bank of Commerce
40 Dundas Street West

5th Floor

Toronto, Ontario M5G 2C2

Attention:                                         Director, Agency

Dear Sirs & Mesdames:

This Conversion Notice is delivered to you pursuant to Section 2.15 of the seventh amended and restated revolving term credit agreement made as of October 28, 2014 (together with all amendments, modifications, supplements and restatements, if any, from time to time made thereto, the “Credit Agreement”) among Celestica Inc. (“Celestica”), the subsidiaries designated in the Credit Agreement, the financial institutions named in Schedule “A” to the Credit Agreement (the “Lenders”), and Canadian Imperial Bank of Commerce as Administrative Agent.  Unless otherwise defined herein or the context otherwise requires capitalized terms used herein which are defined in the Credit Agreement have the respective meanings provided in the Credit Agreement.

The undersigned hereby requests that on • , • ,

1.              [currency $] •  of the presently outstanding principal amount of the Advance originally made on • , •  [and [currency $] •  of the presently outstanding principal amount of the Advance originally made on • , • ]

2.              and all presently being maintained as [Prime Rate Advance], [Bankers’ Acceptance Advance], [LIBOR Advance], [Base Rate Advance] or [Base Rate Canada Advance]

3.              be converted into

4.              [Prime Rate Advance], [Bankers’ Acceptance Advance having a maturity date of •], [LIBOR Advance with an Interest Period ending •  in United States Dollars], [Base Rate Advance] or [Base Rate Canada Advance], in accordance with the provisions of the Credit Agreement.

The undersigned hereby:

(a)         certifies and warrants, for itself and on behalf of all other Borrowers, that no Event of Default has occurred and is continuing and that on the occurrence of such Advances, the representations set out in Section 8.1 of the Credit Agreement are true and correct in all material respects; and

(b)         agrees that if prior to the time of such conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.

Except to the extent, if any, that prior to the time of the conversion requested hereby the Administrative Agent shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed to be certified at the date of such conversion as if then made.

The undersigned has caused this Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its authorized officer this          day of                   , 20      .

[CELESTICA INC. OR ANY DESIGNATED SUBSIDIARY]

By:
Name:
Title:

2

SCHEDULE F

DESIGNATED SUBSIDIARY AGREEMENT

THIS DESIGNATED SUBSIDIARY AGREEMENT made as of                                         .

AMONG:

CELESTICA INC.
(the “Designated Borrower”)

- and -

[NAME OF SUBSIDIARY]
(the “Designated Subsidiary”)

- and -

CANADIAN IMPERIAL BANK OF COMMERCE,
(the “Agent”) as Administrative Agent

For value received the undersigned agree as follows:

1.              Reference is hereby made to Section 7.1 of the seventh amended and restated revolving term credit agreement made as of October 28, 2014 (together with all amendments, modifications, supplements and restatements, if any, from time to time made thereto, the “Credit Agreement”) among Celestica Inc. (“Celestica”), the subsidiaries of Celestica specified in the Credit Agreement as Designated Subsidiaries, the financial institutions named in Schedule “A” to the Credit Agreement (the “Lenders”), and Canadian Imperial Bank of Commerce, as Administrative Agent.  Unless otherwise defined herein or the context otherwise requires capitalized terms used herein which are defined in the Credit Agreement have the respective meanings provided in the Credit Agreement.

2.              (a)                                 The Designated Subsidiary hereby acknowledges, confirms and agrees that on and as of the date of this Agreement the Designated Subsidiary has become a Designated Subsidiary and is included in the definition of “Borrower” under the Credit Agreement and the other Loan Documents for all purposes thereof, and as such shall be severally liable, as provided in the Loan Documents, for all of its Obligations thereunder (whether incurred or arising prior to, on, or subsequent to the date hereof) and otherwise bound by all of the terms, provisions and conditions thereof.

(b)                                 Without in any way implying any limitation on any of the provisions of this Agreement, the Designated Subsidiary, for itself and on behalf of all other Borrowers, hereby represents and warrants that all of the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof, both before and after giving effect to this Agreement, and that no Event of Default or Default has occurred and is continuing or exists or would occur or exist after giving effect to this Agreement.

(c)                                  Without in any way implying any limitation on any of the provisions of this Agreement, the Designated Subsidiary, for itself and on behalf of all other Borrowers, hereby represents and warrants that each of the other Borrowers and the Designated Subsidiary are, on and as of the date hereof, both before and after giving effect to this Agreement, in compliance in all material respects with all of the covenants, other than the financial covenants set out in Section 9.3 of the Credit Agreement.

(d)                                 The Designated Subsidiary hereby represents and warrants that it is incorporated, continued, amalgamated or otherwise created in accordance with, continues to be governed by the laws of, and is domiciled in, •.

3.              This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

4.              This Agreement shall enure to the benefit of and be binding upon the respective successors and assigns of each of the parties hereto.

5.              Each party agrees to make and do all such acts and things and execute and deliver all such instruments, agreements and documents as may be reasonably required from time to time by the other parties hereto to more fully implement the true intent of this Agreement.

6.              Each of the parties hereby irrevocably submits to the non-exclusive jurisdiction of any court in the Province of Ontario for the purposes of any legal or equitable suit, action or proceeding in connection with this Agreement.

7.              If any term, covenant, obligation or agreement contained in this Agreement, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant, obligation or agreement to persons or circumstances other than those held to be invalid or unenforceable, shall not be affected thereby and each term, covenant, obligation or agreement herein contained shall be separately valid and enforceable to the fullest extent permitted by law.

WITNESS the due execution hereof as of the day and year first written above.

CELESTICA INC.

By:
Name:
Title:

By:
Name:
Title:

2

[Designated Subsidiary]

By:
Name:
Title:

By:
Name:
Title:

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

3

SCHEDULE G

Exhibit 1

DRAWDOWN NOTICE

TO:                           Canadian Imperial Bank of Commerce, as Administrative Agent
40 Dundas Street West

5th Floor

Toronto, Ontario M5G 2C2

Attention:                                         Director, Agency

Dear Sirs & Mesdames:

This Drawdown Notice is delivered to you pursuant to Section 2.3 of the seventh amended and restated revolving term credit agreement made as of October 28, 2014 (together with all amendments, modifications, supplements and restatements, if any, from time to time made thereto, the “Credit Agreement”) among Celestica Inc. (“Celestica”), the subsidiaries designated in the Credit Agreement, the financial institutions named in Schedule “A” to the Credit Agreement (the “Lenders”), and Canadian Imperial Bank of Commerce, as Administrative Agent.  Unless otherwise defined herein or the context otherwise requires capitalized terms used herein which are defined in the Credit Agreement have the respective meanings provided in the Credit Agreement.

The undersigned hereby requests that a [Prime Rate Advance] [Bankers’ Acceptance Advance] [Base Rate Canada Advance] [Base Rate Advance] or [LIBOR Advance] be made in the aggregate principal amount of [specify currency] on •, •  as a [LIBOR Advance having an Interest Period of • months] [Bankers’ Acceptance having a term of • days][Prime Rate Advance] [Base Rate Advance] or [Base Rate Canada Advance].

The undersigned hereby acknowledges that, pursuant to Section 8.3 of the Credit Agreement, the delivery of this Drawdown Notice and the acceptance by the undersigned of the proceeds of the Advances requested hereby, constitutes a representation and warranty by the undersigned, for itself and on behalf of all other Borrowers, that on the occurrence of such Advance the representations set out in Section 8.1 of the Credit Agreement are true and correct in all material respects.

The undersigned agrees that if prior to the time of the Drawdown requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.  Except to the extent, if any, that prior to the time of the Drawdown requested hereby the Administrative Agent shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Drawdown as if then made.

Please wire transfer the proceeds of the Drawdown to the accounts of the following persons at the financial institutions indicated respectively:

Amount to be Transferred	Name of Person to be paid	Designated Account No.	Name, Address, etc. of Transferee

[Cdn./U.S.]$•
Attention:

[Cdn./U.S.]$•
Attention:

Balance of the undersigned of such proceeds
Attention:

The undersigned has caused this Drawdown Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this        day of              , 20      .

[CELESTICA INC. OR ANY DESIGNATED SUBSIDIARY]

By:
Name:
Title:

By:
Name:
Title:

2

Exhibit 2

NOTICE OF SWING LINE BORROWING

TO:                           Canadian Imperial Bank of Commerce, as Administrative Agent
40 Dundas Street West

5th Floor

Toronto, Ontario M5G 2C2

Attention:                                         Director, Agency

Dear Sirs & Mesdames:

This Notice of Swing Line Borrowing is delivered to you pursuant to Section 2.22(e) of the seventh amended and restated revolving term credit agreement made as of October 28, 2014 (together with all amendments, modifications, supplements and restatements, if any, from time to time made thereto, the “Credit Agreement”) among Celestica Inc. (“Celestica”), the subsidiaries designated in the Credit Agreement, the financial institutions named in Schedule “A” to the Credit Agreement (the “Lenders”), and Canadian Imperial Bank of Commerce, as Administrative Agent.  Unless otherwise defined herein or the context otherwise requires capitalized terms used herein which are defined in the Credit Agreement have the respective meanings provided in the Credit Agreement.

The undersigned hereby requests that a Swing Line Advance, be made in the principal amount of [Cdn. $/U.S. $] [specify amount] on •.

The undersigned hereby acknowledges that, pursuant to Section 8.3 of the Credit Agreement, the delivery of this Notice of Swing Line Borrowing and the acceptance by the undersigned of the proceeds of the Advance requested hereby constitutes a representation and warranty by the undersigned, for itself and on behalf of all other Borrowers, that on the occurrence of such Advance the representations set out in Section 8.1 of the Credit Agreement are true and correct in all material respects.

The undersigned agrees that if prior to the time of the Drawdown requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.  Except to the extent, if any, that prior to the time of the Drawdown requested hereby the Administrative Agent shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Drawdown as if then made.

Please make the proceeds of the Drawdown available to the following account(s) of the undersigned:

Amount of Drawdown	Designated Account No.

[Cdn./U.S.]$•
Attention:

[Cdn./U.S.]$•
Attention:

The undersigned has caused this Notice of Swing Line Borrowing to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this                                              day of              , 20      .

[CELESTICA INC. OR ANY DESIGNATED SUBSIDIARY]

By:
Name:
Title:

By:
Name:
Title:

2

SCHEDULE H

GUARANTEES

Exhibit 1 -	Canadian Upstream Guarantee
Exhibit 2 -	Canadian Downstream Guarantee

Exhibit 1
Canadian Upstream Guarantee3

GUARANTEE

TO:                                                                           CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent for and on behalf of (a) the Lenders, as defined below, and (b) the Hedge Lenders, as defined in the Credit Agreement described below.

FOR VALUE RECEIVED and in consideration of advances made or to be made, or credit given or to be given, or other financial accommodation afforded or to be afforded from time to time to Celestica Inc. (the “Debtor”) by the Lenders under a seventh amended and restated revolving term credit agreement made as of October 28, 2014 (together with all amendments, modifications, supplements and restatements, if any, from time to time made thereto, the “Credit Agreement”) among the Debtor, the subsidiaries designated in the Credit Agreement, Canadian Imperial Bank of Commerce in its capacity as administrative agent (the “Administrative Agent”), and the financial institutions named in Schedule “A” to the Credit Agreement (the “Lenders”), the undersigned (the “Guarantor”) hereby agrees and covenants that:

1.              The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the benefit of (a) the Lenders and their respective successors and permitted assigns (as permitted under the Credit Agreement and hereafter, the “Permitted Assigns”); and (b) the Hedge Lenders and their respective successors, the full and prompt payment to the Administrative Agent (for the benefit of the Lenders and their respective successors and Permitted Assigns and the Hedge Lenders and their respective successors) of: (i) all of the monetary Obligations of the Debtor, including those monetary obligations arising under or in connection with the guarantee of the Debtor dated April 22, 1999, as confirmed, in favour of the Administrative Agent of the obligations of the Designated Subsidiaries (such guarantee of the Debtor aforesaid, together with all amendments, replacements, restatements, extensions, renewals or supplements thereto, the “Designated Subsidiary Guarantee”); and (ii) all of the Eligible Hedging Obligations of the Debtor (such obligations described in the foregoing (i) and (ii), collectively, the “Debtor Obligations”).

2.              Except as otherwise provided in Sections 3 and 8, the Guarantor hereby waives notice of demand for payment of all or any part of the Debtor Obligations, protest, notice of protest and notice of default to the Guarantor or any other party with respect to the Debtor Obligations, any right that the Guarantor may have to require that an action be brought

3                   Form of Guarantee to be provided by Canadian Material Restricted Subsidiaries and Grantors.  Guarantees to be provided by other Material Restricted Subsidiaries and Grantors to be substantially in the same form with such changes thereto as agreed upon by Lenders’ Counsel and Borrowers’ Counsel; provided that in the event that a Grantor is not a Material Restricted Subsidiary, the recourse of the Administrative Agent pursuant to the guarantee granted by such Grantor shall be limited to enforcement of the Security, and the Administrative Agent shall have no right to sue such Grantor on the covenant of such guarantee, except to the extent necessary in connection with the enforcement of the Security.

against the Debtor or any other person or that the Administrative Agent realize on any security that it may hold as a condition of the Guarantor’s liability hereunder, and any and all other notices and legal or equitable defences to which the Guarantor may be entitled.

3.              The Guarantor shall unconditionally render any payment guaranteed hereunder upon written demand made upon it by the Administrative Agent in accordance with the terms hereof, if the Debtor does not make any such payment.

4.              The liability of the Guarantor hereunder shall in no way be affected or impaired by (and the Administrative Agent is hereby expressly authorized to make from time to time, without notice to anyone unless required by the Credit Agreement, the Designated Subsidiary Guarantee, any other Loan Document or any Eligible Hedging Agreement, as applicable) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Debtor Obligations, either express or implied, or of any contract or contracts evidencing any thereof, or of any security or collateral therefor.  The liability of the Guarantor hereunder shall also in no way be affected or impaired by any acceptance by the Administrative Agent, any Lender or any Hedge Lender of any security for or other guarantee of any of the Debtor Obligations, or by any failure, neglect or omission on the part of the Administrative Agent to realize upon or protect any of the Debtor Obligations, or any collateral or security or other guarantee therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of the Debtor possessed by the Administrative Agent toward the liquidation of the Debtor Obligations, or by any application of payments or credits thereon.  Subject to the terms of the Credit Agreement, the Administrative Agent shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the Debtor Obligations, or any part thereof.  There shall be no obligation on the part of the Administrative Agent, at any time, to resort for payment to the Debtor or to any other guarantor, or to any other person or corporation, their properties or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever and the Administrative Agent shall have the right to enforce this Guarantee irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

5.              Except as provided in the Credit Agreement, nothing but payment in full of the Debtor Obligations shall release the Guarantor from its obligations hereunder.

6.              The Guarantor hereby represents and warrants to each of the Lenders and the Hedge Lenders that the representations and warranties contained in Article 8 of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to the Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by reference as though specifically set forth in this Section, and all such representations and warranties shall, for purposes hereof, survive the execution and delivery of this Guarantee.

2

7.              The Guarantor covenants and agrees that the Guarantor will perform, comply with and be bound by all of the agreements, covenants and obligations contained in Sections 9.1 and 9.2 of the Credit Agreement or in any other document that is applicable to it in connection with the Credit Agreement.  Each such agreement, covenant and obligation contained in such Sections, and all other terms of the Credit Agreement and the documents to which reference is made therein, together with all related definitions and ancillary provisions are hereby incorporated into this Guarantee by reference as though specifically set forth in this Guarantee.

8.              The Administrative Agent may make demand in writing to the Guarantor, from time to time, each such written demand to be accepted by the Guarantor as complete and satisfactory evidence of any default by the Debtor and the extent thereof, and of the obligations of the Guarantor to make a payment hereunder and the amount thereof.

9.              Every notice, consent, demand and other communication in connection with this Guarantee and all legal process in regard hereto shall be validly given, made or served if in writing and delivered to, or mailed, postage prepaid or telecopied to the Guarantor at 844 Don Mills Road,, Toronto, Ontario, M3C 1V7 (Fax No. (416) 448-2280), and to the Administrative Agent at 40 Dundas Street West, 5th Floor, Toronto, Ontario, M5G 2C2 (Fax No. (416) 956-3830).  Every notice, consent, demand and other communication, if delivered on a Banking Day, and if delivered prior to 3:00 p.m. (local time) on such Banking Day, shall be deemed to have been given or made on the day on which it was delivered, and otherwise on the next following Banking Day, and if sent by facsimile shall be deemed to have been given or made on the Banking Day next following the Banking Day on which it was so sent, and if mailed shall be deemed to have been given or made on the fifth Banking Day following the day on which it was so mailed. The Guarantor or the Administrative Agent may give written notice of a change of address in the same manner in which case any notice shall thereafter be given to it as above provided at such changed address.

10.       In the event of the bankruptcy, winding-up, liquidation or dissolution of the Debtor, the Guarantor or of any other guarantor, or in the event of the distribution of the assets of the Debtor, the Guarantor or of any other guarantor, the rights of the Administrative Agent shall not be affected or impaired by its omission to prove its claim or to prove its full claim and it may prove such claim as it sees fit and may refrain from proving any claim; and the Administrative Agent shall be entitled to receive all amounts payable in respect thereof, such amounts to be applied, subject to the terms of the Credit Agreement, on such part or parts of the monies payable from time to time on account of the Debtor Obligations as the Administrative Agent shall in its absolute discretion see fit until the whole of the same shall have been paid in full and thereafter the Guarantor shall be entitled to the balance, if any, of such amounts; all of which the Administrative Agent may do without in any way releasing, reducing or otherwise affecting the Guarantor’s liability to the Administrative Agent hereunder.

11.       On the occurrence and during the continuance of a Default under the Credit Agreement, all of the Debtor Obligations then existing shall, at the option of the Administrative Agent, immediately become payable by the Guarantor and, during such continuance, all dividends or other payments received from the Debtor, or on account of the Debtor from whatsoever source, (and which if received by the Guarantor, shall be held in trust by the

3

Guarantor for the Administrative Agent for and on behalf of the Lenders and the Hedge Lenders) shall be taken and applied as payment in gross, and this Guarantee shall apply to and secure any ultimate balance that shall remain owing to the Administrative Agent for and on behalf of the Lenders and the Hedge Lenders.

12.       Upon the occurrence and during the continuance of a Default, all debts and claims against the Debtor now or hereafter held by the Guarantor and all rights of subrogation of the Guarantor shall be for the security of the Administrative Agent, for and on behalf of the Lenders and the Hedge Lenders, and, as between the Guarantor and the Administrative Agent, for and on behalf of the Lenders and the Hedge Lenders, the same are hereby postponed to the repayment and performance of the Debtor Obligations.  Upon the occurrence and during the continuance of a Default, until all of the Debtor Obligations shall have been paid in full, any money received by the Guarantor in respect of any such debts or claims shall be received by the Guarantor in trust for the Administrative Agent, for and on behalf of the Lenders and the Hedge Lenders, and shall be paid forthwith to the Administrative Agent, for and on behalf of the Lenders and the Hedge Lenders, to be applied against, or held as security for, payment of the Debtor Obligations, all without prejudice to and without in any way affecting, relieving, limiting or lessening the liability of the Guarantor hereunder.

13.       The Guarantor acknowledges that it shall not have any rights of subrogation or indemnification and shall not prove a claim in the bankruptcy of the Debtor unless and until the Debtor Obligations are paid in full.

14.       The Guarantor’s obligations shall be continuing, absolute, unconditional and irrevocable and binding upon the Guarantor irrespective of: the enforceability, unenforceability, validity, perfection and effect of perfection or non-perfection of any security interest securing the Debtor Obligations or the validity or unenforceability of any of the Debtor Obligations; the termination of any Debtor Obligations by operation of law or otherwise; the bankruptcy, insolvency, dissolution or liquidation of the Debtor; or any reorganization of the Debtor or the Guarantor or the amalgamation of the Debtor or the Guarantor with one or more other corporations or the sale of the Debtor’s or the Guarantor’s business in whole or in part to one or more other persons or parties.  In addition to the guarantee contained herein, the Guarantor hereby covenants and agrees to indemnify and save the Administrative Agent, the Lenders and the Hedge Lenders harmless from and against all costs, losses, expenses and damages which any of them may suffer as a result of the default by the Debtor in the payment of any of the Debtor Obligations, including without limitation, legal fees (on a substantial indemnity basis) incurred by or on behalf of the Administrative Agent, the Lenders and the Hedge Lenders resulting from any action instituted on the basis of this Guarantee.  The Guarantor acknowledges that it is providing this Guarantee at the request of the Debtor and that it has satisfied itself and is not relying upon the Administrative Agent, any Lender or any Hedge Lender in respect of all or any information with respect to the transaction under or related to the Credit Agreement, this Guarantee, any other Loan Document or any Eligible Hedging Agreement.  The Guarantor agrees that the Administrative Agent or any Lender or any Hedge Lender has no obligation to provide or disclose information to the Guarantor with respect to any dealings it has with or in respect of the Debtor at any time or from time to time.

4

15.       The Administrative Agent is expressly authorized to amend the documents creating or evidencing the Debtor Obligations (including, without limitation, all modifications, extensions, replacements, amendments, renewals, restatements or supplements of or to such documents) and to waive compliance by the Debtor with the terms thereof, without notice to the Guarantor and without in any manner affecting the liability of the Guarantor.

16.       Subject to the terms of the Credit Agreement, the Administrative Agent may apply any moneys received from the Debtor or others, or from the enforcement of security, to such part of the Debtor’s liabilities to the Lenders and to the Hedge Lenders, whether or not guaranteed hereby, as it deems appropriate without prejudice to or in any way limiting or reducing the obligations of the Guarantor hereunder.

17.       The Guarantor shall give such further assurances and do, execute and perform all such acts, deeds, documents (including assignments) and things as may be required in the sole and absolute discretion of the Administrative Agent to give the Administrative Agent the full benefit and effect of, or intended by, this Guarantee.

18.       No term, condition or provision hereof or any right hereunder, or in respect thereof, shall be, or shall be deemed to have been waived by the Administrative Agent, except by express written waiver signed by the Administrative Agent, all such waivers to extend only to the particular circumstances therein specified.  No agreement or undertaking purporting to amend or modify this Guarantee or any of its terms, conditions or provisions or any rights or liabilities hereunder shall be effective or binding unless in writing and signed by the Administrative Agent.

19.       No action or omission on the part of the Administrative Agent in exercising or failing to exercise its rights hereunder or in connection with or arising from the Debtor Obligations or any part thereof shall make the Administrative Agent, any Lender or any Hedge Lender liable to the Guarantor for any loss thereby occasioned to the Guarantor.

20.       The Lenders may, in accordance with the terms of the Credit Agreement, sell, assign, or transfer all of the Debtor Obligations, or any part thereof, and in that event each and every immediate and successive assignee or transferee, of all or any part of the Debtor Obligations, shall have the right to enforce this Guarantee, by suit or otherwise, for the benefit of such assignee or transferee, as fully as if such assignee or transferee were herein by name specifically given such rights, powers and benefits.

21.       If any payment applied by the Administrative Agent to the Debtor Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Debtor or any other obligor), the Debtor Obligations to which such payment was applied shall for the purposes of this Guarantee be deemed to have continued in existence, notwithstanding such application, and this Guarantee shall be enforceable as to such of the Debtor Obligations as fully as if such application had never been made.

22.       This Guarantee is in addition to and not in substitution for any other undertakings, guarantees or security held or which hereafter may be held by or for the benefit of any Administrative Agent, any Lender or any Hedge Lender.

5

23.       Any provision of this Guarantee prohibited by law or otherwise ineffective shall be ineffective only to the extent of such prohibition or ineffectiveness and be severable without invalidating or otherwise affecting the remaining provisions hereof.

24.       All payments to be made by the Guarantor hereunder shall be payable to the Administrative Agent at 40 Dundas Street West, 5th Floor, Toronto, Ontario, M5G 2C2, Attention: Director, Agency (or at such other place for the account of the Administrative Agent as it may from time to time specify to the Guarantor) in immediately available and freely transferable funds at the place of payment, all such payments to be paid without setoff, counterclaim or reduction and, subject to the terms of the Credit Agreement, without deduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature.  Subject to the terms of the Credit Agreement, if the Guarantor is required by law to make any deduction or withholding on account of any tax or other withholding or deduction from any sum payable by the Guarantor hereunder, the Guarantor shall pay any such tax or other withholding or deduction and shall pay such additional amount necessary to ensure that, after making any payment, deduction or withholding, the Administrative Agent shall receive and retain (free of any liability in respect of any payment, deduction or withholding) a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made.

25.       The payment by the Guarantor of any amount or amounts due to the Administrative Agent hereunder shall be made in the same currency (the “Relevant Currency”) and funds in which the underlying Debtor Obligations are payable.  To the fullest extent permitted by law, the obligation of the Guarantor in respect of any amount due in the Relevant Currency under this Guarantee shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Relevant Currency that the Administrative Agent may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Banking Day immediately following the day on which the Administrative Agent receives such payment.  If the amount in the Relevant Currency that may be so purchased for any reason falls short of the amount originally due, the Guarantor shall pay such additional amounts, in the Relevant Currency, as may be necessary to compensate for the shortfall.  Any obligations of the Guarantor not discharged by such payment shall, to the fullest extent permitted by Applicable Law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

26.       The Guarantor waives any and all defences, claims and discharges of the Debtor, or any other obligor, pertaining to the Debtor Obligations, except the defence of discharge by payment in full and complete satisfaction of same.  The Guarantor agrees that the undersigned shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Debtor Obligations, whether or not the liability of the Debtor or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

27.       This Guarantee shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.  The Guarantor

6

agrees that any legal suit, action or proceeding arising out of or relating to this Guarantee may be instituted in the courts of the Province of Ontario and the Guarantor hereby accepts and irrevocably submits to the non-exclusive jurisdiction of the said courts and acknowledges their competence and agrees to be bound by any judgment thereof, provided that nothing herein shall limit the Administrative Agent’s right to bring proceedings against the Guarantor elsewhere.

28.       This Guarantee shall not be subject to or affected by any promise or condition affecting or limiting the liability of the Guarantor hereunder except as set forth herein, and no statement, representation, agreement or promise on the part of the Administrative Agent or any officer, employee or agent thereof, unless contained herein forms any part of this Guarantee or shall be deemed in any way to affect the Guarantor’s liability hereunder.

29.       The Guarantor acknowledges that this Guarantee has been delivered free of any conditions.

30.       This Guarantee (a) shall extend to and enure to the benefit of (i) the successors and Permitted Assigns of the Administrative Agent and the Lenders, and (ii) the successors of the Hedge Lenders; and (b) shall be binding upon the Guarantor and the successors and assigns of the Guarantor.

31.       Any word herein contained importing the singular number shall include the plural and vice versa, and any word importing any gender will include the masculine, feminine, and neuter genders and any word importing a person will include a corporation, a partnership and any other entity.

32.       All capitalized terms used and not otherwise defined herein which are defined in the Credit Agreement shall have the respective meanings ascribed to them in the Credit Agreement.

SIGNED and sealed this        day of                         ,         .

•

Per:
Name:
Title:

7

Exhibit 2
Canadian Downstream Guarantee

GUARANTEE

TO:                                                                           CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent for and on behalf of (a) the Lenders, as defined below, and (b) the Hedge Lenders as defined in the Credit Agreement described below.

FOR VALUE RECEIVED and in consideration of advances made or to be made, or credit given or to be given, or other financial accommodation afforded or to be afforded from time to time to the Designated Subsidiaries (collectively, the “Subsidiary Credit Agreement Debtors”) by the Lenders under a seventh amended and restated revolving term credit agreement made as of October 28, 2014 (together with all amendments, modifications, supplements and restatements, if any, from time to time made thereto, the “Credit Agreement”) among Celestica Inc. (“Celestica”), the subsidiaries of Celestica Inc. specified in the Credit Agreement as Designated Subsidiaries, Canadian Imperial Bank of Commerce in its capacity as administrative agent (the “Administrative Agent”), and the financial institutions named in Schedule “A” to the Credit Agreement (the “Lenders”), the undersigned (the “Guarantor”) in its capacity as guarantor hereby agrees and covenants that:

1.              “The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the benefit of (a) the Lenders and their respective successors and permitted assigns (as permitted under the Credit Agreement and hereafter, the “Permitted Assigns”); and (b) the Hedge Lenders and their respective successors, the full and prompt payment to the Administrative Agent (for the benefit of the Lenders and their respective successors and Permitted Assigns and the Hedge Lenders and their respective successors,) of: (i) all of the monetary Obligations of the Subsidiary Credit Agreement Debtors; and (ii) all of the Eligible Hedging Obligations of the Subsidiaries of the Guarantor (the “Subsidiary Eligible Hedging Agreement Debtors” and together with the Subsidiary Credit Agreement Debtors, the “Debtors”) (such obligations described in the foregoing (i) and (ii), collectively, the “Debtor Obligations”).

2.              Except as otherwise provided in Sections 3 and 8, the Guarantor hereby waives notice of demand for payment of all or any part of the Debtor Obligations, protest, notice of protest and notice of default to the Guarantor or any other party with respect to the Debtor Obligations, any right that the Guarantor may have to require that an action be brought against any one or more of the Debtors or any other person or that the Administrative Agent realize on any security that it may hold as a condition of the Guarantor’s liability hereunder, and any and all other notices and legal or equitable defences to which the Guarantor may be entitled.

3.              The Guarantor shall unconditionally render any payment guaranteed hereunder upon written demand made upon it by the Administrative Agent in accordance with the terms hereof, if any one or more of the Debtors do not make any such payment.

4.              The liability of the Guarantor hereunder shall in no way be affected or impaired by (and the Administrative Agent is hereby expressly authorized to make from time to time, without notice to anyone unless required by the Credit Agreement, any other Loan

Document or any Eligible Hedging Agreement, as applicable) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Debtor Obligations, either express or implied, or of any contract or contracts evidencing any thereof, or of any security or collateral therefor. The liability of the Guarantor hereunder shall also in no way be affected or impaired by any acceptance by the Administrative Agent, any Lender or any Hedge Lender of any security for or other guarantee of any of the Debtor Obligations, or by any failure, neglect or omission on the part of the Administrative Agent to realize upon or protect any of the Debtor Obligations, or any collateral or security or other guarantee therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of the Debtors possessed by the Administrative Agent toward the liquidation of the Debtor Obligations, or by any application of payments or credits thereon. Subject to the terms of the Credit Agreement, the Administrative Agent shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the Debtor Obligations, or any part thereof. There shall be no obligation on the part of the Administrative Agent, at any time, to resort for payment to any one or more of the Debtors or to any other guarantor, or to any other person or corporation, their properties or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever and the Administrative Agent shall have the right to enforce this Guarantee irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

5.              Except as provided in the Credit Agreement, nothing but payment in full of the Debtor Obligations shall release the Guarantor from its obligations hereunder.

6.              The Guarantor hereby represents and warrants to each of the Lenders and the Hedge Lenders that the representations and warranties contained in Article 8 of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to the Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by reference as though specifically set forth in this Section, and all such representations and warranties shall, for purposes hereof, survive the execution and delivery of this Guarantee.

7.              The Guarantor covenants and agrees that the Guarantor will perform, comply with and be bound by all of the agreements, covenants and obligations contained in Sections 9.1 and 9.2 of the Credit Agreement or in any other document that is applicable to it in connection with the Credit Agreement.  Each such agreement, covenant and obligation contained in such Sections, and all other terms of the Credit Agreement and the documents to which reference is made therein, together with all related definitions and ancillary provisions are hereby incorporated into this Guarantee by reference as though specifically set forth in this Guarantee.

8.              The Administrative Agent may make demand in writing to the Guarantor, from time to time, each such written demand to be accepted by the Guarantor as complete and satisfactory evidence of any default by the Debtors and the extent thereof, and of the obligations of the Guarantor to make a payment hereunder and the amount thereof.

2

9.              Every notice, consent, demand and other communication in connection with this Guarantee and all legal process in regard hereto shall be validly given, made or served if in writing and delivered to, or mailed, postage prepaid or telecopied to the Guarantor at 844 Don Mills Road, Toronto, Ontario, M3C 1V7 (Fax No. (416) 448-2280), and to the Administrative Agent at 40 Dundas Street West, 5th Floor, Toronto, Ontario, M5G 2C2 (Fax No. (416) 956-3830).  Every notice, consent, demand and other communication, if delivered on a Banking Day, and if delivered prior to 3:00 p.m. (local time) on such Banking Day, shall be deemed to have been given or made on the day on which it was delivered, and otherwise on the next following Banking Day, and if sent by facsimile shall be deemed to have been given or made on the Banking Day next following the Banking Day on which it was so sent, and if mailed shall be deemed to have been given or made on the fifth Banking Day following the day on which it was so mailed. The Guarantor or the Administrative Agent may give written notice of a change of address in the same manner in which case any notice shall thereafter be given to it as above provided at such changed address.

10.       In the event of the bankruptcy, winding-up, liquidation or dissolution of any one or more of the Debtors, the Guarantor or of any other guarantor, or in the event of the distribution of the assets of any one or more of the Debtors, the Guarantor or of any other guarantor, the rights of the Administrative Agent shall not be affected or impaired by its omission to prove its claim or to prove its full claim and it may prove such claim as it sees fit and may refrain from proving any claim; and the Administrative Agent shall be entitled to receive all amounts payable in respect thereof, such amounts to be applied, subject to the terms of the Credit Agreement, on such part or parts of the monies payable from time to time on account of the Debtor Obligations as the Administrative Agent shall in its absolute discretion see fit until the whole of the same shall have been paid in full and thereafter the Guarantor shall be entitled to the balance, if any, of such amounts; all of which the Administrative Agent may do without in any way releasing, reducing or otherwise affecting the Guarantor’s liability to the Administrative Agent hereunder.

11.       On the occurrence and during the continuance of a Default under the Credit Agreement, all of the Debtor Obligations then existing shall, at the option of the Administrative Agent, immediately become payable by the Guarantor and, during such continuance, all dividends or other payments received from any one or more of the Debtors, or on account of any one or more of the Debtors from whatsoever source, (and which if received by the Guarantor, shall be held in trust by the Guarantor for the Administrative Agent for and on behalf of the Lenders and the Hedge Lenders) shall be taken and applied as payment in gross, and this Guarantee shall apply to and secure any ultimate balance that shall remain owing to the Administrative Agent for and on behalf of the Lenders and the Hedge Lenders.

12.       Upon the occurrence and during the continuance of a Default, all debts and claims against any one or more of the Debtors now or hereafter held by the Guarantor and all rights of subrogation of the Guarantor shall be for the security of the Administrative Agent, for and on behalf of the Lenders and the Hedge Lenders, and, as between the Guarantor and the Administrative Agent, for and on behalf of the Lenders and the Hedge Lenders, the same are hereby postponed to the repayment and performance of the Debtor Obligations. Upon the occurrence and during the continuance of a Default, until all of the Debtor

3

Obligations shall have been paid in full, any money received by the Guarantor in respect of any such debts or claims shall be received by the Guarantor in trust for the Administrative Agent, for and on behalf of the Lenders and the Hedge Lenders, and shall be paid forthwith to the Administrative Agent, for and on behalf of the Lenders and the Hedge Lenders, to be applied against, or held as security for, payment of the Debtor Obligations, all without prejudice to and without in any way affecting, relieving, limiting or lessening the liability of the Guarantor hereunder.

13.       The Guarantor acknowledges that it shall not have any rights of subrogation or indemnification and shall not prove a claim in the bankruptcy of any one or more of the Debtors unless and until the Debtor Obligations are paid in full.

14.       The Guarantor’s obligations shall be continuing, absolute, unconditional and irrevocable and binding upon the Guarantor irrespective of: the enforceability, unenforceability, validity, perfection and effect of perfection or non-perfection of any security interest securing the Debtor Obligations or the validity or unenforceability of any of the Debtor Obligations; the termination of any Debtor Obligations by operation of law or otherwise; the bankruptcy, insolvency, dissolution or liquidation of any one or more of the Debtors; or any reorganization of any one or more of the Debtors or the Guarantor or the amalgamation of any one or more of the Debtors or the Guarantor with one or more other corporations or the sale of any one or more of the Debtors’ or the Guarantor’s business in whole or in part to one or more other persons or parties.  In addition to the guarantee contained herein, the Guarantor hereby covenants and agrees to indemnify and save the Administrative Agent, the Lenders and the Hedge Lenders harmless from and against all costs, losses, expenses and damages which any of them may suffer as a result of the default by any one or more of the Debtors in the payment of any of the Debtor Obligations, including without limitation, legal fees (on a substantial indemnity basis) incurred by or on behalf of the Administrative Agent, the Lenders and the Hedge Lenders resulting from any action instituted on the basis of this Guarantee. The Guarantor acknowledges that it is providing this Guarantee at the request of the Debtors and that it has satisfied itself and is not relying upon the Administrative Agent, any Lender or any Hedge Lender in respect of all or any information with respect to the transaction under or related to the Credit Agreement, this Guarantee, any other Loan Document or any Eligible Hedging Agreement. The Guarantor agrees that the Administrative Agent or any Lender or any Hedge Lender has no obligation to provide or disclose information to the Guarantor with respect to any dealings it has with or in respect of the Debtors at any time or from time to time.

15.       The Administrative Agent is expressly authorized to amend the documents creating or evidencing the Debtor Obligations (including, without limitation, all modifications, extensions, replacements, amendments, renewals, restatements or supplements of or to such documents) and to waive compliance by any one or more of the Debtors with the terms thereof, without notice to the Guarantor and without in any manner affecting the liability of the Guarantor.

16.       Subject to the terms of the Credit Agreement, the Administrative Agent may apply any moneys received from any one or more of the Debtors or others, or from the enforcement of security, to such part of any one or more of the Debtors’ liabilities to the Lenders and to the Hedge Lenders, whether or not guaranteed hereby, as it deems appropriate without

4

prejudice to or in any way limiting or reducing the obligations of the Guarantor hereunder.

17.       The Guarantor shall give such further assurances and do, execute and perform all such acts, deeds, documents (including assignments) and things as may be required in the sole and absolute discretion of the Administrative Agent to give the Administrative Agent the full benefit and effect of, or intended by, this Guarantee.

18.       No term, condition or provision hereof or any right hereunder, or in respect thereof, shall be, or shall be deemed to have been waived by the Administrative Agent, except by express written waiver signed by the Administrative Agent, all such waivers to extend only to the particular circumstances therein specified.  No agreement or undertaking purporting to amend or modify this Guarantee or any of its terms, conditions or provisions or any rights or liabilities hereunder shall be effective or binding unless in writing and signed by the Administrative Agent.

19.       No action or omission on the part of the Administrative Agent in exercising or failing to exercise its rights hereunder or in connection with or arising from the Debtor Obligations or any part thereof shall make the Administrative Agent, any Lender or any Hedge Lender liable to the Guarantor for any loss thereby occasioned to the Guarantor.

20.       The Lenders may, in accordance with the terms of the Credit Agreement, sell, assign, or transfer all of the Debtor Obligations, or any part thereof, and in that event each and every immediate and successive assignee or transferee, of all or any part of the Debtor Obligations, shall have the right to enforce this Guarantee, by suit or otherwise, for the benefit of such assignee or transferee, as fully as if such assignee or transferee were herein by name specifically given such rights, powers and benefits.

21.       If any payment applied by the Administrative Agent to the Debtor Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of any one or more of the Debtors or any other obligor), the Debtor Obligations to which such payment was applied shall for the purposes of this Guarantee be deemed to have continued in existence, notwithstanding such application, and this Guarantee shall be enforceable as to such of the Debtor Obligations as fully as if such application had never been made.

22.       This Guarantee is in addition to and not in substitution for any other undertakings, guarantees or security held or which hereafter may be held by or for the benefit of any Administrative Agent, any Lender or any Hedge Lender.

23.       Any provision of this Guarantee prohibited by law or otherwise ineffective shall be ineffective only to the extent of such prohibition or ineffectiveness and be severable without invalidating or otherwise affecting the remaining provisions hereof.

24.       All payments to be made by the Guarantor hereunder shall be payable to the Administrative Agent at 40 Dundas Street West, 5th Floor, Toronto, Ontario, M5G 2C2, Attention: Director, Agency (or at such other place for the account of the Administrative Agent as it may from time to time specify to the Guarantor) in immediately available and freely transferable funds at the place of payment, all such payments to be paid without

5

setoff, counterclaim or reduction and, subject to the terms of the Credit Agreement, without deduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature.  Subject to the terms of the Credit Agreement, if the Guarantor is required by law to make any deduction or withholding on account of any tax or other withholding or deduction from any sum payable by the Guarantor hereunder, the Guarantor shall pay any such tax or other withholding or deduction and shall pay such additional amount necessary to ensure that, after making any payment, deduction or withholding, the Administrative Agent shall receive and retain (free of any liability in respect of any payment, deduction or withholding) a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made.

25.       The payment by the Guarantor of any amount or amounts due the Administrative Agent hereunder shall be made in the same currency (the “Relevant Currency”) and funds in which the underlying Debtor Obligations are payable.  To the fullest extent permitted by law, the obligation of the Guarantor in respect of any amount due in the Relevant Currency under this Guarantee shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Relevant Currency that the Administrative Agent may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Banking Day immediately following the day on which the Administrative Agent receives such payment.  If the amount in the Relevant Currency that may be so purchased for any reason falls short of the amount originally due, the Guarantor shall pay such additional amounts, in the Relevant Currency, as may be necessary to compensate for the shortfall.  Any obligations of the Guarantor not discharged by such payment shall, to the fullest extent permitted by Applicable Law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

26.       The Guarantor waives any and all defences, claims and discharges of any one or more of the Debtors, or any other obligor, pertaining to the Debtor Obligations, except the defence of discharge by payment in full and complete satisfaction of same.  The Guarantor agrees that the undersigned shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Debtor Obligations, whether or not the liability of any one or more of the Debtors or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

27.       This Guarantee shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.  The Guarantor agrees that any legal suit, action or proceeding arising out of or relating to this Guarantee may be instituted in the courts of the Province of Ontario and the Guarantor hereby accepts and irrevocably submits to the non-exclusive jurisdiction of the said courts and acknowledges their competence and agrees to be bound by any judgment thereof, provided that nothing herein shall limit the Administrative Agent’s right to bring proceedings against the Guarantor elsewhere.

28.       This Guarantee shall not be subject to or affected by any promise or condition affecting or limiting the liability of the Guarantor hereunder except as set forth herein, and no

6

statement, representation, agreement or promise on the part of the Administrative Agent or any officer, employee or agent thereof, unless contained herein forms any part of this Guarantee or shall be deemed in any way to affect the Guarantor’s liability hereunder.

29.       The Guarantor acknowledges that this Guarantee has been delivered free of any conditions.

30.       This Guarantee (a) shall extend to and enure to the benefit of (i) the successors and Permitted Assigns of the Administrative Agent and the Lenders, and (ii) the successors of the Hedge Lenders; and (b) shall be binding upon the Guarantor and the successors and assigns of the Guarantor.

31.       Any word herein contained importing the singular number shall include the plural and vice versa, and any word importing any gender will include the masculine, feminine, and neuter genders and any word importing a person will include a corporation, a partnership and any other entity.

32.       All capitalized terms used and not otherwise defined herein which are defined in the Credit Agreement shall have the respective meanings ascribed to them in the Credit Agreement.

SIGNED and sealed this        day of                           ,         .

CELESTICA INC.

Per:
Name:
Title:

7

SCHEDULE I

ROLLOVER NOTICE

TO:                                                                           CANADIAN IMPERIAL BANK OF COMMERCE (the “Administrative Agent”)

FROM:                                                       [Celestica Inc. or any Designated Subsidiary]

DATE:                                                          •

1.              This Rollover Notice is delivered to you pursuant to the a seventh amended and restated revolving term credit agreement made as of October 28, 2014 (together with all amendments, modifications, supplements and restatements, if any, from time to time made thereto, the “Credit Agreement”) among Celestica Inc., the subsidiaries designated in the Credit Agreement, the financial institutions named in Schedule “A” to the Credit Agreement (the “Lenders”), and Canadian Imperial Bank of Commerce as Administrative Agent.  Unless otherwise defined herein or the context otherwise requires capitalized terms used herein which are defined in the Credit Agreement have the respective meanings provided in the Credit Agreement.

2.              The undersigned hereby requests a Rollover pursuant to either:

(i)                                     Section 2.12                                                                 , or

(ii)                                  Section 4.1                                                                   , or

(iii)                               Section 4.5                                                                   , of

the Credit Agreement as follows:

(a)         Date of Rollover:

(b)         Currency and Amount of Rollover:

(c)          Type of Loan:

(d)         Interest Period:

(e)          Maturity Date:

(f)           Payment Instructions:

(if any)

3.              The undersigned understands the provisions of the Credit Agreement which are relevant to the furnishing of this Rollover Notice.  To the extent that this Rollover Notice evidences, attests or confirms compliance with any covenants or conditions precedent provided for in the Credit Agreement, the undersigned has made such examination or investigation as was, in its opinion, necessary to enable it to express an informed opinion as to whether such covenants or conditions have been complied with.

4.              THE UNDERSIGNED HEREBY CERTIFIES, for itself and on behalf of all other Borrowers, as of the date of hereof:

a.              all of the representations and warranties contained in Section 8.1 of the Credit Agreement are true and correct in all material respects on and as of the date hereof; and,

b.              no Default or Event of Default has occurred and is continuing.

[CELESTICA INC. OR ANY DESIGNATED SUBSIDIARY]

By:
Name:
Title:

By:
Name:
Title:

2

SCHEDULE J

TRANSFER NOTICE

TO:                                                                           CELESTICA INC.

TO:                                                                           CANADIAN IMPERIAL BANK OF COMMERCE (the “Administrative Agent”)

Dear Sirs & Mesdames:

We refer to Section 13.11 of the a seventh amended and restated revolving term credit agreement made as of October 28, 2014 (together with all amendments, modifications, supplements and restatements, if any, from time to time made thereto, the “Credit Agreement”) among Celestica Inc. (“Celestica”), the subsidiaries designated in the Credit Agreement, the financial institutions named in Schedule “A” to the Credit Agreement (the “Lenders”), and Canadian Imperial Bank of Commerce as Administrative Agent.  Unless otherwise defined herein or the context otherwise requires capitalized terms used herein which are defined in the Credit Agreement have the respective meanings provided in the Credit Agreement.

This Transfer Notice is delivered to you pursuant to Section 13.11 of the Credit Agreement and also constitutes notice to each of you, pursuant to Section 13.11 of the Credit Agreement, of the assignment to                                                                    (the “Assignee”) of       % of the Advances and Commitments of                                            (the “Assignor”) under the Credit Agreement on the date hereof.  After giving effect to the foregoing transfer, the Assignor’s and the Assignee’s percentages for the purposes of the Credit Agreement are set forth opposite such person’s name on the signature pages hereof.

The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Advances thereunder.  The Assignee agrees to be bound by the terms of the Credit Agreement and to perform its obligations as a Lender thereunder.  The Assignee further confirms and agrees that in becoming a Lender and in making its Commitments and Advances under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Administrative Agent.

Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent,

(a)         the Assignee:

(i)                  shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a “Lender” under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

(ii)               agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

(b)         the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

The Assignor hereby agrees to pay to the Administrative Agent on the date of acceptance hereof by the Administrative Agent the processing fee referred to in Section 13.11(c)(iii) of the Credit Agreement upon the delivery hereof.

The Assignee hereby advises each of you of the following administrative details with respect to the assigned Advances and Commitments and requests the Administrative Agent to acknowledge receipt of this document:

(i)             Institution Name:

Address for Notices:

Attention:

Domestic Office:

Telephone:

Facsimile:

Telex (Answerback):

LIBOR Office:

Telephone:

Facsimile:

Telex (Answerback):

(ii)          Payment Instructions:

2

This Agreement may be executed by the Assignor and the Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Adjusted Percentage	[ASSIGNOR], as Lender

%
By:
Name:
Title:

By:
Name:
Title:

3

Percentage	[ASSIGNEE], as Lender

%
By:
Name:
Title:

By:
Name:
Title:

4

Accepted and Acknowledged this           day of                          , 20    .

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

CELESTICA INC.

By:
Name:
Title:

By:
Name:
Title:

5

SCHEDULE K

ISSUANCE REQUEST

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

40 Dundas Street West

5th Floor

Toronto, Ontario M5G 2C2

Attention:	Director, Agency
Telecopier: (416) 956-3830

[Issuing Bank]
[address]

Dear Sirs & Mesdames:

Re:                             A Seventh Amended and Restated Revolving Term Credit Agreement made as of October 28, 2014 (together with all amendments, modifications, supplements and restatements, if any, from time to time made thereto, the “Credit Agreement”) among Celestica Inc. (“Celestica”), the subsidiaries designated in the Credit Agreement, the financial institutions named in Schedule “A” to the Credit Agreement (the “Lenders”), and Canadian Imperial Bank of Commerce as Administrative Agent.  Unless otherwise defined herein or the context otherwise requires capitalized terms used herein which are defined in the Credit Agreement have the respective meanings provided in the Credit Agreement.

This Issuance Request is delivered to you pursuant to Section 3.1 of the Credit Agreement.

The undersigned hereby requests that on                               ,          (the “Date of Issuance”), the [Issuing Bank] (the “Issuer”) [issue an irrevocable standby letter of credit/letter of guarantee in the initial Face Amount of (specify currency)                                      with a Stated Expiry Date of                                  ,             ] [ extend the Stated Expiry Date (as defined under Irrevocable Standby Letter of Credit/Letter of Guarantee No.                    , issued on                               ,            , in the initial Face Amount of                            ) to a revised Stated Expiry Date of                                       ,            ].

The beneficiary of the requested letter of credit/letter of guarantee will be 1                                   , and such letter of credit/letter of guarantee will be in support of 2                                                   .

1                                           Insert name and address of beneficiary.

2                                           Insert description of supported indebtedness or other obligations and name of agreement to which it relates.

The undersigned hereby acknowledges that, pursuant to Section 8.3 of the Credit Agreement, the [issuance] [extension] of the letter of credit/letter of guarantee requested hereby constitutes a representation and warranty by the undersigned that, on such date of [issuance] [extension] all representations set forth in Section 8.1 are true and correct in all material respects.

The undersigned agrees that if, prior to the time of the [issuance] [extension] of the letter of credit/letter of guarantee requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.  Except to the extent, if any, that prior to the time of the issuance or extension requested hereby the Administrative Agent and the Issuer shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed to be certified at the date of such issuance or extension.

IN WITNESS WHEREOF, the undersigned has caused this Issuance Request to be executed and delivered by its duly authorized officer this                day of                                      , 20    .

CELESTICA INC.

By:
Name:
Title:

By:
Name:
Title:

2

SCHEDULE L

ACCEPTANCE NOTE

TO:                                                                           [Lender]

DATE:                                                          •

FOR VALUE RECEIVED, the undersigned, • , hereby unconditionally promises to pay to the order of [Lender] (the “Lender”) the principal amount of • CANADIAN DOLLARS (Cdn.$•).  The undiscounted principal amount hereof shall be repaid on •1.  The undersigned agrees that interest shall be paid herein, in advance, by the Lender discounting the face amount of this Note in the manner described in Section 4.7 of the Credit Agreement described below.

This Acceptance Note is one of the Acceptance Notes delivered to you pursuant to Section 4.7 of the a seventh amended and restated revolving term credit agreement made as of October 28, 2014 (together with all amendments, modifications, supplements and restatements, if any, from time to time made thereto, the “Credit Agreement”) among Celestica Inc., the subsidiaries designated in the Credit Agreement, the financial institutions named in Schedule “A” to the Credit Agreement (the “Lenders”), and Canadian Imperial Bank of Commerce as Administrative Agent.  Unless otherwise defined herein or the context otherwise requires capitalized terms used herein which are defined in the Credit Agreement have the respective meanings provided in the Credit Agreement.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest, notice of protest, notice of non-payment and notice of dishonour.

1                                           Insert maturity date for Bankers’ Acceptances created simultaneously herewith.

THIS NOTE HAS BEEN DELIVERED IN TORONTO, ONTARIO AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

[CELESTICA INC. OR ANY CANADIAN DESIGNATED SUBSIDIARY]

By:
Name:
Title:

By:
Name:
Title:

2

SCHEDULE M

CONSENT LENDER NOTICE

TO:                                                                           CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

RE:                                                                           Subsection 7.1(c)(ii) of the seventh amended and restated revolving term credit agreement made as of October 28, 2014 (together with all amendments, modifications, supplements and restatements, if any, from time to time made thereto, the “Credit Agreement”) among Celestica Inc. (“Celestica”), the subsidiaries designated in the Credit Agreement, the financial institutions named in Schedule “A” to the Credit Agreement, and Canadian Imperial Bank of Commerce as Administrative Agent.

Further to the designation by Celestica of [name of Consent Designated Subsidiary] as a Consent Designated Subsidiary (the “Consent Designated Subsidiary”) on                                               and the satisfaction of all of the terms and provisions of subsection 7.1(c) of the Credit Agreement, the undersigned consents to make available a portion of its Commitment in order to make Advances in [insert jurisdiction of the Consent designated Subsidiary] (the “Jurisdiction”), the jurisdiction in which the Consent Designated Subsidiary is domiciled

The undersigned allocates [portion to be specified] of the Commitment of the undersigned to make Advances in the Jurisdiction.  All Advances in the Jurisdiction shall be made by [insert name of Affiliate of the undersigned that will make Advances in the Jurisdiction].

Unless otherwise defined herein or the context otherwise requires, terms used herein which are defined in the Credit Agreement have the meanings provided in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

By:
Name:
Title:

[NAME OF CONSENT LENDER]

By:
Name:
Title:

By:
Name:
Title:

2

SCHEDULE N

CALCULATION OF THE MANDATORY COST

1.              General

The Mandatory Cost is the weighted average of the rates for each Lender calculated below by the Administrative Agent on the first day of an Interest Period.  The Administrative Agent must distribute each amount of Mandatory Cost among the Lenders on the basis of the rate for each Lender.  Any determination by the Administrative Agent, pursuant to this Schedule will be, in the absence of manifest error, conclusive and binding on all the parties to this Agreement.

2.              For a Lender lending from a lending office in the U.K.

(a)         The relevant rate for a Lender lending from a lending office in the U.K. is calculated in accordance with the following formulae:

for a Loan in Sterling:

AB + C(B-D) + E x 0.01 per cent. per annum

100-(A + C)

for any other Loan:

E x 0.01 per cent. per annum

where on the day of application of the formula:

(A)       is the percentage of that Lender’s eligible liabilities (in excess of any stated minimum) which the Bank of England requires it to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

(B)       is LIBOR for that Interest Period;

(C)       is the percentage of that Lender’s eligible liabilities which the Bank of England requires it to place as a special deposit;

(D)       is the interest rate per annum allowed by the Bank of England on a special deposit; and

(E)        is calculated by the Administrative Agent as being the average of the rates of charge supplied by the Lenders to the Administrative Agent under paragraph (d) below and expressed in pounds per £1 million.

(b)         For the purposes of this paragraph 2:

(i)                  eligible liabilities and special deposit have the meanings given to them at the time of application of the formula by the Bank of England;

(ii)               fees rules means the then current rules on periodic fees in the Supervision Manual of the FSA Handbook; and

(iii)            tariff base has the meaning given to it in the fees rules.

(c)          (i)                                     In the application of the formulae, A, B, C and D are included as figures and not as percentages, e.g. if A = 0.5% and B = 15%, AB is calculated as 0.5 x 15.  A negative result obtained by subtracting D from B is taken as zero.

(ii)               Each rate calculated in accordance with a formula is, if necessary, rounded upward to four decimal places.

(d)         (i)                                     Each Lender must supply to the Administrative Agent the rate of charge payable by that Lender to the Financial Services Authority under the fees rules (calculated by that Lender as being the average of the rates of charge applicable to that Lender but, for this purpose, applying any applicable discount and ignoring any minimum fee required under the fees rules) and expressed in pounds per £1 million of the tariff base of that Lender.

(ii)               Each Lender must promptly notify the Administrative Agent of any change to the rate of charge.

(e)          (i)                                     Each Lender must supply to the Administrative Agent the information required by it to make a calculation of the rate for that Lender.  The Administrative Agent may assume that this information is correct in all respects.

(ii)               If a Lender fails to do so, the Administrative Agent may assume that the Lender’s obligations in respect of cash ratio deposits, special deposits and the fees rules are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the U.K.

(iii)            The Administrative Agent has no liability to any party to this Agreement if its calculation over or under compensates any Lender.

3.              For a Lender lending from a lending office in a Participating Member State

(a)         The relevant rate for a Lender lending from a lending office in a Participating Member State is the percentage rate per annum notified by that Lender to the Administrative Agent as its cost of complying with the minimum reserve requirements of the European Central Bank.

(b)         If a Lender fails to specify a rate under paragraph (a) above, the Administrative Agent will assume that the Lender has not incurred any such cost.

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4.              Changes

The Administrative Agent may, after consultation with Celestica and the Lenders, notify all the parties to this Agreement of any amendment to this Schedule which is required to reflect:

(a)         any change in law or regulation; or

(b)         any requirement imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority).

If the Administrative Agent, after consultation with Celestica, determines that the Mandatory Cost for a Lender lending from a lending office in the U.K. can be calculated by a reference to a screen, the Administrative Agent may notify all the parties to this Agreement of any amendment to this Agreement which is required to reflect this.

Any notification will be, in the absence of manifest error, conclusive and binding on all the parties to this Agreement.

3

SCHEDULE O

[INTENTIONALLY DELETED]

SCHEDULE P

PERMITTED ENCUMBRANCE CERTIFICATE

[CORPORATION]

TO:                                                                           CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

AND TO:                                             The Lenders now or hereafter party to the Credit Agreement (defined below)

AND TO:                                             Osler, Hoskin & Harcourt LLP

PURSUANT TO the seventh amended and restated revolving term credit agreement made as of October 28, 2014 (together with all amendments, modifications, supplements and restatements, if any, from time to time made thereto, the “Credit Agreement”) among Celestica Inc. (“Celestica”), the subsidiaries designated in the Credit Agreement, the financial institutions named in Schedule “A” to the Credit Agreement (the “Lenders”), and Canadian Imperial Bank of Commerce as Administrative Agent,                                                          (the “Corporation”) is required to provide this Certificate.

I,                                                   , a [director/officer] of the Corporation, do hereby certify as a [director/officer] of the Corporation, and not in my personal capacity, the matters set out below after having made or caused to be made such inquiries as were necessary in the circumstances that:

1.              The Corporation has been provided with:

(a)         a Personal PSRS Enquiry Certificate with a currency date indicated thereon, indicating outstanding Personal Property Security Act (Ontario) registrations (collectively, the “Ontario Registrations”) with respect to the Corporation (the “Ontario Report”), a copy of which is attached as Schedule “A” hereto; and

(b)         a report (the “U.S. Report”) indicating the outstanding tax, judgment and U.C.C. lien registrations, (collectively, the “U.S. Registrations”) with respect to the Corporation, a copy of which is attached as Schedule “B” hereto.

2.              Each of the Ontario Registrations and the U.S. Registrations against the Corporation or any of its predecessors as disclosed in the Ontario Report and the U.S. Report relates to a Permitted Encumbrance (as such term is defined in the Credit Agreement).

DATED as of the                  day of                           , 20      .

Name

SCHEDULE Q

[INTENTIONALLY DELETED]

SCHEDULE R

PERMITTED DISSOLUTIONS

1.              MSL Offshore Finance B.V.

2.              MSL SPV Spain, Inc.

3.              MSL Overseas Finance B.V.

4.              Celestica do Brasil Ltda.

5.              Celestica Cayman Holdings 2 Limited

6.              Celestica Cayman Holdings 3 Limited

7.              Celestica Cayman Holdings 4 Limited

8.              Celestica Cayman Holdings 5 Limited

9.              Celestica Cayman Holdings 6 Limited

10.       Celestica Cayman Holdings 9 Limited

11.       1593289 Ontario Inc.

12.       EMS Manufacturing Services Limited

13.       Celestica Laguna, Inc.

14.       Celestica Services Singapore Pte. Ltd.

15.       Celestica Services Limited

16.       Celestica (India) Private Limited

17.       1334607 Ontario Inc.

18.       Celestica Philippines, Inc.

19.       Celestica Employee Nominee Corporation

20.       Celestica (US Holdings) LLC

21.       Celestica Aerospace Technologies Corporation

22.       Celestica (UK) Holdings Limited

23.       D&H Manufacturing (Vietnam) Limited

24.       Celéstica de Reynosa, S.A. de C.V.

25.       1681714 Ontario Inc.

26.       1755630 Ontario Inc.

27.       2281302 Ontario Inc.

28.       2393853 Ontario Inc.

29.       2413039 Ontario Inc.

30.       Celestica Hong Kong Holdings 3 Limited

31.       Celestica Automation Technology (Wuxi) Co. Ltd.

32.       Celestica (Gourock) Limited

33.       Invec Limited

34.       Dongguan Celestica Electronics Ltd.

SCHEDULE S

PERMITTED MERGERS

Celestica Asia Pte Limited and Celestica Holdings Pte Limited

SCHEDULE T

GENERAL SECURITY AGREEMENT4

THIS AGREEMENT is made as of • .

TO:

CANADIAN IMPERIAL BANK OF COMMERCE, in its capacity as administrative agent (the “Agent”) on behalf of (i) itself as Agent, (ii) the financial institutions named in Schedule A to the Seventh Amended and Restated Revolving Term Credit Agreement and (iii) the Hedge Lenders ((i), (ii) and (ii) are collectively, the “Lenders”), as the same may be amended, supplemented, restated, extended, renewed or superseded from time to time (the “Credit Agreement”), dated as of October 28, 2014 between the Agent, the Lenders, Celestica Inc. and the subsidiaries specified as designated subsidiaries, as borrowers, Canadian Imperial Bank of Commerce, as Co-Lead Arranger, Sole Bookrunner and Administrative Agent, RBC Capital Markets, as Co-Lead Arranger and Co-Syndication Agent and Merrill Lynch Pierce Fenner & Smith Incorporated, as Co-Syndication Agent.

GRANTED BY:	• , a corporation incorporated under the laws of • (the “Grantor”).

ARTICLE 1
INTERPRETATION

1.1                               Definitions

Unless the context otherwise requires or unless otherwise specified, all the terms used in this Agreement without initial capitals, which are defined in the PPSA or the STA (each as defined below) have the same meanings in this Agreement as in the PPSA or the STA, as applicable, and all terms used in this Agreement with initial capitals and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. In addition, the following terms shall have the following meanings:

“Account Debtor” means any Person who is or becomes obligated to pay under any of the Accounts, Chattel Paper, Contracts and Instruments;

“Accounts” means all debts, accounts, claims, rents, monies and choses in action which are now or which may at any time hereafter be due and owing to or owned by the Grantor or in which the Grantor now or hereafter has any other interest, or any part thereof;

4 Note:  Form of General Security Agreement to be provided by Canadian Grantors.  General Security Agreements to be provided by other Grantors to be substantially in the same form with such changes thereto as agreed upon by Lenders’ Counsel and Borrowers’ Counsel and as are otherwise reasonable or necessary to grant the Agent a perfected security interest in such other Grantors’ personal property.

“Agreement” means this agreement entitled “General Security Agreement” including any recitals and schedules to this Agreement, as may be amended, supplemented or restated in writing from time to time;

“Chattel Paper” means all chattel paper in which the Grantor now or hereafter has an interest, and any part thereof;

“Contracts” means any contracts, agreements, indentures, licences, commitments, entitlements, engagements or other arrangements, including any investment with or interest in any Person which does not constitute Investment Property, whether written or unwritten, to which the Grantor is now or hereafter a party or has a benefit, right, or in which the Grantor now or hereafter has an interest;

“Control Agreement” means any present or future agreement or agreements entered into by the Grantor, the Agent and the applicable issuer, securities intermediary or futures intermediary, whereby the parties intend for the Agent to obtain control of Investment Property;

“Deficiency” has the meaning given to it in Section 5.1(j);

“Documents of Title” means all documents of title, whether negotiable or non-negotiable, including, without limitation, all warehouse receipts and bills of lading, in which the Grantor now or hereafter has an interest, and any part thereof;

“Equipment” means all goods in which the Grantor now or hereafter has an interest other than Inventory or consumer goods and any part thereof, including, without limitation, all tools, apparatus, fixtures, plant, machinery and furniture;

“Futures Account” means all of the present or future futures accounts maintained for the Grantor by a futures intermediary, including all futures contracts carried in such futures accounts and the agreements between the Grantor and the futures intermediary governing such futures accounts;

“Instruments” means all letters of credit, advices of credit, bills of exchange, depository notes, depository bills, banker’s acceptances and other instruments in which the Grantor now or hereafter has an interest, and any part thereof;

“Intangibles” means all intangibles of whatever kind in which the Grantor now or hereafter has an interest, including, without limitation, all of the Grantor’s rights under Contracts, Intellectual Property Rights, Technical Information, permits and quotas;

“Intellectual Property Rights” means all trade-marks, trade-names, brands, trade dress, business names, uniform resource locators (“URL”), domain names, tag lines, designs, graphics, logos and other commercial symbols and indicia of origin, goodwill, patents and inventions, copyrights, industrial designs, and other intellectual property rights, whether registered or not or the subject of a pending application for registration, owned by or licensed to the Grantor, including, without limiting the generality of the foregoing, the intellectual property owned by or licensed to the Grantor;

2

“Inventory” means all inventory of whatever kind and wherever situate in which the Grantor now or hereafter has an interest, including, without limitation, all goods, merchandise, raw materials, goods in process, finished goods and other tangible personal property held for sale, lease, resale or exchange or furnished or to be furnished under contracts for service or that are used or consumed in the business of the Grantor, and any part thereof;

“Investment Property” means all or any part of any present or future interest of the Grantor in present and after acquired investment property, including all securities, Securities Accounts and Futures Accounts, all of the present and future security entitlements of the Grantor as an entitlement holder of such security entitlements, all of the present and future futures contracts of the Grantor as a futures customer in respect of such futures contracts, and all proceeds of any such property;

“Money” means all money in which the Grantor now or hereafter acquires an interest, and any part thereof;

“Obligations” has the meaning specified in Section 3.1;

“PPSA” means the Personal Property Security Act, R.S.O. 1990, c.P.10, as amended from time to time;

“Places of Business” means the Borrower’s places of business specified in Section 4.1(h), and “Place of Business” means any one of them;

“Proceeds” means all proceeds and personal property in any form derived directly or indirectly from any dealing with the Secured Property or any part thereof and any insurance or payment that indemnifies or compensates for such property lost, damaged or destroyed, and proceeds of proceeds and any part thereof;

“Secured Parties” means the Agent and the Lenders, together with their respective successors and assigns;

“Secured Property” means all of the Grantor’s undertaking, personal property, rights and assets of every nature and kind, now owned or subsequently acquired and at any time and from time to time existing or in which the Grantor has or acquires an interest, wherever situate, including all personal property, insurance policies, annuities, financial assets, Accounts, Chattel Paper, Contracts, Documents of Title, Equipment, Intangibles, Instruments, Inventory, Investment Property, Money and Proceeds, together with all increases, additions and accessions to any of them, and all substitutions or any replacements of any of them but does not include any real property;

“Securities Account” means all of the present or future securities accounts maintained for the Grantor by a securities intermediary, including all of the financial assets credited to such securities accounts, all related securities entitlements and the agreements between the Grantor and the securities intermediary governing such securities accounts.

“Security Interest” means the security interest granted under Section 2.1;

3

“STA” means the Securities Transfer Act, 2006, S.O. 2006, c. 8, as amended from time to time; and

“Technical Information” means all know-how and information owned by or licensed to the Grantor, confidential or otherwise, including, without limitation, and any information of a scientific, technical, financial or business nature regardless of its form.

1.2                               Governing Law

This Agreement is made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Grantor may be found.

1.3                               Headings

Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4                               Number and Gender

Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.5                               Paramountcy

If there is a conflict, inconsistency, ambiguity or difference between any provision of this Agreement and the Credit Agreement, the provisions of the Credit Agreement shall prevail, and such provision of this Agreement shall be amended to the extent only to eliminate any such conflict, inconsistency, ambiguity or difference.  Any right or remedy in this Agreement which may be in addition to the rights and remedies contained in the Credit Agreement shall not constitute a conflict, inconsistency, ambiguity or difference.

1.6                               Severability

If, in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

1.7                               No Strict Construction

The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

1.8                               Time

Time is of the essence in the performance of the parties’ respective obligations.

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ARTICLE 2
SECURITY INTEREST

2.1                               Security Interest

Subject to Sections 2.4 and 2.5, as continuing security for the due and timely payment and performance by the Grantor of each of the Obligations, the Grantor hereby grants to the Agent a continuing security interest in the Secured Property.

2.2                               Fixed Nature of Security Interest

The Security Interest is intended to operate as a fixed and specific charge of all of the Secured Property presently existing, and with respect to all future Secured Property, to operate as a fixed and specific charge of such future Secured Property.

2.3                               Attachment and Value

The Grantor acknowledges:

(a)                                 receipt of a copy of this Agreement;

(b)                                 that value has been given for the granting of the Security Interest;

(c)                                  that the Security Interest attaches to the Secured Property immediately upon execution and delivery of this Agreement to the Agent and that the Agent and the Grantor have not agreed to postpone the time of attachment of the Security Interest;

(d)                                 if the Grantor does not acquire rights or interests in any of the Secured Property until after the execution and delivery of this Agreement, the Security Interest shall attach to such Secured Property when the Grantor acquires rights in such Secured Property;

(e)                                  that neither the execution of, nor filing with respect to, this Agreement shall obligate any Secured Party to make any advance or loan or further advance, or bind any Secured Party to grant or extend any credit to the Grantor; and

(f)                                   that the Security Interest shall be effective whether all or part of the Obligations shall be advanced before, upon or after the date of execution of this Agreement.

2.4                               Leases

The last day of any term reserved by any real property lease, written or unwritten, or any agreement to lease real property, now held or hereafter acquired by the Grantor is hereby excepted out of the Security Interest. As further security for the payment of the Obligations, the Grantor agrees that it will stand possessed of the reversion of such last day of the term and shall hold it in trust for the Agent for the purpose of this Agreement. The Grantor shall assign and dispose of the same in such manner as the Agent may from time to time direct in writing without cost or expense to any Secured Party.  Upon any sale, assignment, sublease or other disposition of such lease or agreement to lease, the Agent shall, for the purpose of vesting the residue of any

5

such term in any purchaser, assignee, sublessee or such other acquirer of the real property lease, agreement to lease or any interest therein, be entitled by deed or other written instrument to assign to such other Person, the residue of any such term in place of the Grantor and to vest the residue freed and discharged from any obligation whatsoever respecting the same.

2.5                               Consent

Nothing herein shall constitute an assignment or attempted assignment of any Contract which by the provisions thereof or by law is not assignable or which requires the consent of a third party to its assignment unless such consent has been obtained.  In each such case, the Grantor shall, unless the Agent otherwise agrees in writing, forthwith, upon written request by the Agent, use commercially reasonable efforts to obtain the consent of any necessary third party to its assignment hereby and to its further assignment by the Agent to any third party who may acquire same as a result of the exercise by the Agent of remedies after demand.  Upon such consent being obtained or waived, this Agreement shall apply to the applicable Contract without regard to this section and without the necessity of any further assurance to effect the assignment thereof.  Unless and until the consent to assignment is obtained as provided above, the Grantor shall, to the extent it may do so by law or pursuant to the provisions of the Contract or interest referred to therein, hold all benefit to be derived from the applicable Contracts in trust for the Agent (including, without limitation, the Grantor’s beneficial interest in any Contract which may be held in trust for the Grantor by a third party), as additional security for payment of Obligations and shall deliver up all such benefit to the Agent, forthwith upon demand by the Agent.

2.6                               Transfers of Secured Property

(a)                                 If any personal property which forms part of the Secured Property (i) is sold, assigned, transferred, leased, conveyed or otherwise disposed of (in each case, “Disposed”; and “Disposition” has a correlative meaning thereto) or encumbered by the Grantor in accordance with the Credit Agreement, and/or (ii) otherwise becomes a Securitized Asset during the term of this Agreement, the interests of the Grantor in such personal property that has been so Disposed of or encumbered or in such Securitized Asset shall, without further act (subject to the satisfaction of the conditions contained in Section 9.1(p)(iii) of the Credit Agreement, if applicable) and concurrently with such encumbrance or Disposition, cease to form part of the Secured Property and shall not be subject to this Agreement, shall automatically and without further act be released from and no longer be subject to the Security Interest, and the Security Interest shall cease to be attached to such interests in such personal property.

(b)                                 Securitized Assets which cease to be Securitized Assets shall, without further act, immediately become part of the Secured Property and subject to this Agreement and the Security Interest shall, and shall be deemed to, attach to such personal property unless provided otherwise herein.

(c)                                  The Agent agrees, at the Grantor’s expense, to execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence the release of such item of Secured Property from the Security Interest.

6

ARTICLE 3
OBLIGATIONS SECURED

3.1                               Obligations

The Secured Property constitutes and will constitute continuing security for the following obligations (the “Obligations”) of the Grantor to the Secured Parties:

(a)                                 Indebtedness - The prompt payment, as and when due and payable, of all amounts now or hereafter owing by the Grantor to any Secured Party pursuant to the Credit Agreement, this Agreement, any other Loan Document or any Eligible Hedging Agreement , including, without limitation, by way of guarantee or indemnity, whether now existing or hereafter incurred, matured or unmatured, direct, indirect or contingent, including any amendments, restatements, supplements, extensions, renewals and replacements thereof; and

(b)                                 Performance of Agreements - The strict performance and observance by the Grantor of all agreements, warranties, representations, covenants and conditions of the Grantor made by the Grantor pursuant to the Credit Agreement, this Agreement, any other Loan Document or any Eligible Hedging Agreement, in each case as now in effect or as hereafter entered into, amended, restated, supplemented, renewed, extended or replaced from time to time.

ARTICLE 4
GRANTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1                               Representations and Warranties

The Grantor represents and warrants to the Agent the matters set out below:

(a)                                 Ownership of Secured Property Free of Charges - The Grantor is the owner of or has rights in the Secured Property and there are no Liens on the Secured Property other than Permitted Encumbrances;

(b)                                 Due Authorization, Non-contravention etc. - The execution, delivery and performance by the Grantor of each Loan Document to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action by it, and do not:

(i)                                    contravene its Organic Documents;

(ii)                                 contravene any Applicable Law or contractual restriction; or

(iii)                              result in, or require the creation or imposition of, any Lien on any of its properties except the Security Interest;

(c)                                  Account Debtor - Each of the Accounts, Chattel Paper, Contracts and Instruments constituting Secured Property is genuine and bona fide and the amount represented thereunder from time to time as owing to the Grantor, unless disclosed in writing by the Guarantor to the Agent, will be owed free of any

7

dispute, set-off or counterclaim, and, to the Grantor’s knowledge, enforceable in accordance with its terms against the applicable Account Debtor or counterparty;

(d)                                 Amounts Due From Account Debtor - The amount represented by the Grantor to the Agent from time to time as owing by each Account Debtor or by all Account Debtors, to the best of the Grantor’s knowledge, is the correct amount actually and unconditionally owing by such Account Debtor or Account Debtors, save and except for normal cash discounts where applicable and a reasonable reserve for bad debts;

(e)                                  Accounts with Financial Intermediaries — Each of the Securities Accounts and Futures Accounts, to the Grantor’s knowledge, is enforceable in accordance with its terms against the applicable securities intermediary or futures intermediary without any security interest or other Lien held by such securities intermediary or futures intermediary or right of set-off, netting or consolidation other than for normal charges applicable to the maintenance of such accounts and brokerage fees incurred in the ordinary course of business;

(f)                                   Insurance - The Secured Property is insured in accordance with the terms of Section 4.2(h);

(g)                                  No Other Corporate Names or Styles - The Grantor does not carry on business under or use any name or style other than the name(s) specified in this Agreement including, without limitation, any names in the French language;

(h)                                 Place of Business of Grantor - The following is/are the Grantor’s Place(s) of Business:

•

The Grantor’s chief executive office is located at [•] and its registered or head office under the laws of Canada or of a Canadian territory or province, if any, is located at [•].

(i)                                     Reliance and Survival - All representations and warranties of the Grantor made in this Agreement or in any certificate or other document delivered by or on behalf of the Grantor to or for the benefit of the Agent in connection with this Agreement are material, shall survive and shall not merge upon the execution and delivery of this Agreement and shall continue in full force and effect for so long as any obligation of an Obligor to the Agents or any lenders shall remain outstanding. The Agent shall be deemed to have relied upon such representations and warranties notwithstanding any investigation made by or on behalf of the Agent at any time.

4.2                               Covenants

Unless compliance with the following covenants is waived by the Agent in writing or unless non-compliance with any such covenants is otherwise consented to by the Agent in writing, the Grantor covenants and agrees that:

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(a)                                 Notification to Agent -The Grantor shall promptly notify the Agent of:

(i)                                    Claims and Liens - any material claim or Lien made or asserted against any of the Secured Property, other than Permitted Encumbrances;

(ii)                                 Proceedings - any material suit, action or proceeding affecting any of the Secured Property or which could affect the Grantor;

(iii)                              Loss or Damage - all material loss or damage to or loss of possession of all or any part of the Secured Property other than by disposition in accordance with the terms of this Agreement or the Credit Agreement; and

(iv)                              Account Debtor Non-Performance - any material failure of any Account Debtor, any securities intermediary in respect of a Securities Account or any futures intermediary in respect of a Futures Account in payment or performance of obligations due to the Grantor which may affect the Secured Property;

and the Grantor shall, at its own expense, use commercially reasonable efforts to defend the Secured Property against any and all such claims or Liens and against any and all such suits, actions or proceedings;

(b)                                 No Accessions or Fixtures - The Grantor shall prevent the Secured Property from becoming an accession to any property other than the Secured Property or from becoming a fixture unless the Security Interest ranks prior to the interests of all other Persons in the real property;

(c)                                  Marking the Secured Property - The Grantor shall, at the request of the Agent, mark, or otherwise take appropriate steps to identify, the Secured Property to indicate clearly that it is subject to the Security Interest;

(d)                                 Encumbrances - The Grantor shall not create, incur, assume, permit or suffer to exist any Lien, on or with respect to any of the Secured Property, except for Permitted Encumbrances;

(e)                                  Payment of Taxes — The Grantor shall pay or cause to be paid, when due, all Taxes including, property taxes, business taxes, social security premiums, assessments and governmental charges or levies imposed upon it or upon its income, sales, capital or profit or any property belonging to it unless any such Tax, social security premiums, assessment, charge or levy is contested by it in good faith with adequate provision or reserve, where required by GAAP, and to withhold and remit when due all payroll and withholding taxes;

(f)                                   Maintenance of Secured Property and Books - The Grantor shall at all times keep accurate and complete records with respect to the Secured Property as well as proper books of account for its business all in accordance with GAAP, consistently applied, and shall maintain the currency of registration of its Intellectual Property Rights;

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(g)                                  Delivery of Documents - The Grantor shall deliver to the Agent promptly upon reasonable request:

(i)            Documents - any Chattel Paper, Instruments and Documents of Title, and upon such delivery, where applicable, duly endorse the same for transfer in blank or as the Agent may direct;

(ii)           Books of Account - all material computer software, tapes, discs, drums and cards, all Securities Accounts, Future Accounts, books of account and all material records, ledgers, reports, schedules, documents, statements, lists and other writings relating to the Secured Property or the Grantor’s business for the purpose of inspecting, auditing or copying the same;

(iii)          Contracts and Agreements - all material Contracts and all other material agreements, licenses, permits and consents relating to the Secured Property and the Grantor’s business; and

(iv)          Other Information - such information concerning the Secured Property, the Grantor and the Grantor’s business and affairs as the Agent may reasonably request;

(h)                                 Risk and Insurance - The Grantor bears the sole risk of any loss, damage, destruction or confiscation of or to the Secured Property during the Grantor’s possession of the Secured Property or otherwise. The Grantor will maintain or cause to be maintained insurance with responsible insurance companies with respect to its properties and business as is customary in the case for similar businesses operating in similar geographic locations. Notwithstanding the foregoing, the Grantor shall be permitted to self-insure only where self-insurance is usual and customary for the type of risk, and for companies in substantially the same line of business and operating in the same geographic location as the Grantor and where customary and usual reserves or provisions are taken in respect of such self-insurance by the Grantor. The Grantor shall cause property insurance policies to name the Agent as a named insured and with loss payable to the Agent as its interest may appear. The Grantor shall also obtain such other insurance coverage as the Agent may reasonably require from time to time. All such policies of insurance shall provide that such insurance coverage shall not be changed or cancelled except on thirty (30) days’ notice to the Agent. If the Grantor fails to so insure, the Agent may, acting reasonably, insure the Secured Property and the premiums for such insurance shall be added to the balance of the Obligations secured under this Agreement as they exist at the date of the payment of such premium by the Agent;

(i)                                     Changes and Other Names - The Grantor shall not, without at least 20 days prior written notice to the Agent (i) change its name as it appears in official filings in the jurisdiction of its organization; (ii) change its registered office, head office, chief executive office, principal place of business, domicile (within the meaning of the Civil Code of Quebec), corporate offices or warehouses or locations at which Secured Property is held or stored, or the location of its books and records;

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(iii) change the type of entity that it is; (iv) change its jurisdiction of incorporation or organization;

(j)                                    No Consolidation/Amalgamation, etc. — The Grantor shall not, directly or indirectly, merge, amalgamate or enter into any similar or other business combination pursuant to statutory authority or otherwise with any other Person except in compliance with Section 13.12 of the Credit Agreement; and

(k)                                 No Affecting the Security — The Grantor shall not do, permit or suffer to be done anything to adversely affect the ranking, validity or perfection of the Security Interest.

ARTICLE 5
RIGHT TO DEAL

5.1                               Grantor’s Rights before Default

Until the occurrence of an Event of Default which is continuing and subject to the terms of this Agreement and the Credit Agreement, the Grantor is entitled to deal with the Secured Property in the ordinary course of business, provided however, that no such action shall be taken which would impair the effectiveness of the Security Interest created by this Agreement or the value of the Secured Property or which would be inconsistent with or violate the provisions of this Agreement, the Credit Agreement, any Control Agreement or any other Loan Document.

5.2                               Investment Property

Until the occurrence of an Event of Default which is continuing and subject to the terms of this Agreement, the Grantor is entitled to receive interest and regular cash dividends or other distributions, vote the Investment Property and give entitlement orders, instructions, directions and other consents, waivers and ratifications in respect of the Investment Property, provided however, that no such action shall be taken which would impair the validity, perfection or priority of the Security Interest created by this Agreement or the value of the Investment Property or which would be inconsistent with or violate the provisions of this Agreement, the Credit Agreement, any Control Agreement or any other Loan Document.

5.3                               Delivery and Control

The Agent may, acting reasonably, require the Grantor to do all such acts and things that are necessary or desirable for the Agent or the Agent’s agent or a nominee of the Agent to receive delivery of the Investment Property or obtain control of the Investment Property, including (a) any consent of the Grantor as a registered owner of Investment Property, an entitlement holder or a futures customer, as the case may be, and (b) using commercially reasonable efforts to cause any third parties to enter into agreements, necessary or desirable for such control to be obtained by the Agent, provided that the foregoing shall not apply to any Investment Property consisting of Shares. Notwithstanding any such transfer, delivery or control, until the occurrence of an Event of Default which is continuing, (a) Sections 5.1 and 5.2 shall continue to apply and upon such transfer the Agent shall provide the Grantor with such proxies and other written authorizations as may reasonably be requested by the Grantor to enable the Grantor to exercise

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the rights and take the actions described in Sections 5.1 and 5.2 and (b) the Agent shall not be entitled to take any action described in Sections 17.1(1)(b) and (c) and Section 17.1(2) of the PPSA.

ARTICLE 6
REMEDIES

6.1                               Rights and Remedies

Upon the occurrence of an Event of Default and during the continuance thereof, all of the Obligations shall, at the Agent’s option and without notice to the Grantor, become immediately due and payable and the Agent may, at its option, proceed to enforce payment and performance of the Obligations and to exercise any or all of the rights and remedies contained in this Agreement, (including, without limitation, the signification and collection of the Grantor’s Accounts), or otherwise afforded by law, in equity or otherwise.  The Agent shall have the right to enforce one or more remedies successively or concurrently in accordance with Applicable Law and the Agent expressly retains all rights and remedies not inconsistent with the provisions in this Agreement including all the rights the Agent may have under the PPSA. Without limiting the generality of the foregoing, the Agent may, upon the occurrence of any Event of Default and during the continuance thereof and to the extent permitted by Applicable Law:

(a)                                 Appointment of Receiver - Appoint by instrument in writing a receiver (which term shall include a receiver and manager or agent) of the Grantor and of all or any part of the Secured Property and remove or replace such receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a receiver. Any such receiver appointed by the Agent, with respect to responsibility for its acts, shall, to the extent permitted by Applicable Law, be deemed the agent of the Grantor and not of the Agent. Where the Agent is referred to in this Article, the reference includes, where the context permits, any receiver so appointed and the officers, employees, servants or agents of such receiver;

(b)                                 Enter and Repossess - Immediately and without notice enter the Grantor’s premises and repossess, disable or remove the Secured Property;

(c)                                  Retain the Secured Property - Retain and administer the Secured Property in the Agent’s sole and unfettered discretion;

(d)                                 Dispose of the Secured Property - Dispose of any Secured Property by public auction, private tender or private contract with or without notice, advertising or any other formality, all of which are hereby waived by the Grantor to the extent permitted by law.  The Agent may, to the extent permitted by law, at its discretion establish the terms of such disposition, including, without limitation, terms and conditions as to credit, upset, reserve bid or price.  All payments made pursuant to such dispositions shall be credited against the Obligations only as they are actually received.  The Agent may, to the extent permitted by law, enter into, rescind or vary any contract for the disposition of any Secured Property and may dispose of any Secured Property again without being answerable for any loss

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occasioned thereby.  Any such disposition may take place whether or not the Agent has taken possession of the Secured Property;

(e)                                  Foreclosure - Foreclose upon the Secured Property;

(f)                                   Collection of Accounts - On its own account or through a receiver, receiver-manager or agent and whether alone or in conjunction with the exercise of all or any other remedies contemplated by this Agreement, notify and direct Account Debtors and any Person obligated to the Grantor under a promissory note or bill of exchange to make all payments whatever to the Agent and the Agent shall have the right, at any time, to hold all amounts acquired from any Account Debtors and any Person obligated to the Grantor under a promissory note or bill of exchange and any Proceeds as part of the Secured Property. Upon such occurrence and during such continuance of an Event of Default, any payments received by the Grantor shall be held by the Grantor in trust for the Agent in the same medium in which received, shall not be commingled with any assets of the Grantor and shall, at the request of the Agent be turned over to the Agent not later than the next business day following the day of their receipt;

(g)                                  Carry on Business - Carry on or concur in the carrying on of all or any part of the business of the Grantor and may, in any event, to the exclusion of all others, including the Grantor, enter upon, occupy and use all premises of or occupied or used by the Grantor and use any of the personal property (which shall include fixtures) of the Grantor for such time and such purposes as the Agent sees fit. The Secured Parties shall not be liable to the Grantor for any neglect in so doing (other than gross negligence or wilful misconduct, or in respect of any rent, costs, charges, depreciation or damages in connection therewith;

(h)                                 Payment of Encumbrances - Pay any Liens or other claims that may exist or be threatened against the Secured Property. Any amount so paid together with costs, charges and expenses incurred in connection therewith shall be added to the Obligations;

(i)                                     Dealing with Secured Property - Seize, collect, realize, borrow money on the security of, release to third parties, sell (by way of public or private sale), lease or otherwise deal with the Secured Property in such manner, upon such terms and conditions, at such time or times and place or places and for such consideration as may seem to the Agent advisable and without notice to the Grantor.  The Agent may charge on its own behalf and pay to others sums for reasonable expenses incurred and for services rendered (expressly including, without limitation, reasonable legal, consulting, broker, management, receivership and accounting fees) in or in connection with seizing, collecting, realizing, borrowing on the security of, selling or obtaining payment of the Secured Property and may add all such sums to the Obligations;

(j)                                    Exercise of Rights - Elect by written notice to the Grantor and to an officer of the issuer of the Investment Property or to any securities intermediary or futures intermediary in respect of the Investment Property, as may be applicable, that all or part of the rights of the Grantor in the Investment Property including, without

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limitation, the right to vote, give consents, entitlement orders, instructions, directions, waivers or ratifications and take other actions and receive dividends or other distributions, shall cease, and upon such election all such rights shall become vested in the Agent or as it may direct; and

(k)                                 Registration and Control - Require that the Investment Property be registered in the name of the Agent or as it may direct, that delivery of the Investment Property be made to the Agent or that control of the Investment Property be obtained by the Agent, or as it may direct, in accordance with the provisions of the STA and the Agent or as it may direct and the Agent may then, without notice, exercise any and all voting and corporate rights at any meeting of the issuers thereof and exercise any and all rights, privileges or options pertaining to the Investment Property without the consent of the Grantor as if it were the absolute owner, including without limitation, the right to exchange at its discretion, any and all of the Investment Property upon the issuer’s amalgamation, merger, consolidation, reorganization, recapitalization, restructuring or other readjustment or upon the issuer’s exercise of any right, privilege or option pertaining to any of the Investment Property and to deposit and deliver any and all of the Secured Property with any committee, depositary, transfer agent, registrar, securities intermediary, futures intermediary, clearing agency or other designated agency upon such terms and conditions as it may determine.

6.2                               Assemble the Secured Property

To assist the Agent in the implementation of such rights and remedies, upon the occurrence and during the continuation of an Event of Default, the Grantor will, at its own risk and expense and promptly upon the Agent’s request, assemble and prepare for removal of such items of the Secured Property as are selected by the Agent and as shall, in the Agent’s sole judgment, have a value sufficient to cover all the Obligations.

6.3                               Disposal of Investment Property

Without limiting the generality of Section 6.1(d), the Grantor acknowledges that when disposing of any Investment Property, the Agent may be unable to effect a public sale of any or all of the Investment Property, or to sell any or all of the securities as a control block sale at more than a stated premium to the “market price” of any shares, stock, instruments, warrants, bonds, debenture stock and other securities forming part of the Investment Property, by reason of certain prohibitions contained in the Securities Act (Ontario) and applicable laws of other jurisdictions, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Investment Property as principal and to comply with other resale restrictions provided for in the Securities Act (Ontario) and other applicable laws. The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favourable to the seller than if such sale were a public sale or a control block sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by reason of its being a private sale. The Agent shall be under no obligation to delay a sale of any of the Investment Property for the period of time necessary to permit the issuer of such securities to qualify such Investment Property for public sale under the Securities Act (Ontario) or under applicable securities laws of other jurisdictions, even if the issuer would agree to do so, or to

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permit a prospective purchaser to make a formal offer to all or substantially all holders of any class of securities forming any part of the Investment Property.

6.4                               Allocation of proceeds

All monies collected or received by the Agent in respect of the Secured Property may be held by the Agent and may be applied on account of such parts of the Obligations in accordance with the Credit Agreement.

6.5                               Payment of Deficiency

If the proceeds of realization are insufficient to pay all monetary Obligations, the Grantor shall forthwith pay or cause to be paid to the Agent any deficiency (the “Deficiency”) and the Agent may sue the Grantor to collect the amount of the Deficiency.

6.6                               Power of Attorney

Upon the occurrence, and during the continuance of, an Event of Default, the Grantor hereby constitutes and appoints any vice-president or the president of the Agent from time to time, or any receiver appointed of the Grantor as provided for in this Agreement, the true and lawful attorney of the Grantor irrevocably with full power of substitution to do, make and execute all such documents, acts, matters or things with the right to use the name of the Grantor whenever and wherever it may be deemed necessary or expedient in connection with the exercise of its rights and remedies set forth in this Agreement. Without limiting the generality of the foregoing, the Agent or its agent is authorized to sign any financing statements and similar forms which may be necessary or desirable to perfect the Security Interest in any jurisdiction on behalf of the Grantor.  The Grantor hereby declares that the irrevocable power of attorney granted hereby, being coupled with an interest, is given for valuable consideration.

6.7                               Waivers and Extensions

The Agent may waive default or any breach by the Grantor of any of the provisions contained in this Agreement. No waiver shall extend to a subsequent breach or default, whether or not the same as or similar to the breach or default waived and no act or omission of the Agent shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default of the Grantor or the rights of the Agent resulting therefrom. Any such waiver must be in writing and signed by the Agent to be effective.

Subject to the terms of the Credit Agreement, the Agent may also grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, release the Secured Property to third parties and otherwise deal with the Grantor’s guarantors or sureties and others and with the Secured Property and other securities as the Agent may see fit without prejudice to the liability of the Grantor to the Agent, or the Agent’s rights, remedies and powers under this Agreement. No extension of time, forbearance, indulgence or other accommodation now, heretofore or hereafter given by the Agent to the Grantor shall operate as a waiver, alteration or amendment of the rights of the Agent or otherwise preclude the Agent from enforcing such rights.

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6.8                               Set off or Compensation

In addition to, and not in limitation of, any rights granted now or after the date of this Agreement at law, upon the occurrence and during the continuance of an Event of Default, the Agent may at any time and from time to time, without notice to the Grantor (it being expressly waived by the Grantor), set off and compensate and apply any and all Securities Accounts, Futures Accounts, deposits, general or special, term or demand, provisional or final, matured or unmatured, and any other indebtedness at any time owing by any Secured Party and appropriate any other properties or assets at any time held by any Secured Party, to or for the credit of or the account of the Grantor, against and on account of the Obligations, even if any of them are contingent or unmatured.

6.9                               Indemnity

The Grantor shall indemnify and save harmless the Agent from any and all costs, expenses, liabilities or damages which may be reasonably incurred by the Agent in connection with:

(a)                                 the Secured Property;

(b)                                 the occurrence of an Event of Default; and

(c)                                  the enforcement of its rights under this Agreement.

6.10                        Limitation of Liability

The Agent shall not be liable or accountable:

(a)                                 by reason of any entry into or taking possession of any of the Secured Property hereby charged or intended so to be or any part thereof, to account as mortgagee in possession or for anything except actual receipts, or for any loss on realization or any act or omission for which a secured party in possession might be liable; or

(b)                                 for any failure to exercise its remedies, take possession of, seize, collect, realize, sell, lease or otherwise dispose of or obtain payment for the Secured Property and shall not be bound to institute proceedings for such purposes or for the purpose of preserving any rights, remedies or powers of the Agent, the Grantor or any other Person in respect of same.

The Agent shall not by virtue of these presents be deemed to be a mortgagee in possession of the Secured Property. The Grantor hereby releases and discharges the Agent and the receiver from every claim of every nature, whether sounding in damages or not, which may arise or be caused to the Grantor or any Person claiming through or under the Grantor by reason or as a result of anything done by the Agent or any successor or assign claiming through or under the Agent or the receiver under the provisions of this Agreement unless such claim be the result of dishonesty, gross neglect, wilful misconduct or fraud.

6.11                        Rights and Remedies Cumulative

The Agent’s rights and remedies under this Agreement shall be cumulative and not in substitution for any of the Agent’s rights or remedies under the Credit Agreement, any other

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Loan Document or any Eligible Hedging Agreement, at law or in equity, whether or not the Agent or any other Secured Party has pursued or is pursuing any other rights or remedies.

6.12                        Security Enforceable

The fact that this Agreement and the Credit Agreement provide for Events of Default and rights of acceleration shall not derogate from the nature of any Obligation which is payable on demand.

ARTICLE 7
MISCELLANEOUS

7.1                               Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement shall be in writing and shall be sufficiently given if given in accordance with the Credit Agreement.

7.2                               Further Assurances

The Grantor shall do all such things and provide all such assurances and shall provide such further documents and instruments reasonably required by the Agent as may be necessary or reasonably desirable to affect the purpose of this Agreement and carry out its provisions.

7.3                               Filings

At the request of the Agent, the Grantor will promptly effect all registrations, filings, recordings and all re-registrations, re-filings and re-recordings of or in respect of this Agreement and the Security Interest created hereunder in all offices in all jurisdictions and at such times as may be necessary or reasonably desirable in perfecting, maintaining and protecting the validity, effectiveness and priority hereof.  Notwithstanding the foregoing, the Agent is authorized, at its option, to make such registrations, filings or recordings or such re-registrations, re-filings or re-recordings against the Grantor as it may reasonably deem necessary or appropriate to perfect or secure the Security Interest created hereunder.

7.4                               Amendments and Waivers

No amendment, supplement, modification, waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any party, shall be binding unless executed in writing in accordance with Section 13.5 of the Credit Agreement. Any waiver shall extend only to the particular circumstances described in the waiver.

7.5                               Attornment

Each of the parties irrevocably submits to the non-exclusive jurisdiction of any court in the Province of Ontario for the purposes of any legal or equitable suit, action or proceeding in connection with this Agreement.

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7.6                               Assignment and Enurement

This Agreement may be assigned by the Agent in accordance with the Credit Agreement and any such assignee shall be entitled to exercise any and all discretions, powers and rights of the Agent under this Agreement.  Except as provided in the Credit Agreement, the Grantor may not assign this Agreement or any of its rights or obligations under this Agreement.  All of the Agent’s rights under this Agreement shall enure to the benefit of its successors (including any successor by reason of amalgamation) and assigns and all of the Grantor’s obligations under this Agreement shall bind the Grantor and its successors (including any successor by reason of amalgamation) and permitted assigns.

7.7                               Statutory Waivers

To the fullest extent permitted by law, the Grantor waives all of the rights, benefits and protections given by the provisions of any existing or future statute which imposes limitations upon the powers, rights or remedies of the Secured Parties or upon the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute.

7.8                               Reasonableness

The Grantor acknowledges that the provisions of this Agreement and, in particular, those respecting rights, remedies and powers of the Secured Parties and any receiver against the Grantor, its business and any Secured Property upon the occurrence and during the continuance of an Event of Default, are commercially reasonable and not manifestly unreasonable.

7.9                               Termination

(a)                                 This Agreement shall be terminated forthwith by written agreement made between the Grantor and the Agent upon the earlier to occur of: (i) the date on which the Agent releases the Security Interest pursuant to Section 9.1(p)(vi) of the Credit Agreement, and (ii) the date on which all of the Obligations have been fully paid or satisfied.

(b)                                 Notwithstanding Section 7.9(a), this Agreement shall be automatically terminated on the date that is 30 days after the date of a Debt Rating Upgrade, provided that a Debt Rating Downgrade has not occurred during that period.

(c)                                  Upon termination of this Agreement in accordance with the provisions of this Section 7.9, the Agent shall, at the request and expense of the Grantor, make and do all such acts and things and execute and deliver all such financing statements, instruments, agreements and documents as the Grantor, acting reasonably, considers necessary or reasonably desirable to discharge the Security Interest, to release and discharge the Secured Property therefrom and to record such release and discharge in appropriate offices of public record.

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7.10                        Execution and Delivery

This Agreement may be executed and delivered by facsimile or a pdf formatted email attachment.

7.11                        Counterparts

This Agreement, or any amendment to it, may be executed in multiple counterparts, each of which shall be deemed to be an original agreement. All counterparts shall be construed together and shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS OF WHICH the Grantor has duly executed this Agreement.

[NAME OF GRANTOR]

By:
Name:
Title:

By:
Name:
Title:

CANADIAN IMPERIAL BANK OF COMMERCE, as Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE U

SECURITIES PLEDGE AGREEMENT5

THIS AGREEMENT is made as of • .

BETWEEN:

CANADIAN IMPERIAL BANK OF COMMERCE, in its capacity as administrative agent (the “Agent”) on behalf of (i) itself as Agent, (ii) the financial institutions named in Schedule A to the Seventh Amended and Restated Revolving Term Credit Agreement and (iii) the Hedge Lenders ((i), (ii) and (iii) are collectively, the “Lenders”), as the same may be amended, supplemented, restated, extended, renewed or superseded from time to time (the “Credit Agreement”), dated as of October 28, 2014 between the Agent, the Lenders, Celestica Inc. and the subsidiaries specified as designated subsidiaries, as borrowers, Canadian Imperial Bank of Commerce, as Co-Lead Arranger, Sole Bookrunner and Administrative Agent, RBC Capital Markets, as Co-Lead Arranger and Co-Syndication Agent and Merrill Lynch Pierce Fenner & Smith Incorporated, as Co-Syndication Agent.

- and -

• , a corporation incorporated under the laws of • (the “Pledgor”).

THIS AGREEMENT WITNESSES THAT, in consideration of the premises and the covenants herein continued and other valuable consideration, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1                               Defined Terms

Unless the context otherwise requires or unless otherwise specified, all the terms used in this Agreement without initial capitals, which are defined in the PPSA or the STA (each as defined below), have the same meanings in this Agreement as in the PPSA or the STA, as applicable and all other capitalized terms used and not otherwise defined shall have the meanings given to them in the Credit Agreement, and the following terms shall have the following meanings:

5 Note:  Form of Securities Pledge Agreement to be provided by Canadian Grantors.  Securities Pledge Agreements to be provided by other Grantors to be substantially in the same form with such changes thereto as agreed upon by Lenders’ Counsel and Borrowers’ Counsel and as are otherwise reasonable or necessary to grant the Agent a perfected security interest in such other Grantors’ Pledged Securities.

“Agreement” means this securities pledge agreement, including all schedules and all amendments or restatements hereto as permitted and references to “Article”, “Section”, or “Schedule” means the specified article, section or schedule of this Agreement;

“Issuers” means (i) those issuers listed on Schedule A and (ii) any other issuers that shall after the date of this Agreement be a Material Restricted Subsidiary and the Shares of such issuer are directly held by the Pledgor, which issuers shall be added to Schedule A;

“Obligations” has the meaning given to such term in the Security Agreement;

“PPSA” means the Personal Property Security Act, R.S.O. 1990, c. P. 10;

“Pledged Securities” means all the securities in the capital of the Issuers held from time to time by the Pledgor, including all warrants and options relating to such securities and any substitutions, additions and proceeds arising out of any consolidation, subdivision, reclassification, conversion, stock dividend or similar increase or decrease in or alteration of the capital of any Issuer or any other event and any securities acquired pursuant to the exercise of a right or offer granted or made to the Pledgor to the extent that any such right or offer arises out of the ownership of any securities in the capital of any Issuer;

“STA” means the Securities Transfer Act, 2006, S.O. 2006, c.8;

“Secured Parties” means the Agent and the Lenders, together with their respective successors and assigns; and

“Security Agreement” means the General Security Agreement dated as of the date hereof between the parties hereto, as the same may be amended, supplemented, restated, extended, renewed or superseded from time to time.

1.2                               Governing Law

This Agreement is made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

1.3                               Headings

Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4                               Number and Gender

Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.5                               Paramountcy

If there is a conflict, inconsistency, ambiguity or difference between any provision of this Agreement and the Credit Agreement, the provisions of the Credit Agreement shall prevail, and such provision of this Agreement shall be amended to the extent only to eliminate any such conflict, inconsistency, ambiguity or difference. Any right or remedy in this Agreement which

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may be in addition to the rights and remedies contained in the Credit Agreement shall not constitute a conflict, inconsistency, ambiguity or difference.

1.6                               Severability

If, in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

1.7                               No Strict Construction

The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

1.8                               Time

Time is of the essence in the performance of the parties’ respective obligations.

1.9                               Schedules

The schedules to this Agreement, as listed below, are an integral part of this Agreement:

Schedule	Description
A	Issuers

ARTICLE 2
PLEDGE

2.1                               Pledge

As continuing security for the due and timely payment and performance by the Pledgor of each of the Obligations, the Pledgor hereby grants to the Agent a first priority security interest in the Pledged Securities. The Pledgor hereby delivers to and deposits with the Agent the security certificates, if any, evidencing the Pledged Securities together with all other documents (including, if applicable, a copy of the resolution of the board of directors approving the transfer of the Pledged Securities to the Agent or a nominee of the Agent upon the enforcement of the Agent’s rights hereunder) and effective endorsements to enable the Agent or its agent or its nominee, as the Agent may direct to be registered as the owner of and to transfer or sell the Pledged Securities upon any enforcement of the Agent’s rights and remedies hereunder. If the Pledgor acquires any security certificates evidencing the Pledged Securities after the date of this Agreement, the Pledgor shall promptly deliver the security certificates to the Agent or its nominee, as the Agent may direct, together with all other documents and effective endorsements to enable the Agent or its agent or nominee to be registered as the owner of and to transfer or sell or cause to be transferred or sold such Pledged Securities upon any enforcement of the Agent’s

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rights and remedies hereunder. To the extent that any of the Pledged Securities are uncertificated securities registered in the name of the Pledgor or its nominees or agent, the Pledgor shall:

(a)                                 cause the Issuer of the Pledged Securities to register the Agent or its agent or nominee, as the Agent may direct, as the registered owner of such Pledged Securities; or

(b)                                 deliver to the Agent an irrevocable agreement of the Issuer of such Pledged Securities satisfactory to the Agent that the Issuer will comply with instructions that are originated by the Agent without the further consent of the Pledgor.

2.2                               Attachment and Value

The Pledgor acknowledges:

(a)                                 receipt of a copy of this Agreement;

(b)                                 that value has been given for the granting of the security interest hereunder;

(c)                                  that the security interest created by this Agreement attaches to the Pledged Securities immediately upon execution and delivery of this Agreement to the Agent and that the Agent and the Pledgor have not agreed to postpone the time of attachment of the pledge of the Pledged Securities by the Pledgor;

(d)                                 if the Pledgor does not acquire rights or interests in any of the Pledged Securities until after the execution and delivery of this Agreement, the security interest created by this Agreement shall attach to those Pledged Securities when the Pledgor acquires rights in those Pledged Securities;

(e)                                  that neither the execution of, nor filing with respect to, this Agreement shall obligate any Secured Party to make any advance or loan or further advance, or bind any Secured Party to grant or extend any credit to the Pledgor; and

(f)                                   that the security interest created by this Agreement shall be effective whether all or part of the Obligations shall be advanced before, upon or after the date of execution of this Agreement.

ARTICLE 3
PROVISIONS RELATING TO THE PLEDGED SECURITIES

3.1                              Voting Rights

(a)                                 Until the occurrence of an Event of Default which is continuing, the Pledgor shall be entitled to exercise all voting rights in respect of the Pledged Securities and to give consents, waivers, directions, notices and ratifications and to take other action in respect thereof, provided, however, that no votes shall be cast or consent, waiver, directions, notice or ratification given or action taken which would:

(i)                                     be prejudicial to any Secured Party’s security interest granted hereunder;

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(ii)                                 restrict the transferability of the Pledged Securities; or

(iii)                              be inconsistent with or violate any provisions of this Agreement, the Credit Agreement or any other Loan Document.

(b)                                 Until the occurrence of an Event of Default which is continuing, if any of the Pledged Securities are registered in the Agent’s, its agent’s or nominee’s name, the Agent, on the Pledgor’s written request, shall execute and deliver or cause its agent or nominee to execute and deliver to the Pledgor suitable proxies, voting powers or powers of attorney in favour of the Pledgor or its nominee or nominees for voting, giving consents, waivers, directions, notices or ratifications or taking any other action the Pledgor is permitted to take in respect of the Pledged Securities.

3.2                               Dividends and Distributions

Until the occurrence of an Event of Default which is continuing, the Pledgor shall be entitled to receive and deal with (except as expressly restricted by this Agreement, the Credit Agreement or any other Loan Document) any interest and regular cash dividends, distributions or other payments (whether in cash, security (as such term is defined in the PPSA) or other property) at any time payable on or with respect to the Pledged Securities, and the Agent shall immediately deliver to the Pledgor the interest or regular cash dividends, distributions or other payments received by the Agent.

3.3                               Rights and Duties of the Agent

Upon the occurrence of an Event of Default which is continuing, all of the Pledgor’s rights pursuant to Sections 3.1 and 3.2 shall cease and the Agent may enforce any of the Pledgor’s rights with respect to the Pledged Securities. Upon an Event of Default which is continuing, the Pledgor shall and shall be deemed to hold all Pledged Securities not under the control of the Agent in trust, separate and apart from other property and assets of the Pledgor, for the benefit of the Agent until all Obligations owing by the Pledgor to the Agent have been paid in full, and shall forthwith transfer control of such Pledged Securities to the Agent, or its nominee or agent, as the Agent may direct. The Agent and its nominee shall not have any duty of care with respect to the Pledged Securities other than to use the same care in the custody and preservation of the Pledged Securities as it would with its own property. The Agent or its nominee is not required to take any steps to defend or preserve the Pledgor’s rights against the claims or demands of others. The Agent or its nominee, however, shall use its reasonable best efforts to give the Pledgor notice of any claim or demand of which it becomes aware to permit the Pledgor to have a reasonable opportunity to defend or contest the claim or demand.

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1                              Representations and Warranties

The Pledgor represents and warrants to the Agent as follows and acknowledges that each Secured Party is relying on the representations and warranties in advancing or continuing to advance credit to the Borrowers pursuant to the Credit Agreement:

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(a)                                 it is the registered and beneficial owner of, and has good title to, the Pledged Securities subject only to the security interest created by this Agreement or any other security agreement made by the Pledgor in favour of the Agent;

(b)                                 [the Pledged Securities represent all of the issued and outstanding capital stock of the Issuers and all of the warrants and options, if any, relating thereto as of the date of this Agreement]6;

(c)                                  the Pledged Securities have been duly issued and are outstanding as fully paid and non-assessable Securities and all of the warrants and options, if any, relating thereto are in full force and effect;

(d)                                 it has full power, authority and right to enter this Agreement and to pledge the Pledged Securities and to grant to the Agent the security interest created by this Agreement;

(e)                                  this Agreement has been duly executed and delivered by it and constitutes an enforceable obligation against the Pledgor in accordance with its terms;

(f)                                   it has not granted any right to acquire an interest in any of the Pledged Securities, except to the Agent pursuant to this Agreement or any other security agreement made by the Pledgor in favour of the Agent;

(g)                                  it has not granted a Lien in the Pledged Securities to any Person except to the Agent pursuant to this Agreement or any other security agreement made by the Pledgor in favour of the Agent;

(h)                                 none of the rights of the Pledgor arising as the legal and beneficial owner of the Pledged Securities have been surrendered, cancelled or terminated;

(i)                                     there is no default or dispute existing in respect of the Pledged Securities;

(j)                                    there are no Liens or other adverse claims affecting the Pledged Securities except those granted in favour of the Agent;

(k)                                 the jurisdiction of the Issuers and their registered or head offices are set out in Schedule A to this Agreement;

(l)                                     no delivery has occurred in respect of any Pledged Securities that constitute uncertificated securities of the Issuers other than any delivery in favour of the Agent;

(m)                             the Pledgor has not given its consent to any agreement whereby any of the Issuers agree to comply with instructions that are originated by any Person other than the Pledgor in respect of any Pledged Securities that constitute uncertificated

6 Note: To be considered in respect of each Issuer.

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securities, without the further consent of the Pledgor, other than any such consents given by the Pledgor relating to agreements for instructions to be originated by the Agent; and

(n)                                 all of the Pledged Securities listed in Schedule A as certificated securities are certificated and the partnership agreement, articles of association or other constating documents, as applicable, of each Issuer which is a partnership or limited liability company expressly states that the Pledged Securities thereof are “securities” for the purposes of the STA.

4.2                               Covenants

The Pledgor covenants with the Agent that:

(a)                                 if the Pledgor shall become entitled to receive or shall receive any security certificate, option or right in respect of the Pledged Securities, the Pledgor shall accept same as the Agent’s agent, hold same in trust for the Agent and immediately deliver same to the Agent (or to the Agent’s agent or nominee, as the Agent may direct) in the exact form received, together with the documents and effective endorsements to enable the Agent or its nominee to be registered as owner, to be held by the Agent as additional security for the Obligations.  Upon the occurrence of an Event of Default which is continuing, any sums paid in respect of the Pledged Securities upon the liquidation or dissolution of any Issuers shall be paid by the Pledgor to the Agent to be held by it as part of the Pledged Securities.  Upon the occurrence of an Event of Default which is continuing, in case any distribution of capital shall be made in respect of the Pledged Securities or any property shall be distributed with respect to the Pledged Securities pursuant to the recapitalization, reclassification or reorganization of the capital of any Issuers, the property so distributed shall be delivered by the Pledgor to the Agent or its agent or nominee as the Agent may direct to be held by it as part of the Pledged Securities.  Upon the occurrence of an Event of Default which is continuing, if any money or property paid or distributed in respect of the Pledged Securities shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold the money or property in trust for the Agent, segregated from other funds of the Pledgor, as part of the Pledged Securities;

(b)                                 the Pledgor shall not permit any issuance of additional securities in the capital of the Issuers to the Pledgor unless all additional securities are immediately upon their issuance pledged in favour of the Agent and the Pledgor does, or causes to be done, all such acts and things and provides such agreements, instruments and documents necessary for the Agent to obtain control of such additional securities within the meaning of the STA;

(c)                                  the Pledgor shall promptly notify the Agent of any Lien or other claim made or asserted against any of the Pledged Securities and shall use commercially reasonable efforts to defend the Agent’s security interest in the Pledged Securities against the claims and demands of all other Persons including any adverse claims as defined in the STA;

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(d)                                 the Pledgor will have good title to any other shares or assets that become Pledged Securities subject only to the security interest created by this Agreement and the Security Agreement;

(e)                                  the Pledgor shall not grant a security interest or any other Lien in the Pledged Securities to any other Person other than the Agent;

(f)                                   the Pledgor shall forthwith notify the Agent of any change of jurisdiction (including a change in the jurisdiction of incorporation or organization), name, registered office, head office, chief executive office or principal place of business of the Pledgor or an Issuer; and

(g)                                  the Pledgor shall not:

(i)                                     deliver any Pledged Securities that constitute uncertificated securities to any Person other than the Agent; or

(ii)                                  consent to any agreement whereby any Issuer agrees to comply with instructions that are originated by any Person other than the Agent in respect of any Pledged Securities that constitute uncertificated securities.

ARTICLE 5
DEFAULT AND REMEDIES

5.1                               Rights and Remedies

Upon the occurrence of an Event of Default which is continuing, the security interest created by this Agreement shall immediately become enforceable and, to the extent permitted by Applicable Law, the Agent may take any one or more of the following actions:

(a)                                 realize upon and dispose of all or part of the Pledged Securities by private sale, public sale or otherwise upon such conditions as the Agent may determine, and apply and, subject to the Credit Agreement, allocate any proceeds arising from the realization of the Pledged Securities to the Obligations in any manner as the Agent, in its absolute discretion, shall deem appropriate;

(b)                                 irrevocably elect to retain all or part of the Pledged Securities by giving notice to the Pledgor;

(c)                                  exercise any or all of the rights and privileges attaching to the Pledged Securities and deal with the Pledged Securities as if the Agent were the absolute owner of the Pledged Securities (including causing the Pledged Securities to be registered in the name of the Agent or its agent or nominee as the Agent may direct) and collect, draw upon, receive, appropriate and sell all or any part of the Pledged Securities;

(d)                                 file proofs of claims or other documents as may be necessary or desirable to have its claim lodged in any bankruptcy, winding-up, liquidation, arrangement, dissolution or other proceedings (voluntary or otherwise) relating to the Pledgor;

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(e)                                  commence legal action against the Pledgor for the difference, if any, between (i) all amounts owing by the Pledgor in respect of the Obligations and (ii) the proceeds received by the Agent on a disposition of the Pledged Securities;

(f)                                   in the Pledgor’s name and at the Pledgor’s expense, perform any and all of the Pledgor’s obligations or covenants relating to the Pledged Securities and enforce performance by any other parties of their obligations in relation to the Pledged Securities and settle any disputes relating to the Pledged Securities with other parties upon terms that the Agent deems appropriate, in its discretion;

(g)                                  appoint any Person to be a receiver (which term shall include a receiver and manager) of all or part of the Pledged Securities and remove any receiver and appoint another receiver (any receiver shall have the authority to do any of the acts specified in Subsections 5.1(c), (d), (f), (h) and (i) of this Agreement and to take possession of and collect dividends, interest, distributions and other payments payable to the Pledgor in respect of the Pledged Securities and pay all charges in respect of the Pledged Securities);

(h)                                 subject to the Credit Agreement, apply any dividends, distributions and other payments payable to the Pledgor in respect of the Pledged Securities to the Obligations, in any manner as the Agent, in its absolute discretion, shall deem appropriate; or

(i)                                     take any other action permitted by this Agreement, by law or in equity.

5.2                               Sale of Pledged Securities

Any sale pursuant to Section 5.1 may be made, with or without any special condition as to the upset price, reserve bid, title or evidence of title or other matter and may be made from time to time as the Agent in its sole discretion deems appropriate, with power to vary or rescind any sale or buy in at any public sale and resell without being answerable for any loss. The Agent may sell the Pledged Securities for a consideration payable by instalments either with or without taking security for the payment of the instalments and may make and deliver to any purchaser good and sufficient conveyances of the Pledged Securities and give receipts for the purchase money, and the sale shall be a perpetual bar, both at law and in equity, against the Pledgor and all those claiming an interest by, from, through or under the Pledgor. If there is a sale pursuant to Section 5.1, the Pledgor agrees to provide all information, certificates and consents required under applicable securities laws or under the rules, by-laws or policies of the exchange(s) on which any of the Pledged Securities may be listed and posted for trading to permit the sale of the Pledged Securities in compliance with such applicable securities laws, rules, by-laws or policies.

The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all of the Pledged Securities, or to sell any or all of the Pledged Securities as a control block sale at more than a stated premium to the “market price” of any securities forming part of the Pledged Securities, by reason of certain provisions contained in the Securities Act (Ontario) and applicable securities laws of other jurisdictions but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Securities as principal and to comply with any other resale restrictions provided for in the Securities Act (Ontario) and other applicable securities laws. The

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Pledgor agrees that any private sale may result in prices and other terms less favourable to the seller than if the sale were a public sale or a control block sale and, notwithstanding such circumstances, agrees that any private sale shall not be deemed to have been made in a commercially unreasonable manner solely by reason of its being a private sale. The Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer of the Pledged Securities to qualify the Pledged Securities for public sale under the Securities Act (Ontario) or under applicable securities laws of other jurisdictions even if the Issuer would agree to do so, or to permit a prospective purchaser to make a formal offer to all or substantially all holders of any class of securities forming any part of the Pledged Securities.

5.3                               Secured Parties’ Obligations

The Agent shall not be under any obligation, or be liable or accountable for any failure, to:

(a)                                 enforce payment or performance of the Obligations;

(b)                                 seize, collect, realize or obtain payment with respect to the Pledged Securities;

(c)                                  preserve any rights of the Agent, the Pledgor or any other Person in respect of the Pledged Securities;

(d)                                 exercise or exhaust any of its rights and remedies under this Agreement or with respect to the Pledged Securities;

(e)                                  protect the Pledged Securities from depreciating in value or becoming worthless; and

(f)                                   institute proceedings for any of the purposes listed above.

The Agent shall not be responsible for any loss occasioned by:

(a)                                 any sale or other dealing with the Pledged Securities; or

(b)                                 the retention of, or failure to sell or otherwise deal with the Pledged Securities,

except as a result of the Agent’s dishonesty, gross negligence, wilful misconduct or fraud.

5.4                               Rights and Remedies Cumulative

The Agent’s rights and remedies under this Agreement shall be cumulative and not in substitution for any of the Agent’s rights or remedies under the Credit Agreement, any other Loan Document or any Eligible Hedging Agreement, at law or in equity, whether or not the Agent or any other Secured Party has pursued or is pursuing any other rights or remedies.

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ARTICLE 6
ACKNOWLEDGEMENTS BY THE PLEDGOR

6.1                               Acknowledgements

The Pledgor agrees:

(a)                                 that this Agreement may be assigned in whole or in part only in accordance with the provisions of the Credit Agreement and, in the event of any assignment, the assignee(s) shall be entitled to all the Agent’s rights and remedies, and subject to the Agent’s obligations, in this Agreement; and

(b)                                 not to assert against the Agent or any assignee of the Agent, and acknowledges that the Agent’s or any assignee’s rights shall not be subject to, any claim, defense, demand, set-off or other right, whether at law or in equity, that the Pledgor has or may have against the Agent or any assignee.

ARTICLE 7
WAIVER

7.1                               Agent Waiver

The Agent may, at any time by notice to the Pledgor:

(a)                                 waive, in whole or in part, any breach of this Agreement, any Event of Default or any of the Secured Parties’ rights and remedies hereunder;

(b)                                 subject to Section 9.9, grant releases and discharges to the Pledgor in respect of the Pledged Securities; or

(c)                                  subject to the Credit Agreement, otherwise deal with the Pledgor or with the Pledged Securities and any security held by the Agent,

all as the Agent may see fit without prejudice to the liability of the Pledgor to the Agent or the Agent’s rights under this Agreement.  The Pledgor agrees that any waiver shall not be a waiver of any other or subsequent breach of this Agreement or Event of Default and that any failure by the Agent to exercise any of its rights or remedies hereunder or under any other Loan Document shall in no way affect or impair the Agent’s security interest or the Agent’s rights and remedies hereunder or under any other Loan Document.

ARTICLE 8
POWER OF ATTORNEY

8.1                               Grant

Upon the occurrence and during the continuance of an Event of Default, the Pledgor irrevocably constitutes and appoints the Agent as the true and lawful attorney of the Pledgor with power of substitution in the name of the Pledgor to do any and all acts and things, complete any endorsements or registrations or execute and deliver all agreements, documents and instruments as the Agent, acting reasonably, considers necessary or reasonably desirable to carry out the

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provisions and purposes of this Agreement or to exercise its rights and remedies hereunder.  The Pledgor ratifies and agrees to ratify all acts of any attorney taken or done in accordance with this Section 8.1.  This power of attorney being coupled with an interest shall not be revoked or terminated by any act and shall remain in full force and effect until this Agreement has been terminated.

ARTICLE 9
MISCELLANEOUS

9.1                               Notice

Any notice, consent or approval required or permitted to be given in connection with this Agreement shall be in writing and shall be sufficiently given if given in accordance with the Credit Agreement.

9.2                               Further Assurances

The Pledgor shall do all such things and provide all such assurances and shall provide such further documents and instruments reasonably required by the Agent as may be necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

9.3                               Filings

At the request of the Agent, the Pledgor will promptly effect all registrations, filings, recordings and all re-registrations, re-filings and re-recordings of or in respect of this Agreement and the security interests created hereunder in all offices in all jurisdictions and at such times as may be necessary or reasonably desirable in perfecting, maintaining and protecting the validity, effectiveness and priority hereof. Notwithstanding the foregoing, the Agent is authorized, at its option, to make such registrations, filings or recordings or such re-registrations, re-filings or re-recordings against the Pledgor as it may reasonably deem necessary or appropriate to perfect or secure the security interest created hereunder.

9.4                               Amendments and Waivers

No amendment, supplement, modification, waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any party, shall be binding unless executed in writing in accordance with Section 13.5 of the Credit Agreement.  Any waiver shall extend only to the particular circumstances described in the waiver.

9.5                               Attornment

Each of the parties irrevocably submits to the non-exclusive jurisdiction of any court in the Province of Ontario for the purposes of any legal or equitable suit, action or proceeding in connection with this Agreement.

9.6                               Assignment and Enurement

This Agreement may be assigned by the Agent in accordance with the Credit Agreement and any such assignee shall be entitled to exercise any and all discretions, powers and rights of the Agent under this Agreement.  Except as provided in the Credit Agreement, the Pledgor may not assign

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this Agreement or any of its rights or obligations under this Agreement.  All of the Agent’s rights under this Agreement shall enure to the benefit of its successors (including any successor by reason of amalgamation) and assigns and all of the Pledgor’s obligations under this Agreement shall bind the Pledgor and its successors (including any successor by reason of amalgamation) and permitted assigns.

9.7                               Statutory Waivers

To the fullest extent permitted by law, the Pledgor waives all of the rights, benefits and protections given by the provisions of any existing or future statute which imposes limitations upon the powers, rights or remedies of the Secured Parties or upon the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute.

9.8                               Reasonableness

The Pledgor acknowledges that the provisions of this Agreement and, in particular, those respecting rights, remedies and powers of the Secured Parties and any receiver against the Pledgor, its business and any Pledged Securities upon the occurrence and during the continuance of an Event of Default, are commercially reasonable and not manifestly unreasonable.

9.9                               Termination

(a)                                 This Agreement shall be terminated forthwith by written agreement made between the Pledgor and the Agent upon the earlier to occur of: (i) the date on which the Agent releases the security interest granted by the Pledgor under this Agreement pursuant to Section 9.1(p)(vi) of the Credit Agreement, and (ii) the date on which all of the Obligations have been fully paid or satisfied.

(b)                                 Notwithstanding Section 9.9(a), this Agreement shall be automatically terminated on the date that is 30 days after the date of a Debt Rating Upgrade, provided that a Debt Rating Downgrade has not occurred during that period.

(c)                                  Upon termination of this Agreement in accordance with the provisions of this Section 9.10, the Agent shall, at the request and expense of the Pledgor, make and do all such acts and things and execute and deliver all such financing statements, instruments, agreements and documents as the Pledgor, acting reasonably, considers necessary or reasonably desirable to discharge the Security Interest, to release and discharge the Pledged Securities therefrom and to record such release and discharge in appropriate offices of public record.

9.10                       Execution and Delivery

This Agreement may be executed and delivered by facsimile or a pdf formatted email attachment.

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9.11                        Counterparts

This Agreement, or any amendment to it, may be executed in multiple counterparts, each of which shall be deemed to be an original agreement.  All counterparts shall be construed together and shall constitute one and the same agreement.

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IN WITNESS OF WHICH the parties have executed this Agreement.

[NAME OF PLEDGOR]

By:
Name:
Title:

By:
Name:
Title:

CANADIAN IMPERIAL BANK OF COMMERCE, as Agent

By:
Name:
Title:

By:
Name:
Title:

Each Corporation agrees to be bound by the terms of this Agreement.

[CORPORATION]

By:
Name:
Title:

By:
Name:
Title:

[CORPORATION]

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A
ISSUERS

[Pledgor to complete.]

Issuer Name	Certificate Number	Number of Shares	Class of Shares	Percentage of Outstanding Shares held by Pledgor

SCHEDULE V

COMMITMENT NOTICE

TO:                           CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

RE:                           Subsection 2.3(g)[(ii)/(iii)] of the seventh amended and restated revolving term credit agreement made as of October 28, 2014 (together with all amendments, modifications, supplements and restatements, if any, from time to time made thereto, the “Credit Agreement”) among Celestica Inc., the subsidiaries designated in the Credit Agreement as Designated Subsidiaries, the financial institutions named in the Schedule “A” to the Credit Agreement, and Canadian Imperial Bank of Commerce as Administrative Agent.

In accordance with Subsection 2.3(g)[(ii)/(iii)], attached as Exhibit 1 are revised aggregate Commitments of the [U.S. Lenders and the Canadian Lenders/Other Jurisdiction Lenders in respect of the Additional Jurisdiction(s) set out therein and their Related Lenders.]

Unless otherwise defined herein or the context otherwise requires, terms used herein which are defined in the Credit Agreement have the meanings provided in the Credit Agreement.

CELESTICA INC.

By:
Name:
Title:

By:
Name:
Title:

[DESIGNATED SUBSIDIARY/CONSENT DESIGNATED SUBSIDIARY]

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT 1

LENDERS’ COMMITMENTS

[Aggregate Commitments of Canadian Lenders]

•

[Aggregate Commitments of U.S. Lenders]

•

OR

[Aggregate Commitments of Other Jurisdiction Lenders in respect of [insert Additional Jurisdiction]

•

[Aggregate Commitments of Other Jurisdiction Lenders in respect of [insert Additional Jurisdiction]

•

[Increase/Decrease aggregate Commitments of applicable Related Lenders that are Canadian Lenders by •]

[Increase/Decrease aggregate Commitments of applicable Related Lenders that are U.S. Lenders by •]

SCHEDULE W

CONSENT LENDER NOTICE

TO:                           CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

RE:                           Subsection 7.1(c)(iii) of the seventh amended and restated revolving term credit agreement made as of October 28, 2014 (together with all amendments, modifications, supplements and restatements, if any, from time to time made thereto, the “Credit Agreement”) among Celestica Inc., the subsidiaries designated in the Credit Agreement as Designated Subsidiaries, the financial institutions named in the Schedule “A” to the Credit Agreement, and Canadian Imperial Bank of Commerce as Administrative Agent,

In connection with the consent of [insert name of Lender] to make available a portion of its Commitment in the amount of $                      to make Advances in [insert name of jurisdiction] (the “Jurisdiction”) and its designation of [insert name of Affiliate that will make Advances in the Jurisdiction] (the “Consent Lender’) to make Advances in the Jurisdiction, the undersigned confirms that the Commitment of the Consent Lender shall be $                      and that following the addition of the Consent Lender as a Lender under the Credit Agreement, the Commitments of the Related Lenders of the Consent Lender shall be as follows:

[Insert revised Commitments of Related Lenders]

Unless otherwise defined herein or the context otherwise requires, terms used herein which are defined in the Credit Agreement have the meanings provided in the Credit Agreement.

CELESTICA INC.

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE X

OTHER JURISDICTION LENDER COMMITMENT NOTICE

TO:                           CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

RE:                           Subsection 7.1(e) of the seventh amended and restated revolving term credit agreement made as of October 28, 2014 (together with all amendments, modifications, supplements and restatements, if any, from time to time made thereto, the “Credit Agreement”) among Celestica Inc., the subsidiaries designated in the Credit Agreement as Designated Subsidiaries, the financial institutions named in the Schedule “A” to the Credit Agreement, and Canadian Imperial Bank of Commerce as Administrative Agent.

Further to the agreement of the undersigned, [name of Other Jurisdiction Lender], to make Advances in [insert name of Jurisdiction in which the Other Jurisdiction Lender may make Advances] (the “Jurisdiction”), the undersigned agrees to increase its maximum Commitment in respect of the Jurisdiction to [specify amount].

Unless otherwise defined herein or the context otherwise requires, terms used herein which are defined in the Credit Agreement have the meanings provided in the Credit Agreement.

[NAME OF OTHER JURISDICTION LENDER]

By:
Name:
Title:

By:
Name:
Title:

The undersigned consent to the increase in the maximum Commitment of [name of Other Jurisdiction Lender] as described above.

[NAMES OF RELATED LENDERS]

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE Y

AFFILIATE LENDER NOTICE

TO:                           CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

RE:                           Subsection 7.1(f) of the seventh amended and restated revolving term credit agreement made as of October 28, 2014 (together with all amendments, modifications, supplements and restatements, if any, from time to time made thereto, the “Credit Agreement”) among Celestica Inc., the subsidiaries designated in the Credit Agreement as Designated Subsidiaries, the financial institutions named in Schedule “A” to the Credit Agreement, and Canadian Imperial Bank of Commerce as Administrative Agent.

The undersigned consents to make available a portion of its Commitment in order to make Advances in [insert Additional Jurisdiction] (the “Additional Jurisdiction”).

The undersigned allocates [portion to be specified] of the Commitment of the undersigned to make Advances in the Additional Jurisdiction.  All Advances in the Additional Jurisdiction shall be made by [insert name of Affiliate of the undersigned that will make Advances in the Additional Jurisdiction].

Unless otherwise defined therein or the context otherwise requires, terms used herein which are defined in the Credit Agreement have the meanings provided in the Credit Agreement.

NAME OF LENDER

By:
Name:
Title:

By:
Name:
Title:

NAME OF AFFILIATE LENDER

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE Z

AFFILIATE LENDER NOTICE

TO:                           CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

RE:                           Subsection 7.1(f) of the seventh amended and restated revolving term credit agreement made as of October 28, 2014 (together with all amendments, modifications, supplements and restatements, if any, from time to time made thereto, the “Credit Agreement”) among Celestica Inc., the subsidiaries designated in the Credit Agreement as Designated Subsidiaries, the financial institutions named in the Schedule “A” to the Credit Agreement, and Canadian Imperial Bank of Commerce as Administrative Agent.

In connection with the consent of [insert name of Lender] to make available a portion of its Commitment in the amount of $                    to made Advances in [insert name of jurisdiction] (the “Additional Jurisdiction”) and its designation of [insert name of Affiliate that will make Advances in the Additional Jurisdiction] (the “Affiliate Lender”) to make Advances in the Additional Jurisdiction, the undersigned confirms that the Commitment of the Affiliate Lender shall be $                     and that following the addition of the Affiliate Lender as a Lender under the Credit Agreement, the Commitments of the Related Lenders of the Affiliate Lender shall be as follows:

[Insert revised Commitments of Related Lenders]

Unless otherwise defined herein or the context otherwise requires, terms used herein which are defined in the Credit Agreement have the meanings provided in the Credit Agreement.

CELESTICA INC.

By:
Name:
Title:

By:
Name:
Title: